Exhibit 10.1

Execution Copy

SECOND AMENDMENT

SECOND AMENDMENT, dated as of January 29, 2019 (this “Amendment”) to the Credit Agreement, dated as of August 18, 2015 (as amended by that certain Corrective Amendment, dated October 17, 2015, the “Credit Agreement”) among Tuesday Morning, Inc., a Texas corporation (the “Borrower”), Tuesday Morning Corporation, a Delaware corporation, as Parent, TMI Holdings, Inc., a Delaware corporation, as Intermediate Holdings, the Lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity the “Administrative Agent”) and the other parties thereto.

Recitals

WHEREAS, the Borrower has requested that the Lenders consent to certain amendments to the Credit Agreement, including among others, the extension of the final maturity date beyond the Revolver Termination Date;

WHEREAS, pursuant to Section 9.08(b)(i) of the Credit Agreement, the Credit Agreement may be amended to extend the final maturity date beyond the Revolver Termination Date with the prior written consent of each Lender directly and adversely affected thereby;

WHEREAS, effective as of the Amendment Effective Date (as defined below) each Lender consenting (each a “Consenting Lender”) to the Amendment has agreed to the amendment of the Credit Agreement as set forth in Exhibit A hereto, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.Capitalized Terms. Capitalized terms used in this Amendment but not defined herein shall have the meanings assigned to them in the Credit Agreement.

Section 2.Amendment.  Effective as of the Amendment Effective Date (as defined below):

(a)the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto (the Credit Agreement as amended hereby, the “Amended Credit Agreement”); and

(b)the Credit Agreement is hereby amended to add a new Schedule 2.01B to the Amended Credit Agreement attached as Exhibit B hereto; and

(c)Exhibit N to the Amended Credit Agreement attached as Exhibit C hereto hereby replaces Exhibit N to the Credit Agreement.

(d)Schedule 1.01(a) to the Amended Credit Agreement attached as Exhibit D hereto hereby replaces Schedule 1.01(a) to the Credit Agreement.

Section 3.Representations and Warranties.  Each Loan Party makes the following representations and warranties:

(a)at the time of and immediately after giving effect to the Amendment Effective Date, no Default or Event of Default has occurred and is continuing;

(b)the representations and warranties of each Loan Party set forth in Article III of the Credit Agreement and in any Loan Document are true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the Amendment Effective Date, with the same effect as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date); and

(c)since June 30, 2018, no event, development, circumstance or change has occurred that has or would reasonably be expected to have a Material Adverse Effect.

Section 4.Conditions to Effectiveness of this Amendment .   This Amendment shall become effective on the date (such date, the “Amendment Effective Date”) that the following conditions have been satisfied:

(a)the Administrative Agent shall have received counterparts of this Amendment executed by (i) the Borrower, Holdings and the other Loan Parties, (ii) the Lenders, (iii) the Issuing Banks and (iv) the Swingline Lender;

(b)the Borrower (or its designee) shall have paid, or caused to be paid, all reasonable and documented out-of-pocket expenses of the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment  (including the fees, charges and disbursements of Cahill Gordon & Reindel LLP as counsel to the Administrative Agent) for which invoices have been presented to the Borrower at least two business days prior to the Amendment Effective Date;

(c)the Borrower (or its designee) shall have paid, or caused to be paid to (i) the Administrative Agent, for the ratable account of each Consenting Lender, an upfront fee equal to 0.15% of the aggregate principal amount of such Lender’s Revolver Commitments under the Amended Credit Agreement as of the Amendment Effective Date and (ii) the Administrative Agent, the administrative agency fee on the terms set forth under that certain Amendment Fee Letter dated as of January 29, 2019 between the Borrower and the Administrative Agent;

(d)the Administrative Agent shall have received from Sidley Austin LLP, special counsel for Holdings and  the Borrower, an opinion addressed to the Administrative Agent and each of the Lenders party to the Amended Credit Agreement on the Amendment Effective Date and dated the Amendment Effective Date in form and substance reasonably satisfactory to the Administrative Agent;

(e)the Administrative Agent shall have received a certificate of a Responsible Officer of Holdings or the Borrower, dated the Amendment Effective Date, certifying on behalf of the Borrower or Holdings that as of the Amendment Effective Date, the representations and warranties set forth in Sections 3(a), 3(b) and 3(c) are true and correct;

(f)the Administrative Agent shall have received a certificate from each Loan Party, dated the Amendment Effective Date, signed by the secretary, assistant secretary or similar officer of such Loan Party, in each case, on behalf of such Loan Party (and not in any individual capacity), certifying (i) that the copies of such Loan Party’s certificate or articles of incorporation and by-

laws (or limited partnership agreement, limited liability company agreement or other equivalent governing documents) (x) as previously certified and delivered to the Administrative Agent, remain in full force and effect as of the  Amendment Effective Date without modification or amendment since such original delivery or (y) as certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of such Loan Party’s jurisdiction of its organization or formation and attached to such secretary’s certificate, are true and complete and in full force and effect as of the  Amendment Effective Date, (ii) that the copies of the Loan Parties’ resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) approving and adopting this Amendment ,  and authorizing the execution and delivery thereof, as attached to such secretary’s certificate, are true and complete copies, have not been modified, rescinded or amended and are in full force and effect as of the Amendment Effective Date, (iii) as to the incumbency and specimen signature of each officer executing the Amendment or any other document delivered in connection herewith on behalf of such Loan Party and (iv) as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party;

(g)the Administrative Agent shall have received certificates as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each Loan Party as of a recent date from such Loan Party’s Secretary of State (or other similar official) and bring-down telegrams or facsimiles, with respect to entities incorporated or formed under Applicable Law of any jurisdiction for the Loan Parties which the Administrative Agent reasonably may have requested, certified by proper governmental authorities;

(h)the Administrative Agent shall have received an updated Collateral Questionnaire, together with all attachments contemplated thereby, reflecting all changes since the date of the information most recently received pursuant to Sections 5.04(h) or 5.09(f) of the Credit Agreement; and

(i)each Lender that requests a Note at least two (2) Business Days prior to the Amendment Effective Date, if any, shall receive a Note executed by a Responsible Officer of the Borrower in favor of each such Lender.

Section 5.Counterparts.  This Amendment may be executed in two (2) or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one (1) contract, and shall become effective as provided in Section 4 of this Amendment.  Delivery of an executed counterpart to this Amendment by facsimile transmission or other electronic transmission (including by “.pdf” or “.tif”) shall be as effective as delivery of a manually signed original.

Section 6.Governing Law; Submission to Jurisdiction; Service of Process; Waiver of Jury Trial.

(a)THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b)Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court.

Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Amendment shall affect any right that any Lender, the Administrative Agent or any Issuing Bank may otherwise have to bring any action or proceeding relating to this Amendment against Holdings, the Borrower or any Loan Party or their properties in the courts of any jurisdiction.  Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this amendment or the other loan documents in any New York State or federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)Each of the parties hereto agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested at its address provided in Section 9.01 of the Amended Credit Agreement agrees that service as so provided in is sufficient to confer personal jurisdiction over the applicable credit party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and agrees that agents and lenders retain the right to serve process in any other manner permitted by law or to bring proceedings against any Loan Party in the courts of any other jurisdiction.

(d)EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING UNDER THIS AMENDMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AMENDMENT OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AMENDMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AMENDMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 6(d) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATED HEREWITH.  IN THE EVENT OF LITIGATION, THIS AMENDMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 7.Headings.  The headings of the several Sections and subsections of this Amendment  are inserted for convenience only and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

Section 8.Effect of this Amendment .  Except as expressly set forth herein, (i) this Amendment  shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Issuing Banks, in each case under the Credit Agreement or any other Loan Document, (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document and (iii) each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. Each of the Loan Parties hereby consents to this Amendment  and confirms and reaffirms (i) that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Credit Agreement as amended hereby, (ii) its Guarantees of the Obligations, (iii) its pledges and grants of security interests and Liens on the Collateral to secure the Obligations pursuant to the Security Documents and (iv) such Guarantees, pledges and grants of security interests, as applicable, shall continue to be in full force and effect and shall continue to inure to the benefit of the Lenders and the other Secured Parties. This Amendment  shall constitute a Loan Document for purposes of the Credit Agreement. On and after the effectiveness of this Amendment , each reference in any Loan Document to “the Credit Agreement” shall mean and be a reference to the Amended Credit Agreement and each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Amended Credit Agreement. The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Amendment  and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement or of any other Loan Documents as in effect prior to the Amendment Effective Date.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

TUESDAY MORNING, INC.

TUESDAY MORNING CORPORATION

TMI HOLDINGS, INC.

FRIDAY MORNING, LLC

DAYS OF THE WEEK, INC.

NIGHTS OF THE WEEK, INC.

By: /s/ Stacie R. Shirley
Name:	Stacie R. Shirley
Title:	Executive Vice President, Chief Financial Officer and Treasurer

TUESDAY MORNING PARTNERS, LTD.

By:	DAYS OF THE WEEK, INC., as General Partner

By: /s/ Stacie R. Shirley
Name:	Stacie R. Shirley
Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Tuesday Morning - Signature Page to Second Amendment]

JPMORGAN CHASE BANK, N.A., as a Lender and as Administrative Agent, Swingline Lender and an Issuing Bank

By:/s/ Gregory T Martin
Name:Gregory T Martin
Title:Authorized Signer

[Tuesday Morning - Signature Page to Second Amendment]

BANK OF AMERICA, N.A., as a Lender and an Issuing Bank

By:/s/ Andrew Cerussi
Name:Andrew Cerussi
Title:Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and an Issuing Bank

By:	/s/ Jai Alexander Name:Jai Alexander Title:Director

9

Exhibit A

Amended Credit Agreement

(See Attached)

10

Execution Copy

ANNEX A to Second Amendment

CREDIT AGREEMENT

Originally dated as of August 18, 2015,

as amended by the Corrective Amendment, dated as of October 17, 2015

   and

as further amended by the Second Amendment, dated as of January 29, 2019 among

TUESDAY MORNING CORPORATION,
as Holdings,

TUESDAY MORNING, INC.,
as Borrower,

THE LENDERS PARTY HERETO,

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Syndication Agent,

_________________

J.P. MORGAN SECURITIES LLC,
as Lead Arranger and as Bookrunner

11

TABLE OF CONTENTS

Page

ARTICLE I
Definitions

SECTION 1.01.Defined Terms1

SECTION 1.02.Terms Generally50

SECTION 1.03.Accounting Terms50

SECTION 1.04.Rounding51

SECTION 1.05.Timing of Payment or Performance51

SECTION 1.06.Classification52

SECTION 1.07.References to Laws52

SECTION 1.08.Pro Forma52

ARTICLE II
The Credits

SECTION 2.01.Revolver Commitments53

SECTION 2.02.Loans and Borrowings53

SECTION 2.03.Requests for Borrowings and Notices53

SECTION 2.04.Swingline Loans; Settlement54

SECTION 2.05.Letters of Credit55

SECTION 2.06.Funding of Borrowings59

SECTION 2.07.Interest Elections60

SECTION 2.08.Repayment of Loans; Termination of Revolver Commitments61

SECTION 2.09.Evidence of Debt62

SECTION 2.10.Application of Payment in the Dominion Accounts63

SECTION 2.11.[Reserved]63

SECTION 2.12.Fees63

SECTION 2.13.Interest64

SECTION 2.14.Alternate Rate of Interest65

SECTION 2.15.Increased Costs66

SECTION 2.16.Break Funding Payments67

SECTION 2.17.Taxes68

SECTION 2.18.Payments Generally; Pro Rata Treatment; Sharing of Set‑offs72

SECTION 2.19.Mitigation Obligations; Replacement of Lenders73

SECTION 2.20.Illegality75

SECTION 2.21.Defaulting Lenders75

SECTION 2.22.Revolver Commitment Increase77

SECTION 2.23.[Reserved]79

SECTION 2.24.Overadvances79

SECTION 2.25.Protective Advances79

ARTICLE III
Representations and Warranties

SECTION 3.01.Organization; Powers80

SECTION 3.02.Authorization80

SECTION 3.03.Enforceability80

SECTION 3.04.Governmental Approvals81

SECTION 3.05.Financial Statements81

SECTION 3.06.No Material Adverse Effect81

i

SECTION 3.07.Title to Properties; Possession Under Leases81

SECTION 3.08.Subsidiaries82

SECTION 3.09.Litigation; Compliance with Laws82

SECTION 3.10.Investment Company Act82

SECTION 3.11.[Reserved]82

SECTION 3.12.Federal Reserve Regulations83

SECTION 3.13.Tax Returns83

SECTION 3.14.No Material Misstatements83

SECTION 3.15.Employee Benefit Plans84

SECTION 3.16.Environmental Matters84

SECTION 3.17.Security Documents85

SECTION 3.18.Solvency85

SECTION 3.19.Labor Matters86

SECTION 3.20.Insurance86

SECTION 3.21.USA PATRIOT Act and OFAC86

SECTION 3.22.EEA Financial Institutions86

SECTION 3.23.Plan Assets87

ARTICLE IV
Conditions of Lending

SECTION 4.01.Closing Date87

SECTION 4.02.Conditions Precedent to All Credit Extensions90

ARTICLE V
Affirmative Covenants

SECTION 5.01.Existence; Businesses and Properties91

SECTION 5.02.Insurance91

SECTION 5.03.Taxes92

SECTION 5.04.Financial Statements, Reports, etc.92

SECTION 5.05.Litigation and Other Notices95

SECTION 5.06.Compliance with Laws96

SECTION 5.07.Maintaining Records; Access to Properties and Inspections96

SECTION 5.08.Compliance with Environmental Laws97

SECTION 5.09.Further Assurances; Mortgages97

SECTION 5.10.Fiscal Year; Accounting100

SECTION 5.11.Post-Closing Covenant100

SECTION 5.12.Collateral Monitoring and Reporting100

SECTION 5.13.Use of Proceeds102

ARTICLE VI
Negative Covenants

SECTION 6.01.Indebtedness102

SECTION 6.02.Liens106

SECTION 6.03.Sale and Lease-Back Transactions110

SECTION 6.04.Investments, Loans and Advances110

SECTION 6.05.Mergers, Consolidations and Dispositions113

SECTION 6.06.Dividends and Distributions117

SECTION 6.07.Transactions with Affiliates119

SECTION 6.08.Business of Holdings, the Borrower and the Subsidiaries121

SECTION 6.09.Limitation on Modification of Indebtedness; Modification of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc.121

SECTION 6.10.Financial Covenant123

SECTION 6.11.Use of Proceeds124

ii

ARTICLE VII
Events of Default

SECTION 7.01.Events of Default124

SECTION 7.02.Allocation127

ARTICLE VIII
The Agents

SECTION 8.01.Appointment, Authority and Duties of the Administrative Agent129

SECTION 8.02.Agreements Regarding Collateral and Field Examination Reports130

SECTION 8.03.Reliance By the Administrative Agent131

SECTION 8.04.Action Upon Default131

SECTION 8.05.Payments Received by Defaulting Lender131

SECTION 8.06.Limitation on Responsibilities of the Agents131

SECTION 8.07.Successor Administrative Agent and Co-Agents132

SECTION 8.08.Due Diligence and Non-Reliance133

SECTION 8.09.Remittance of Payments and Collections133

SECTION 8.10.The Administrative Agent in its Individual Capacity134

SECTION 8.11.Administrative Agent Titles134

SECTION 8.12.Bank Product Providers134

SECTION 8.13.Survival134

SECTION 8.14.Withholding Tax134

SECTION 8.15.Indemnification135

ARTICLE IX
Miscellaneous

SECTION 9.01.Notices137

SECTION 9.02.Survival of Agreement138

SECTION 9.03.Binding Effect138

SECTION 9.04.Successors and Assigns138

SECTION 9.05.Expenses; Indemnity142

SECTION 9.06.Right of Set-off145

SECTION 9.07.Applicable Law145

SECTION 9.08.Waivers; Amendment145

SECTION 9.09.Interest Rate Limitation148

SECTION 9.10.Entire Agreement149

SECTION 9.11.WAIVER OF JURY TRIAL149

SECTION 9.12.Severability149

SECTION 9.13.Counterparts150

SECTION 9.14.Headings150

SECTION 9.15.Jurisdiction; Consent to Service of Process150

SECTION 9.16.Confidentiality151

SECTION 9.17.Release of Liens and Guarantees152

SECTION 9.18.USA PATRIOT Act152

SECTION 9.19.Marshalling; Payments Set Aside152

SECTION 9.20.Obligations Several; Independent Nature of Lenders’ Rights153

SECTION 9.21.Electronic Execution of Assignments153

SECTION 9.22.Acknowledgements153

SECTION 9.23.Lender Action154

SECTION 9.24.Judgment Currency154

SECTION 9.25.Acknowledgement and Consent to Bail-In of EEA Financial Institutions154

iii

EXHIBITS AND SCHEDULES

Exhibit AForm of Assignment and Acceptance

Exhibit BForm of Administrative Questionnaire

Exhibit CForm of Borrowing Request

Exhibit DForm of Interest Election Request

Exhibit EForm of Collateral Agreement

Exhibit FForm of Solvency Certificate

Exhibit G[RESERVED]

Exhibit H[RESERVED]

Exhibit IForm of Compliance Certificate

Exhibit J[RESERVED]

Exhibit K[RESERVED]

Exhibit L-1	Form of U.S. Tax Compliance Certificate (Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit L-2	Form of U.S. Tax Compliance Certificate (Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit L-3	Form of U.S. Tax Compliance Certificate (Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit L-4	Form of U.S. Tax Compliance Certificate (Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes)

Exhibit MForm of Note

Exhibit NForm of Borrowing Base Certificate1

Schedule 1.01(a)Bank Product Debt2

Schedule 2.01Revolver Commitments

Schedule 2.01BInitial Letter of Credit Subline

Schedule 2.05(a)Existing Letters of Credit

Schedule 3.08(a)Subsidiaries

Schedule 3.17Financing Statements and Other Filings

Schedule 3.20Insurance

Schedule 5.11[Reserved]

Schedule 5.12Deposit Accounts

Schedule 6.01Indebtedness

Schedule 6.02Liens

Schedule 6.04Investments

Schedule 6.07Transactions with Affiliates

[1]	Exhibits (other than Exhibit N) are not being amended.
[2]	Schedules (other than Schedule 1.01(a)) are not being amended.

iv

CREDIT AGREEMENT dated as of August 18, 2015 (as amended by that certain Corrective Amendment dated October 17, 2015 and as further amended by the Second Amendment dated January 29, 2019) (this “Agreement”), among TUESDAY MORNING, INC., a Texas corporation (the “Borrower”), each of the Subsidiary Guarantors (as hereinafter defined), TUESDAY MORNING CORPORATION, a Delaware corporation (“Parent”), TMI HOLDINGS, INC., a Delaware corporation (“Intermediate Holdings”), the LENDERS party hereto from time to time, JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and WELLS FARGO BANK, NATIONAL ASSOCIATION., as syndication agent (in such capacity, the “Syndication Agent”).

WHEREAS, (a) the Borrower has requested that the Lenders extend credit in the form of Revolver Loans in an aggregate principal amount at any time outstanding not to exceed $180,000,000, (b) the Borrower has requested that the Issuing Bank issue Letters of Credit in an aggregate stated amount at any time outstanding not to exceed $20,000,000 (unless increased in accordance with the terms hereof to no more than $50,000,000) and (c) the Borrower has requested the Swingline Lender to extend credit in the form of Swingline Loans in an aggregate principal amount at any time outstanding not to exceed $20,000,000;

NOW THEREFORE, the Lenders are willing to extend such credit to the Borrower, the Swingline Lender is willing to make Swingline Loans to the Borrower and the Issuing Bank is willing to issue Letters of Credit for the account of the Borrower on the terms and subject to the conditions set forth herein.  Accordingly, the parties hereto agree as follows:

ARTICLE I
Definitions

SECTION 1.01.Defined Terms

.  As used in this Agreement, the following terms shall have the meanings specified below:

“Account” shall have the meaning as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.

“Account Debtor” shall mean a Person who is obligated under an Account, Chattel Paper or General Intangible.

“Acquisition” means, with respect to any Person, (a) an Investment in, or a purchase of a Controlling interest in, the Equity Interests of any other Person (whether by merger or consolidation of such Person with any other Person or otherwise) or (b) a purchase or other acquisition of all or substantially all of the assets or properties of another Person or of any  business unit of another Person (whether by merger or consolidation of such Person with any other Person or otherwise).

“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit B.

“Affected Lender” shall have the meaning assigned to such term in Section 2.20.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, no Agent or Lender shall be deemed to be an Affiliate of the Borrower or its Subsidiaries with respect to transactions evidenced by any Loan Document.

“Agency Fees” shall have the meaning assigned to such term in Section 2.12(a).

“Agent Indemnitees” shall mean each Agent and its officers, directors, employees, Affiliates, agents and attorneys.

“Agent Professionals” shall mean attorneys, accountants, appraisers, auditors, environmental engineers or consultants, and other professionals and experts retained by the Administrative Agent.

“Agents” shall mean the Administrative Agent and the Syndication Agent.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Agreement Currency” has the meaning assigned to such term in Section 9.24.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery , corruption, money laundering, any predicate crime to money laundering or any financial record keeping an reporting requirements related thereto.

“Applicable Law” shall mean all applicable laws, rules, regulations and binding governmental requirements having the force and effect of law applicable to the Person in question or any of its property or assets, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

“Applicable Margin” shall mean (i) with respect to any CBFR Loan, 0.0% per annum and (ii) with respect to any Eurodollar Loan, 1.25% per annum.

“Appraised Value” means the appraised orderly liquidation value, net of costs and expenses to be incurred in connection with any such liquidation, which value is expressed as a percentage of Cost of the Eligible Inventory as set forth in the Loan Parties’ inventory stock ledgers, which value shall be determined from time to time by the most recent appraisal undertaken by an independent appraiser engaged by the Administrative Agent.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent and the Borrower (if the Borrower’s consent is required by this Agreement), in the form of Exhibit A or such other form as shall be approved by the Administrative Agent.

“Availability” shall mean as of any applicable date, the amount by which the Line Cap at such time exceeds the aggregate amount of Revolver Loans and LC Obligations on such date.

“Availability Reserve” shall mean the sum (without duplication of any other reserves or items that are otherwise addressed or excluded through eligibility criteria (including collection rates or collection percentages)) of (a) the Inventory Reserves; (b) the Rent and Charges Reserve; (c) the Bank Product Reserve; provided that reserves of the type described in this clause (c) shall be instituted only after consultation with the Borrower; and (d) such additional reserves not otherwise addressed in clauses (a) through (c) above, in such amounts and with respect to such matters, as the Administrative Agent in its Permitted Discretion may elect to establish or modify from time to time.

Notwithstanding anything to the contrary in this Agreement, (i) such Availability Reserve shall not be established or changed except upon not less than three (3) Business Days’ (or such shorter period as may be agreed by the Borrower) prior written notice to the Borrower, which notice shall include a reasonably detailed description of such applicable Availability Reserve being established or changed (during which period (a) the Administrative Agent shall, if requested, discuss any such Availability Reserve or change with the Borrower and (b) the Borrower may take such action as may be required so that the event, condition or matter that is the basis for such Availability Reserve or change thereto no longer exists or exists in a manner that would result in the establishment of a lower Availability Reserve or result in a lesser change thereto, in a manner and to the extent reasonably satisfactory to the Administrative Agent), and (ii) the amount of any Availability Reserve established by the Administrative Agent, and any change in the amount of any Availability Reserve, shall have a reasonable relationship to the event, condition or other matter that is the basis for such Availability Reserve or such change.  Notwithstanding clause (i) of the preceding sentence, changes to the Availability Reserve solely for purposes of correcting mathematical or clerical errors (and such other changes as are otherwise agreed by the Borrower) shall not be subject to such notice period, it being understood that no Default or Event of Default shall be deemed to result therefrom, if applicable, for a period of three (3) Business Days.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Product” shall mean any of the following products, services or facilities extended to the Borrower or any Subsidiary by a Lender or any of its Affiliates:  (a) Cash Management Services; (b) products under Swap Agreements; (c) commercial credit card and merchant card services; and (d) other banking products or services as may be requested by the Borrower or any Subsidiary, other than loans or letters of credit.

“Bank Product Debt” shall mean Indebtedness and other obligations (including Cash Management Obligations) of a Loan Party relating to Bank Products.

“Bank Product Reserve” shall mean the aggregate amount of reserves established by the Administrative Agent from time to time in its Permitted Discretion in respect of Secured Bank Product Obligations, which shall in any event include the maximum amount of all Noticed Hedges.

“Bankruptcy Code” shall mean Title 11 of the United States Code or any similar federal or state law for the relief of debtors.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America, or any successor thereto.

“Borrower” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Borrowing” shall mean a group of Revolver Loans of a single Type and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Base” shall mean at any time of calculation, the sum of the following as set forth (other than with respect to clause (e)) in the most recently delivered Borrowing Base Certificate:

(a)	the face amount of Eligible Credit Card Receivables multiplied by ninety percent (90%); plus
(b)

the Cost of Eligible Inventory, multiplied by (i) during all times other than the period from January 1 through September 30 of each year, ninety percent (90%) and (ii) during the period from October 1 through December 31 of each year, ninety-two and a half percent (92.5%), multiplied by the Appraised Value of such Inventory; plus

(c)

with respect to any Eligible Letter of Credit, the Cost of the Inventory supported by such Eligible Letter of Credit, multiplied by (i) during all times other than the period from January 1 through September 30 of each year, ninety percent (90%) and (ii) during the period from October 1 through December 31 of each year, ninety-two and a half percent (92.5%), multiplied by the Appraised Value of such Inventory; plus

(d)

upon the Borrower’s request and subject to the satisfaction of the conditions contained in Section 5.12(f) with respect to each parcel of Mortgaged Property, the Real Estate Event Amount (which may at no time exceed twenty-five percent (25%) of the Line Cap); minus

(e)	the Availability Reserve.

“Borrowing Base Certificate” shall mean a certificate in the form of Exhibit N, by which the Borrower certifies calculation of the Borrowing Base in accordance with Section 5.12.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and, if written, substantially in the form of (i) Exhibit C-1, with respect to CBFR Borrowings and (ii) Exhibit C-2, with respect to Eurodollar Borrowings.

“Budget” shall have the meaning assigned to such term in Section 5.04(f).

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law or other governmental action to remain closed; provided that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in Dollars in the London interbank market.

“Capital Expenditures” shall mean, in respect of any period, the aggregate of all expenditures incurred by the Borrower and the Restricted Subsidiaries during such period that, in accordance with GAAP, are required to be classified as capital expenditures, including Capital Lease Obligations incurred, provided, however, that Capital Expenditures for the Borrower and the Restricted Subsidiaries shall not include:

(a)

expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of the Borrower and the Restricted Subsidiaries within twelve (12) months of receipt of such proceeds,

(b)

expenditures that are accounted for as capital expenditures of such Person and that actually have been paid for by a third party (other than the Borrower or any Restricted Subsidiary thereof) and for which neither the Borrower nor any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other Person (whether before, during or after such period, other than the payment of rent),

(c)

the purchase price of equipment or property purchased during such period to the extent the consideration therefor consists of any combination of (x) used or surplus equipment or property traded in at the time of such purchase and (y) the proceeds of a reasonably concurrent sale of used or surplus equipment or property, in each case, in the ordinary course of business,

(d)	expenditures that are accounted for as capital expenditures in connection with transactions constituting Permitted Business Acquisitions, or
(e)	the interest component of any Capital Lease Obligation.

“Capital Lease Obligations” shall mean the obligations of any Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Captive Insurance Subsidiary” shall mean any Restricted Subsidiary that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash Collateral” shall mean cash and any interest or other income earned thereon, or deposit account balances, and, with respect to LC Obligations only, any other credit support satisfactory to the applicable Issuing Bank, in each case that are delivered to the Administrative Agent to Cash Collateralize any Obligation.

“Cash Collateralize” shall mean the pledge and deposit with or the delivery of Cash Collateral to the Administrative Agent, as security for the payment of any Obligation, in an amount equal to the percentage of such outstanding Obligations as is required by the context herein.  “Cash Collateralization” has a correlative meaning.

“Cash Management Obligations” shall mean obligations owed by the Borrower or any Restricted Subsidiary in respect of any overdraft and related liabilities arising from treasury and treasury management services, Cash Management Services, credit cards, “p-cards” or any automated clearing house transfer of funds.

“Cash Management Services” any services provided from time to time by any Lender or any of its Affiliates (or any Person who at the time such arrangement was entered into was a Lender or an Affiliate thereof) to the Borrower or any Subsidiary in connection with operating, collections, payroll, trust, or other depository or disbursement accounts or similar cash management arrangements, including automated clearinghouse, e-Payables, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

“CBFR” shall mean the prime rate of interest announced from time to time by Chase or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes (the “Prime Rate”); provided that the CBFR shall never be less than the Adjusted LIBO Rate for a one month interest period as displayed on Reuters Screen LIBOR01 Page (or on any successor or substitute page) on such day plus 2.50%.

“CBFR Borrowing” shall mean a Borrowing comprised of CBFR Loans.

“CBFR Loan” shall mean any Revolver Loan bearing interest at a rate determined by reference to the CBFR in accordance with the provisions of Article II.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“Change in Control” shall mean:

(a)

except as otherwise permitted by Section 6.05(b), the acquisition of record ownership or direct beneficial ownership (i.e., excluding indirect beneficial ownership through intermediate entities by any Person which is the subject of clause (c) below) by any Person other than Parent (or another Parent Entity that has become a Loan Party) of any Equity Interests in Intermediate Holdings, such that after giving effect thereto Parent (or another Parent Entity that has become a Loan Party) shall cease to beneficially own and control 100% of the Equity Interests of Intermediate Holdings, or

(b)

the acquisition of record ownership or direct beneficial ownership (i.e., excluding indirect beneficial ownership through intermediate entities by any Person which is the subject of clause (c) below) by any Person other than Intermediate Holdings (or another Parent Entity that is or has become a Loan Party) of any Equity Interests in the Borrower, such that after giving effect thereto Intermediate Holdings (or another Parent Entity that is or has become a Loan Party) shall cease to beneficially own and control 100% of the Equity Interests of the Borrower, or

(c)

the acquisition of beneficial ownership, directly or indirectly, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the SEC thereunder as in effect on the date hereof), other than any employee benefit plan and/or Person acting as a trustee, agent or other fiduciary or administrator in respect thereof, of Equity Interests in Parent representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in Parent.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any Lending Office of such Lender or by such Lender’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Claims” shall mean all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interests, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees) at any time (including after Full Payment of the Obligations, resignation or replacement of the Administrative Agent or replacement of any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Loan Party or other Person, in any way relating to (a) any Revolver Loans, Letters of Credit, Loan Documents, or the use thereof or transactions relating thereto, (b) any action taken or omitted to be taken by an Indemnitee in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Appli cable Law, or (e) failure by any Loan Party to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

“Closing Date” shall mean August 18, 2015.

“Closing Fee” shall have the meaning assigned to such term in Section 2.12(e).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean all assets subject or purported to be subject to a Lien pursuant to any Security Document, including all Current Asset Collateral, and all Term Priority Collateral, if any.

“Collateral Agreement” shall mean the Guarantee and Collateral Agreement in the form of Exhibit E, among Holdings, the Borrower, each Subsidiary Guarantor and the Administrative Agent.

“Collateral and Guarantee Requirement” shall mean the requirement that:

(a)

on the Closing Date, the Administrative Agent shall have received from Holdings, the Borrower and each Subsidiary Guarantor, a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Person,

(b)	[reserved],
(c)	[reserved],
(d)

on or prior to the occurrence of any Real Estate Event, the Borrower or a Subsidiary Guarantor, as applicable, shall grant to the Administrative Agent security interests and Mortgages in the Mortgaged Property which the Borrower elects to include in the Borrowing Base pursuant to Section 5.12(f) in connection with such Real Estate Event and record or file, the Mortgage in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens pursuant to the Mortgages and pay, all Taxes, fees and other charges payable in connection therewith.  With respect to each such Mortgage, the Borrower shall deliver to the Administrative Agent contemporaneously therewith (1) a FIRREA compliant appraisal of such real property from appraisers engaged by the Administrative Agent, (2) Flood Documentation reasonably satisfactory to the Administrative Agent, (3) survey documentation reasonably satisfactory to the Administrative Agent, (4) a policy or policies or marked-up unconditional binder of title insurance, as applicable, paid for by the Borrower issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request and otherwise in form and substance reasonably satisfactory to the Administrative Agent, (5) opinions addressed to the Administrative Agent and the Lenders of (i) local counsel in each jurisdiction where the Mortgaged Property is located with respect to the enforceability and perfection of the Mortgages and other matters customarily included in such opinions and (ii) counsel for the Borrower regarding due authorization, execution and delivery of the Mortgages, in each case, in form and substance reasonably satisfactory to the Administrative Agent, (6) such other requirements or documents as may be reasonably requested by the Administrative Agent and Required Lenders and (7) any other documentation or confirmation required to be delivered or made pursuant to Section 5.09(g) and Section 5.09(h),

(e)

on the Closing Date, or as otherwise provided in the Collateral Agreement, the Administrative Agent for the benefit of the Secured Parties, shall have been granted security interests in personal property of Holdings, the Borrower or any such Subsidiary Guarantor in accordance with the Collateral Agreement,

(f)

in the case of any Person that becomes a Subsidiary Guarantor after the Closing Date (including, without limitation, as a result of a Division), the Administrative Agent shall have received a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Subsidiary Guarantor,

(g)	[reserved],
(h)

on the Closing Date, except as contemplated by any Security Document or otherwise agreed by the Administrative Agent, all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be delivered, filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents (including any promissory notes representing Collateral to the extent required therein), shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Security Document,

(i)

on the Closing Date, the Administrative Agent shall have received insurance certificates from the Borrower’s insurance broker or other evidence reasonably satisfactory to it that all insurance required to be maintained pursuant to Section 5.02 is in full force and effect and such certificates shall (i) name the Administrative Agent, as collateral agent on behalf of the Secured Parties as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a loss payable and mortgagee, if applicable, clause and endorsement, reasonably satisfactory in form and substance to the Administrative Agent, that names the Administrative Agent, on behalf of Lenders as the loss payee thereunder and, to the extent available, provides for at least thirty (30) days’ prior written notice to the Administrative Agent of any cancellation of such policy, and

(j)

within ninety (90) days (or such later date as Administrative Agent may agree in its reasonable discretion) of the Closing Date (or, with respect to any Deposit Account other than Excluded Deposit Accounts opened following the Closing Date, the date such Loan Party notifies the Administrative Agent of the opening of such Deposit

Account or the date any Person becomes a Loan Party hereunder (including, without limitation, as the result of a Division)), (i) each Loan Party shall cause each bank or other depository institution at which any Deposit Account other than any Excluded Deposit Account is maintained, to enter into a Deposit Account Control Agreement that provides for such bank or other depository institution to transfer to a Dominion Account, on a daily basis, all balances in each Deposit Account other than any Excluded Deposit Account maintained by any Loan Party with such depository institution for application to the Obligations then outstanding following the receipt by such bank or other depository institution of a Liquidity Notice (it being understood that the Administrative Agent shall reasonably promptly deliver a copy of such Liquidity Notice to the Borrower), (ii) the Borrower shall establish the Dominion Account and obtain an agreement (in form satisfactory to the Administrative Agent) from the Dominion Account bank, establishing the Administrative Agent’s control over and Lien in the Dominion Account, (iii) each Loan Party irrevocably appoints the Administrative Agent as such Loan Party’s attorney-in-fact to collect such balances during a Liquidity Period to the extent any such delivery is not so made and (iv) each Loan Party shall instruct each Account Debtor to make all payments with respect to Collateral into Deposit Accounts subject to Deposit Account Control Agreements.

“Collateral Questionnaire” shall mean a certificate in form reasonably satisfactory to the Administrative Agent that provides information with respect to the personal or mixed property of each Loan Party.

“Commitment Revolver Termination Date” shall mean the earliest to occur of (a) the Revolver Termination Date; (b) the date on which the Borrower terminates the Revolver Commitments pursuant to Section 2.08; or (c) the date on which the Revolver Commitments are terminated pursuant to Section 7.01.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), and any successor statute.

“Consolidated Fixed Charge Coverage Ratio” shall mean the ratio, determined on a consolidated basis for the Borrower and its Restricted Subsidiaries for the most recent four fiscal quarters period, of (a) EBITDAR for such period minus (i) Capital Expenditures (except those financed with Indebtedness for borrowed money other than the Revolver Loans) paid in cash for such period and (ii) the aggregate amount of federal, state, local and foreign income taxes paid or payable currently in cash for such period to (b) Consolidated Fixed Charges paid or payable currently in cash for such period.

“Consolidated Fixed Charges” shall mean, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis for any period, the sum (without duplication) of (a) Interest Expense (but excluding, in any event (w) Transactions Costs and annual administrative or other agency fees, (x) fees and expenses associated with Dispositions, Investments and any issuances of Equity Interests or Indebtedness (in each case (A) not prohibited under this Agreement and (B) whether or not consummated) and (y) amortization of deferred financing costs) paid or payable in cash for such period less any interest income for such period received or (without duplication) to be received currently in cash, (b) regularly scheduled principal payments on funded Indebtedness paid or payable currently in cash for such period (other than payments made by the Borrower and its Restricted Subsidiaries to the Borrower and its Subsidiaries), (c) all cash dividends or other distributions paid by the Borrower or any Restricted Subsidiary (in each case, other than with non-internally generated funds received within the period) during such period to any Person other than the Borrower or any Restricted Subsidiary (excluding items eliminated in consolidation) on any series of preferred stock or any Refunding Capital Stock of the Borrower or a Restricted Subsidiary during such period, (d) all cash dividends or other distributions paid by the Borrower or any Restricted Subsidiary (in each case, other than with non-internally generated funds received within the period) paid to any Person other than the Borrower or any Restricted Subsidiary (excluding items eliminated in consolidation) on any series of Equity Interests of the Borrower or a Restricted Subsidiary that is not Qualified Capital Stock during such period, (e) Restricted Payments made (other than with non-internally generated funds received within the period) under clauses (b)(iv) (only to the extent the Borrower would have relied on the Payment Conditions to make such Investment), (c), (f) and (k) of Section 6.06 made in cash during any fiscal period and (f) Rent Expense for such period.

“Consolidated Net Income” shall mean, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis; provided, however, that, without duplication,

(a)

any net after-tax (A) extraordinary, (B) nonrecurring or (C) unusual gains or losses or income or expenses (less all fees and expenses relating thereto) including, without limitation, any severance expenses, and fees, expenses or charges related to any offering of Equity Interests of any Parent Entity or the Borrower, any Investment or Indebtedness permitted to be incurred hereunder or refinancings thereof (in each case, whether or not successful), including any such fees, expenses or charges related to the Transactions (including any Transaction Costs), in each case, shall be excluded,

(b)	any net after-tax income or loss from discontinued operations and any net after-tax gain or loss on disposal of discontinued operations shall be excluded,
(c)

any net after-tax gain or loss (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the board of directors (or equivalent governing body) of the Borrower) shall be excluded,

(d)	any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness shall be excluded,
(e)

the Net Income for such period of any Person that is not a subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments (including any ordinary course dividend, distribution or other payment) paid in cash (or to the extent converted into cash) to the referent Person or a subsidiary thereof in respect of such period,

(f)	consolidated Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period, and

(g)

any increase in amortization or depreciation or any non-cash charges resulting from any amortization, write-up, write-down or write-off of assets with respect to assets revalued upon the application of purchase accounting (including tangible and intangible assets, goodwill, deferred financing costs and inventory (including any adjustment reflected in the “cost of goods sold” or similar line item of the financial statements)) in connection with the Transactions, Permitted Business Acquisitions or any merger, consolidation or similar transaction not prohibited hereunder.

“Consolidated Secured Debt” shall mean, at any date, the aggregate principal (or committed) amount of all Indebtedness of the Loan Parties at such date secured by a Lien on any assets of a Loan Party, determined on a consolidated basis in accordance with GAAP excluding (a) Indebtedness of the type described in clause (h) of the definition of such term, except to the extent of any unreimbursed drawings thereunder and (b) Indebtedness of the type described in clause (g) of the definition of such term.

“Consolidated Secured Leverage Ratio” shall mean, at any date, the ratio of (a) Consolidated Secured Debt as of such date to (b) EBITDA of the Borrower and its Restricted Subsidiaries for the period of four consecutive fiscal quarters ended on such date (or, if such date is not the last day of any fiscal quarter, the most recently completed fiscal quarter for which financial statements are required to have been delivered pursuant to Section 5.04).

“Consolidated Total Assets” shall mean, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date.

“Contractual Obligation” shall mean, as applied to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, written undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Cost” means the lower of cost or market value of Inventory, determined in accordance with the accounting policies used in the preparation of the Borrower’s audited financial statements (pursuant to which the retail method of accounting is utilized for substantially all merchandise Inventories), which policies are in effect on the Closing Date.  “Cost” does not include inventory capitalization costs or other non-purchase price charges (such as freight) used in the Borrower’s calculation of cost of goods sold.

“Credit Card Receivables” means each “Account” (as defined in the UCC) and “payment intangible” (as defined in the UCC) together with all income, payments and proceeds thereof, owed by a major credit or debit card issuer (including Visa, Mastercard and American Express and such other issuers approved by the Administrative Agent) to the Borrower or a Subsidiary Guarantor resulting from charges by a customer of the Borrower or a Subsidiary Guaran tor on credit or debit cards issued by such issuer in connection with the sale of goods by the Borrower or a Subsidiary Guarantor, or services performed by the Borrower or a Subsidiary Guarantor, in each case in the ordinary course of its business.

“Current Asset Collateral” shall mean all the “Collateral” as defined in the Collateral Agreement as in effect on the date hereof and shall also include the Mortgaged Properties, if any, at any time a Real Estate Event Amount is included in the Borrowing Base calculation.

“Customs Broker Agreement” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, a customs broker or other carrier, and the Administrative Agent, in which the customs broker or other carrier acknowledges that it has control over and holds the documents evidencing ownership of the subject Inventory for the benefit of the Administrative Agent and agrees, upon notice from the Administrative Agent, to hold and dispose of the subject Inventory solely as directed by the Administrative Agent.

“Default” shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

“Default Rate” shall have the meaning assigned to such term in Section 2.13(c).

“Defaulting Lender” shall mean any Lender that (a) has failed to perform any funding obligations (including its obligation to fund any portion of participations in Letters of Credit) hereunder, and such failure is not cured within two (2) Business Days of the date of the funding obligation; (b) has notified the Administrative Agent or the Borrower that such Lender does not intend to comply with its funding obligations hereunder or generally under other agreements to which it commits to extend credit or has made a public statement to that effect; (c) has failed, within three (3) Business Days following written request by the Administrative Agent or the Borrower, to confirm in a manner reasonably satisfactory to the Administrative Agent and the Borrower that such Lender will comply with its funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt by the Administrative Agent of such confirmation);  (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding or taken any action in furtherance thereof, including, in the case of any Lender, the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity; provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of any equity interest in such Lender or parent company so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of the courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender or (e) has become the subject of a Bail-in Action.

“Deposit Account” shall have the meaning assigned thereto in Article 9 of the UCC.

“Deposit Account Control Agreement” shall mean a Deposit Account control agreement to be executed by the Administrative Agent and each institution maintaining a Deposit Account (other than an Excluded Deposit Account) for the Borrower or any other Loan Party, in each case as required by and in accordance with clause (j) of the definition of “Collateral and Guarantee Requirement.”

“Designated Non-Cash Consideration” shall mean the fair market value (as determined by the Borrower in good faith) of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 6.05(g) and the last paragraph of Section 6.05 that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash or cash equivalents).

“Disinterested Director” shall mean, with respect to any Person and transaction, a member of the board of managers (or equivalent governing body) of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction.

“Disposition” shall mean any sale, transfer, lease or other disposition (whether effected pursuant to a Division or otherwise) of assets.  “Dispose” shall have a meaning correlative thereto.

“Disregarded Domestic Subsidiary” shall mean any direct or indirect (other than through a Foreign Subsidiary) Domestic Subsidiary that has no material assets other than Equity Interests of one or more Foreign Subsidiaries that are CFCs.

“Dividing Person” has the meaning assigned to it in the definition of “Division”.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary that is not a Foreign Subsidiary.

“Dominion Account” shall mean a special concentration account established by the Borrower or a Subsidiary Guarantor at J.P. Morgan, over which the Administrative Agent has exclusive control for withdrawal purposes pursuant to the terms and provisions of this Agreement and the other Loan Documents.

“EBITDA” shall mean, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of the Borrower and the Restricted Subsidiaries for such period plus the sum of (a) (in each case without duplication and to the extent the respective amounts described in subclauses (i) through (xvi) of this clause (a) reduced such Consolidated Net Income for the respective period for which EBITDA is being determined):

(i)

provision for Taxes based on income, profits or capital of the Borrower and the Restricted Subsidiaries for such period, including, without limitation, state, foreign, franchise and similar taxes, and Tax Distributions made by the Borrower during such period,

(ii)	Interest Expense of the Borrower and the Restricted Subsidiaries for such period,
(iii)	depreciation and amortization expenses of the Borrower and the Restricted Subsidiaries for such period,
(iv)

business optimization expenses and restructuring charges and reserves (which, for the avoidance of doubt, shall include retention, severance, systems establishment costs, excess pension charges, contract termination costs (including future lease commitments) and costs to consolidate facilities and relocate employees); provided that with respect to each business optimization expense or restructuring charge or reserve, the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower specifying and quantifying such expense, charge or reserve and stating that such expense, charge or reserve is a business optimization expense or restructuring charge or reserve, as the case may be; provided further that the aggregate amount added back to EBITDA pursuant to this clause (iv) in any period shall not exceed 20% of the EBITDA of the Borrower and the Restricted Subsidiaries for such period (prior to giving effect to any such add back),

(v)

without duplication of amounts added back pursuant to clause (iv) above, with respect to each new store opened by the Borrower or any of its Restricted Subsidiaries, all net store operating losses relating thereto for a period of twelve (12) months following the opening of such new store; provided that (other than for purposes of calculating the Consolidated Fixed Charge Coverage Ratio and the Consolidated Secured Leverage Ratio) the aggregate amount of such losses added to EBITDA for any period pursuant to this clause (v), shall not exceed 20% of EBITDA (calculated before giving effect to such add-backs and adjustments) for any period,

(vi)

Transaction Costs and fees, costs and expenses incurred directly in connection with any transaction, including any Investment, equity issuance, debt issuance, refinancing or Disposition (in each case, (A) not prohibited under this Agreement and (B) whether or not consummated) during such period,

(vii)	any non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation),
(viii)	letter of credit fees,
(ix)

to the extent reimbursable by third parties pursuant to indemnification provisions, other transaction fees, costs and expenses, provided that the Borrower in good faith expects to receive reimbursement for such fees, costs and expenses within the next four (4) fiscal quarters,

(x)	costs of legal settlement, fines, judgments or orders,
(xi)	to the extent covered by insurance under which the insurer has been properly notified and has not denied or contested coverage, expenses with respect to liability events or casualty events,
(xii)	[reserved],
(xiii)	any unrealized losses in the fair market value of any Swap Agreements,
(xiv)

(A) any charges or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, pension plan, any stock subscription or shareholder agreement or any distributor equity plan or agreement and (B) any charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of equity interests held by management, in each case under this clause (B), to the extent such charges, costs, expenses, accruals or reserves are funded with the net cash proceeds of any equity issuance,

(xv)

any net unrealized losses resulting from currency translation losses related to currency remeasurements of Indebtedness (including any net loss resulting from Swap Agreements for currency exchange risk) and any unrealized foreign currency translation losses, and

(xvi)

the proceeds of business interruption insurance, in an amount not to exceed the earnings for the applicable period that such proceeds are intended to replace; provided that the Borrower in good faith expects to receive such business interruption proceeds within the next four (4) fiscal quarters, minus (b) (without duplication and to the extent the amounts described in this clause (b) increased such Consolidated Net Income for the respective period for which EBITDA is being determined) (i) income tax credits and Restricted Payments pursuant to Section 6.06(b)(i), (ii) all non-cash gains increasing Consolidated Net Income of the Borrower and the Restricted Subsidiaries for such period (but excluding any such gains (x) in respect of which cash or other assets were received in a prior period or will be received in a future period or (y) which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period), (iii) any unrealized gains in the fair market value of any Swap Agreements and (iv) any net unrealized gains resulting from currency translation gains related to currency remeasurements of Indebtedness (including any net gain resulting from Swap Agreements for currency exchange risk) and any unrealized foreign currency translation gains, minus (c) (without duplication) (i) the amount added back to EBITDA pursuant to clause (a)(ix) above to the extent such transaction fees, costs and expenses were not reimbursed within the time period required by such clause (which amount shall be deducted in the next succeeding fiscal quarter following expiration of the applicable time period) and (ii) the amount added back to EBITDA pursuant to clause (a)(xvi) to the extent such business interruption proceeds were not received within the time period required by such clause (which amount shall be deducted in the next succeeding fiscal quarter following expiration of the applicable time period).

“EBITDAR” shall mean, for any period, (a) EBITDA for such period plus (b) to the extent deducted in determining EBITDA for such period, Rent Expense.

“EEA Financial Institution” shall mean (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” shall mean (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof) and (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans.

“Eligible Credit Card Receivables” means, at the time of any determination thereof, each Credit Card Receivable that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination:  such Credit Card Receivable (i) has been earned by performance and represents the bona fide amounts due to a Loan Party from a credit card payment processor and/or credit card issuer, and in each case originated in the ordinary course of business of such Loan Party, (ii) unless owed by Visa, Mastercard, American Express Company or Discover, is acceptable to the Administrative Agent in its Permitted Discretion and (iii) in each case, is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (k) below.  Without limiting the foregoing, to qualify as an Eligible Credit Card Receivable, a Credit Card Receivable shall indicate no Person other than a Loan Party as payee or remittance party.  In determining the amount to be so included, the face amount of a Credit Card Receivable shall be reduced by, without duplication, to the extent not reflected in such face amount or otherwise excluded below, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a Loan Party may be obligated to rebate to a customer, a credit card payment processor, or credit card issuer pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Credit Card Receivable but not yet applied by the Loan Parties to reduce the amount of such Credit Card Receivable.  Any Credit Card Receivables meeting the foregoing criteria shall be deemed Eligible Credit Card Receivables but only as long as such Credit Card Receivable is not included within any of the following categories, in which case such Credit Card Receivable shall not constitute an Eligible Credit Card Receivable:

(a)	Credit Card Receivables which do not constitute an Account or “payment intangible” (as defined in the UCC);
(b)	Credit Card Receivables that have been outstanding for more than five (5) Business Days from the date of sale;
(c)

Credit Card Receivables with respect to which a Loan Party does not have good, valid and marketable title, free and clear of any Lien (other than Liens permitted by Section 6.02(b)(iv); provided that any Liens securing any Term Facility Debt shall be junior to the liens granted to the Administrative Agent on the Credit Card Receivables);

(d)

Credit Card Receivables that are not subject to a first priority security interest in favor of the Administrative Agent (it being the intent that chargebacks in the ordinary course by such processors shall not be deemed violative of this clause);

(e)

Credit Card Receivables which are disputed, are with recourse, or with respect to which a claim, counterclaim, offset or chargeback has been asserted (to the extent of such claim, counterclaim, offset or chargeback);

(f)	Credit Card Receivables as to which the processor has the right under certain circumstances to require a Loan Party to repurchase the Credit Card Receivables from such credit card processor;
(g)	Credit Card Receivables due from an issuer or payment processor of the applicable credit card which is the subject of any proceeding under the Bankruptcy Code;
(h)	Credit Card Receivables which are not a valid, legally enforceable obligation of the applicable issuer with respect thereto;
(i)	Credit Card Receivables which do not conform to all representations, warranties or other provisions in the Loan Documents relating to Credit Card Receivables;
(j)

Credit Card Receivables which are evidenced by “chattel paper” or an “instrument” of any kind unless such “chattel paper” or “instrument” is in the possession of the Administrative Agent, and to the extent necessary or appropriate, endorsed to the Administrative Agent; or

(k)	Credit Card Receivables which the Administrative Agent determines in its Permitted Discretion to be uncertain of collection.

“Eligible In-Transit Inventory” means, as of any date of determination thereof, Inventory:

(a)	for which full payment has been delivered to the seller of such Inventory and evidence of such payment has been received by the Administrative Agent;
(b)

which has been shipped from (i) a foreign location for receipt by the Borrower or a Subsidiary Guarantor within thirty (30) days of the date of shipment or (ii) a domestic location for receipt by the Borrower or a Subsidiary Guarantor within fifteen (15) days of the date of shipment, but, in either case, which has not yet been delivered to the Borrower or a Subsidiary Guarantor;

(c)

for which (i) the purchase order is in the name of the Borrower or a Subsidiary Guarantor and title has passed to the Borrower or a Subsidiary Guarantor or (ii) the document of title reflects the Borrower or a Subsidiary Guarantor as consignee or, if requested by the Administrative Agent after the occurrence and during the continuance of a Default or an Event of Default, names the Administrative Agent as consignee;

(d)	in the case of any Inventory described in clause (b)(i) above, as to which the Administrative Agent has received a Customs Broker Agreement;
(e)	which is insured in compliance with Section 5.02 hereof; and
(f)

which does not qualify as Eligible Inventory solely because it (i) is not located in the United States of America (excluding territories or possessions of the United States) or (ii) is located at a location that is not owned or leased by the Borrower or a Subsidiary Guarantor, but which otherwise constitutes Eligible Inventory.

“Eligible Inventory” means, as of the date of determination thereof, without duplication, (i) Eligible In-Transit Inventory, and (ii) all items of Inventory of the Borrower or a Subsidiary Guarantor that are finished goods, merchantable and readily saleable to the public in the ordinary course deemed by the Administrative Agent in its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base, in each case that, except as otherwise agreed by the Administrative Agent, complies with each of the representations and warranties respecting Inventory made by the Borrower or a Subsidiary Guarantor in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the criteria set forth below.  The following items of Inventory shall not be included in Eligible Inventory:

(a)	Inventory that is not solely owned by the Borrower or a Subsidiary Guarantor or the Borrower or a Subsidiary Guarantor does not have good and valid title thereto;
(b)	Inventory that is leased by, or is on consignment to, the Borrower or a Subsidiary Guarantor, or that is consigned by the Borrower or a Subsidiary Guarantor to a Person which is not a Loan Party;
(c)	Inventory (other than Eligible In-Transit Inventory) that is not located in the United States of America (excluding territories or possessions of the United States);
(d)

Inventory (other than Eligible In-Transit Inventory) that (i) is not located at a location that is owned or leased by the Borrower or a Subsidiary Guarantor or a “pool point” in the Loan Parties’ distribution network or (ii) is located at a distribution center or warehouse leased by the Borrower or a Subsidiary Guarantor with Inventory having a value in excess of $1,000,000 at any such location, except in the case of this clause (ii) to the extent that the Borrower or a Subsidiary Guarantor has furnished the Administrative Agent with (A) any UCC financing statements or other documents that the Administrative Agent may determine to be necessary to perfect its security interest in such Inventory at such location and (B) (x) a Lien Waiver executed by the Person owning any such location on terms reasonably acceptable to the Administrative Agent or (C) if such location is in a landlord lien-priming state, a Rent and Charges Reserve has been imposed;

(e)

Inventory that is comprised of goods which (i) are damaged, defective, “seconds,” or otherwise unmerchantable, (ii) are to be returned to the vendor, (iii) are obsolete or slow moving, or custom items, work-in-process, raw materials, or that constitute spare parts, promotional, marketing, packaging and shipping materials or supplies used or consumed in the Borrower’s or a Subsidiary Guarantor’s business, (iv) are seasonal in nature and which have been packed away for sale in a subsequent season, (v) are not in compliance in all material respects with all standards imposed by any Governmental Authority having regulatory authority over such Inventory, its use or sale, or (vi) are bill and hold goods;

(f)

Inventory that is not subject to a perfected first priority security interest in favor of the Administrative Agent (other than landlords’ Liens permitted pursuant to clause (e) of Section 6.02 as to which either a Lien Waiver has been delivered or a Rent and Charges Reserve has been imposed);

(g)	Inventory that consists of samples, labels, bags, packaging, and other similar non-merchandise categories;
(h)	Inventory that is not insured in compliance with the provisions of Section 5.02 hereof;
(i)	Inventory that has been sold but not yet delivered or as to which the Borrower or a Subsidiary Guarantor has accepted a deposit;
(j)

Inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party from which the Borrower or any of its Subsidiaries has received notice of a dispute in respect of any such agreement unless the Administrative Agent is reasonably satisfied that it may sell or otherwise Dispose of such Inventory without (i) infringing the rights of such third party, (ii) violating any contract with such third party or (iii) incurring any liability with respect to the payment of royalties other than royalties incurred in connection with the sale of such Inventory pursuant to the current licensing agreement relating thereto; or

(k)

Inventory acquired in a Permitted Business Acquisition, unless and until the Administrative Agent has completed or received an appraisal of such Inventory from appraisers satisfactory to the Administrative Agent, establishes an Inventory advance rate and Inventory Reserves (if applicable) therefor, and otherwise agrees that such Inventory shall be deemed Eligible Inventory, all of the results of the foregoing to be reasonably satisfactory to the Agents.

“Eligible Letter of Credit” means, as of any date of determination thereof, a Letter of Credit which supports the purchase of Inventory, (i) which Inventory does not constitute Eligible In-Transit Inventory and for which no documents of title have then been issued, (ii) which Inventory, when completed, otherwise would constitute Eligible Inventory, (iii) which Letter of Credit has an expiry within thirty (30) days of the date of initial issuance of such Letter of Credit, and (iv) which Letter of Credit provides that it may be drawn only after the Inventory is completed and after documents of title have been issued for such Inventory reflecting the Borrower, a Subsidiary Guarantor or the Administrative Agent as consignee of such Inventory.

“Enforcement Action” shall mean any action to enforce any Obligations or Loan Documents or to exercise any rights or remedies relating to any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, exercise of any right to vote or act in a Loan Party’s Insolvency Proceeding, or otherwise), in each case solely to the extent permitted by the Loan Documents.

“environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law.

“Environmental Laws” shall mean all laws (including common law), rules, regulations, codes, ordinances, orders, decrees or judgments, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the generation, management, Release or threatened Release of, or actual or alleged exposure to, any Hazardous Materials or to occupational health and safety (to the extent relating to the environment or Hazardous Materials).

“Equity Interests” of any Person shall mean any and all shares, interests, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest and any and all warrants, rights or options to purchase or other rights to acquire any of the foregoing, but excluding for the avoidance of doubt any Indebtedness convertible into or exchangeable for any of the foregoing (until so converted or exchanged).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor statute and the rules and regulations promulgated thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 (m) or (o) of the Code.

“ERISA Event” shall mean (a) any Reportable Event; (b) the existence with respect to any Loan Party, any ERISA Affiliate or any Plan of a non-exempt Prohibited Transaction; (c) the failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), applicable to such Plan, whether or not waived; (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (e) the receipt by any Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (f) the receipt by any Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Loan Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, Insolvent, in Reorganization, or terminated (within the meaning of Section 4041A of ERISA); or (g) the failure by any Loan Party or any ERISA Affiliate to pay when due (after expiration of any applicable grace period) any installment payment with respect to Withdrawal Liability under Section 4201 of ERISA.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Borrowing” shall mean a Borrowing comprised of Eurodollar Loans.

“Eurodollar Loan” shall mean any Revolver Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

“Event of Default” shall have the meaning assigned to such term in Section 7.01.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time and any successor statute.

“Excluded Deposit Account” shall mean (x) a Deposit Account that (i) contains solely Tax and Trust Funds or (ii) does not have a daily balance in excess of $500,000 for five consecutive Business Days and (y) the Net Proceeds Pledged Account.

“Excluded Subsidiary” shall mean (a) any Restricted Subsidiary that is prohibited by law, regulation or Contractual Obligation from providing a Guarantee of the Obligations or that would require a governmental (including regulatory) consent, approval, license or authorization in order to provide such Guarantee, (b) any Restricted Subsidiary for which a Guarantee of the Obligations by such Subsidiary would result in material adverse tax consequences as reasonably determined by the Borrower in consultation with the Administrative Agent, (c) any Disregarded Domestic Subsidiary, (d) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary or Disregarded Domestic Subsidiary, (e) any not-for profit Restricted Subsidiary or Captive Insurance Subsidiary, (f) any Foreign Subsidiary and (g) any Restricted Subsidiary to the extent that the burden or cost of obtaining a Guarantee of the Obligations from such Subsidiary outweighs the benefit afforded thereby, as reasonably determined by the Administrative Agent and the Borrower.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the Guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income taxes imposed on (or measured by) its net income (or franchise taxes imposed in lieu of net income taxes) by the United States of America (or any state thereof) or the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located or any other jurisdiction as a result of such recipient engaging in a trade or business in such jurisdiction for tax purposes, (b) any branch profits tax or any similar tax that is imposed by any jurisdiction described in clause (a) above, (c) in the case of a Lender making a Revolver Loan to the Borrower, any withholding tax imposed by the United States or imposed by the jurisdiction in which such Lender is incorporated or has its principal place of business that (x) is in effect and would apply to amounts payable hereunder to such Person (assuming applicable forms required under Section 2.17(e) have not been delivered by such Person) at the time such Person becomes a party to such Revolver Loan to the Borrower (or designates a new Lending Office) except to the extent that such Person (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from a Loan Party with respect to any withholding tax pursuant to Section 2.17(a) or Section 2.17(c) or (y) is attributable to such Person’s failure to comply with Section 2.17(e) with respect to such Revolver Loan unless such failure to comply with Section 2.17(e) is a result of a change in law after the date such Lender becomes a party to such Revolver Loan to the Borrower (or designates a new Lending Office), (d) any interest, additions to taxes or penalties with respect to the foregoing and (e) any withholding taxes imposed pursuant to FATCA.

“Existing Credit Agreement” shall mean that Credit Agreement, dated as of December 15, 2008, as amended, among the Borrower, the guarantors thereunder, the lenders party thereto from time to time, Bank of America, N.A., as administrative agent, and the other agents and parties party thereto from time to time.

“Existing Debt” shall mean the Indebtedness outstanding under the Existing Credit Agreement.

“Existing Letters of Credit” shall mean the letters of credit issued under the Existing Credit Agreement (including any banker’s acceptances or other payment obligations arising therefrom) and outstanding as of the Closing Date and set forth on Schedule 2.05(a).

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCCR Test Amount” shall have the meaning assigned to such term in Section 6.10.

“Federal Funds Effective Rate” shall mean, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Fee Letter” shall mean that certain Fee Letter dated August 18, 2015 by and among the Borrower and the Administrative Agent.

“Fees” shall have the meaning assigned to such term in Section 2.12(c).

“Financial Officer” of any Person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such Person.

“FIRREA” shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“Flood Documentation” means, with respect to each Mortgaged Property located in the United States or any territory thereof, (i) a completed “life-of-loan” Federal Emergency Management Agency standard flood hazard determination (together with a notice about Special Flood Hazard Area status and flood disaster assistance duly executed by the applicable Loan Party relating thereto) and (ii) a copy of, or a certificate as to coverage under, and a declaration page relating to, the insurance policies required by Section 5.02(b) hereof and the applicable provisions of the Security Documents, each of which shall (A) be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable), (B) name the Administrative Agent, on behalf of the Secured Parties, as additional insured and loss payee/mortgagee and (C) identify the address of each property located in a Special Flood Hazard Area, the applicable flood zone designation and the flood insurance coverage and deductible relating thereto and (iii) be otherwise in form and substance reasonably satisfactory to the Administrative Agent and sufficient to comply with Flood Insurance Laws.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Benefit Arrangement” shall mean any employee benefit arrangement mandated by non-U.S. law that is maintained or contributed to by any Loan Party or any ERISA Affiliate.

“Foreign Lender” shall mean any Lender that is not a U.S. Person.

“Foreign Plan” shall mean each employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) that is not subject to U.S. law and is maintained or contributed to by any Loan Party or any ERISA Affiliate.

“Foreign Plan Event” shall mean, with respect to any Foreign Benefit Arrangement or Foreign Plan, (a) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions required by applicable law or by the terms of such Foreign Benefit Arrangement or Foreign Plan; (b) the failure to register or loss of good standing with applicable regulatory authorities of any such Foreign Benefit Arrangement or Foreign Plan required to be registered; or (c) the failure of any Foreign Benefit Arrangement or Foreign Plan to comply with any material provisions of applicable law and regulations or with the material terms of such Foreign Benefit Arrangement or Foreign Plan.

“Foreign Subsidiary” shall mean any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“Fronting Exposure” shall mean a Defaulting Lender’s Pro Rata share of LC Obligations or Swingline Loans, as applicable, except to the extent allocated to other Lenders or Cash Collateralized under Section 2.21.

“Full Payment” shall mean with respect to any Obligations, (a) the full cash payment thereof (other than obligations for taxes, indemnification, charges and other inchoate or contingent or reimbursable liabilities for which no claim or demand for payment has been made or, in the case of indemnification, no notice has been given (or, in each case, reasonably satisfactory arrangements have otherwise been made)), including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in such proceeding); and (b) if such Obligations are LC Obligations or inchoate or contingent in nature (other than inchoate or contingent or reimbursable obligations for which no claim or demand for payment has been made or, in the case of indemnification, no notice has been given (or reasonably satisfactory arrangements have otherwise been made)), Cash Collateralization at 103% of the Stated Amount thereof.  No Revolver Loans shall be deemed to have been paid in full until all Revolver Commitments related to such Revolver Loans have expired or been terminated.

“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States.

“Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Guarantee” of or by any Person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part) or (v) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation, or (b) any Lien on any assets of the guarantor securing any Indebtedness of any other Person, whether or not such Indebtedness or other obligation is assumed by the guarantor; provided, however, that the term “Guarantee” shall not include (x) endorsements for collection or deposit, in either case in the ordinary course of business or (y) customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement.  The amount of any Guarantee for purposes of clause (b) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“guarantor” shall have the meaning assigned to such term in the definition of the term “Guarantee.”

“Guarantor” means Holdings, the Subsidiary Guarantors and any other Loan Party (other than Borrower).

“Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents of any nature which are subject to regulation by any Governmental Authority or which would reasonably be likely to give rise to liability under any Environmental Law, including, without limitation, explosive or radioactive substances or petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls or radon gas.

“Holdings” shall mean a collective reference to Parent and Intermediate Holdings, or, if Intermediate Holdings ceases to exist, shall mean Parent.

“IBA” shall have the meaning assigned to such term in Section 1.09.

“Immaterial Subsidiary” shall mean, at any time, any Restricted Subsidiary of the Borrower (i) having total assets (as determined in accordance with GAAP) in an amount of less than 2.5% of Consolidated Total Assets of the Borrower and its Restricted Subsidiaries, (ii) contributing less than 2.5% to EBITDA for the Test Period of twelve (12) consecutive fiscal months most recently ended for which financial statements have been delivered pursuant to Section 5.04 and (iii) contributing less than 2.5% to consolidated revenues of the Borrower and its Restricted Subsidiaries for the Test Period of twelve (12) consecutive fiscal months most recently ended for which financial statements have been delivered pursuant to Section 5.04; provided, however, that the total assets (as so determined), EBITDA contribution (as so determined) and revenue (as so determined) of all Immaterial Subsidiaries shall not exceed 2.5% of Consolidated Total Assets of the Borrower and its Restricted Subsidiaries, 2.5% of EBITDA for the relevant period or 2.5% of the consolidated revenues of the Borrower and its Restricted Subsidiaries for the relevant period, as the case may be.  In the event that total assets of all Immaterial Subsidiaries exceeds 2.5% of Consolidated Total Assets of the Borrower and its Restricted Subsidiaries, the total contribution to EBITDA of all Immaterial Subsidiaries exceeds 2.5% of EBITDA for any relevant Test Period for which financial statements have been delivered pursuant to Section 5.04 or the total revenue of all Immaterial Subsidiaries exceeds 2.5% of consolidated revenues of the Borrower and its Restricted Subsidiaries for any relevant Test Period for which financial statements have been delivered pursuant to Section 5.04, as the case may be, (i) such Restricted Subsidiaries shall no longer constitute Immaterial Subsidiaries to be excluded as Immaterial Subsidiaries until such 2.5% thresholds are met and (ii) to the extent not otherwise excluded as a Subsidiary Guarantor, shall comply with the Collateral and Guarantee Requirement.

“Impacted Interest Period” shall have the meaning assigned to such term in the definition of “LIBO Rate”.

“Increase Date” shall have the meaning assigned to such term in Section 2.22(b).

“Increased Letter of Credit Subline” shall have the meaning assigned to such term in the definition of “Letter of Credit Subline”.

“Increase Loan Lender” shall have the meaning assigned to such term in Section 2.22(b).

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet prepared in accordance with GAAP, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than current intercompany liabilities (but not any refinancings, extensions, renewals or replacements thereof) incurred in the ordinary course of business and maturing within three hundred sixty-five (365) days after the incurrence thereof), to the extent that the same would be required to be shown as a long term liability on a balance sheet prepared in accordance with GAAP, (e) all Guarantees by such Person of Indebtedness of others, (f) all Capital Lease Obligations of such Person, (g) all payments that such Person would have to make in the event of an early termination, on the date Indebtedness of such Person is being determined, in respect of outstanding Swap Agreements net of payments such Person would receive in the event of early termination on such date of determination, (h) the principal component of all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and (i) the principal component of all obligations of such Person in respect of bankers’ acceptances.  The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof.  The Indebtedness of the Borrower and the Restricted Subsidiaries shall exclude (i) accrued expenses and ac counts and trade payables, (ii) liabilities under vendor agreements to the extent such indebtedness may be satisfied through non-cash means such as purchase volume earnings credits and (iii) reserves for deferred income taxes.

“Indemnified Taxes” shall mean all Taxes other than Excluded Taxes and Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Information” shall have the meaning assigned to such term in Section 3.14(a).

“Initial Letter of Credit Subline” shall have the meaning assigned to such term in the definition of “Letter of Credit Subline”.

“Insolvency Proceeding” shall mean any case or proceeding commenced by or against a Person under any state, federal, provincial, territorial or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, bankruptcy, debtor relief or debt adjustment law; (b) the appointment of a receiver, interim receiver, monitor, trustee, liquidator, administrator, conservator, custodian or other similar Person for such Person or any part of its Property, including, in the case of any Lender, the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity; or (c) an assignment for the benefit of creditors.

“Insolvent” with respect to any Multiemployer Plan, shall mean the condition that such plan is insolvent within the meaning of Section 4245 of ERISA.

“Intercompany Note” shall mean the Intercompany Note substantially in the form of Exhibit H.

“Interest Election Request” shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07.

“Interest Expense” shall mean, with respect to any Person for any period, the sum without duplication of (a) gross interest expense of such Person for such period on a consolidated basis, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Swap Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense and (b) capitalized interest of such Person.  For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received and costs incurred by the Borrower and the Restricted Subsidiaries with respect to Swap Agreements (provided that payments and costs upon the settlement or termination of a Swap Agreement will not be included in Interest Expense).

“Interest Payment Date” shall mean, (a) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Revolver Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three (3) months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three (3) months’ duration been applicable to such Borrowing and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type and (b) with respect to any CBFR Loan, the first calendar day following the end of each fiscal quarter.

“Interest Period” shall mean, as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect, or the date any Eurodollar Borrowing is converted to a CBFR Borrowing in accordance with Section 2.07 or repaid or prepaid in accordance with Section 2.08 or Section 2.10; provided, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day.  Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Intermediate Holdings” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Interpolated Rate” shall mean, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“Inventory” has the meaning given that term in the UCC, and shall also include, without limitation, all:  (a) goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in a business; (b) goods of said description in transit; (c) goods of said description which are returned, repossessed or rejected; and (d) packaging, advertising, and shipping materials related to any of the foregoing.

“Inventory Reserves” means, without duplication of any factors considered in the Appraised Value of Inventory and without duplication of any other Reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves as may be established from time to time by the Administrative Agent in the Administrative Agent’s Permitted Discretion with respect to the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as may affect the market value of the Eligible Inventory.  Without limiting the generality of the foregoing, Inventory Reserves may, in the Administrative Agent’s Permitted Discretion, include (but are not limited to) reserves based on:  (a) obsolescence; (b) seasonality; (c) Shrink; (d) imbalance; (e) change in Inventory character; (f) change in Inventory composition; (g) change in Inventory mix; (h) mark-downs (both permanent and point of sale); (i) retail mark-ons and markups inconsistent with prior period practice and performance, industry standards, current business plans or advertising calendar and planned advertising events; and (j) out-of-date and/or expired Inventory.

“Investment” shall have the meaning assigned to such term in Section 6.04.

“IRS” shall mean the United States Internal Revenue Service.

“Issuing Bank” shall mean J.P. Morgan or any Affiliate of J.P. Morgan, Bank of America, N.A. or any Affiliate thereof, Wells Fargo Bank, N.A. or any Affiliate thereof and any other Lender reasonably acceptable to the Borrower and the Administrative Agent (such consent not to be unreasonably withheld or delayed by either party) who agrees to issue Letters of Credit, or any replacement issuer appointed pursuant to Section 2.19. References herein to the term “Issuing Bank” in singular form shall be deemed to refer to Issuing Banks in plural form, as the context shall require.

“Issuing Bank Fee” shall have the meaning assigned to such term in Section 2.12(c).

“Joint Venture” shall mean a joint venture or similar arrangement, whether in corporate, partnership or other legal form which is not a Subsidiary but in which the Borrower or any Subsidiary owns or controls any Equity Interests; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“J.P. Morgan” shall mean JPMorgan Chase Bank, N.A. and its affiliates.

“Judgment Currency” has the meaning assigned to such term in Section 9.24.

“L/C Disbursements” shall mean payments or disbursements made by an Issuing Bank pursuant to a Letter of Credit.

“LC Application” shall mean an application by the Borrower to the Issuing Bank for issuance of a Letter of Credit, in form reasonably satisfactory to the Issuing Bank.

“LC Conditions” shall mean the following conditions necessary for issuance of a Letter of Credit:  (a) after giving effect to such issuance, total LC Obligations do not exceed the Letter of Credit Subline (and the aggregate amount of LC Obligations of the applicable Issuing Bank shall not exceed the Letter of Credit Subline of such Issuing Bank, unless the applicable Issuing Bank otherwise agrees); (b) each Letter of Credit shall expire not later than the earlier of (i) 365 days from issuance (or such longer period as may be agreed between the Issuing Bank and the Borrower) and (ii) the fifth Business Day prior to the Revolver Termination Date; provided that any Letter of Credit may provide for an automatic renewal thereof for additional periods of up to 365 days (which in no event shall extend beyond the date referred to in clause (b)(ii), except to the extent Cash Collateralized at 103% of the Stated Amount thereof or backstopped pursuant to arrangements reasonably acceptable to the relevant Issuing Bank); (c) the Letter of Credit and payments thereunder are denominated in Dollars; and (d) the form of the proposed Letter of Credit is satisfactory to the Administrative Agent and the Issuing Bank in their reasonable discretion.

“LC Documents” shall mean all documents, instruments and agreements (including LC Requests and LC Applications) delivered by the Borrower or any other Person to the Issuing Bank or the Administrative Agent in connection with any Letter of Credit.

“LC Obligations” shall mean the sum (without duplication) of (a) all amounts owing by the Borrower for any drawings under Letters of Credit (including any bankers’ acceptances or other payment obligations arising therefrom); and (b) the stated amount of all outstanding Letters of Credit.

“LC Request” shall mean a request for issuance of a Letter of Credit, to be provided by the Borrower to the Issuing Bank, in form satisfactory to the Issuing Bank.

“Lead Arranger” shall mean J.P. Morgan Securities LLC.

“Lender” shall mean each financial institution listed on Schedule 2.01 (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 9.04), as well as any Person that becomes a “Lender” hereunder in accordance with Section 9.04.

“Lender Party” shall mean the Administrative Agent, each Issuing Bank, the Swingline Lender or any other Lender.

“Lending Office” shall mean, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Loans.

“Letter of Credit” shall mean any standby or commercial letter of credit issued by the Issuing Bank for the account of the Borrower or any of the Borrower’s Subsidiaries, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by the Administrative Agent or the Issuing Bank for the benefit of the Borrower or any of the Borrower’s Subsidiaries.  Letters of Credit may be issued in Dollars.

“Letter of Credit Increase Event” shall mean, at any time after the Second Amendment Effective Date, the occurrence of each of the following events: (i) the Borrower delivers a written notice to the Administrative Agent requesting an increase of the Initial Letter of Credit Subline, (ii) one or more Lenders then party to this Agreement agree to issue Letters of Credit in an aggregate principal amount equal to such requested increased amount (for the avoidance of doubt, no Issuing Bank is under any obligation to increase its Initial Letter of Credit Subline) and (iii) Schedule 2.01B to this Agreement is amended to reflect the increased amount of Letters of Credit that will be provided by each Issuing Bank after giving effect to the Letter of Credit Increase Event; it being understood that such amendment to Schedule 2.01B shall only require the consent of the Borrower, the Administrative Agent and each Issuing Bank agreeing to increase its Letter of Credit Subline or otherwise changing its Initial Letter of Credit Subline, in each case, as of the date of the Letter of Credit Increase Event.

“Letter of Credit Subline” shall mean (i) after the Second Amendment Effective Date, $20,000,000 (the “Initial Letter of Credit Subline”); provided that, as to any Issuing Bank, such Initial Letter of Credit Subline shall not exceed the amount set forth opposite such Issuing Bank’s name on Schedule 2.01B as in effect on the Second Amendment Effective, unless the applicable Issuing Bank otherwise agrees and (ii) on and after the date any Letter of Credit Increase

Event occurs, an amount equal to the sum of (x) the Initial Letter of Credit Subline plus (y) the increased amount requested pursuant to clause (i) of the definition of “Letter of Credit Increase Event” (it being understood that the total Letter of Credit Subline, after giving effect to the Letter of Credit Increase Event shall not exceed $50,000,000) (the “Increased Letter of Credit Subline”); provided that, as to any Issuing Bank, such Increased Letter of Credit Subline shall not exceed the amount set forth opposite such Issuing Bank’s name on the amended Schedule 2.01B as in effect on the date of the Letter of Credit Increase Event, unless the applicable Issuing Bank otherwise agrees. For the avoidance of doubt, the Letter of Credit Subline is part of, and not in addition to, the Revolving Commitments.

“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars  for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that if the LIBO Screen Rate as so determined would be less than zero, it shall be deemed to be zero for the purposes of this Agreement (the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two (2) business days prior to the commencement of such Interest Period; provided that, in the event that the LIBO Screen Rate does not appear on such page (or otherwise on such screen) for such Interest Period (an “Impacted Interest Period”), then the LIBO Rate shall be the Interpolated Rate.

“LIBO Screen Rate” shall have the meaning assigned to such term in the definition of “LIBO Rate.”

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Lien Waiver” shall mean an agreement, in form reasonably satisfactory to the Administrative Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit the Administrative Agent to enter upon the premises and remove the Collateral or to use the premises to store the Collateral as permitted hereunder; and (b) for any Collateral held by a warehouseman, processor, shipper, customs broker (including pursuant to a Customs Broker Agreement) or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents (as defined in the Collateral Agreement) in its possession relating to the Collateral as agent for the Administrative Agent, and agrees to deliver the Collateral to the Administrative Agent upon request, in accordance with such agreement.

“Line Cap” shall mean equal to an amount that is the lesser of (a) the aggregate amount of all Revolver Commitments and (b) the then applicable Borrowing Base.

“Liquidity Event” shall mean the occurrence of a date when (a) Availability on such date shall have been less than the greater of (i) 12.5% of the Line Cap and (ii) $15,000,000, in either case for five consecutive Business Days, until such date as (b) Availability on such date shall have been at least equal to the greater of (i) 12.5% of the Line Cap and (ii) $15,000,000 for 30 consecutive calendar days.

“Liquidity Notice” shall mean a written notice delivered by the Administrative Agent at any time during a Liquidity Period to any bank or other depository at which any Deposit Account (other than any Excluded Deposit Account) is maintained directing such bank or other depository (a) to remit all funds in such Deposit Account to a Dominion Account, or in the case of a Dominion Account, to the Administrative Agent on a daily basis, and (b) to cease following directions or instructions given to such bank or other depository by any Loan Party regarding the disbursement of funds from such Deposit Account (other than any Excluded Deposit Account), and (c) to follow all directions and instructions given to such bank or other depository by the Administrative Agent in each case, pursuant to the terms of any Deposit Account Control Agreement in place.

“Liquidity Period” shall mean any period throughout which (a) a Liquidity Event has occurred and is continuing or (b) a Specified Event of Default has occurred and is continuing.

“LLC” means any Person that is a limited liability company under the laws of its jurisdiction of formation.

“Loan Documents” shall mean this Agreement, the Security Documents, the Fee Letter and any Note issued under Section 2.09(d), any intercreditor or subordination agreement entered into in connection with debt permitted to be incurred under Sections 6.01(j) or (o) and any amendments (including any amendments pursuant to Section 2.22 and Section 9.08(e)) and waivers to any of the foregoing.

“Loan Parties” shall mean Holdings, the Borrower, the Subsidiary Guarantors and any Parent Entity, in lieu of Holdings, that has executed and delivered an assumption agreement in substantially the form of Exhibit D to the Collateral Agreement and become a “Guarantor” and “Grantor” thereunder.

“Local Time” shall mean Dallas time.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean a material adverse effect with respect to (a) the business, assets, financial condition or results of operations, in each case of Holdings, the Borrower and the Restricted Subsidiaries, taken as a whole, or (b) the validity or enforceability of the Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder, in each case, taken as a whole.

“Material Subsidiary” shall mean a Restricted Subsidiary that is not an Immaterial Subsidiary.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall have the meaning assigned to such term in Section 5.09(c).

“Mortgaged Properties” shall mean the fee owned real properties of the Loan Parties encumbered by a Mortgage pursuant to Section 5.09 and Section 5.12, if any.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding six (6) plan years made or accrued an obligation to make contributions.

“Net Income” shall mean, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Proceeds Pledged Account” shall mean a Deposit Account held at, and subject to the sole dominion and control of, the Term Agent which holds solely proceeds of Term Priority Collateral pending reinvestment or application to the Permitted Term Facility.

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.19(c).

“Nonpublic Information” shall mean information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.

“Note” shall have the meaning assigned to such term in Section 2.09(d).

“Noticed Hedge” shall mean Secured Bank Product Obligations arising under a Swap Agreement, in respect of which the notice delivered to the Administrative Agent by the applicable Secured Bank Product Provider and the Borrower (as required under the definition of “Secured Bank Product Provider”) confirms that such Swap Agreement shall be deemed a “Noticed Hedge” hereunder for all purposes, including the application of Availability Reserve and Section 7.02, so long as no Overadvance would result from establishment of a Bank Product Reserve with respect to such Swap Agreement; provided that, if the amount of Secured Bank Product Obligations arising under such Swap Agreement is increased in accordance with the definition of “Secured Bank Product Obligations”, then such Secured Bank Product Obligations shall only constitute a Noticed Hedge to the extent that a Bank Product Reserve can be established with respect to such Swap Agreement without resulting in an Overadvance.

“NYFRB” shall mean the Federal Reserve Bank of New York.

“NYFRB Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it;  provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” shall mean for purposes of the Loan Documents, all obligations of every nature of each Loan Party from time to time owed to the Agents (including former Agents) or the Lenders, under any Loan Document, whether for principal, interest (including interest, fees and other amounts which, but for the filing of a petition in bankruptcy with respect to such Loan Party, would have accrued on any such Obligation, whether or not a claim is allowed against such Loan Party for such interest, fees and other amounts in the related bankruptcy proceeding), LC Obligations, fees, expenses, indemnification or otherwise.  For the avoidance of doubt, Revolver Loans made pursuant to any Revolver Commitment Increases incurred under Section 2.22 shall constitute Obligations.

“OFAC” shall mean the Office of Foreign Assets Control of the United States Department of the Treasury.

“Other Liabilities” means any obligation on account of (a) any Cash Management Services furnished to any of the Loan Parties or any of their Subsidiaries and/or (b) any transaction which arises out of any Bank Product entered into with any Loan Party, as each may be amended from time to time.

“Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, the Loan Documents, and any and all interest and penalties related thereto.

“Overadvance” shall have the meaning assigned to such term in Section 2.24.

“Overadvance Loan” shall mean a CBFR Loan made when an Overadvance exists or is caused by the funding thereof.

“Overnight Bank Funding Rate” shall mean, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Parent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Parent Entity” shall mean any of (i) Holdings and (ii) any other Person of which Holdings is a Subsidiary.

“Participant” shall have the meaning assigned to such term in Section 9.04(c)(i).

“Participant Register” shall have the meaning assigned to such term in Section 9.04(c)(i).

“Payment Conditions” shall mean as to any relevant action contemplated in this Agreement, (i) no Event of Default has then occurred and is continuing or would result from any action and (ii) Availability on a Pro Forma Basis immediately after giving effect to such action would be greater than 20% of the Line Cap at all times over the 60 consecutive days prior to consummation of such action, also on a Pro Forma Basis for such action.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Business Acquisition” shall mean any acquisition by the Borrower or any Restricted Subsidiary of all or substantially all of the assets of, or a majority of the outstanding Equity Interests (other than directors’ qualifying shares and similar de minimis holdings required by applicable law in, a Person or division or line of business of a Person (but in any event including any Investment in a Subsidiary which serves to increase the Borrower’s or any Restricted Subsidiary’s respective equity ownership in such Subsidiary)), provided that:  (i) on the date of execution of the purchase agreement in respect of such acquisition, no Event of Default shall have occurred and be continuing or would result therefrom; (ii) if the aggregate cash consideration to be paid by the Borrower or any Restricted Subsidiary exceeds $10.0 million, the Borrower shall have delivered to the Administrative Agent at least five (5) days prior to such acquisition a certificate of a Responsible Officer of the Borrower to such effect, together with all financial information for such Subsidiary or assets that is reasonably requested by the Administrative Agent and available to the Borrower; (iii) if (with respect to any acquisition of a Person or any Equity Interests in a Person) the acquired Person shall not become a Subsidiary Guarantor or (with respect to any acquisition of assets) the assets shall be acquired by a Subsidiary that is not a Subsidiary Guarantor, the aggregate amount of cash or property in connection with such acquisition shall not exceed $30.0 million plus amounts permitted by Sections 6.04(q), (r), (t), or (v) (and, without duplication, clause (v) to the extent made with an Investment pursuant to Sections 6.04(q), (r), or (t)); and (iv) the Payment Conditions shall be satisfied on a Pro Forma Basis for such Permitted Business Acquisition.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset based lender) business judgment and as it relates to the establishment of reserves or the imposition of exclusionary criteria shall require that the amount of any such reserve so established or the effect of any adjustment or imposition of exclusionary criteria be a reasonable quantification (as reasonably determined by the Administrative Agent) of any impact on the incremental net realizable value of the assets included in the Borrowing Base attributable to such contributing factors.

“Permitted Investments” shall mean:

(a)

direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, in each case with maturities not exceeding two (2) years;

(b)

time deposit accounts, certificates of deposit and money market deposits maturing within one hundred eighty (180) days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits in excess of $250.0 million and whose long-term debt, or whose parent holding company’s long-term debt, is rated A (or such similar equivalent rating or higher by at least one (1) nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(c)

repurchase obligations with a term of not more than one hundred eighty (180) days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

(d)

commercial paper, maturing not more than one (1) year after the date of acquisition, issued by a corporation organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P-2 (or higher) according to Moody’s, or A-1 (or higher) according to S&P;

(e)

securities with maturities of two (2) years or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody’s;

(f)	shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above; and
(g)

money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5.0 billion.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium thereon, any committed or undrawn amounts and underwriting discounts, fees, commissions and expenses, associated with such Permitted Refinancing Indebtedness), except as otherwise permitted under Section 6.01, (b) other than with respect to Indebtedness permitted pursuant to Section 6.01(h) and Section 6.01(i), such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being Refinanced, (c) other than in respect of Indebtedness permitted by Section 6.01(o) and Section 6.01(y), if the Indebtedness being Refinanced is by its terms subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Obligations on terms not materially less favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, taken as a whole, (d) no Permitted Refinancing Indebtedness shall have obligors or contingent obligors that were not obligors or contingent obligors (or that would not have been required to become obligors or contingent obligors) in respect of the In debtedness being Refinanced except to the extent otherwise permitted under Section 6.01 or Section 6.04 and (e) if the Indebtedness being Refinanced is (or would have been required to be) secured with the Current Asset Collateral, such Permitted Refinancing Indebtedness shall be secured on a junior basis with respect to the Current Asset Collateral pursuant to an intercreditor arrangement reasonably satisfactory to the Administrative Agent.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, individual or family trust, or other organization (whether or not a legal entity), or any government or any agency or political subdivision thereof.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4062 or Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” shall mean 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“primary obligor” shall have the meaning assigned to such term in the definition of “Guarantee.”

“Prime Rate” shall have the meaning assigned to such term in the definition of “CBFR.”

“Pro Forma Basis” shall mean, as to any calculation of the Consolidated Fixed Charge Coverage Ratio and Consolidated Total Assets for any events as described below that occur subsequent to the commencement of any period of four (4) consecutive quarters (the “Reference Period”) for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the Reference Period or in the case of Consolidated Total Assets, after giving effect thereto (it being understood and agreed that (x) unless otherwise specified, such Reference Period shall be deemed to be the four (4) consecutive fiscal quarters ending on the last day of the most recently ended fiscal quarter of the Borrower and its Subsidiaries for which financial statements are available and such pro forma adjustments shall be excluded to the extent already accounted for in the calculation of EBITDA for such period and (y) if any Person that became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any Restricted Subsidiary shall have experienced any event requiring adjustments pursuant to this definition, then such calculation shall give pro forma effect thereto for such period as if such event occurred at the beginning of such period):  (i) in making any determination of EBITDA, pro forma effect shall be given to any asset disposition of a Restricted Subsidiary, line of business, to any asset acquisition, any discontinued operation or any operational change and any Subsidiary Redesignation in each case that occurred during the Reference Period (or, in the case of determinations made with respect to any action the taking of which hereunder is subject to compliance on a Pro Forma Basis or otherwise with the Consolidated Fixed Charge Coverage Ratio (any such action, a “Restricted Action”) occur ring during the Reference Period or thereafter and through and including the date of such determination) and (ii) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness incurred or assumed and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes) incurred or permanently repaid, returned, redeemed or extinguished during the Reference Period (or, in the case of determinations made with respect to any Restricted Action, occurring during the Reference Period or thereafter and through and including the date of such determination) shall be deemed to have been incurred or repaid, returned, redeemed or extinguished at the beginning of such period (it being understood that for purposes of any calculation of the Consolidated Fixed Charge Coverage Ratio and Consolidated Total Assets, the use of proceeds of any such Indebtedness shall be taken into account in such calculation) and (y) Interest Expense of such Person attributable to (A) interest on any Indebtedness, for which pro forma effect is being given as provided in the preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination as if such rate had been actually in effect during the period for which pro forma effect is being given taking into account any interest hedging arrangements applicable to such Indebtedness, (B) any Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Borrower to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP and (C) interest on any Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Borrower or Restricted Subsidiary may designate.

Pro forma calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of the Borrower and, for any fiscal period ending on or prior to the first anniversary of any such asset acquisition, asset disposition, discontinued operation or operational change, Subsidiary Redesignation or Unrestricted Subsidiary Designation, may include adjustments to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from such asset acquisition, asset disposition, discontinued operation, operational change, or Subsidiary Redesignation and for purposes of determining compliance with the Consolidated Fixed Charge Coverage Ratio such adjustments may reflect additional operating expense reductions and other additional operating improvements and synergies that (x) would be includable in pro forma financial statements prepared in accordance with Regulation S-X and (y) such other adjustments not includable in Regulation S-X under the Securities Act for which substantially all of the steps necessary for the realization thereof have been taken or are reasonably anticipated by the Borrower to be taken in the next twelve (12)-month period following the consummation thereof and, are estimated on a good faith basis by the Borrower; provided, however that the aggregate amount of any such adjustments pursuant to clause (y) shall not exceed (together with the aggregate add back to EBITDA pursuant to clause (a)(iv) thereof with respect to the applicable four (4) fiscal quarter period) 20% of the EBITDA of the Borrower and the Restricted Subsidiaries for any four (4) fiscal quarter period (prior to giving effect to any add back pursuant to clause (a)(iv) thereof).  The Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer of the Borrower setting forth such demonstrable or additional operating expense reductions and other operating improvements or synergies and information and calculations supporting them in reasonable detail.

“Pro Rata” shall mean with respect to any Lender, a percentage (rounded to the ninth decimal place) determined (a) while Revolver Commitments are outstanding, by dividing the amount of such Lender’s Revolver Commitment by the aggregate amount of all Revolver Commitments; and (b) at any other time, by dividing the amount of such Lender’s Revolver Loans and LC Obligations by the aggregate amount of all outstanding Revolver Loans and LC Obligations.

“Prohibited Transaction” shall have the meaning assigned to such term in Section 406 of ERISA and/or Section 4975(c) of the Code.

“Projections” shall mean the projections of Holdings, the Borrower and its Subsidiaries provided to the Administrative Agent prior to the Closing Date.

“Protective Advances” shall have the meaning assigned to such term in Section 2.25.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified Capital Stock” shall mean any Equity Interest of any Person that does not by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (a) provide for scheduled payments of dividends in cash (other than at the option of the issuer) prior to the date that is, at the time of issuance of such Equity Interest, ninety-one (91) days after the Revolver Termination Date, (b) become mandatorily redeemable at the option of the holder thereof (other than for Qualified Capital Stock or pursuant to customary provisions relating to redemption upon a change of control or sale of assets) pursuant to a sinking fund obligation or otherwise prior to the date that is, at the time of issuance of such Equity Interest, ninety-one (91) days after the Revolver Termination Date or (c) become convertible or exchangeable at the option of the holder thereof for Indebtedness or Equity Interests that are not Qualified Capital Stock; provided further, that if any such Equity Interest is issued pursuant to a plan for the benefit of the employees, directors, officers, managers or consultants of Holdings (or any Parent Entity thereof), the Borrower or its Subsidiaries or by any such plan to such Persons, such Equity Interest shall not be regarded as an Equity Interest not constituting Qualified Capital Stock solely because it may be required to be repurchased by Holdings (any Parent Entity), the Borrower or its Subsidiaries in order to satisfy applicable regulatory obligations.

“Real Estate Event” means the Borrower’s satisfaction of the conditions required by Section 5.12(f) to include Mortgaged Properties in the Borrowing Base.

“Real Estate Event Amount” shall have the meaning assigned to such term in Section 5.12(f).

“Reference Period” shall have the meaning assigned to such term in the definition of “Pro Forma Basis.”

“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness,” “Refinancing” and “Refinanced” shall have meanings correlative thereto.

“Refunding Capital Stock” shall have the meaning assigned to such term in Section 6.06(l).

“Register” shall have the meaning assigned to such term in Section 9.04(b)(iv).

“Regulation FD” shall mean Regulation FD as promulgated by the U.S. Securities and Exchange Commission under the Securities Act and Exchange Act as in effect from time to time.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Reimbursement Date” shall have the meaning assigned to such term in Section 2.05(b)(i).

“Related Fund” shall mean, with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and is administered, advised or managed by (i) such Lender, (ii) an Affiliate of such Lender or (iii) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Regulated Lender Entity” shall have the meaning assigned to such term in Section 5.09(g).

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the environment.  “Released” shall have a meaning correlative thereto.

“Rent and Charges Reserve” shall mean the aggregate of (a) all past due rent and other amounts due and owing by a Loan Party to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Eligible Inventory and could legally assert a Lien on any Inventory; and (b) a reserve at least equal to two months’ rent and other periodic charges that would reasonably be expected to be payable to any such Person, unless it has executed a Lien Waiver, in each case, excluding any amounts being disputed in good faith; provided, that clause (b) shall only apply to locations in jurisdictions that are landlord lien priming jurisdictions.

“Rent Expense” shall mean, for any period, the consolidated rent expense of the Borrower and its Restricted Subsidiaries, as determined in accordance with GAAP.

“Reorganization” shall mean, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Report” shall have the meaning assigned to such term in Section 8.02(b).

“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code), other than those events as to which the thirty (30)-day notice period referred to in Section 4043(c) of ERISA has been waived.

“Required Lenders” shall mean, at any time, the Lenders holding more than 50% of the aggregate amount of Revolver Commitments and Revolver Loans outstanding at any time; provided, however the Revolver Commitments and Revolver Loans of any Defaulting Lender shall be excluded from such calculation; provided further, that if the number of Lenders, excluding Defaulting Lenders, is greater than one (1) Lender (including any Lender’s Affiliates as one (1) Person for this purpose), Required Lenders must include at least two (2) unaffiliated Lenders.

“Responsible Officer” of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

“Restricted Action” shall have the meaning assigned to such term in the definition of “Pro Forma Basis.”

“Restricted Debt Payment” shall have the meaning assigned to such term in Section 6.09(b).

“Restricted Payments” shall have the meaning assigned to such term in Section 6.06.

“Restricted Subsidiary” shall mean each Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

“Revolver Commitment” shall mean for any Lender, its obligation to make Revolver Loans and to participate in LC Obligations up to the maximum principal amount shown on Schedule 2.01, as hereafter modified pursuant to an Assignment and Acceptance to which it is a party.  “Revolver Commitments” means the aggregate amount of such commitments of all Lenders.

“Revolver Commitment Increase” shall have the meaning assigned to such term in Section 2.22(a).

“Revolver Commitment Increase Notice” shall have the meaning assigned to such term in Section 2.22(b).

“Revolver Loans” shall mean a loan made pursuant to Section 2.01, including, without duplication, any Swingline Loan (to the extent the context so requires the same) and Overadvance Loan.

“Revolver Termination Date” shall mean January 29, 2024 or, with respect to any Revolver Commitment Increase or any Revolver Loan made pursuant thereto, the date agreed to pursuant to Section 2.22.

“Revolving Facility” shall mean the Revolver Commitments and the Revolver Loans made hereunder.

“Revolving Facility Percentage” shall mean, with respect to any Lender, the percentage of the total Revolver Commitments represented by such Lender’s Revolver Commitment.  If the Revolver Commitments have terminated or expired, the Revolving Facility Percentages shall be determined based upon the Revolver Commitments most recently in effect, giving effect to any assignments pursuant to Section 9.04.

“S&P” shall mean Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business.

“Sale and Lease-Back Transaction” shall have the meaning assigned to such term in Section 6.03.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the or by the United Nations Security Council, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person directly or indirectly owned or controlled (individually or in the aggregate) by any such Person or Persons ~~described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject, or target, of any Sanctions~~.

“Sanctions”  means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by:  (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) Her Majesty’s Treasury of the United Kingdom, or (e) any other Governmental Authority with jurisdiction over any Loan Party or any of their respective Subsidiaries or Affiliates.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Second Amendment” shall mean the Second Amendment to this Agreement, dated as of January 29, 2019, by and among the Borrower, the other Loan Parties, the Administrative Agent, the Issuing Banks, the Swingline Lender and the Lenders party thereto.

“Second Amendment Effective Date” shall have the meaning assigned to the term “Amendment Effective Date” in the Second Amendment.

“Secured Bank Product Obligations” shall mean Bank Product Debt, including, without limitation, the Bank Product Debt set forth in Schedule 1.01(a) as of the date hereof, owing to a Secured Bank Product Provider, up to the maximum amount (in the case of any Secured Bank Product Provider other than J.P. Morgan and its Affiliates so long as J.P. Morgan is the Administrative Agent) reasonably specified by such provider in writing to the Administrative Agent, which amount may be established or increased (by further written notice to the Administrative Agent from time to time) as long as no Default or Event of Default exists.

“Secured Bank Product Provider” shall mean (a) J.P. Morgan or any of its Affiliates; and (b) any other Lender or Affiliate of a Lender that is providing and any Person that was a Lender or an Affiliate or a Lender at the time it provided a Bank Product (provided such provider delivers written notice to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, which has been countersigned by the Borrower to designate such Bank Product as a Secured Bank Product Obligation, (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 8.12).

“Secured Obligations” shall mean the Obligations and the Secured Bank Product Obligations.

“Secured Parties” shall mean the “Secured Parties” as defined in the Collateral Agreement.

“Securities Act” shall mean the Securities Act of 1933.

“Security Documents” shall mean the Mortgages, the Collateral Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.09.

“Settlement Report” shall mean a report summarizing Revolver Loans and participations in LC Obligations outstanding as of a given settlement date, allocated to the Lenders on a Pro Rata basis in accordance with their Revolver Commitments.

“Shrink” means Inventory which has been lost, misplaced, stolen, or is otherwise unaccounted for.

“Specified Event of Default” shall mean any Event of Default arising under Section 7.01(a) (solely relating to a material misrepresentation contained in any Borrowing Base Certificate), (b), (c), (d) (solely relating to a failure to comply with Section 5.12(c) or 6.10), (h), (i), (e)(i), (e)(ii) (solely relating to a failure to comply with clause (j) of the definition of “Collateral and Guarantee Requirement”) or (m).

“Stated Amount” means at any time the maximum amount for which a Letter of Credit may be honored.

“Statutory Reserve Rate” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentage shall include those imposed pursuant to Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Indebtedness” shall mean any unsecured Indebtedness of the Borrower or any Restricted Subsidiary that is expressly subordinated in right of payment to the Obligations.

“Subordinated Intercompany Debt” shall have the meaning assigned to such term in Section 6.01(d).

“Subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or more than 50% of the partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held by the parent.

“Subsidiary Guarantor” shall mean each Restricted Subsidiary that is a Wholly Owned Subsidiary of the Borrower, other than (a) any Foreign Subsidiary of the Borrower, (b) any Subsidiary of a Foreign Subsidiary, (c) any Unrestricted Subsidiary, (d) any Immaterial Subsidiary or (e) any Excluded Subsidiary.

“Subsidiary Redesignation” shall have the meaning assigned to such term in the definition of “Unrestricted Subsidiary.”

“Supermajority Lenders” shall mean the Lenders holding more than 66⅔% of the aggregate amount of Revolver Commitments and Revolver Loans outstanding at any time; provided, however that (i) the Revolver Commitments and Revolver Loans of any Defaulting Lender shall be excluded from such calculation and (ii) if the number of Lenders, excluding Defaulting Lenders, is greater than or equal to three (3) Lenders (including any Lender’s Affiliates as one (1) Person for this purpose), Supermajority Lenders must include at least three (3) unaffiliated Lenders.

“Swap” shall mean any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one (1) or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, provided that no phantom stock or other employee benefit plan providing for payments only on account of services provided by current or former directors, officers, employees, members of management or consultants of Holdings, the Borrower or any of their Subsidiaries shall be a Swap Agreement.

“Swap Obligation” shall mean, with respect to any Person, any obligation to pay or perform under any Swap.

“Swingline Borrowing” shall mean a Borrowing comprised of Swingline Loans.

“Swingline Lender” shall mean J.P. Morgan.

“Swingline Loan” shall mean any Borrowing of CBFR Loans funded with the Administrative Agent’s or any other Swingline Lender’s funds, until such Borrowing is settled among the Lenders or repaid by the Borrower.

“Syndication Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Tax and Trust Funds” means cash, cash equivalents or other assets comprised solely of (a) funds used for payroll and payroll taxes and other employee benefit payments to or for the benefit of such Loan Party’s employees in the current period (which may be monthly or quarterly, as applicable), (b) all taxes required to be collected, remitted or withheld in the current period (which may be monthly or quarterly, as applicable) (including, without limitation, federal and state withholding taxes (including the employer’s share thereof)) and (c) any other funds which any Loan Party holds in trust or as an escrow or fiduciary for another person (which is not a Loan Party) in the ordinary course of business.

“Tax Distributions” shall have the meaning assigned to such term in Section 6.06(f).

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties (including stamp duties), deductions, charges (including ad valorem charges) or withholdings imposed by any Governmental Authority and any and all interest and penalties related thereto.

“Term Agent” shall mean the Person from time to time acting as trustee, administrative agent and/or collateral agent under the Term Documents.

“Term Documents” shall mean the loan agreement, indenture or other principal document governing the Term Facility Debt, any guarantees issued thereunder and the collateral and security documents (and intercreditor agreements) entered into in connection therewith.

“Term Facility Debt” shall mean term Indebtedness of the Borrower or a Subsidiary Guarantor; provided that unless the Required Lenders otherwise expressly consent in writing prior to the issuance thereof, (i) no such Indebtedness shall be guaranteed by any Person other than Holdings, the Borrower or a Subsidiary Guarantor, (ii) no such Indebtedness shall have a final maturity prior to, or a Weighted Average Life to Maturity shorter than,  the date occurring ninety-one (91) days following the Revolver Termination Date, (iii) any “asset sale” mandatory prepayment provision or offer to prepay covenant included in the agreement governing such Indebtedness shall provide that the Borrower or the respective Subsidiary shall be permitted to repay obligations and terminate commitments under this Agreement before prepaying or offering to prepay such Indebtedness with the proceeds of Collateral (other than Term Priority Collateral), (iv) (a) such Indebtedness is secured by assets comprising Current Asset Collateral only on a junior-lien basis relative to the Liens on such Collateral securing the Obligations of the Loan Parties hereunder, (b) concurrently with the incurrence of any such Indebtedness, if any Liens are to be granted on Term Priority Collateral (including any assets not previously comprising Collateral) securing such Indebtedness, the Administrative Agent, for the benefit of the Secured Parties, shall have been granted valid and perfected second-priority liens pursuant to Security Documents reasonably satisfactory to the Administrative Agent in all respects, including the addition of affirmative covenants regarding further assurances with respect to new Collateral that are similar to those in the existing Loan Documents or are otherwise reasonably satisfactory to the Administrative Agent, and the Loan Parties shall have provided, at the request of the Administrative Agent, a signed copy of an opinion, addressed to the Administrative Agent, the Lenders and the other Secured Parties, of counsel to the Loan Parties reasonably acceptable to the Administrative Agent as to the requirements of this clause (b), (c) such Indebtedness is not secured by any property or assets other than the Collateral (after giving effect to clause (b)) over which a Lien has been properly granted (and perfected, if applicable) in favor of the Secured Parties, (d) the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent) and (e) the agent or other representative acting on behalf of the holders of such Indebtedness shall have become party to an intercreditor agreement reasonably satisfactory to the Administrative Agent and the Required Lenders in all respects (which shall provide that (1) the Liens on (a) the Collateral (other than Term Priority Collateral) in favor of the Administrative Agent (for the benefit of the Secured Parties) shall be senior to such Liens in favor of the holders of Term Facility Debt, and (b) the Term Priority Collateral in favor of the Administrative Agent (for the benefit of the Secured Parties) shall be junior to such Liens in favor of the holders of Term Facility Debt, (2) there shall be no Liens on any Term Priority Collateral in favor of the holders of Term Facility Debt if a Lien has not been granted over the same Collateral in favor of the Secured Parties hereunder and (3) the Secured Parties shall be (x) granted a customary license from the holders of the Term Facility Debt allowing them to use intellectual property affixed to, or required in connection with the enforcement on or Disposition of Current Asset Collateral and (y) granted customary authorization from the holders of the Term Facility Debt for access to and use of fixtures, furnishings, furniture and equipment and real estate constituting Term Priority Collateral in connection with the enforcement on or Disposition of Current Asset Collateral), as such intercreditor agreement may be amended, amended and restated, modified or supplemented from time to time in accordance with the terms hereof and thereof, and (v) the representations and warranties, covenants, and events of default, taken as a whole (excluding pricing, prepayment premiums and fees) regarding such Term Facility Debt, shall be no more onerous in any material respect than the related provisions contained in this Agreement; provided that any such terms may be more onerous to the extent they take effect after the Revolver Termination Date and that neither (1) a typical “term loan B” covenant package allowing for customary “builder” baskets and/or incurrence-based basket in lieu of actions permitted upon satisfying the requirements of “Payment Conditions”, nor (2) the addition of customary mandatory prepayments with asset sale proceeds, casualty proceeds, incurrence of non-permitted Indebtedness and/or “excess cash flow”

shall be deemed more onerous.  The incurrence of Term Facility Debt shall be deemed to be a representation and warranty by the Borrower that all conditions thereto have been satisfied in all material respects and that such incurrence is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder.

“Term Priority Collateral” shall mean, collectively, any assets of a Loan Party that do not constitute Current Asset Collateral (including any real property that has either (a) never become a Mortgaged Property hereunder, or (b) been removed from the calculation of the Borrowing Base in connection with the incurrence of Term Facility Debt after a previously existing Real Estate Event), with respect to which any security interests have been granted (or are purported to have been granted) in favor of the holders (or any agent or trustee for the holders) of any Term Facility Debt.

“Test Period” shall mean, on any date of determination, the period of four (4) consecutive fiscal quarters (taken as one (1) accounting period) of the Borrower then most recently ended for which financial statements have been most recently delivered or were required to be delivered.

“Transaction Costs” shall mean fees and expenses payable or otherwise borne by Holdings, any other Parent Entity, the Borrower and its Subsidiaries in connection with the Transactions occurring on or about the Closing Date.

“Transactions” shall mean, collectively, the transactions to occur pursuant to the Loan Documents, including (a) the execution and delivery of the Loan Documents and the initial borrowings hereunder and (b) the repayment of the Existing Debt.

“Type,” when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined.  For purposes hereof, the term “Rate” shall include the Adjusted LIBO Rate and the CBFR.

“Uniform Customs” shall have the meaning assigned to such term in Section 9.07.

“Unrestricted Subsidiary” shall mean any Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided that the Borrower shall only be permitted to so designate an Unrestricted Subsidiary (each an “Unrestricted Subsidiary Designation”) so long as (a) as of the date of such designation, no Default or Event of Default pursuant to Sections 7.01(b), (c), (h) and (i) exists or would result therefrom, (b) as of the date of such designation, the designation of such Unrestricted Subsidiary shall comply with Section 6.04, with the amount of the fair market value of any assets owned by such Unrestricted Subsidiary and any of its Subsidiaries (based on the Borrower’s or such Restricted Subsidiary’s ownership interest in such Unrestricted Subsidiary) at the time of the designation thereof being deemed an Investment pursuant to Section 6.04 (as reasonably determined by the Borrower in good faith) and (c) as of the date of such designation, the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the Borrower, certifying to such officer’s knowledge, compliance with the requirements of preceding clauses (a) and (b).  The Borrower may designate any Unrestricted

Subsidiary to be a Restricted Subsidiary for purposes of the credit documentation (each, a “Subsidiary Redesignation”); provided that (i) no Default or Event of Default pursuant to Sections 7.01(b), (c), (h) and (i) then exists or would occur as a consequence of any such Subsidiary Redesignation (including, but not limited to, under Sections 6.01 and 6.02), (ii) treating such Subsidiary Redesignation as a contribution to the Borrower of an amount equal to the fair market value of such Unrestricted Subsidiary (based on the Borrower’s or such Restricted Subsidiary’s ownership interest in such Unrestricted Subsidiary) (as reasonably determined by the Borrower in good faith) and (iii) the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the Borrower, certifying to such officer’s knowledge, compliance with the requirements of preceding clauses (i) and (ii), inclusive.

“Unrestricted Subsidiary Designation” shall have the meaning assigned to such term in the definition of “Unrestricted Subsidiary.”

“Unused Line Fee” shall have the meaning assigned to such term in Section 2.12(b).

“Unused Line Fee Rate” shall mean 0.25% per annum on the average daily unused Availability, calculated based upon the actual number of days elapsed over a 360-day year payable quarterly in arrears.

“U.S. Person” shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Adequate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107 56 (signed into law October 26, 2001)).

“U.S. Tax Compliance Certificate” shall have the meaning assigned to such term in Section 2.17(e)(B)(iii).

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing:  (a) the sum of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including a payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth that will elapse between such date and the making of such payment); by (b) the outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” of any Person shall mean a subsidiary of such Person, all of the outstanding Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares (including shares issued to foreign nationals) required pursuant to applicable law) are owned by such Person or another Wholly Owned Subsidiary of such Person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02.Terms Generally

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(a)The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined.  The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, the Loan Documents in which the reference appears unless the context shall otherwise require.

(b)Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document or other document, agreement or instrument (including any by-laws, limited partnership agreement, limited liability company agreement, articles of incorporation, certificate of limited partnership or certificate of formation, as the case may be) shall mean such Loan Document, agreement or instrument as amended, restated, amended and restated, supplemented, otherwise modified, replaced, renewed, extended or refinanced from time to time and any reference in this Agreement to any Person shall include a reference to such Person’s permitted assigns and successors-in-interest.

SECTION 1.03.Accounting Terms

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(a)Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided further that if an amendment is requested by the Borrower or the Required Lenders, then the Borrower and the Administrative Agent shall negotiate in good faith to enter into an amendment of such affected provisions (without the payment of any amendment or similar fees to the Lenders) to preserve the original intent thereof in light of such change in GAAP or the application thereof subject to the approval of the Required Lenders (not to be unreasonably withheld, conditioned or delayed); provided further that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value,” as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

(b)Notwithstanding anything to the contrary contained in paragraph (a) above or the definition of Capital Lease Obligations, in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that they were in existence on the date hereof) that would constitute Capital Lease Obligations on the date hereof shall be considered Capital Lease Obligations and all calculations and deliverables under this Agreement or any other Loan Document shall be made in accordance therewith (provided that all financial statements delivered to the Administrative Agent in accordance with the terms of this Agreement after the date of such accounting change shall contain a schedule showing the adjustments necessary to reconcile such financial statements with GAAP as in effect immediately prior to such accounting change).

SECTION 1.04.Rounding

.  Except as otherwise expressly provided herein, any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one (1) place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

SECTION 1.05.Timing of Payment or Performance

.  When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day (other than as described in the definition of CBFR, NYFRB Rate or Interest Period), the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be.

SECTION 1.06.Classification

.  For purposes of determining compliance at any time with Sections 6.01, 6.02, 6.04, 6.05, 6.06, 6.07 and 6.09, in the event that any Lien, Investment, Indebtedness, Disposition, Restricted Payment, affiliate transaction, contractual restriction or prepayment of Indebtedness meets the criteria of more than one (1) of the categories of transactions or items permitted pursuant to any clause of such Sections 6.01, 6.02, 6.04, 6.05, 6.06, 6.07 and 6.09, the Borrower, in its sole discretion, may classify or reclassify such transaction or item (or portion thereof) and will only be required to include the amount and type of such transaction (or portion thereof) in any one (1) category; provided that such transaction or item (or any portion thereof) may not be reclassified into Section 6.01(o), 6.04(r) or 6.06(k).

SECTION 1.07.References to Laws

.  Unless otherwise expressly provided herein, references to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law.

SECTION 1.08.Pro Forma

.  Notwithstanding anything to the contrary contained herein, financial ratios and tests (including the Consolidated Fixed Charge Coverage Ratio and the amount of Consolidated Total Assets) pursuant to this Agreement shall be calculated in the manner prescribed by the definition of “Pro Forma Basis.”

SECTION 1.09.Interest Rates; LIBOR Notification. The interest rate on Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021,it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in Section 2.14(b) of this Agreement, such Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Borrower, pursuant to Section 2.14, in advance of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 2.14(b), will be similar to, or produce the same value or economic equivalence of, the Adjusted LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

ARTICLE II
The Credits

SECTION 2.01.Revolver Commitments

.  Each Lender agrees, severally on a Pro Rata basis up to its Revolver Commitment, on the terms set forth herein, to make Revolver Loans to the Borrower from time to time on the Closing Date through the Commitment Revolver Termination Date.  The Revolver Loans may be repaid and reborrowed as provided herein.  In no event shall the Lenders have any obligation to honor a request for a Revolver Loan if the unpaid balance of Revolver Loans outstanding at such time (including the requested Revolver Loan) would exceed the Line Cap.

SECTION 2.02.Loans and Borrowings

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(a)All Loans shall be made by the Lenders ratably in accordance with their respective Revolver Commitments.  The failure of any Lender to make any Revolver Loan required to be made by it shall not relieve any other Lender of its obligations hereunder.

(b)Subject to Section 2.14, each Borrowing (other than a Swingline Borrowing) shall be (i) comprised entirely of CBFR Loans or Eurodollar Loans as the Borrower may request in accordance herewith and (ii) (x) in the case of Eurodollar Loans, in a minimum amount of $1,000,000, or an increment of $100,000 in excess thereof or (y) in the case of CBFR Loans, no minimum amount or predetermined increment shall apply.  Each Swingline Borrowing shall be a CBFR Borrowing.  Each Lender at its option may make any CBFR Loan or Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Revolver Loan; provided that, any exercise of such option shall not affect the obligation of the Borrower to repay such Revolver Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.15 or 2.17 solely in respect of increased costs resulting from such exercise and existing at the time of such exercise.

(c)Borrowings of more than one Type may be outstanding at the same time; provided that, without the consent of the Administrative Agent, there shall not at any time be more than a total of ten (10) Eurodollar Borrowings outstanding.

(d)Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolver Termination Date.

SECTION 2.03.Requests for Borrowings and Notices

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(a)To request a Borrowing of Revolver Loans, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 p.m., Local Time, three (3) Business Days before the date of the proposed Borrowing or (b) in the case of a CBFR Borrowing, not later than 12:00 p.m., Local Time, on the date of the proposed Borrowing.  Such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, fax or other electronic transmission (including by “.pdf” or “.tif”) to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower.  Such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)the aggregate amount of the requested Borrowing;

(ii)the date of such Borrowing, which shall be a Business Day;

(iii)whether such Borrowing is to be a CBFR Borrowing or a Eurodollar Borrowing;

(iv)in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)the location and number of the Borrower’s account to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a CBFR Borrowing.  If no Interest Period is specified with respect to a requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected a Eurodollar Borrowing with an Interest Period of one (1) month’s duration.  Promptly following receipt of the Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Revolver Loan to be made as part of the requested Borrowing.

SECTION 2.04.Swingline Loans; Settlement

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(a)The Administrative Agent may, but shall not be obligated to, advance Swingline Loans to the Borrower, up to an aggregate outstanding amount of $20,000,000.  Each Swingline Loan shall constitute a Revolver Loan for all purposes, except that payments thereon shall be made to the Administrative Agent for its own account.  The obligation of the Borrower to repay Swingline Loans shall be evidenced by the records of the Administrative Agent and need not be evidenced by any promissory note.  The Borrower acknowledges that in the event that a reallocation of the Swingline Loan Fronting Exposure of a Defaulting Lender pursuant to Section 2.21 does not fully cover the Swingline Loan Fronting Exposure of such Defaulting Lender, the Administrative Agent may require the Borrower to, at its option, prepay or Cash Collateralize such remaining Fronting Exposure in respect of each outstanding Swingline Loan and will have no obligation to issue new Swingline Loans, or to extend or renew existing Swingline Loans to the extent such Fronting Exposure would exceed the commitments of the non-Defaulting Lenders, unless such remaining Fronting Exposure is Cash Collateralized.

(b)Settlement among the Lenders and the Administrative Agent with respect to Swingline Loans and other Revolver Loans shall take place on a date determined from time to time by the Administrative Agent (but at least weekly), in accordance with the Settlement Report delivered by the Administrative Agent to the Lenders.  Between settlement dates, the Administrative Agent may in its discretion apply principal payments on Revolver Loans to Swingline Loans, regardless of any designation by the Borrower or any provision herein to the contrary.  Each Lender’s obligation to make settlements with the Administrative Agent is absolute and unconditional, without offset, counterclaim or other defense, and whether or not the Revolver Commitments have terminated, an Overadvance exists or the conditions in Section 4.02 are satisfied.  If, due to an Insolvency Proceeding with respect to the Borrower or otherwise, any Swingline Loan may not be settled among the Lenders hereunder, then each Lender shall be deemed to have purchased from the Administrative Agent a Pro Rata participation in each unpaid Swingline Loan and shall transfer the amount of such participation to the Administrative Agent, in immediately available funds, within one Business Day after the Administrative Agent’s request therefor.

(c)Provisions Related to Revolver Commitment Increases with Respect to Swingline Loans.  If the maturity date in respect of any tranche of Revolver Commitments occurs at a time when another tranche or tranches of Revolver Commitments is or are in effect with a longer maturity date, then on the earliest occurring maturity date all then outstanding Swingline Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swingline Loans as a result of the occurrence of such maturity date); provided, however, that if on the occurrence of such earliest maturity date (after giving effect to any repayments of Revolver Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.05(b)), there shall exist sufficient unutilized or Revolver Commitment Increases so that the respective outstanding Swingline Loans could be incurred pursuant to the Revolver Commitment Increases which will remain in effect after the occurrence of such maturity date, then there shall be an automatic adjustment on such date of the participations in such Swingline Loans and the same shall be deemed to have been incurred solely pursuant to the relevant or Revolver Commitment Increases, and such Swingline Loans shall not be so required to be repaid in full on such earliest maturity date.

SECTION 2.05.Letters of Credit

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(a)Issuance of Letters of Credit.  At any time on or after the Second Amendment Effective Date, the Issuing Banks shall issue, subject to Section 2.05(e), Letters of Credit denominated in Dollars totaling up to a maximum amount equal to  the Initial Letter of Credit Subline, or, at any time on or after  a Letter of Credit Increase Event, the Increased Letter of Credit Subline, in aggregate principal amount from time to time until 30 days prior to the Revolver Termination Date (or until the Commitment Revolver Termination Date, if earlier), on the terms set forth herein, including the following:

(i)The Borrower acknowledges that the Issuing Bank’s issuance of any Letter of Credit is conditioned upon the Issuing Bank’s receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as the Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount.  The Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) the Issuing Bank receives a LC Request and LC Application at least 3 Business Days (or shorter period of time as may be agreed by the Administrative Agent and the applicable Issuing Bank in their reasonable discretion) prior to the requested date of issuance; and (ii) each LC Condition is satisfied.  If, in sufficient time to act, the Issuing Bank receives written notice from Required Lenders that a LC Condition has not been satisfied, the Issuing Bank shall not issue the requested Letter of Credit.  Prior to receipt of any such notice, the Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.  In the event that a reallocation of the Fronting Exposure with respect to LC Obligations of a Defaulting Lender pursuant to Section 2.21(a) does not fully cover the Fronting Exposure with respect to LC Obligations of such Defaulting Lender and such Defaulting Lender has not Cash Collateralized its obligations or otherwise made arrangements reasonably satisfactory to the Issuing Bank, the applicable Issuing Bank may require the Borrower to Cash Collateralize such remaining Fronting Exposure in respect of each outstanding Letter of Credit and will have no obligation to issue new Letters of Credit, or to extend, renew or amend existing Letters of Credit to the extent the Fronting Exposure with respect to LC Obligations would exceed the commitments of the non-Defaulting Lenders, unless such remaining Fronting Exposure with respect to LC Obligations is Cash Collateralized.

(ii)Letters of Credit may be requested by the Borrower to support obligations incurred in the ordinary course of business, to backstop or replace Existing Letters of Credit through the issuance of new Letters of Credit for the account of the issuers of such Existing Letters of Credit (including, by “grandfathering” such Existing Letters of Credit in this Agreement which shall, for the avoidance of doubt, be deemed issued pursuant to this Agreement), for any purpose permitted under this Agreement and the other Loan Documents or as otherwise approved by the Administrative Agent.  The amendment, renewal or extension of any Letter of Credit shall be treated as the issuance of a new Letter of Credit, except that delivery of a new LC Application may be required or waived at the discretion of the Issuing Bank.

(iii)The Borrower assumes all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary.  In connection with issuance of any Letter of Credit, none of the Administrative Agent, the Issuing Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any LC Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any LC Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any LC Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or LC Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and the Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e‑mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of the Issuing Bank, the Administrative Agent or any Lender, including any act or omission of a Governmental Authority.  The Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against the Borrower is discharged with proceeds of any Letter of Credit.

(iv)In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, the Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by the Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person.  The Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts.  The Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents

(v)Notwithstanding anything to the contrary in this Section 2.05(a), the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise reasonable care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, that are the result of gross negligence, bad faith or willful misconduct on the part of the applicable Issuing Bank.

(vi)For the avoidance of doubt, (a) no LC Documents shall (i) contain any representations and warranties, covenants or events of default not set forth in this Agreement and any representations and warranties, covenants and events of default shall be subject to the same qualifiers, exceptions and exclusions as those set forth in this Agreement or (ii) provide for any collateral security or Liens and (b) to the extent any of the foregoing provisions are contained therein and not contained herein, then such provisions shall be rendered null and void and any such qualifiers, exceptions and exclusions contained herein shall be deemed incorporated therein, mutatis mutandis.

(b)Reimbursement; Participations.

(i)If the Issuing Bank honors any request for payment under a Letter of Credit, the Borrower shall pay to the Issuing Bank, by 1:00 p.m. (Local Time) (or such later time as the Administrative Agent may agree) within one Business Day following receipt by the Borrower of notice from the relevant Issuing Bank (“Reimbursement Date”), the amount paid by the Issuing Bank under such Letter of Credit, together with interest at the interest rate for CBFR Loans from the Reimbursement Date until payment by the Borrower.  The obligation of the Borrower to reimburse the Issuing Bank for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable and, subject to Section 2.05(a)(v), shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that the Borrower may have at any time against the beneficiary.  Unless the Borrower notifies the Administrative Agent that it intends to reimburse the Issuing Bank for a drawing under a Letter of Credit, whether or not the Borrower submits a Borrowing Request, the Borrower shall be deemed to have requested a Borrowing of CBFR Loans in an amount necessary to pay all amounts due to the Issuing Bank on any Reimbursement Date and each Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Revolver Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 4.02 are satisfied.  Upon the issuance of a Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from the Issuing Bank, without recourse or warranty, an undivided Pro Rata interest and participation in all LC Obligations relating to the Letter of Credit.  If the Issuing Bank makes any payment under a Letter of Credit and the Borrower does not reimburse such payment on the Reimbursement Date, the Administrative Agent shall promptly notify the Lenders and each Lender shall promptly (within one Business Day) and unconditionally pay to the Administrative Agent, for the benefit of the Issuing Bank, the Lender’s Pro Rata share of such payment.

(ii)The obligation of each Lender to make payments to the Administrative Agent for the account of the Issuing Bank in connection with the Issuing Bank’s payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of:  any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Loan Party may have with respect to any Obligations.  The Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by the Borrower or other Person of any obligations under any LC Documents.  The Issuing Bank does not make to the Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, LC Documents or any Loan Party.  The Issuing Bank shall not be responsible to any Lender for:  any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Loan Party.

(iii)No Issuing Bank shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any LC Documents except as a result of its actual gross negligence, bad faith or willful misconduct.  The Issuing Bank shall not have any liability to any Lender if the Issuing Bank refrains from any action under any Letter of Credit or LC Documents until it receives written instructions from Required Lenders.

(c)Cash Collateral.  Except as otherwise provided herein, if any LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default has occurred and is continuing, (b) that Availability is less than zero, (c) after the Commitment Revolver Termination Date, or (d) within 5 Business Days prior to the Revolver Termination Date, then the Borrower shall, at the Issuing Bank’s or the Administrative Agent’s request, Cash Collateralize the stated amount of all outstanding Letters of Credit (at 100% in the case of clause (b), and otherwise at 103%) and pay to the Issuing Bank the amount of all other LC Obligations.  If the Borrower fails to provide any Cash Collateral as required hereunder, the Administrative Agent may (and shall upon direction of Required Lenders) advance, as Revolver Loans, the amount of the Cash Collateral required (whether or not the Revolver Commitments have terminated, an Overadvance exists or the conditions in Section 4.02 are satisfied).

(d)Provisions Related to Revolver Commitment Increases with respect to Letters of Credit.  If the maturity date in respect of any tranche of Revolver Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other tranches of Revolver Commitments in respect of which the maturity date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Lenders to purchase participations therein and to make Revolver Loans and payments in respect thereof pursuant to Section 2.05(b) under (and ratably participated in by the Lenders pursuant to) the Revolver Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolver Commitments thereunder at such time (it being understood that no partial Stated Amount of any Letter of Credit may be so reallocated)) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.05(c).  Commencing with the maturity date of any tranche of Revolver Commitments, the sublimit for Letters of Credit shall be agreed with the Lenders under the extended tranches.

(e)Resignation or Removal of the Issuing Bank.  The Issuing Bank may resign at any time upon at least 30 days’ prior notice to the Administrative Agent and the Borrower.  Any Issuing

Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank.  On the effective date of such resignation or replacement, the Issuing Bank shall have no further obligation to issue, amend, renew, extend or otherwise modify any Letter of Credit, but shall continue to have all rights and obligations of an Issuing Bank hereunder, including under Sections 2.05, 8.06, and 9.05, relating to any Letter of Credit issued prior to such date.  The Administrative Agent shall promptly appoint a replacement Issuing Bank, which, as long as no Event of Default under Sections 7.01(b), (c), (h) (with respect to the Borrower only) and (i) (with respect to the Borrower only) has occurred and is continuing, shall be reasonably acceptable to the Borrower.

SECTION 2.06.Funding of Borrowings

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(a)Each Lender shall make a Revolver Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04.  The Administrative Agent will make the proceeds of such Revolver Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account designated by the Borrower in the applicable Borrowing Request.

(b)Unless the Administrative Agent shall have received notice from a Lender prior to the date of the Borrowing Request that such Lender will not make available to the Administrative Agent such Lender’s share of the Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower agrees to pay to the Administrative Agent (provided, that any such payment by the Borrower to the Administrative Agent is without prejudice to any claim the Borrower may have against such applicable Lender) forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to CBFR Loans.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Revolver Loan included in such Borrowing.

SECTION 2.07.Interest Elections

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(a)Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Revolver Loans comprising such Borrowing, and the Revolver Loans comprising each such portion shall be considered a separate Borrowing.  This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly (but in any event on the same Business Day) by hand delivery, fax or other electronic transmission (including by “.pdf” or “.tif”) to the Administrative Agent of a written Interest Election Request in the form of Exhibit D and signed by the Borrower.

(c)Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)whether the resulting Borrowing is to be a CBFR Borrowing or a Eurodollar Borrowing;

(iv)if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)following any notice from the Administrative Agent contemplated by clause (e) of this Section 2.07, as of the date of such Interest Election Request, no event shall have occurred and be continuing or would result from the consummation of the conversion and/or continuation contemplated thereby that would constitute an Event of Default.

(d)Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a CBFR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to a CBFR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08.Repayment of Loans; Termination of Revolver Commitments

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(a)Revolver Loans shall be due and payable in full on the Revolver Termination Date, unless payment is sooner required hereunder.  Revolver Loans may be prepaid from time to time, without penalty or premium.

(b)To the extent that at any time outstanding Revolver Loans and LC Obligations exceed the Line Cap, the Borrower shall within three (3) Business Days first repay such outstanding Revolver Loans (and thereafter Cash Collateralize such outstanding LC Obligations at 100% of the face value thereof, to the extent remaining) in an amount equal to such excess.

(c)The Revolver Commitments shall terminate on the Revolver Termination Date, unless sooner terminated in accordance with this Agreement.  Upon at least 3 days (or such shorter period of time as the Administrative Agent may agree in its reasonable discretion) prior written notice to the Administrative Agent at any time, the Borrower may, at its option, terminate the Revolver Commitments and this Agreement.  Any notice of termination given by the Borrower shall be irrevocable; provided that such notice may state that such notice is conditioned upon the effectiveness of other credit facilities or transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  On the Revolver Termination Date, the Borrower shall make Full Payment of all Obligations.

(d)The Borrower may permanently reduce the Revolver Commitments, on a Pro Rata basis for each Lender, upon at least 5 days (or such shorter period of time as the Administrative Agent may agree in its reasonable discretion) prior written notice to the Administrative Agent delivered at any time, which notice shall specify the amount of the reduction and shall be irrevocable once given.  Each reduction shall be in a minimum amount of $1,000,000, or an increment of $100,000 in excess thereof.

SECTION 2.09.Evidence of Debt

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(a)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from the Revolver Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)The Administrative Agent (or its agent or sub-agent appointed by it) shall maintain the Register, as set forth in Section 9.04(b)(iv), in which it shall record (i) the amount of each Revolver Loan made hereunder and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(c)The entries made in the accounts maintained pursuant to paragraph (a) or (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Revolver Loans in accordance with the terms of this Agreement and, provided further that in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(d)Any Lender may request that the Revolver Loans made by it be evidenced by a promissory note (a “Note”) in the form of Exhibit M.  In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and the Borrower.  Thereafter, the Revolver Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one

(1) or more promissory notes in such form payable to the payee named therein, unless such Note is surrendered to the Borrower.

SECTION 2.10.Application of Payment in the Dominion Accounts

.  Upon delivery of a written notice to the Borrower from the Administrative Agent that specifies that “cash dominion” is being instituted, the ledger balance in the Dominion Account as of the end of a Business Day shall be applied to reduce the outstanding Secured Obligations at the beginning of the next Business Day during any Liquidity Period.  During a Liquidity Period, the Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds in the Dominion Account or any Deposit Account subject to a Deposit Account Control Agreement, and agrees that the Administrative Agent shall have the continuing, exclusive right to apply and reapply the same against the outstanding Secured Obligations, in accordance with the terms of this Agreement and the other Loan Documents.

SECTION 2.11.[Reserved]

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SECTION 2.12.Fees

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(a)The Borrower agrees to pay to the Administrative Agent, for the account of the Administrative Agent, the agency fees set forth in the Fee Letter, at the times and in the amount specified therein (the “Agency Fees”).

(b)Unused Line Fee.  The Borrower shall pay to the Administrative Agent, for the Pro Rata benefit of the Lenders (other than any Defaulting Lender), a fee equal to the Unused Line Fee Rate multiplied by the amount by which the Revolver Commitments (other than Revolver Commitments of a Defaulting Lender) exceed the average daily balance of outstanding Revolver Loans and stated amount of outstanding Letters of Credit during any fiscal quarter (such fee, the “Unused Line Fee”).  Such fee shall be payable in arrears, on the first calendar day of each fiscal quarter.

(c)LC Facility Fees.  The Borrower shall pay (a) to the Administrative Agent, for the Pro Rata benefit of the Lenders, a fee equal to (i) the Applicable Margin in effect for Eurodollar Loans times the average daily Stated Amount of outstanding “standby” Letters of Credit and (ii) 50% of such Applicable Margin times the average daily Stated Amount of outstanding “commercial” Letters of Credit, in each case, which fee shall be payable in arrears, on the first Business Day of each fiscal quarter; (b) to the applicable Issuing Bank, for its own account, a fronting fee not in excess of 0.125% per annum of the Stated Amount of each Letter of Credit (“Issuing Bank Fee”), which fee shall be calculated based upon the actual number of days elapsed over a 360-day year and payable in arrears, on the first calendar day of each fiscal quarter (it being understood that any Issuing Bank Fee payable to Wells Fargo Bank, N.A., in its capacity as Issuing Bank, will be payable in arrears, on the first Business Day of each fiscal quarter); and (c) to the applicable Issuing Bank, for its own account, all customary charges associated with the issuance, registration, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, which charges shall be paid as and when incurred upon demand (all fees pursuant to this clause (c), together with the Agency Fees and the Unused Line Fees, the “Fees”).

(d)All Fees shall be paid on the dates due, in dollars in immediately available funds, to the Administrative Agent.  Once paid, none of the Fees shall be refundable under any circumstances unless otherwise provided in the Fee Letter.

(e)Closing Fee.  The Borrower agrees to pay on the Closing Date to each Lender party to this Agreement on the Closing Date, as compensation for the making of such Revolver Commitment, a closing fee (the “Closing Fee”) in an amount equal to 0.15% of the stated principal amount of such Lender’s Revolver Commitment on the Closing Date.  Such Closing Fee will be in all respects fully earned, due and payable on the Closing Date and non‑refundable and non-creditable thereafter.

SECTION 2.13.Interest

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(a)The Revolver Loans comprising each CBFR Borrowing shall bear interest at the CBFR plus the Applicable Margin.

(b)The Revolver Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)Notwithstanding the foregoing, if any principal of or interest on any Revolver Loan or any Fees or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise or any Event of Default under Section 7.01(h) or (i) exists, all overdue amounts shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of, or interest on, any Revolver Loan, 2% plus the rate otherwise applicable to such Revolver Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to CBFR Loans as provided in paragraph (a) of this Section (in each case, the “Default Rate”).

(d)Accrued interest on each Revolver Loan shall be payable in arrears on each Interest Payment Date for such Revolver Loan and on the Revolver Termination Date; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Revolver Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Eurodollar Loan shall be payable on the effective date of such conversion.

(e)All interest hereunder shall be computed on the basis of a year of three hundred sixty (360) days, except that interest computed by reference to the CBFR at times when the CBFR is based on the Prime Rate shall be computed on the basis of a year of three hundred sixty-five (365) days (or three hundred sixty-six (366) days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable CBFR, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14.Alternate Rate of Interest

.  (a) If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

i.the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including because the LIBO Screen Rate is not available or published on a current basis), for such Interest Period; or

ii.the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Revolver Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give written notice thereof to the Borrower and the Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and such Borrowing shall be converted to or continued as on the last day of the Interest Period applicable thereto a CBFR Borrowing, and (B) if the Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as a CBFR Borrowing.

(b) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but either (w) the supervisor for the administrator of the LIBO Screen Rate has made a public statement that the administrator of the LIBO Screen Rate is insolvent (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (x) the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (y) the supervisor for the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate may no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 9.08, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii)(w), clause (ii)(x) or clause (ii)(y) of the first sentence of this Section 2.14(b), only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (y) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an CBFR Borrowing.

SECTION 2.15.Increased Costs

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(a)If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or Issuing Bank; or

(ii)subject any Lender Party to any Taxes (other than (A) Indemnified Taxes paid or payable under Section 2.17, (B) Other Taxes and (C) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on any Lender or Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then within thirty (30) days of receipt of a certificate of the type specified in paragraph (d) below the Borrower will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

(b)If any Lender or Issuing Bank determines that any Change in Law regarding capital requirements or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Revolver Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such or Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time within thirty (30) days of receipt of a certificate of the type specified in paragraph (d) below the Borrower shall pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)Notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented.

(d)A certificate of a Lender or an Issuing Bank setting forth in reasonable detail the calculation of the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error; provided that such certificate from each such Lender or Issuing Bank shall contain a certification to the Borrower that such Lender or Issuing Bank is generally requiring reimbursement for the relevant amounts from similarly situated borrowers under comparable syndicated credit facilities.  The Borrower shall pay such Lender or Issuing Bank, as applicable, the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

(e)Promptly after any Lender or any Issuing Bank has determined that it will make a request for increased compensation pursuant to this Section 2.15, such Lender or Issuing Bank shall notify the Borrower thereof.  Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than ninety (90) days prior to the date that such Lender or Issuing Bank, as applicable, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the ninety (90) day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16.Break Funding Payments

.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (excluding loss of margin).  Such loss, cost and expense to any Lender shall be deemed to be the amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan but exclusive of the Applicable Margin relating thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for U.S. Dollar deposits of a comparable amount and period from other banks in the eurodollar market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

SECTION 2.17.Taxes

.

(a)Any and all payments by or on account of any obligation of any Loan Party hereunder shall be made free and clear of and without deduction or withholding for any Indemnified Taxes or Other Taxes; provided that if a Loan Party or other applicable withholding agent shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, any Lender or any Issuing Bank, as applicable, receives an amount equal to the sum it would have received had no such deduc tions been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)Each Loan Party shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as applicable, on or with respect to any payment by or on account of any obligation of such Loan Party hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto.  A certificate as to the amount of such payment or liability, prepared in good faith and delivered to such Loan Party by a Lender or an Issuing Bank or by the Administrative Agent on its own behalf, on behalf of another Agent or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(d)As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)(i)  Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two (2) sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this

Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)executed originals of IRS Form W-8ECI;

(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E; or

(4)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one (1) or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under

FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)If the Administrative Agent or a Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which such Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes imposed with respect to such refund) as is determined by the Administrative Agent or Lender and in its sole discretion, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay as soon as reasonably practicable the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This Section 2.17(f) shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Loan Parties or any other Person.

(g)Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Loan Parties to do so) and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register, in either case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (g).

(h)For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and the Swingline Lender.

SECTION 2.18.Payments Generally; Pro Rata Treatment; Sharing of Set‑offs

.

(a)Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of L/C Disbursements, or of amounts payable under Section 2.15, 2.16, or 2.17, or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower by the Administrative Agent, except payments to be made directly to the applicable Issuing Bank or the Swingline Lender as expressly provided herein.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  All payments hereunder shall be made in Dollars.  Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b)If at any time insufficient funds are received by and available to the Administrative Agent from the Borrower to pay fully all amounts of principal, unreimbursed L/C Disbursements, interest and fees then due from the Borrower hereunder, such funds (except as otherwise provided in the Collateral Agreement with respect to the application of amounts realized from the Collateral) shall be applied (i) first, towards payment of interest and fees then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed L/C Disbursements then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed L/C Disbursements then due to such parties.

(c)If (other than (x) any payment obtained by a Lender as consideration for the assignment or sale of a participation in any of its Revolver Loans to any assignee or participant, including any assignee or participation that is a Loan Party or any of its Affiliates or (y) as otherwise expressly provided elsewhere herein, including, without limitation, as provided in or contemplated by Section 9.04(f)) any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolver Loans or participations in L/C Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolver Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolver Loans and participations in L/C Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolver Loans and participations in L/C Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement.  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as applicable, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b), 2.05(b), 2.06(b) or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

(f)Each borrowing by the Borrower from the Lenders hereunder shall be made pro rata according to the respective Revolving Facility Percentages of the relevant Lenders.

SECTION 2.19.Mitigation Obligations; Replacement of Lenders

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(a)If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Revolver Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender is a Defaulting Lender or becomes an Affected Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (i) terminate the Revolver Commitments of such Lender and repay all Obligations of the Borrower owing to such Lender relating to the Revolver Loans and participations held by such Lender as of such termination date or (ii) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Revolver Loans, participations in L/C Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments, (iv) the Borrower shall be liable to such Lender under Section 2.16 if any Eurodollar Loan owing to such Lender is repaid or purchased other than on the last day of the Interest Period relating thereto, (v) such assignment shall otherwise comply with Section 9.04 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein) and (vi) until such time as such Revolver Commitments are terminated, obligations are repaid or such assignment is consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.15 or Section 2.17, as the case may be.  Nothing in this Section 2.19 shall be deemed to prejudice any rights that the Borrower, the Administrative Agent or any Lender may have against any replaced Lender.  Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.19(b).

(c)If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.08 requires the consent of all of the Lenders or all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non‑Consenting Lender by (i) terminating the Revolver Commitments of such Lender and repaying all obligations of the Borrower owing to such Lender relating to the Revolver Loans and participations held by such Lender as of such termination date or (ii) requiring such Non‑Consenting Lender to assign (in accordance with and subject to the restrictions contained in Section 9.04) all or the affected portion of its Revolver Loans and its Revolver Commitments hereunder to one (1) or more assignees, provided that:  (a) all Obligations of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon, (c) the Borrower shall be liable to such Lender under Section 2.16 if any Eurodollar Loan owing to such Lender is repaid or purchased other than on the last day of the Interest Period relating thereto, (d) such assignment shall otherwise comply with Section 9.04 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein) and (e) the replacement Lender shall grant its consent with respect to the applicable proposed amendment, waiver, discharge or termination.  Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.19(c).

SECTION 2.20.Illegality

.  If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable Lending Office to make or maintain any Eurodollar Loans, then, on notice thereof by such Lender to the Borrower through the Administrative Agent (at which time such Lender shall be deemed an “Affected Lender”), any obligations of such Affected Lender to make or continue Eurodollar Loans or to convert CBFR Borrowings to Eurodollar Borrowings shall be suspended until such Affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrower shall upon demand from such Affected Lender (with a copy to the Administrative Agent), either convert all Eurodollar Borrowings of such Affected Lender to CBFR Borrowings, either on the last day of the Interest Period therefor, if such Affected Lender may lawfully continue to maintain such Eurodollar Borrowings to such day, or immediately, if such Affected Lender may not lawfully continue to maintain such Loans.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

SECTION 2.21.Defaulting Lenders

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(a)Reallocation of Pro Rata Share; Amendments.  For purposes of determining the Lenders’ obligations to fund or acquire participations in Revolver Loans (including Swingline Loans) or Letters of Credit, the Administrative Agent may exclude the Revolver Commitments and Revolver Loans of any Defaulting Lender(s) from the calculation of Pro Rata shares and any Revolver Commitments or Fronting Exposure of any such Defaulting Lender shall automatically be reallocated among the non-Defaulting Lenders Pro Rata in accordance with their Revolver Commitments up to an amount such that the Revolver Commitment of each non-Defaulting Lender does not exceed its Revolver Commitments, so long as the conditions set forth in Section 4.02 are satisfied at the time of such reallocation.  A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 9.08.

(b)Payments; Fees.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of a Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.06), shall be applied at such time or times as may be determined by the Administrative Agent as follows:  first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a Pro Rata basis of any amounts owing by that Defaulting Lender to any applicable Issuing Banks and Swingline Lenders hereunder; third, if so reasonably determined by the Administrative Agent or reasonably requested by the applicable Issuing Bank or Swingline Lender, to be held as Cash Collateral at a rate of 100% of the Fronting Exposure of such Defaulting Lender; fourth, to the funding of any Revolver Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent or the Borrower, to be held in a deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Revolver Loans under this Agreement and to Cash Collateralize any Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or any Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Revolver Loans or LC Obligations in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Revolver Loans or LC Obligations were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Revolver Loans of, and LC Obligations owed to, all non-Defaulting Lenders on a Pro Rata basis prior to being applied to the payment of any Revolver Loans of, or LC Obligations owed to, that Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.21(b) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.  A Lender shall not be entitled to receive any fees accruing hereunder during the period in which it is a Defaulting Lender, and the unfunded portion of its Revolver Commitment shall be disregarded for purposes of calculating the Unused Line Fee Rate under Section 2.12(b).  To the extent any LC Obligations owing to a Defaulting Lender are reallocated to other Lenders, Letter of Credit fees attributable to such LC Obligations under Section 2.12(c) shall be paid to such other Lenders.  The Administrative Agent shall be paid all Letter of Credit fees attributable to LC Obligations that are not so reallocated.

(c)Cure.  The Borrower, the Administrative Agent and the Issuing Bank may agree in writing that a Lender is no longer a Defaulting Lender.  At such time, Pro Rata shares shall be reallocated without exclusion of such Lender’s Revolver Commitments and Revolver Loans, and all outstanding Revolver Loans, LC Obligations and other exposures under the Revolver Commitments shall be reallocated among the Lenders and settled by the Administrative Agent (with appropriate payments by the reinstated Lender) in accordance with the readjusted Pro Rata shares.  Unless expressly agreed in writing by the Borrower, the Administrative Agent and the Issuing Bank (each of which shall make such determination, in its sole discretion), no reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender.  The failure of any Lender to fund a Revolver Loan, to make a payment in respect of LC Obligations or otherwise to perform its obligations hereunder shall not relieve any other Lender of its obligations, and no Lender shall be responsible for default by another Lender.  No reallocation hereunder shall constitute a wavier or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

SECTION 2.22.Revolver Commitment Increase

.

(a)Subject to the terms and conditions set forth herein, after the Closing Date, the Borrower shall have the right to request, by written notice to the Administrative Agent, an increase in the Revolver Commitments (a “Revolver Commitment Increase”) in an aggregate amount not to exceed $100,000,000; provided that (a) the Borrower shall only be permitted to request five (5) Revolver Commitment Increases during the term of this Agreement, (b) any Revolver Commitment Increase shall be in a minimum amount of $10,000,000, and (c) after giving effect to all such Revolver Commitment Increases, the aggregate amount of the Revolver Commitments outstanding shall not exceed $280,000,000.

(b)Each notice submitted pursuant to this Section 2.22 (a “Revolver Commitment Increase Notice”) requesting a Revolver Commitment Increase shall specify the amount of the increase in the Revolver Commitments being requested.  Upon receipt of a Revolver Commitment Increase Notice, the Administrative Agent may (at the direction of the Borrower) promptly notify the Lenders and each Lender may (subject to the Borrower’s consent) have the right to elect to have its Revolver Commitment increased by its Pro Rata share (it being understood and agreed that a Lender may elect to have its Revolver Commitment increased in excess of its Pro Rata share in its discretion if any other Lender declines to participate in the Revolver Commitment Increase) of the requested increase in Revolver Commitments; provided that (i) each Lender may elect or decline, in its sole discretion, to have its Revolver Commitment increased in connection with any requested Revolver Commitment Increase, it being understood that no Lender shall be obligated to increase its Revolver Commitment or make any Revolver Loan under any Revolver Commitment Increase unless it, in its sole discretion, so agrees and, if a Lender fails to respond to any Revolver Commitment Increase Notice within five (5) Business Days after such Lender’s receipt of such request, such Lender shall be deemed to have declined to participate in such Revolver Commitment Increase, (ii) if any Lender declines to participate in any Revolver Commitment Increase and, as a result, commitments from additional financial institutions are required in connection with the Revolver Commitment Increase, any Person or Persons providing such commitment shall be subject to the written consent of the Administrative Agent, the Swingline Lender and the Issuing Bank (such consent not to be unreasonably withheld or delayed), if such consent would be required pursuant to the definition of Eligible Assignee and (iii) in no event shall a Defaulting Lender be entitled to participate in such Revolver Commitment Increase.  In the event that any Lender or other Person agrees to participate in any Revolver Commitment Increase (each an “Increase Loan Lender”), such Revolver Commitment Increase shall become effective on such date as shall be mutually agreed upon by the Increase Loan Lenders and the Borrower, which date shall be as soon as practicable after the date of receipt of the Revolver Commitment Increase Notice (such date, the “Increase Date”); provided that the establishment of such Revolver Commitment Increase and the obligation of such Increase Loan Lenders to make the Revolver Loans thereunder shall be subject to the satisfaction of each of the following conditions:  (1) no Event of Default would exist after giving effect thereto; (2) the Revolver Commitment Increase shall be effected pursuant to one or more joinder agreements executed and delivered by the Borrower, the Administrative Agent, and the Increase Loan Lenders, each of which shall be reasonably satisfactory to the Borrower, the Administrative Agent, and the Increase Loan Lenders; (3) Loan Parties shall execute and deliver or cause to be executed and delivered to the Administrative Agent such amendments to the Loan Documents, legal opinions and other documents as the Administrative Agent may reasonably request in connection with any such transaction, which amendments, legal opinions and other documents shall be reasonably satisfactory to the Administrative Agent; and (4) the Borrower shall have paid to the Administrative Agent and the Lenders such additional fees as may be required to be paid by the Borrower in connection therewith.

(c)On the Increase Date, upon fulfillment of the conditions set forth in this Section 2.22, (i) the Administrative Agent shall effect a settlement of all outstanding Revolver Loans among the Lenders that will reflect the adjustments to the Revolver Commitments of the Lenders as a result of the Revolver Commitment Increase, (ii) the Administrative Agent shall notify the Lenders and Loan Parties of the occurrence of the Revolver Commitment Increase to be effected on the Increase Date, (iii) Schedule 2.01 shall be deemed modified to reflect the revised Revolver Commitments of the affected the Lenders and (iv) Notes will be issued, at the expense of the Borrower, to any Lender participating in the Revolver Commitment Increase and requesting a Note.

(d)The terms and provisions of the Revolver Commitment Increase shall be identical to the Revolver Loans and the Revolver Commitments (other than with respect to fees) and, for purposes of this Agreement and the other Loan Documents, all Revolver Loans made under the Revolver Commitment Increase shall be deemed to be Revolver Loans.  Without limiting the generality of the foregoing, (i) the rate of interest applicable to the Revolver Commitment Increase shall be the same as the rate of interest applicable to the existing Revolver Loans, (ii) unused line fees applicable to the Revolver Commitment Increase shall be calculated using the same Unused Line Fee Rates applicable to the existing Revolver Loans, (iii) the Revolver Commitment Increase shall share ratably in any mandatory prepayments of the Revolver Loans, (iv) after giving effect to such Revolver Commitment Increases and prior to the Commitment Revolver Termination Date, Revolver Commitments shall be reduced on a Pro Rata basis, and (v) the Revolver Commitment Increase shall rank pari passu in right of payment and security with the existing Revolver Loans.  Notwithstanding the foregoing or anything to the contrary contained in the Loan Documents (including Section 9.08), the rate of interest and the Unused Line Fee Rate or similar fee or interest rate applicable to the existing Revolver Loans may, at the sole option of the Borrower, be increased in excess of the rate of interest and/or fee applicable thereto to match that applicable to the Revolver Commitment Increase.  Each joinder agreement and any amendment to any Loan Document requested by the Administrative Agent in connection with the establishment of the Revolver Commitment Increase may, without the consent of any of the Lenders, effect such amendments to this Agreement and the other Loan Documents as may be reasonably necessary or appropriate, in the opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.22.

SECTION 2.23.[Reserved]

.

SECTION 2.24.Overadvances

.  If the aggregate Revolver Loans and LC Obligations outstanding exceed the Line Cap (an “Overadvance”) at any time, the excess amount shall be payable by the Borrower on demand by the Administrative Agent, but all such Revolver Loans shall nevertheless constitute Secured Obligations secured by the Collateral and entitled to all benefits of the Loan Documents.  The Administrative Agent may require the Lenders to honor requests for Overadvance Loans and to forbear from requiring the Borrower to cure an Overadvance, (a) when no other Event of Default is known to the Administrative Agent, as long as (i) the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required from the Lenders), and (ii) the aggregate amount of all Overadvances and Protective Advances does not exceed 5% of the Borrowing Base and (b) regardless of whether an Event of Default exists, if the Administrative Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance (i) is not increased by more than $500,000, and (ii) does not continue for more than 30 consecutive days.  In no event shall Overadvance Loans be required that would cause the aggregate outstanding Revolver Loans and LC Obligations to exceed the aggregate Revolver Commitments.  The making of any Overadvance shall not create nor constitute a Default or Event of Default; it being understood that the making or continuance of an Overadvance shall not constitute a waiver by the Administrative Agent or the Lenders of the then existing Event of Default.  In no event shall the Borrower or other Loan Party be permitted to require any Overadvance Loan to be made.

SECTION 2.25.Protective Advances

.  The Administrative Agent shall be authorized, in its discretion, following notice to and consultation with the Borrower, at any time, to make CBFR Loans (“Protective Advances”) (a) in an aggregate amount, together with the aggregate amount of all Overadvance Loans, not to exceed 5% of the Borrowing Base, if the Administrative Agent deems such Protective Advances necessary or desirable to preserve and protect the Collateral, or to enhance the collectability or repayment of the Obligations; or (b) to pay any other amounts chargeable to Loan Parties under any Loan Documents, including costs, fees and expenses; provided that, the aggregate amount of outstanding Protective Advances plus the outstanding amount of Revolver Loans and LC Obligations shall not exceed the aggregate Revolver Commitments.  Each Lender shall participate in each Protective Advance on a Pro Rata basis.  Required Lenders may at any time revoke the Administrative Agent’s authority to make further Protective Advances under clause (a) by written notice to the Administrative Agent.  Absent such revocation, the Administrative Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive.  The Administrative Agent may use the proceeds of such Protective Advances to (a) protect, insure, maintain or realize upon any Collateral; or (b) defend or maintain the validity or priority of the Administrative Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien; provided that the Administrative Agent shall use reasonable efforts to notify the Borrower after paying any such amount or taking any such action and shall not make payment of any item that is being properly contested.

ARTICLE III
Representations and Warranties

Each of Holdings (solely to the extent applicable to it) and each other Loan Party represents and warrants to each of the Lenders that:

SECTION 3.01.Organization; Powers

.  Each of Holdings, the Borrower and each of the Restricted Subsidiaries (a) is a limited partnership, limited liability company or corporation duly organized, validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business and in good standing in each jurisdiction where such qualification is required; except in each case referred to in this Section 3.01 (other than in clause (a) and clause (b), respectively, with respect to the Borrower), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.02.Authorization

.  The execution, delivery and performance by Holdings, the Borrower and each of the Subsidiary Guarantors of each of the Loan Documents to which it is a party, and the borrowings hereunder, the transactions forming a part of the Transactions and the payment of the Transaction Costs (a) have been duly authorized by all corporate, stockholder, limited partnership or limited liability company action required to be obtained by Holdings, the Borrower and such Subsidiary Guarantors and (b) will not (i) violate (A) any provision of (x) law, statute, rule or regulation applicable to such party, or (y) of the certificate or articles of incorporation or other constitutive documents or by-laws of Holdings, the Borrower or any such Subsidiary Guarantor, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which Holdings, the Borrower or any such Subsidiary Guarantor is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (b)(i)(A)(x), (b)(i)(B), (b)(i)(C) or (b)(ii) of this Section 3.02, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, the Borrower or any such Subsidiary Guarantor, other than the Liens created by the Loan Documents and Liens permitted by Section 6.02 hereof.

SECTION 3.03.Enforceability

.  This Agreement has been duly executed and delivered by Holdings and the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 3.04.Governmental Approvals

.  No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions and the payment of the Transaction Costs, except for (a) the filing of Uniform Commercial Code financing statements, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions, (c) recordation of the Mortgages, (d) such as have been made or obtained and are in full force and effect and (e) such actions, consents, approvals, registrations or filings the failure to be obtained or made which could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.05.Financial Statements

.

(a)The audited consolidated balance sheets of the Borrower and its Subsidiaries at June 30, 2012, 2013 and 2014, and the audited consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal years, reported on by and accompanied by an audit opinion from Ernst & Young, copies of which have heretofore been furnished to each Lender, present fairly in all material respects the consolidated financial condition of the Borrower and its Subsidiaries for such periods and as at such dates and the consolidated results of operations and cash flows of the Borrower and its Subsidiaries for the years then ended.

(b)The unaudited interim consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 2015, and the related unaudited interim consolidated statements of income and cash flows for the three (3)-month period then ended (including for the comparable period in fiscal year 2014), present fairly in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as at such date (subject to normal year-end audit adjustments).  All such financial statements have been prepared in accordance with GAAP (subject to (i) normal year-end adjustments and (ii) the absence of notes), except as approved by the aforementioned firm of accountants and disclosed therein.

SECTION 3.06.No Material Adverse Effect

.  Since June 30, 2018, no event, development, circumstance or change has occurred that has or would reasonably be expected to have a Material Adverse Effect.

SECTION 3.07.Title to Properties; Possession Under Leases

.

(a)Each of Holdings, the Borrower and the Restricted Subsidiaries has good and insurable fee simple title to the Mortgaged Properties, if any, and good and insurable fee simple title to, or good and valid interests in easements or other limited property interests in, as applicable, all its other real properties and has good and valid title to its personal property and assets, in each case, free and clear of Liens except for defects in title that do not impair the value thereof in any material respect or interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and Liens expressly permitted by Section 6.02 and except where the failure to have such title or interest or existence of such Lien could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)Each of Holdings, the Borrower and the Restricted Subsidiaries owns or possesses, or is licensed or otherwise has the right to use, all patents, trademarks, service marks, trade names and copyrights and all licenses and rights with respect to the foregoing, reasonably necessary for the present conduct of its business, without any conflict (of which the Borrower has been notified in writing) with the rights of others, except where the failure to have such rights or where such conflicts and restrictions could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.08.Subsidiaries

.

(a)Schedule 3.08(a) sets forth as of the Closing Date the name and jurisdiction of incorporation, formation or organization of each Subsidiary of Holdings and, as to each such Subsidiary, the percentage of each class of outstanding Equity Interests owned by Holdings or by any such Subsidiary.

(b)As of the Closing Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than directors’ qualifying shares) of any nature relating to any Equity Interests of any Restricted Subsidiary.

SECTION 3.09.Litigation; Compliance with Laws

.

(a)There are no actions, suits, investigations or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending against, or to the knowledge of Holdings or the Borrower threatened in writing against, Holdings or the Borrower or any of the Restricted Subsidiaries or any business, property or rights of any such Person (i) that involve any Loan Document, the Transactions or the payment of the Transaction Costs or (ii) that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)None of Holdings, the Borrower, the Restricted Subsidiaries or their respective properties or assets is in violation of any law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permit, but excluding any Environmental Laws that are the subject of Section 3.16) or any restriction of record or agreement affecting any owned real property, including the Mortgaged Property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.10.Investment Company Act

.  None of Holdings, the Borrower or any Restricted Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 3.11.[Reserved]

.

SECTION 3.12.Federal Reserve Regulations

.

(a)None of Holdings, the Borrower or any Restricted Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(b)No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.

SECTION 3.13.Tax Returns

.

(a)Each of Holdings, the Borrower and its Subsidiaries has filed or caused to be filed all U.S. federal, state, local and non-U.S. Tax returns required to have been filed by it that are material to such companies, taken as a whole, and each such Tax return is true and correct in all material respects, except, in each case, as could not be, individually or in the aggregate, reasonably expected to have a Material Adverse Effect;

(b)Each of Holdings, the Borrower and its Subsidiaries has timely paid or caused to be timely paid all Taxes shown to be due and payable by it on the returns referred to in clause (a) and all other Taxes or assessments (or made adequate provision (in accordance with GAAP) for the payment of all such amounts due) with respect to all periods or portions thereof ending on or before the Closing Date (except Taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which Holdings, the Borrower or any of its Subsidiaries (as the case may be) has set aside on its books adequate reserves (in accordance with GAAP), which Taxes, if not paid or adequately provided for, could, individually or in the aggregate, reasonably be expected to have, a Material Adverse Effect; and

(c)Other than as could not be, individually or in the aggregate, reasonably expected to have a Material Adverse Effect, with respect to each of Holdings, the Borrower and its Subsidiaries, no tax lien has been filed, and, to the knowledge of the Borrower and its Subsidiaries, no claim is being asserted, with respect to any such Taxes.

SECTION 3.14.No Material Misstatements

.

(a)As of the Closing Date only, all written information (other than the Projections, other forward looking information and information of a general economic or industry specific nature) (the “Information”) concerning Holdings, the Borrower, its Subsidiaries and the Transactions included in the information memorandum or otherwise prepared by or on behalf of the foregoing or their representatives and made available, by or on behalf of Holdings or the Borrower, to the Lead Arranger, any Lenders or the Administrative Agent in connection with the Transactions or any other transactions contemplated hereby, when taken as a whole, were true and correct in all material respects as of the Closing Date and does not as of such date contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made.

(b)The Projections furnished to the Lead Arranger, the Administrative Agent or the Lenders have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time made, as of the date the Projections were furnished to the Lead Arranger, the Administrative Agent or the Lenders and as of the Closing Date (it being understood that actual results may vary from the Projections and that such variations may be material).

SECTION 3.15.Employee Benefit Plans

.

(a)Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect:  (i) each Loan Party and each ERISA Affiliate is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to Plans and the regulations and published interpretations thereunder; and (ii) no ERISA Event has occurred or is reasonably expected to occur; the present value of all accumulated benefit obligations under each Plan (based on those assumptions used for purposes of Accounting Standards Codification No. 715:  Compensation Retirement Benefits) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan allocable to such accrued benefits and the present value of all accrued benefit obligations of all underfunded Plans did not, as of the date of the most recent financial statements reflecting such amounts, exceed the value of the assets of all such underfunded Plans.

(b)Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no Foreign Plan Event has occurred.

SECTION 3.16.Environmental Matters

.  Except as to matters that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:  (i) no written notice of violation, request for information, order, complaint or assertion of penalty has been received by the Borrower or any of the Restricted Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened which allege a violation of or liability under any Environmental Laws or concerning Hazardous Materials, in each case relating to the Borrower or any of the Restricted Subsidiaries, (ii) the Borrower and the Restricted Subsidiaries has all permits necessary for its operations to comply with all applicable Environmental Laws and is, and during the term of all applicable statutes of limitation, has been, in compliance with the terms of such permits and with all other applicable Environmental Laws, (iii) no Hazardous Material is located at any property currently or formerly owned, operated or leased by the Borrower or any of the Restricted Subsidiaries in quantities or concentrations that would reasonably be expected to give rise to any liability or obligation of the Borrower or any of the Restricted Subsidiaries under any Environmental Laws, and no Hazardous Material has been generated by or on behalf of the Borrower or any of the Restricted Subsidiaries that has been transported to or Released at or from any location in a manner that would reasonably be expected to give rise to any liability or obligation of the Borrower or any of the Restricted Subsidiaries, and (iv) there is no agreement to which the Borrower or any of the Restricted Subsidiaries is a party in which the Borrower or any of the Restricted Subsidiaries has assumed or undertaken, or retained, responsibility for any known or reasonably likely liability or obligation arising under or relating to Environmental Laws.

SECTION 3.17.Security Documents

.

(a)The Collateral Agreement is effective to create in favor of the Administrative Agent (for the benefit of the Secured Parties) a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof.  In the case of Deposit Accounts, when Deposit Account Control Agreements are entered into by the Administrative Agent, and in the case of the other Collateral described in the Collateral Agreement, when financing statements and other filings described on Schedule 3.17 are filed in the offices specified on Schedule 3.17, the Administrative Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and, subject to Section 9-315 of the New York Uniform Commercial Code, the proceeds thereof, as security for the Obligations, in each case to the extent security interests in such Collateral can be perfected by the execution of Deposit Account Control Agreements or the filing Uniform Commercial Code financing statements, as applicable, in each case prior and superior in right to any other Person (except, Liens expressly permitted by Section 6.02).

(b)[Reserved.]

(c)The Mortgages, if any, shall be effective to create in favor of the Administrative Agent (for the benefit of the Secured Parties) a legal, valid and enforceable Lien on all of the Loan

Parties’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgages are filed or recorded in the proper real estate filing or recording offices, the Administrative Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and, to the extent applicable, subject to Section 9-315 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of a Person pursuant to Liens expressly permitted by Section 6.02.

SECTION 3.18.Solvency

.  Immediately after giving effect to the Transactions and the payment of the Transaction Costs on the Closing Date and immediately following the making of the Revolver Loans on the Closing Date and on the date of each Borrowing and after giving effect to the application of the proceeds of the Revolver Loans, (i) the fair value of the assets of Holdings, the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of Holdings, the Borrower and its Subsidiaries on a consolidated basis, respectively; (ii) the present fair saleable value of the property of Holdings, the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of Holdings, the Borrower and its Subsidiaries on a consolidated basis, respectively, on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) Holdings, the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) Holdings, the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

SECTION 3.19.Labor Matters

.  Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:  (a) there are no strikes or other labor disputes pending or, to the knowledge of Holdings or the Borrower, threatened in writing against the Borrower or any of the Restricted Subsidiaries; (b) the hours worked and payments made to employees of the Borrower and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters; (c) all Persons treated as contractors by the Borrower and the Restricted Subsidiaries are properly categorized as such, and not as employees, under applicable law; and (d) all payments due from the Borrower or any of the Restricted Subsidiaries or for which any claim may be made against the Borrower or any of the Restricted Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrower or such Restricted Subsidiary to the extent required by GAAP.  Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect the consummation of the Transactions and the payment of the Transaction Costs will not give rise to a right of termination or right of renegotiation on the part of any union under any material collective bargaining agreement to which the Borrower or any of its Subsidiaries (or any predecessor) is a party or by which Holdings, the Borrower or any of its Subsidiaries (or any predecessor) is bound.

SECTION 3.20.Insurance

.  Schedule 3.20 sets forth a true, complete and correct description of all material insurance maintained by or on behalf of Holdings, the Borrower or the

Restricted Subsidiaries as of the Closing Date.  Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, as of such date, such insurance is in full force and effect.

SECTION 3.21.USA PATRIOT Act and OFAC

.

(a)To the extent applicable, each Loan Party is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) USA PATRIOT Act.  To the knowledge of the Borrower, no part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(b)At all times following the date of implementation thereof required by Section 5.11, the Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees.

(c)To the knowledge of the Borrower, its directors and agents are in compliance with Anti-Corruption Laws and Sanctions in all material respects.

(d)None of (i) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (ii) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.

(e)No Borrowing or Letter of Credit, use of proceeds by the Borrower or other transaction contemplated by the Credit Agreement will violate Anti-Corruption Laws or Sanctions.

SECTION 3.22. EEA Financial Institution. No Loan Party is an EEA Financial Institution.

SECTION 3.23.Plan Assets

SECTION 3.24.. None of the Borrower or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations).

ARTICLE IV
Conditions of Lending

The Administrative Agent, Swingline Lender, the Issuing Bank and the Lenders shall not be required to fund any Revolver Loans or Swingline Loans, or arrange for the issuance of any Letters of Credit on the Closing Date, until the following conditions are satisfied or waived:

SECTION 4.01.Closing Date

.  On the Closing Date:

(a)The Administrative Agent shall have received a Borrowing Request as required by Section 2.03 (or a Borrowing Request shall have been deemed given in accordance with the last paragraph of Section 2.03).

(b)The representations and warranties set forth in Article III hereof shall be true and correct in all material respects as of such date, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(c)At the time of and immediately after giving effect to the Closing Date and upon the making of any Revolver Loans, no Event of Default or Default shall have occurred and be continuing.

(d)The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include fax or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(e)The Administrative Agent shall have received, on behalf of itself and the Lenders on the Closing Date, a written opinion from Sidley Austin LLP, special counsel for Holdings and the Borrower (A) dated the Closing Date, (B) addressed to the Administrative Agent and the Lenders on the Closing Date and (C) in form and substance reasonably satisfactory to the Administrative Agent and covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and each of Holdings and the Borrower hereby instructs its counsel to deliver such opinions.

(f)The Administrative Agent shall have received in the case of each Loan Party each of the items referred to in clauses (i), (ii), (iii) and (iv) below:

(1)a copy of the certificate or articles of incorporation, certificate of limited partnership or certificate of formation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, and a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each such Loan Party as of a recent date from such Secretary of State (or other similar official);

(2)a certificate of the secretary or assistant secretary or similar officer of each Loan Party dated the Closing Date and certifying:

(A)that attached thereto is a true and complete copy of the by-laws (or limited partnership agreement, limited liability company agreement or other equivalent governing documents) of such Loan Party as in effect on the Closing Date,

(B)that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents to which such

Person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date,

(C)that the certificate or articles of incorporation, certificate of limited partnership or certificate of formation of such Loan Party has not been amended since the date of the last amendment thereto disclosed pursuant to clause (i) above,

(D)as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party,

(E)as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party;

(3)a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to clause (ii) above; and

(4)a certificate of a Responsible Officer of Holdings or the Borrower certifying that as of the Closing Date (i) all the representations and warranties described in Section 4.01(b) are true and correct to the extent set forth therein and (ii) that as of the Closing Date, no Default or Event of Default has occurred and is continuing or would result from any Borrowing to occur on the date hereof or the application of the proceeds thereof.

(g)(i) The Collateral and Guarantee Requirement shall have been satisfied, (ii) the Administrative Agent shall have received a duly completed Collateral Questionnaire dated the Closing Date, together with all attachments contemplated thereby, (iii) the Administrative Agent shall have received the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties and copies of the financing statements (or similar documents) disclosed by such search and (iv) the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are either permitted by Section 6.02 or have been released (or authorized for release in a manner reasonably satisfactory to the Administrative Agent).

(h)The Lenders shall have received the financial statements, Projections and other financial information referred to in Section 3.05 and Section 3.14.

(i)On the Closing Date, substantially concurrently with the funding of the Loans, Holdings and its Subsidiaries shall have paid in full the Existing Debt and caused the termination of any revolving commitments to lend or make other revolving extensions of credit under the Existing Credit Agreement.

(j)The Lenders shall have received a solvency certificate substantially in the form of Exhibit F and signed by a Responsible Officer of the Parent.

(k)The Administrative Agent shall have received all fees payable thereto or to any Lender on or prior to the Closing Date and, to the extent invoiced at least 3 Business Days prior to the Closing Date, all other amounts due and payable pursuant to the Loan Documents on or prior to the

Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable and documented fees, charges and disbursements of Cahill Gordon & Reindel LLP) required to be reimbursed or paid by the Loan Parties hereunder or under any other Loan Document.

(l)Since June 30, 2014, there shall not have occurred and there is no circumstance or occurrence that is reasonably likely to have (individually or in the aggregate) a Material Adverse Effect.

(m)To the extent requested by the Administrative Agent not less than ten (10) days prior to the Closing Date, the Administrative Agent shall have received, at least five (5) days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act.

(n)The Administrative Agent shall have received duly executed originals (or copies thereof, to the reasonable satisfaction of the Administrative Agent) of a letter of direction from the Borrower addressed to the Administrative Agent, on behalf of itself and Lenders, with respect to the disbursement on the Closing Date of the proceeds of the Loans made on such date.

(o)The Administrative Agent shall have received a Borrowing Base Certificate prepared as of the last day of the most recent month ended at least 15 Business Days prior to the Closing Date, which shall evidence minimum Availability (on a Pro Forma Basis for any requested Borrowings) of $25,000,000.

(p)The Administrative Agent (or its counsel) shall have received from each party thereto either (i) a counterpart of the Fee Letter signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include fax or other electronic transmission (including a “.pdf” electronic version) of a signed signature page of this Agreement) that such party has signed a counterpart of the Fee Letter.

Each Agent and each Lender, by delivering its signature page to this Agreement and funding a Loan on the Closing Date shall be deemed to have acknowledged receipt of and consented to and approved each Loan Document and each other document required to be approved by any Agent or Lender, as applicable, on the Closing Date.

SECTION 4.02.Conditions Precedent to All Credit Extensions

.  On the date of each Borrowing (including each Swingline Borrowing) and on the date of each issuance, amendment, extension or renewal of a Letter of Credit:

(a)the Borrower shall have delivered to the Administrative Agent a customary Borrowing Request, or LC Request as the case may be;

(b)Availability on the proposed date of such Borrowing shall be equal to or greater than the amount of such proposed Borrowing or issuance of Letters of Credit;

(c)no Default or Event of Default shall exist at the time of, or result from, such funding or issuance;

(d)the representations and warranties of each Loan Party set forth in Article III of this Agreement or in any Security Document shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on the date of, and upon giving effect to, such funding or issuance (except for representations and warranties that expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as such earlier date); and

(e)with respect to the issuance of any Letter of Credit, the LC Conditions shall be satisfied.

Each request by the Borrower for funding of a Revolver Loan, or issuance of a Letter of Credit shall constitute a representation by the Borrower that the conditions in clauses (b) through (d) above are satisfied on the date of such request and on the date of such funding or issuance.

ARTICLE V
Affirmative Covenants

Each of Parent (solely as to Sections 5.01, 5.05 and 5.09 as applicable to it) and the Borrower covenants and agrees with each Lender that so long as any Revolver Commitments or Obligations (other than (i) contingent obligations as to which no claim or demand for payment has been made, or in the case of indemnification obligations, no notice has been given, and (ii) Obligations that have been Cash Collateralized, as applicable) are outstanding, unless the Required Lenders shall otherwise consent in writing, the Borrower (and Holdings solely to the extent applicable to it) will, and the Borrower will cause each of the Restricted Subsidiaries to:

SECTION 5.01.Existence; Businesses and Properties

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(a)Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except (i) where the failure to do so would not reasonably be expected to have a Material Adverse Effect, (ii) as otherwise expressly permitted under Section 6.05 and (iii) the liquidation or dissolution of any Restricted Subsidiary if the assets of such Restricted Subsidiaries are acquired by the Borrower or a Subsidiary of the Borrower.

(b)Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, do or cause to be done all things necessary to (i) lawfully obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto reasonably necessary to the normal conduct of the business of the Borrower and the Restricted Subsidiaries and (ii) at all times maintain and preserve all property reasonably necessary to the normal conduct of the business of the Borrower and the Restricted Subsidiaries and keep such property in satisfactory repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto in accordance with prudent industry practice (in each case except as expressly permitted by this Agreement).

SECTION 5.02.Insurance

.

(a)Maintain, with financially sound and reputable insurance companies having a financial strength rating of at least “A-” from A.M. Best & Co., insurance in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations.  Each such policy of insurance shall (i) name the Administrative Agent, on behalf of Secured Parties as an additional insured thereunder as its interests may appear, to the extent customary for such type of insurance and (ii) in the case of each casualty insurance policy and marine cargo insurance policy, contain a loss payable clause and endorsement or such other customary endorsement, reasonably satisfactory in form and substance to the Administrative Agent, that names the Administrative Agent, on behalf of Lenders as the loss payee and mortgagee, if applicable, thereunder and to the extent available provides for at least thirty (30) days’ prior written notice to the Administrative Agent of any cancellation of such policy.

(b)If at any time following a Real Estate Event the area in which the Premises (as defined in the Mortgages) are located is designated a special “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance from such providers, in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and deliver to the Administrative Agent evidence of such compliance in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 5.03.Taxes

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Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, pay and discharge promptly when due all material Taxes, imposed upon it or upon its income or profits or in respect of its property, as well as all lawful claims which, if unpaid, might give rise to a Lien (other than a Lien permitted under Section 6.02) upon such properties or any part thereof except to the extent not overdue by more than thirty (30) days or, if more than thirty (30) days overdue (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings, and the Borrower or the affected Restricted Subsidiary, as applicable, shall have set aside on its books reserves in accordance with GAAP with respect thereto and (b) in the case of a Tax or claim which has or may become a Lien on any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim.

SECTION 5.04.Financial Statements, Reports, etc.

  Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):

(a)within ninety (90) days after the end of each fiscal year (commencing with fiscal year 2015), a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of Holdings and its Subsidiaries as of the close of such fiscal year and the consolidated results of its operations during such year and setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheet and related statements of operations, cash flows and owners’ equity shall be accompanied by customary management’s discussion and analysis and audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be without a “going concern” or like qualification, other than solely with respect to an upcoming maturity date of Indebtedness or a potential inability to satisfy a financial covenant, or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present, in all material respects, the financial condition and results of operations of Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP, supporting schedules reconciling such consolidated balance sheet and related statements of operations and cash flows with the consolidated financial condition and results of operations of Holdings or the Borrower, as applicable, for the relevant period (it being understood that the delivery by the Borrower of annual reports on Form 10‑K of Holdings and its consolidated Subsidiaries shall satisfy the requirements of this Section 5.04(a) to the extent such annual reports include the information specified herein);

(b)within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year (commencing with the first fiscal quarter of 2016), a consolidated balance sheet and related statements of operations and cash flows showing the financial position of Holdings and its Subsidiaries as of the close of such fiscal quarter and the consolidated results of its operations during such fiscal quarter and the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, all of which shall be in reasonable detail and which consolidated balance sheet and related statements of operations and cash flows shall be accompanied by customary management’s discussion and analysis and certified by a Financial Officer of the Borrower on behalf of the Borrower as fairly presenting, in all material respects, the financial position and results of operations of Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes), supporting schedules reconciling such consolidated balance sheet and related statements of operations and cash flows with the consolidated financial position and results of operations of Holdings or the Borrower, as applicable, for the relevant period (it being understood that the delivery by the Borrower of quarterly reports on Form 10-Q of Holdings and its consolidated Subsidiaries shall satisfy the requirements of this Section 5.04(b) to the extent such quarterly reports include the information specified herein);

(c)if a Liquidity Event has occurred and is continuing, within thirty (30) days after the end of each month (for each of the first two (2) months of each fiscal quarter), a balance sheet and related statements of operations and cash flows showing the financial position of Holdings and its Subsidiaries as of the close of such month and the consolidated results of its operations during such month, all of which shall be in reasonable detail;

(d)(i) concurrently with any delivery of financial statements under paragraphs (a) or (b) above, a certificate of a Financial Officer of the Borrower in substantially the form attached hereto as Exhibit I (x) certifying that no Default or Event of Default has occurred or, if such a Default or an Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (y) setting forth the reasonably detailed calculations with respect to the Consolidated Fixed Charge Coverage Ratio for such period, whether or not the requirements of Section 6.10 are then in effect and (z) a summary of the pro forma adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such financial statements;

(e)promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials filed by Holdings, the Borrower or any of its Subsidiaries with the SEC or any securities exchange, or distributed to its stockholders generally, as applicable and all press releases and other statements made available generally by Holdings or any of its Subsidiaries to the public concerning material developments in the business of Holdings or any of its Subsidiaries;

(f)together with each delivery under Section 5.04(a), a detailed consolidated and consolidated quarterly budget for such fiscal year (including a projected consolidated and consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year, and the related consolidated and consolidated statements of projected cash flow and projected income) and, as soon as available, significant revisions, if any, of such budget and quarterly projections with respect to such fiscal year (to the extent that such revisions have been approved by the Borrower’s board of directors (or equivalent governing body)), including a description of underlying assumptions with respect thereto (collectively, the “Budget”), which Budget shall in each case be accompanied by the statement of a Financial Officer of the Borrower to the effect that, to such Financial Officer’s knowledge, the Budget is a reasonable estimate for the period covered thereby;

(g)promptly following a request therefor, all documentation and other information that the Administrative Agent reasonably requests on its behalf or on behalf of any Lender in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(h)together with the delivery of the annual compliance certificate required by Section 5.04(d), deliver an updated Collateral Questionnaire reflecting all changes since the date of the information most recently received pursuant to this paragraph (h) or Section 5.09(f);

(i)promptly following reasonable request therefore from the Administrative Agent, copies of (i) any documents described in Sections 101(f) and/or (j) of ERISA with respect to any Plan, and/or (ii) any notices or documents described in Sections 101(f), (k) and/or (l) of ERISA requested with respect to any Multiemployer Plan; provided, that if any Loan Party or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Plan or Multiemployer Plan, then, upon reasonable request of the Administrative Agent, the Loan Party(ies) and/or the ERISA Affiliate(s) shall promptly make a request for such documents or notices from such administer or sponsor and the Borrower shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof;

(j)promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any of its Subsidiaries, or compliance with the terms of any Loan Document, as in each case the Administrative Agent may reasonably request (for itself or on behalf of any Lender); and

(k)documents required to be delivered pursuant to this Section 5.04 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Holdings or the Borrower (or a representative thereof) posts such documents (or provides a link thereto) at www.tuesdaymorning.com; provided that, other than with respect to items required to be delivered pursuant to Section 5.04(e) above, Holdings or the Borrower shall promptly notify (which notice may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents at www.tuesdaymorning.com and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents; (ii) on which such documents are delivered by Holdings or the Borrower to the Administrative Agent for posting on behalf of Holdings and the Borrower on IntraLinks, SyndTrak or another relevant secure website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); (iii) on which such documents are faxed to the Administrative Agent (or electronically mailed to an address provided by the Administrative Agent); or (iv) with respect to any item required to be delivered pursuant to Section 5.04(e) above in respect of information filed by Holdings or its applicable Parent Entity with any securities exchange or with the SEC or any analogous Governmental Authority or private regulatory authority with jurisdiction over matters relating to securities (other than Form 10-Q reports and Form 10-K reports), on which such items have been made available on the SEC website or the website of the relevant analogous governmental or private regulatory authority.

SECTION 5.05.Litigation and Other Notices

.  Furnish to the Administrative Agent written notice of the following promptly after any Responsible Officer of Holdings or the Borrower obtains actual knowledge thereof:

(a)any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b)any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against Holdings, the Borrower or any of their Subsidiaries would reasonably be expected to have a Material Adverse Effect;

(c)the occurrence of any ERISA Event or Foreign Plan Event that, individually or together with all other ERISA Events or Foreign Plan Events that have occurred, would reasonably be expected to have a Material Adverse Effect;

(d)the filing of any Lien for unpaid taxes in excess of $1,000,000;

(e)any change in the Borrower’s chief executive officer or chief  financial officer;

(f)any discharge, resignation or withdrawal of the registered public accounting firm (provided that filing an applicable 8-K with the SEC shall satisfy any notice requirements under clause (e) above or this clause (f)); and

(g)any other development specific to Holdings, the Borrower or any of their Subsidiaries that is not a matter of general public knowledge and that has had, or would reasonably be expected to have, a Material Adverse Effect.

SECTION 5.06.Compliance with Laws

.  (a) Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; provided that this Section 5.06 shall not apply to Environmental Laws, which are the subject of Section 5.08, or to laws related to Taxes, which are the subject of Section 5.03 and (b) following the implementation thereof as required by Section 5.11, maintain in effect and enforce such policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions as have been approved by the Administrative Agent pursuant to Section 5.11.

SECTION 5.07.Maintaining Records; Access to Properties and Inspections

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(a)Maintain all financial records in a manner sufficient to permit the preparation of consolidated financial statements in accordance with GAAP.

(b)Permit the Administrative Agent, subject (except when an Event of Default exists) to reasonable advance notice to, and reasonable coordination with, the Borrower and normal business hours, to visit and inspect the properties of the Borrower, at the Borrower’s expense as provided in clause (c) below, inspect, audit and make extracts from the Borrower’s corporate, financial or operating records, and discuss with its officers, employees, agents, advisors and independent accountants (subject to such accountants’ customary policies and procedures) the Borrower business, financial condition, assets and results of operations (it being understood that a representative of the Borrower is allowed to be present in any discussions with officers, employees, agent, advisors and independent accountants); provided that the Administrative Agent shall only be permitted to conduct one field examination, one inventory appraisal and one real estate appraisal (which annual real estate appraisal shall only be required to the extent that any real estate is included in the Borrowing Base and shall be required upon written request by any Lender that is a Lender as of the Closing Date to the Administrative Agent) with respect to any Collateral comprising the Borrowing Base per 12-month period; provided further, that if at any time Availability is less than 25% of the Line Cap during such 12-month period, one additional field examination and one additional inventory appraisal of Current Asset Collateral will be permitted in such 12-month period, except that during the existence and continuance of a Specified Event of Default, there shall be no limit on the number of additional field examinations, inventory appraisals or additional real property appraisals (with respect to Mortgaged Properties included in the calculation of the Real Estate Event Amount only) of Current Asset Collateral that shall be permitted at the Administrative Agent’s request.  No such inspection or visit shall unduly interfere with the business or operations of the Borrower, nor result in any damage to the Property or other Collateral.  Neither the Administrative Agent nor any Lender shall have any duty to the Borrower to make any inspection, nor to share any results of any inspection, appraisal or report with the Borrower.  The Borrower acknowledges that all inspections, appraisals and reports are prepared by the Administrative Agent and Lenders for their purposes, and the Borrower shall not be entitled to rely upon them.

(c)Reimburse the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses (other than legal fees or costs and expenses which are covered under Section 9.05) of the Administrative Agent in connection with (i) examinations of the Borrower’s books and records or any other financial or Collateral matters as the Administrative Agent deems appropriate; and (ii) field examinations and inventory appraisals of Collateral comprising the Borrowing Base; in each case subject to the limitations on such examinations, audits and appraisals permitted under the preceding paragraph.  Subject to and without limiting the foregoing, the Borrower specifically agrees to pay the Administrative Agent’s then standard charges for examination activities, including the standard charges of the Administrative Agent’s internal appraisal group.  This Section shall not be construed to limit the Administrative Agent’s right to use third parties for such purposes.

SECTION 5.08.Compliance with Environmental Laws

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(a)Comply, and make reasonable efforts to cause all lessees and other Persons occupying its properties to comply, with all Environmental Laws applicable to its operations and properties; and obtain and renew all authorizations and permits required pursuant to Environmental Law for its operations and properties, in each case in accordance with Environmental Laws.  This clause (a) shall be deemed not breached by a noncompliance with the foregoing if, upon learning of such noncompliance, the Borrower and any of its affected Subsidiaries promptly undertake reasonable efforts to eliminate such noncompliance, and such noncompliance and the elimination thereof, in the aggregate with any other noncompliance with any of the foregoing and the elimination thereof, could not reasonably be expected to have a Material Adverse Effect.

(b)Except as could not reasonably be expected to have a Material Adverse Effect, generate, use, treat, store, release, dispose of, and otherwise manage Hazardous Materials in a manner that would not reasonably be expected to result in a material liability to the Borrower or any of the Restricted Subsidiaries or to materially affect any real property owned or leased by any of them; and take reasonable efforts to prevent any other Person from generating, using, treating, storing, releasing, disposing of, or otherwise managing Hazardous Materials in a manner that could reasonably be expected to result in a material liability to, or materially affect any real property owned or operated by, the Borrower or any of the Restricted Subsidiaries.

SECTION 5.09.Further Assurances; Mortgages

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(a)Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents and recordings of Liens in stock registries), that may be required under any applicable law, or that the Administrative Agent may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied (in the case of fixture filings and Mortgages only, solely during a Real Estate Event), all at the expense of the Loan Parties and provide to the Administrative Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b)If any asset (other than real property or improvements thereto or any interest therein) that has an individual fair market value in an amount greater than $5.0 million (as reasonably estimated by the Borrower) is acquired by Holdings, the Borrower or any Subsidiary Guarantor after the Closing Date or owned by an entity at the time it becomes a Subsidiary Guarantor (including, without limitation, as the result of a Division) (in each case other than assets constituting Collateral under a Security Document that become subject to the Lien of such Security Document upon acquisition thereof or any asset that is not intended to constitute Collateral pursuant to the Security Documents), cause such asset to be subjected to a Lien securing the Obligations and take, and cause the Subsidiary Guarantors to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties, subject to paragraph (c) and paragraph (g) below.

(c)As a condition to and at all times following a Real Estate Event, grant and cause each of the Subsidiary Guarantors to grant to the Administrative Agent (or, if the Administrative Agent shall so direct, a collateral agent, sub-agent or similar agent) security interests and mortgages in fee owned real property of the Borrower or any such Subsidiary Guarantors that is the subject of such Real Estate Event pursuant to documentation in such form as is reasonably satisfactory to the Administrative Agent (each, a “Mortgage”) and constituting valid and enforceable Liens subject to no other Liens except as are permitted by Section 6.02.  With respect to each such Mortgage, the Borrower shall deliver (at its expense) to the Administrative Agent contemporaneously therewith the documents required in clause (d) of the Collateral and Guarantee Requirement.

(d)If (i) any additional Restricted Subsidiary is formed or acquired after the Closing Date (including, without limitation, as the result of a Division) or (ii) any Restricted Subsidiary ceases to be an Immaterial Subsidiary pursuant to the definition thereof, and, in each case, if such Subsidiary is a Subsidiary Guarantor, concurrently with the delivery of financial statements pursuant to Section 5.04(a) or (b), notify the Administrative Agent and the Lenders thereof and, within twenty (20) Business Days after such date or such longer period as the Administrative Agent shall agree, cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary; provided that the Collateral and Guarantee Requirements shall be satisfied with respect to any such Restricted Subsidiary no later than sixty (60) days following such formation, acquisition, Division or cessation of its status as an Immaterial Subsidiary, as applicable.

(e)[Reserved.]

(f)(i) Furnish to the Administrative Agent promptly (and in any event within thirty (30) days) written notice of any change in (A) any Loan Party’s corporate or organization name, (B) any Loan Party’s organizational form or (C) any Loan Party’s organizational identification number; provided that neither Holdings nor the Borrower shall effect or permit any such change unless all filings have been made, or will have been made within any applicable statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the Secured Parties and (ii) promptly notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

(g)To the extent any improved real property is to be included in the Collateral, each Loan Party will, and will cause each Subsidiary to, execute and/or deliver, as applicable, such other documents as the Administrative Agent may reasonably request on behalf of any Lender that is a regulated financial institution or any Affiliate of such a Lender (each, a “Regulated Lender Entity”), in each case, to the extent such other documents are required for compliance by such Regulated Lender Entity with applicable law with respect to flood insurance diligence, documentation and coverage under all applicable Flood Insurance Laws.  Prior to signing by the Loan Parties of any mortgage or deed of trust to secure the Secured Obligations, the applicable Loan Parties and the Administrative Agent shall have provided each Regulated Lender Entity requesting the same a copy of the life of loan flood zone determination relative to the property to be subject to such mortgage or deed of trust delivered to the Administrative Agent and copies of the other documents required by any such Regulated Lender Entity as provided in the preceding sentence and the Administrative Agent shall have received confirmation from each Regulated Lender Entity that flood insurance due diligence and flood insurance compliance has been satisfactorily completed by such Regulated Lender Entity (such confirmation not to be unreasonably withheld, conditioned or delayed, and shall be delivered promptly upon such completion by the applicable Regulated Lender Entity).

(h)At any time that any improved real property constitutes Collateral, no modification of a Loan Document shall increase any Regulated Lender Entity’s Revolver Commitment or extend the Revolver Termination Date as to any Regulated Lender Entity hereunder until the Administrative Agent shall have received confirmation from each such Regulated Lender Entity that flood insurance due diligence and flood insurance compliance has been satisfactorily completed by such Regulated Lender Entity (such confirmation not to be unreasonably withheld, conditioned or delayed, and shall be delivered promptly upon such completion by the applicable Regulated Lender Entity).

(i)The Collateral and Guarantee Requirement and the provisions of this Section 5.09 need not be satisfied with respect to (i) all leasehold real property, (ii) Equity Interests of any partnerships, joint ventures and any non-Wholly Owned Subsidiary which cannot be pledged without the consent of one (1) or more third parties, (iii) margin stock, (iv) security interests to the extent the same would result in adverse tax consequences as reasonably determined by the Borrower in consultation with the Administrative Agent, (v) any property and assets the pledge of which would require governmental consent, approval, license or authorization (in each case, after giving effect to the applicable anti‑assignment provisions of the Uniform Commercial Code or other applicable law) and (vi) all foreign intellectual property and any “intent-to-use” trademark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law.  Notwithstanding anything to the contrary herein, the Loan Parties shall not be required to grant a security interest in any Collateral or perfect a security interest in (A) any Collateral to the extent the burden or cost of obtaining or perfecting a security interest therein outweighs the benefit of the security afforded thereby as reasonably determined by the Borrower and the Administrative Agent or (B) in any contract, license or permit, if the granting of a security interest in such asset would be prohibited by enforceable anti-assignment provisions of contracts or applicable law or a pledge would violate the terms of any contract with respect to such assets (in each case, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law) or would trigger termination pursuant to any “change of control” or similar provision in any contract, (y) no foreign law security or pledge agreement shall be required and (z) the following Collateral shall not be required to be perfected (A) motor vehicles and any other assets subject to state law certificate of title statutes, (B) commercial tort claims and (C) letter of credit rights to the extent not perfected by the filing of a financing statement under the Uniform Commercial Code.

SECTION 5.10.Fiscal Year; Accounting

.  In the case of Holdings and the Borrower, (i) cause its fiscal year to end on June 30 and (ii) prohibit any change to the accounting policies or reporting practices of the Loan Parties, except in accordance with GAAP.

SECTION 5.11.[RESERVED]

.

SECTION 5.12.Collateral Monitoring and Reporting

.

(a)Borrowing Base Certificates.  The Borrower shall deliver to the Administrative Agent (and the Administrative Agent shall promptly deliver same to the Lenders) monthly Borrowing Base Certificates by the 15th Business Day of each month prepared as of the close of business on the last Business Day of the previous month or if a Liquidity Event shall have occurred and be continuing, the Borrower shall deliver to the Administrative Agent weekly Borrowing Base Certificates by the third Business Day of every week prepared as of the close of business on Friday of the previous week, which weekly Borrowing Base Certificates shall be in standard form unless otherwise reasonably agreed to by the Administrative Agent.  All calculations of Availability in any Borrowing Base Certificate shall be made by the Borrower and certified by a Responsible Officer, provided that the Administrative Agent may from time to time review and adjust any such calculation (i) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Availability Reserve or (ii) if any Loan Party disposes of any Mortgaged Property which is included in the Borrowing Base.  By the 20th day after the end of each fiscal quarter (commencing with the fiscal quarter ending September 30, 2015), the Borrower shall deliver updates, if any, to Schedule 2(b) to the Collateral Questionnaire to reflect all locations of Inventory at the end of the fiscal quarter then ended.

(b)Records and Schedules of Accounts.  The Borrower shall keep accurate and complete records of its Accounts and Credit Card Receivables, including all payments and collections thereon, and shall submit to the Administrative Agent sales, collection, reconciliation and other reports in form satisfactory to the Administrative Agent on a periodic basis (but not more frequently than at the time of delivery of each Borrowing Base Certificate pursuant to paragraph (a) of this Section 5.12).  The Borrower shall also provide to the Administrative Agent, on or before the 15th Business Day of each month, listing by credit card provider of all outstanding Credit Card Receivables as of the end of the preceding month.

(c)Maintenance of Dominion Account.  The Borrower shall maintain Dominion Accounts pursuant to lockbox or other arrangements reasonably acceptable to the Administrative Agent and shall establish such lockbox or other arrangement as provided in clause (j) of the definition of “Collateral and Guarantee Requirement.”  The Administrative Agent and the Lenders assume no responsibility to the Borrower for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any check, draft or other item of payment payable to the Borrower (including those constituting proceeds of Collateral) accepted by any bank.

(d)Proceeds of Collateral.  The Borrower shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Current Asset Collateral are made directly to a Deposit Account subject to a Deposit Account Control Agreement (or a lockbox relating to a Dominion Account).  If the Borrower receives cash or any check, draft or other item of payment payable to the Borrower with respect to any Collateral, it shall hold the same in trust for the Administrative Agent and promptly deposit the same into any such Deposit Account or Dominion Account.

(e)Administration of Deposit Accounts.  Schedule 5.12 sets forth all Deposit Accounts (other than Excluded Deposit Accounts) maintained by the Loan Parties, including all Dominion

Accounts, as of the Closing Date.  Subject to clause (j) of the definition of “Collateral and Guarantee Requirement,” each Loan Party shall take all actions necessary to establish the Administrative Agent’s control (within the meaning of the UCC) over each such Deposit Account other than Excluded Deposit Accounts at all times.  Each Loan Party shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than the Administrative Agent and any Term Agent (which shall have a first priority interest in only those accounts that are exclusively maintained for Term Priority Collateral proceeds)) to have control over a Deposit Account or any deposits therein.  The Borrower shall promptly notify the Administrative Agent of any opening or closing of a Deposit Account, and shall not open any Deposit Accounts (other than any Excluded Deposit Accounts) at a Bank not reasonably acceptable to the Administrative Agent.

(f)Real Estate Event.  (i)  At the Borrower’s request, after the Closing Date, the Borrowing Base, provided that no Event of Default exists at the time of such request, shall include 75% of the fair market value based on an appraisal that is not more than twelve (12) months old (and such valuation shall be determined using a 15-year straight-line amortization) (the “Real Estate Event Amount”) of any real property owned in fee simple title by the Borrower or any Subsidiary Guarantor for which the Borrower grants to the Administrative Agent a Mortgage pursuant to Section 5.09 and the Collateral and Guarantee Requirement; provided that (i) the Borrower’s ability to utilize this clause (f) shall be subject to the satisfaction of the following conditions:  (1) delivery of the other items as set forth in clause (d) of the Collateral and Guarantee Requirement, (2) the Administrative Agent shall have been granted a commercially reasonable time period to complete reasonable environmental due diligence on such real property (including, if reasonably requested, a customary Phase I report) and (3) such other requirements or documents as may be reasonably requested by the Administrative Agent, together with customary opinion related to the foregoing; and (ii) the Borrower’s ability to utilize this clause (f) shall be limited to no more than three occasions after the Closing Date.

(ii)The Borrower may elect to eliminate all (but not less than all) of such Mortgaged Properties from the Borrowing Base in connection with its incurrence of Term Facility Debt, upon which written election the Administrative Agent shall release pursuant to the terms of this Agreement or, to the extent a Mortgage is provided to the Term Agent, at its sole discretion release or subordinate its Liens on such Mortgaged Properties (it being understood (a) that any Real Estate Event Amount attributable to such Mortgaged Properties shall thereafter be excluded from the calculation of the Borrowing Base and (b) that Section 2.24 shall apply if the exclusion of any amount attributable to much Mortgaged Properties from the calculation of the Borrowing Base shall result in an Overadvance); provided that (x) no Default or Event of Default then exists or would occur as a consequence of any such release and (y) the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the Borrower certifying (I) as to the immediately preceding clause (x), (II) that such release or subordination is permitted under the Credit Agreement and (III) that the Administrative Agent is authorized to release or subordinate the same in the discretion of the Administrative Agent.

SECTION 5.13.Use of Proceeds

.  The Borrower will use Letters of Credit, Revolver Loans and Swingline Loans for working capital needs and other general corporate purposes of the Borrower and its Subsidiaries, including for any purpose not otherwise prohibited under this Agreement, including Section 6.11.

ARTICLE VI
Negative Covenants

Each of Holdings (solely as to Section 6.08(a)) and the other Loan Parties covenants and agrees with each Lender that, so long as any Revolver Commitments or Obligations (other than (i) contingent obligations as to which no claim or demand for payment has been made, or, in the case of indemnification obligations, no notice has been given, and (ii) Obligations that have been Cash Collateralized, as applicable) are outstanding, unless the Required Lenders shall otherwise consent in writing, the Loan Parties will not and will not permit any of its Restricted Subsidiaries to (and Holdings as to Section 6.08(a), will not):

SECTION 6.01.Indebtedness

.  Incur, create, assume or permit to exist any Indebtedness, except:

(a)Indebtedness of any Loan Party under the Loan Documents;

(b)Indebtedness pursuant to Swap Agreements not incurred for speculative purposes;

(c)Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any Person providing workers’ compensation, securing unemployment insurance and other social security laws or regulation, health, disability or other employee benefits or property, casualty or liability insurance or self‑insurance or other similar obligations to the Borrower or any Restricted Subsidiary;

(d)Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary (including pursuant to the Intercompany Note), provided that (i) Indebtedness of any Subsidiary that is not a Subsidiary Guarantor to the Loan Parties shall be permitted under Section 6.04 and (ii) Indebtedness of the Borrower and of any other Loan Party to any Subsidiary that is not a Subsidiary Guarantor (the “Subordinated Intercompany Debt”) shall be subordinated to the Obligations pursuant to the subordination terms set forth in the Intercompany Note;

(e)Indebtedness in respect of bids, trade contracts (other than for debt for borrowed money), leases (other than Capital Lease Obligations), statutory obligations, surety, stay, customs and appeal bonds, performance, performance and completion and return of money bonds, government contracts, financial assurances and completion guarantees and similar obligations, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business (including Indebtedness in respect of letters of credit, bank guarantees or similar instruments in lieu of such items to support the issuance thereof);

(f)Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protection and similar arrangements, in each case, in connection with cash management and deposit accounts;

(g)(x) Indebtedness assumed or acquired in connection with Permitted Business Acquisitions, which Indebtedness may be secured or unsecured, and provided that (A) such Indebtedness exists at the time of such Permitted Business Acquisition and is not created in contemplation of such event and (B) after giving effect to the assumption or acquisition of such Indebtedness, the Payment Conditions are satisfied and (y) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness; provided that in the case of clauses (x) and (y) if such Indebtedness is incurred by the Borrower or any Loan Party and secured with the Current Asset Collateral, such Indebtedness shall be secured on a junior basis with respect to the Current Asset Collateral pursuant to an intercreditor agreement reasonably satisfactory to the Administrative Agent and the Required Lenders;

(h)Capital Lease Obligations, mortgage financings and purchase money Indebtedness (including any industrial revenue bond, industrial development bond and similar financings) incurred by the Borrower or any Restricted Subsidiary prior to or within two hundred seventy (270) days after the acquisition, lease, repair or improvement of the respective asset in order to finance such acquisition, lease, repair or improvement, and any Permitted Refinancing Indebtedness in respect thereof, in an aggregate outstanding principal amount that at the time of, and after giving effect to, the incurrence thereof (together with Indebtedness outstanding pursuant  to paragraph (i) of this Section 6.01) would not exceed $25.0 million for the Test Period most recently ended on or prior to the date of determination for which financial statements are available;

(i)Capital Lease Obligations incurred by the Borrower or any Restricted Subsidiary in respect of any Sale and Lease-Back Transaction that is permitted under Section 6.03 and any Permitted Refinancing Indebtedness in respect thereof in an aggregate outstanding principal amount that at the time of, and after giving effect to the incurrence of (together with Indebtedness outstanding pursuant  to paragraph (h) of this Section 6.01) would not exceed $25.0 million for the Test Period most recently ended on or prior to the date of determination for which financial statements are available;

(j)Indebtedness of the Borrower constituting Term Facility Debt, in an aggregate outstanding principal (or committed) amount at any time that does not cause the Consolidated Secured Leverage Ratio of the Loan Parties and their Restricted Subsidiaries to exceed 5.00:1.00 on a Pro Forma Basis;

(k)Guarantees (i) by the Loan Parties of the Indebtedness described in Section 6.01(j) and Section 6.01(o), (ii) by the Borrower or any Loan Party of any Indebtedness of any other Loan Party permitted to be incurred under this Agreement, (iii) by the Borrower or any Loan Party of Indebtedness otherwise permitted hereunder of any Subsidiary that is not a Subsidiary Guarantor, (iv) by any Restricted Subsidiary that is not a Loan Party of Indebtedness of Holdings and its Subsidiaries to the extent, in the case of clauses (iii) and (iv), such Guarantees are permitted by Section 6.04; provided that Guarantees by the Borrower or any Loan Party under this Section 6.01(k) of any other Indebtedness of a Person that is subordinated to the Obligations shall be expressly subordinated to the Obligations on terms not materially less favorable to the Lenders as those contained in the subordination of such other Indebtedness to the Obligations; provided further that no Guarantee by Holdings or any of its Subsidiaries of any Subordinated Indebtedness or the Indebtedness described in Section 6.01(j) shall be permitted unless Holdings or the applicable Subsidiaries, as the case may be, shall have also provided a Guarantee of the Obligations under the Loan Documents on substantially the terms set forth in the applicable Guarantee of such Indebtedness or on terms acceptable to the Administrative Agent;

(l)Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase or acquisition price or similar obligations (including without limitation earn-out obligations), in each case, incurred or assumed in connection with the acquisition or Disposition of any business or assets (including Equity Interests of Subsidiaries) of the Borrower or any Subsidiary permitted by Section 6.04 or Section 6.05, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business or assets for the purpose of financing such acquisition;

(m)[Reserved];

(n)Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(o)(i) additional Indebtedness of the Borrower or any Restricted Subsidiary and (ii) any Permitted Refinancing Indebtedness in respect thereof; provided that (x) after giving effect to such incurrence or issuance, no Event of Default shall have occurred and be continuing, (y) such Indebtedness shall be Subordinated Indebtedness or other unsecured Indebtedness that matures no earlier than the date that is, and has a Weighted Average Life to Maturity no shorter than, at the time of such incurrence or issuance, ninety-one (91) days after the Revolver Termination Date and (z) after giving effect to any such incurrence or issuance of secured Indebtedness, the Payment Conditions are satisfied;

(p)[Reserved];

(q)Indebtedness existing on the Closing Date and set forth on Schedule 6.01 and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(r)Indebtedness supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit;

(s)Indebtedness incurred by the Borrower and its Restricted Subsidiaries representing (i) deferred compensation to directors, officers, employees, members of management and consultants of Holdings, any Parent Entity, the Borrower or any Restricted Subsidiary in the ordinary course of business and (ii) deferred compensation or other similar arrangements in connection with the Transactions, any Permitted Business Acquisition or any Investment permitted hereby;

(t)Indebtedness consisting of promissory notes issued by the Borrower and its Restricted Subsidiaries to current or former directors, officers, employees, members of management or consultants of, Holdings, any Parent Entity, the Borrower or any Subsidiary (or their respective estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner) to finance the purchase or redemption of Equity Interests of any Parent Entity permitted by Section 6.06;

(u)Indebtedness in respect of (x) letters of credit, bankers’ acceptances supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business or (y) any Letter of Credit issued in favor of any Issuing Bank or Swingline Lender to support any Defaulting Lender’s participation in Letters of Credit issued, or Swingline Loans made hereunder;

(v)Indebtedness arising out of the creation of any Lien (other than for Liens securing debt for borrowed money) permitted under Section 6.02;

(w)Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services;

(x)unfunded pension fund and other employee benefit plan obligations and liabilities incurred in the ordinary course of business to the extent that they are permitted to remain unfunded under applicable law;

(y)other Indebtedness of any Borrower or any Restricted Subsidiary, in an aggregate outstanding principal amount that at the time of, and after giving effect to, the incurrence thereof would not exceed $10.0 million and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness; and

(z)all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on Indebtedness described in paragraphs (a) through (y) above.

SECTION 6.02.Liens

.  Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests, evidences of Indebtedness or other securities of any Person) at the time owned by it or on any income or revenues or rights in respect of any thereof, except:

(a)Liens on property or assets of the Borrower and the Restricted Subsidiaries existing on the Closing Date and set forth on Schedule 6.02 and any refinancing, modification, replacement, renewal or extension thereof; provided, that the Lien does not extend to any additional property other than after-acquired property that is affixed to or incorporated in the property covered by such Lien and the proceeds and products thereof;

(b)any Lien (i) created under the Loan Documents, (ii) permitted in respect of any Mortgaged Property (A) in favor of the Administrative Agent by the terms of the applicable Mortgage and (B) following the incurrence of any Term Facility Debt and the subsequent exclusion from the Borrowing Base of all Real Estate Event Amounts, on a first-priority basis in favor of the Term Agent for the benefit of itself and holders of such Term Facility Debt, (iii) on cash or deposits granted in favor of any Swingline Lender or any Issuing Bank hereunder to cash collateralize any Defaulting Lender’s participation in Letters of Credit issued, or Swingline Loans made, under this Agreement, as applicable and (iv) subject to the intercreditor agreement entered into as a prerequisite to the incurrence thereof, Liens securing Indebtedness permitted by Section 6.01(j) and subject to the conditions set forth in the definition of Term Facility Debt;

(c)any Lien securing Indebtedness or Permitted Refinancing Indebtedness permitted by (i) Section 6.01(g), provided that such Lien (A) in the case of Liens securing Capital Lease Obligations and purchase money Indebtedness, applies solely to the assets securing such Indebtedness immediately prior to the consummation of the related Permitted Business Acquisition and after acquired property, to the extent required by the documentation governing such Indebtedness (without giving effect to any amendment thereof effected in contemplation of such acquisition or assumption), and the proceeds and products thereof; provided, that individual financings otherwise permitted to be secured hereunder provided by one (1) Person (or its affiliates) may be cross collateralized to other such financings provided by such Person (or its affiliates), (B) in the case of Liens securing Indebtedness other than Capital Lease Obligations or purchase money Indebtedness, such Liens do not extend to the property of any Person other than the Person acquired or formed to make such acquisition and the subsidiaries of such Person (and the Equity Interests in such Person), (C) in the case of clause (A) and clause (B), such Lien is not created in contemplation of or in connection with such acquisition or assumption, (D) in the case of a Lien securing Permitted Refinancing Indebtedness, any such Lien is permitted, subject to compliance with clause (e) of the definition of the term “Permitted Refinancing Indebtedness” and (E) in the case of any Indebtedness incurred by the Borrower or any Loan Party and secured with the Current Asset Collateral, such Indebtedness shall be secured on a junior basis with respect to the Current Asset Collateral pursuant to an intercreditor arrangement reasonably satisfactory to the Administrative Agent;

(d)Liens for Taxes, assessments or other governmental charges or levies which are not overdue by more than thirty (30) days or, if more than thirty (30) days overdue, (i) which are being contested in accordance with Section 5.03 or (ii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(e)landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or, if more than thirty (30) days overdue, (i) which are being contested in accordance with Section 5.03 or (ii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(f)(i) pledges and deposits made (including to support obligations in respect of letters of credit, bank guarantees or similar instruments to secure) in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing premiums or liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations or otherwise as permitted in Section 6.01(c) and (ii) pledges and deposits securing liability for reimbursement or indemnification obligations of (including to support obligations in respect of letters of credit, bank guarantees or similar instruments for the benefit of) insurance carriers in respect of property, casualty or liability insurance to the Borrower or any Subsidiary provided by such insurance carriers;

(g)(i) deposits to secure the performance of bids, trade contracts (other than for debt for borrowed money), leases (other than Capital Lease Obligations), statutory obligations, surety, stay, customs and appeal bonds, performance, performance and completion and return of money bonds, government contracts, financial assurances and completion and similar obligations and similar obligations, including those incurred to secure health, safety and environmental obligations in the ordinary course of business and (ii) obligations in respect of letters of credit or bank guarantees that have been posted to support payment of the items set forth in clause (i) of this Section 6.02(g);

(h)zoning restrictions, easements, trackage rights, leases (other than Capital Lease Obligations), licenses, special assessments, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Borrower or any Subsidiary;

(i)Liens securing Capital Lease Obligations, mortgage financings, and purchase money Indebtedness or improvements thereto hereafter acquired, leased, repaired or improved by the Borrower or any Restricted Subsidiary (including the interests of vendors and lessors under conditional sale and title retention agreements); provided that (i) such security interests secure Indebtedness permitted by Section 6.01(h) (including any Permitted Refinancing Indebtedness in respect thereof), (ii) such security interests are created, and the Indebtedness secured thereby is incurred, within two hundred seventy (270) days after such acquisition, lease, completion of construction or repair or improvement (except in the case of any Permitted Refinancing Indebtedness), (iii) the Indebtedness secured thereby does not exceed the cost of such equipment or other property or improvements at the time of such acquisition or construction, including transaction costs (including any fees, costs or expenses or prepaid interest or similar items) incurred by the Borrower or any Restricted Subsidiary in connection with such acquisition or construction or material repair or improvement or financing thereof and (iv) such security interests do not apply to any other property or assets of the Borrower or any Restricted Subsidiary (other than to the proceeds and products of and the accessions to such equipment or other property or improvements but not to other parts of the property to which any such improvements are made); provided, that individual financings otherwise permitted to be secured hereunder provided by one Person (or its affiliates) may be cross collateralized to other such financings provided by such Person (or its affiliates);

(j)Liens arising out of (i) sale and lease-back transactions permitted under Section 6.03 and (ii) any Indebtedness incurred in connection therewith permitted by Section 6.01(i) (and any Permitted Refinancing Indebtedness in respect thereof), so long as such Liens attach only to the property sold and being leased in such transaction and any accessions thereto or proceeds or products thereof and related property;

(k)Liens securing judgments that do not constitute an Event of Default under Section 7.01(j);

(l)Liens disclosed by the title insurance policies delivered in connection with the Mortgages or pursuant to Section 5.09 and any replacement, extension or renewal of any such Lien; provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;

(m)any interest or title of a lessor, sublessor, licensor or sublicensee under any leases, subleases, licenses or sublicenses entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;

(n)Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Restricted Subsidiary, (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business, (iv) attaching to commodity trading or other brokerage accounts incurred in the ordinary course of business and (v) encumbering reasonable customary initial deposits and margin deposits;

(o)Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;

(p)Liens securing obligations in respect letters of credit permitted under Section 6.01(c), (e), (r) and (u);

(q)(i) leases, subleases, licenses or sublicenses of property in the ordinary course of business or (ii) rights reserved to or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Borrower or any Restricted Subsidiary or by a statutory provision to terminate any such lease, license, franchise, grant or permit or to require periodic payments as a condition to the continuance thereof;

(r)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(s)Liens (i) solely on any cash earnest money deposits or Permitted Investments made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Permitted Business Acquisition or other Investment permitted hereunder and (ii) consisting of an agreement to dispose of any property in a transaction permitted under Section 6.05;

(t)Liens arising from precautionary UCC financing statements (or similar filings under other applicable law) regarding operating leases or consignment or bailee arrangements;

(u)Liens on securities that are the subject of repurchase agreements constituting Permitted Investments under clause (c) of the definition thereof arising out of such repurchase transaction;

(v)[reserved];

(w)(i) Liens on Equity Interests in Joint Ventures or Unrestricted Subsidiaries securing obligations of such Joint Venture or Unrestricted Subsidiaries, as applicable and (ii) customary rights of first refusal and tag, drag and similar rights in joint venture agreements entered into in the ordinary course of business;

(x)Liens in favor of the Borrower or the Restricted Subsidiaries that are Loan Parties securing intercompany Indebtedness permitted under Section 6.04;

(y)Liens (i) arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or the Restricted Subsidiaries in the ordinary course of business and (ii) arising by operation of law under Article 2 of the Uniform Commercial Code;

(z)other Liens with respect to property or assets of any Borrower or any Restricted Subsidiaries; provided that the aggregate principal amount of the Indebtedness or other obligations secured by such Liens does not exceed $10.0 million at any time outstanding;

(aa)Liens on insurance policies and the proceeds thereof securing the financing of Indebtedness permitted pursuant to Section 6.01(n)(i);

(bb)If no Letters of Credit are available hereunder, and solely with the consent of the Administrative Agent (not to be unreasonably withheld), Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of commercial letters of credit or banker’s acceptances or issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(cc)ground leases in the ordinary course in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located; and

(dd)(i) Liens in favor of the Administrative Agent for the benefit of the Secured Parties securing obligations under Swap Agreements permitted by Section 6.01,(ii) Liens in favor of the Administrative Agent for the benefit of the Secured Parties securing Cash Management Obligations permitted by Section 6.01 and (iii) Liens in favor of the Administrative Agent for the benefit of the Secured Parties securing Secured Bank Product Obligations permitted by Section 6.01.

SECTION 6.03.Sale and Lease-Back Transactions

.  Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and substantially contemporaneously rent or lease from the transferee such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Lease-Back Transaction”), provided that a Sale and Lease-Back Transaction shall be permitted (a) with respect to property (i) owned by the Borrower or any Domestic Subsidiary which is a Restricted Subsidiary (A) that is acquired, leased, repaired or improved after the Closing Date so long as such Sale and Lease-Back Transaction is consummated within two hundred seventy (270) days of the acquisition, lease, repair or improvement of such property or (B) the Disposition of such property shall be permitted by Section 6.05(g) or (ii) owned by any Foreign Subsidiary which is a Restricted Subsidiary regardless of when such property was acquired or (b) with respect to any property owned by the Borrower or any Domestic Subsidiary which is a Restricted Subsidiary, if at the time the lease in connection therewith is entered into, and after giving effect to the entering into of such lease, such lease is otherwise permitted under this Agreement.

SECTION 6.04.Investments, Loans and Advances

.  Purchase, hold or acquire any Equity Interests, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to or Guarantees of the obligations of, another Person, make a designation of a Restricted Subsidiary as an Unrestricted Subsidiary or make any Acquisition (each, an “Investment”), except:

(a)the Transactions;

(b)Investments among the Borrower and its Subsidiaries; provided that the sum of Investments (valued at the time of the making thereof and without giving effect to any write-downs or write-offs thereof, but net in the case of intercompany loans, and in any event, after giving effect to any returns, profits, distributions, and similar amounts, repayment of loans and the release of guarantees) after the Closing Date by the Borrower and the Subsidiary Guarantors in Subsidiaries (including Foreign Subsidiaries of the Borrower) that are not Subsidiary Guarantors shall not exceed an aggregate net amount equal to $10.0 million outstanding at any time; and provided further that intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Borrower and the Restricted Subsidiaries shall not be included in calculating the limitation in this paragraph at any time;

(c)Permitted Investments and investments that were Permitted Investments when made;

(d)Investments arising out of the receipt by the Borrower or any Subsidiary of promissory notes and other non-cash consideration for Dispositions permitted under Section 6.05 (excluding Section 6.05(e));

(e)(i) loans and advances to directors, officers, employees, members of management or consultants of Holdings (or any Parent Entity), the Borrower or any Restricted Subsidiary in the ordinary course of business not to exceed $2.0 million in the aggregate at any time outstanding (calculated without regard to write-downs or write-offs thereof) and (ii) advances of payroll payments and expenses to directors, officers, employees, members of management or consultants in the ordinary course of business;

(f)accounts receivable, notes receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers made in the ordinary course of business;

(g)Investments under Swap Agreements permitted pursuant to Section 6.01;

(h)Investments existing on, or contractually committed as of, the Closing Date and set forth on Schedule 6.04 and any modification, replacement, renewal or extension thereof so long as any such modification, renewal or extension thereof does not increase the amount of such Investment except by terms thereof or as otherwise permitted by this Section 6.04;

(i)Investments resulting from pledges and deposits permitted by Section 6.02(b)(iii), (f) and (g);

(j)Investments (i) constituting Permitted Business Acquisitions, (ii) in any Subsidiary in an amount required to permit such Person to consummate a Permitted Business Acquisition and (iii) in any Subsidiary that is not a Subsidiary Guarantor consisting of the Equity Interests of any Person who is not a Subsidiary Guarantor;

(k)Guarantees (i) permitted by Sections 6.01(k) and (ii) of leases (other than Capital Lease Obligations) or of other obligations not constituting Indebtedness, in each case in the ordinary course of business;

(l)Investments received in connection with the bankruptcy or reorganization of any Person, or settlement of obligations of, or other disputes with or judgments against, or foreclosure or deed in lieu of foreclosure with respect to any Lien held as security for an obligation, in each case in the ordinary course of business;

(m)Investments of the Borrower or any Restricted Subsidiary acquired after the Closing Date or of a Person merged into or consolidated with the Borrower or a Restricted Subsidiary, in each case, in accordance with Section 6.05 (other than Section 6.05(e)), after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation and any modification, replacement, renewal or extension thereof so long as any such modification, renewal or extension thereof does not increase the amount of such Investment except as otherwise permitted by this Section 6.04;

(n)acquisitions by the Borrower of obligations of one (1) or more directors, officers, employees, members or management or consultants of Holdings, the Borrower or its Subsidiaries in connection with such Person’s acquisition of Equity Interests of Holdings (or its Parent Entity), so long as no cash is actually advanced by the Borrower or any of its Subsidiaries to such Persons in connection with the acquisition of any such obligations;

(o)Investments in Holdings in amounts and for purposes for which Restricted Payments to Holdings would have been permitted under Section 6.06, in lieu of such Restricted Payments;

(p)Investments consisting of Indebtedness, Liens, Sale and Lease-Back Transactions, mergers, consolidations, Dispositions, Restricted Payments, Affiliate transactions and prepayments and repurchases of Indebtedness permitted under Section 6.01, 6.02, 6.03, 6.05, 6.06, 6.07(b)(iv), 6.07(b)(xv) and 6.09;

(q)Investments by the Borrower or any Restricted Subsidiary in an outstanding aggregate amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed $15.0 million, (plus any returns, profits, distributions and similar amounts, repayments of loans and the release of guarantees in respect of Investments theretofore made by it pursuant to this paragraph (q));

(r)other Investments by the Borrower or any Restricted Subsidiary so long as the Payment Conditions are satisfied;

(s)Investments in the ordinary course of business consisting of (i) endorsements for collection or deposit or (ii) customary trade arrangements with customers;

(t)Investments to the extent the consideration paid therefor consists solely of Equity Interests of the applicable Person or any direct or indirect parent thereof;

(u)Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client and customer contracts and loans or advances made to, and guarantees with respect to obligations of, distributors, suppliers, licensors and licensees in the ordinary course of business;

(v)Investments made by any Restricted Subsidiary that is not a Loan Party to the extent such Investments are made with the proceeds received by such Restricted Subsidiary from an Investment made by a Loan Party in such Restricted Subsidiary pursuant to this Section 6.04;

(w)Unrestricted Subsidiary Designations in accordance with the definition of Unrestricted Subsidiary; provided, for the avoidance of doubt, that the Investments capacity for any such Unrestricted Subsidiary Designation shall be pursuant to other baskets in this Section 6.04 that have capacity for Investments, as applicable.

SECTION 6.05.Mergers, Consolidations and Dispositions

.  Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or Dispose of (in one (1) transaction or in a series of related transactions) all or any part of its assets (whether now owned or hereafter acquired), or Dispose of any Equity Interests of any Restricted Subsidiary of the Borrower (including pursuant to any Division), except that this Section shall not prohibit:

(a)(i) the Disposition of inventory and equipment in the ordinary course of business by the Borrower or any Restricted Subsidiary, (ii) the Disposition of surplus, obsolete, used or worn out property, whether now owned or hereafter acquired, in the ordinary course of business by the Borrower or any Restricted Subsidiary, (iii) the leasing or subleasing of real property in the ordinary course of business by the Borrower or any Restricted Subsidiary or (iv) the Disposition of Permitted Investments in the ordinary course of business;

(b)if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, (i) the merger of any Subsidiary of Holdings (which shall either be (A) newly formed expressly for the purpose of such transaction and which owns no assets, (B) Intermediate Holdings or (C) a Subsidiary of the Borrower) into the Borrower in a transaction in which the Borrower is the surviving or resulting entity or the surviving or resulting Person expressly assumes the obligations of the Borrower in a manner reasonably satisfactory to the Administrative Agent (for the avoidance of doubt, the Borrower shall not be permitted to consummate a Division), (ii) the merger or consolidation of any Subsidiary with or into any other Subsidiary; provided that in any such merger or consolidation involving any Subsidiary Guarantor, a Subsidiary Guarantor shall be the surviving or resulting Person or such transaction shall be an Investment permitted by Section 6.04, (iii) the liquidation or dissolution of any Restricted Subsidiary (other than the Borrower) or change in form of entity of any Restricted Subsidiary if the Borrower determines in good faith that such liquidation, dissolution or change in form is in the best interests of the Borrower, (iv) the merger of Parent and Intermediate Holdings (or the dissolution or consolidation of Intermediate Holdings or (v) any Subsidiary of the Borrower that is an

LLC may consummate a Division as the Dividing Person if (A) immediately upon the consummation of the Division, the assets of the applicable Dividing Person are held at such time by one or more Division Successors that are Wholly Owned Restricted Subsidiaries and (B) if the Subsidiary of the Borrower consummating such Division as a Dividing Person is a Subsidiary Guarantor, then the Division Successor of such Division shall cause the Collateral and Guarantee Requirement to be satisfied with respect to such Division Successor in accordance with Section 5.09(b) and (d) and clause (f) of the definition of “Collateral and Guarantee Requirement” (or to the extent such Division Successor is already a Subsidiary Guarantor it shall continue to be Subsidiary Guarantor after giving effect to such Division); provided that, notwithstanding anything to the contrary in this Agreement, any Subsidiary of the Borrower which is a Division Successor resulting from a Division of assets of a Material Subsidiary may not be deemed to be an Immaterial Subsidiary at the time of or in connection with the applicable Division;

(c)Dispositions among the Borrower and its Subsidiaries (upon voluntary liquidation or otherwise); provided that any Dispositions by a Loan Party to a Person that is not a Loan Party shall be for book value (as reasonably determined by such Person) or such transaction shall, to the extent sold for less than fair market value (as reasonably estimated by the Borrower), be made in compliance with Section 6.04;

(d)Sale and Lease-Back Transactions permitted by Section 6.03;

(e)Liens permitted by Section 6.02, Investments permitted by Section 6.04, and Restricted Payments permitted by Section 6.06;

(f)Dispositions of receivables in the ordinary course of business (i) not as part of an accounts receivables financing transaction or (ii) in connection with the collection, settlement or compromise thereof in a bankruptcy or similar proceeding;

(g)Dispositions by the Borrower or any Restricted Subsidiary of assets not otherwise permitted by this Section 6.05; provided that the consideration for any Disposition shall be at least 75% cash consideration (provided that for purposes of the 75% cash consideration requirement (w) the amount of any Indebtedness or other liabilities of the Borrower or any Restricted Subsidiary (as shown on such Person’s most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets, (x) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Disposition and (y) any securities received by such Restricted Subsidiary from such transferee that are converted by such Restricted Subsidiary into cash or cash equivalents (to the extent of the cash or cash equivalents received) following the closing of the applicable Disposition and (z) any Designated Non-Cash Consideration received in respect of such Disposition of any assets other than Current Asset Collateral or real estate having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) that is at that time outstanding, not in excess of $15.0 million in each case, shall be deemed to be cash); provided further that immediately prior to and after giving effect to such Disposition, no Event of Default shall have occurred or be continuing; provided further that prior to or concurrently with any such Disposition of Current Asset Collateral, an updated Borrowing Base Certificate (based on the Borrowing Base Certificate most recently provided or required to be provided as of that date by the Borrower) shall have been provided to the Administrative Agent setting forth the adjusted figures thereon on a Pro Forma Basis for such Disposition;

(h)Dispositions by the Borrower or any Restricted Subsidiary of assets that were acquired in connection with an acquisition permitted hereunder (including, without limitation, Permitted Business Acquisitions); provided that any such sale, transfer, lease or other disposition shall be made or contractually committed to be made within two hundred seventy (270) days of the date such assets were acquired by the Borrower or such Subsidiary; and provided further that, the Payment Conditions are satisfied at the time of such Disposition;

(i)any merger or consolidation in connection with an Investment permitted under Section 6.04 (including any Subsidiary Redesignation or Unrestricted Subsidiary Designation); provided that (i) if the continuing or surviving Person is a Restricted Subsidiary, such Restricted Subsidiary shall have complied with its obligations under Section 5.09 (if any), (ii) in the case of a transaction, the purpose of which is a Subsidiary Redesignation or an Unrestricted Subsidiary Designation, such transaction must be consummated in compliance with Section 6.04, and (iii) if the Borrower is a party thereto, the Borrower shall be the continuing or surviving Person or the continuing or surviving Person shall assume the obligations of the Borrower in a manner reasonably acceptable to the Administrative Agent;

(j)licensing and cross-licensing arrangements involving any technology or other intellectual property of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(k)Dispositions of inventory or other property of the Borrower and the Restricted Subsidiaries determined by the management of the Borrower to be no longer useful or necessary in the operation of the business of the Borrower or any of its Subsidiaries;

(l)Permitted Business Acquisitions;

(m)the issuance of Qualified Capital Stock by the Borrower;

(n)sales of Equity Interests of any Subsidiary of the Borrower; provided that, in the case of the sale of the Equity Interests of a Subsidiary Guarantor which is a Wholly Owned Subsidiary, the purchaser shall be the Borrower or another Subsidiary Guarantor or such transaction shall fit within another clause of this Section 6.05 or constitute an Investment permitted by Section 6.04 (other than Section 6.04(p));

(o)Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such sale, transfer, lease or other disposition are promptly applied to the purchase price of such replacement property;

(p)leases, subleases, licenses or sublicenses of property in the ordinary course of business and which do not materially interfere with the business of the Borrower and the Restricted Subsidiaries;

(q)Dispositions of property subject to casualty or condemnation proceeding (including in lieu thereof) upon receipt of the net proceeds therefor;

(r)Dispositions of property in the ordinary course of business consisting of the abandonment of intellectual property rights which, in the reasonable good faith determination of the Borrower, are not material to the conduct of the business of the Borrower and the Restricted Subsidiaries;

(s)Dispositions of Investments in Joint Ventures to the extent required by, or made pursuant to, buy/sell arrangements between the joint venture parties set forth in, joint venture arrangements and similar binding arrangements;

(t)Dispositions of real property and related assets in the ordinary course of business in connection with relocation activities for directors, officers, employees, members of management, or consultants of the Borrower and the Restricted Subsidiaries;

(u)terminations of Swap Agreements;

(v)the expiration of any option agreement in respect of real or personal property;

(w)Dispositions of Unrestricted Subsidiaries;

(x)any Restricted Subsidiary of the Borrower may consummate a merger, dissolution, liquidation or consolidation, the purpose of which is to effect a Disposition otherwise permitted under this Section 6.05;

(y)Dispositions permitted by Section 6.04 (other than Section 6.04(p)) and Section 6.06 (other than Section 6.06(h)) and Liens permitted by Section 6.02;

(z)any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business;

(aa)Dispositions in connection with the outsourcing of services in the ordinary course of business; and

(bb)as long as (i) no Event of Default then exists or would arise therefrom and (ii) Availability on the date of the proposed transaction (calculated on a Pro Forma Basis) is equal to or greater than 10.0% of the Line Cap, bulk sales or other dispositions of the Loan Parties’ Inventory outside of the ordinary course of business in connection with store closings that are conducted on an arm’s-length basis; provided that such store closures and related Inventory dispositions shall not exceed, in any Fiscal Year 20.0% of the number of the Loan Parties’ stores as of the beginning of such Fiscal Year (net of store relocations wherein a binding lease has been entered into for a new store opening prior to the related store closure date); provided, further, that all sales of Inventory in connection with store closings shall be paid to a Deposit Account that is subject to a Deposit Account Control Agreement.

Notwithstanding anything to the contrary contained above in this Section 6.05, (i) no Disposition in excess of $15.0 million shall be permitted by this Section 6.05 (other than Dispositions pursuant to clause (a)(ii), (a)(iii), (b), (c), (i), (k), (l), (r), (s), (t) (u), (v), (w), (x) or (aa) (to the extent such Disposition is not required to be for fair market value)) unless such Disposition is for fair market value (as reasonably determined by the Borrower), (ii) no more than $30.0 million in aggregate of Dispositions of Current Assets Collateral shall be permitted by paragraph (bb) of this Section 6.05 without receiving at least 75% cash consideration for each such Disposition, (iii) no Disposition shall be permitted by paragraph (d) or (k) of this Section 6.05 unless such Disposition is for at least 75% cash consideration and (iv) no Disposition in excess of $15.0 million shall be permitted by paragraph (h) of this Section 6.05 unless such Disposition is for at least 75% cash consideration; provided that for purposes of the 75% cash consideration requirement in the foregoing clauses (iii) and (iv), (w) the amount of any Indebtedness or other liabilities of the Borrower or any Restricted Subsidiary (as shown on such Person’s most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets, (x) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Disposition and (y) any securities received by such Restricted Subsidiary from such transferee that are converted by such Restricted Subsidiary into cash or cash equivalents (to the extent of the cash or cash equivalents received) following the closing of the applicable Disposition, and (z) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) that is at that time outstanding, not in excess of $15.0 million (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value), in each case, shall be deemed to be cash.

SECTION 6.06.Dividends and Distributions

.  Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any Equity Interests of the Borrower (other than dividends and distributions on such Equity Interests payable solely by the issuance of additional Equity Interests of the Borrower) or directly or indirectly redeem, purchase, retire or otherwise acquire for value any Equity Interests of the Borrower or set aside any amount for any such purpose (other than through the issuance of additional Equity Interests of the Person redeeming, purchasing, retiring or acquiring such shares) (a “Restricted Payment”); provided, however, that:

(a)[Reserved];

(b)the Borrower may make Restricted Payments as shall be necessary to allow Holdings (or any Parent Entity) (i) to pay operating expenses in the ordinary course of business and other corporate overhead, legal, accounting and other professional fees and expenses (including, without limitation, those owing to third parties plus any customary indemnification claims made by directors, officers, employees, members of management and consultants of Holdings (or any Parent Entity) attributable to the ownership or operations of Holdings, the Borrower and the Restricted Subsidiaries), (ii) to pay fees and expenses related to any debt or equity offering, investment or acquisition permitted hereunder (whether or not successful), (iii) to pay franchise or similar taxes and other fees and expenses required in connection with the maintenance of its existence and its ownership of the Borrower and in order to permit Holdings to make payments (other than cash interest payments) which would otherwise be permitted to be paid by the Borrower under Section 6.07(b), (iv) to finance any Investment permitted to be made under Section 6.04; provided, that (A) such Restricted Payments under this clause (iv) shall be made substantially concurrently with the closing of such Investment and (B) the Parent Entity shall, immediately following the closing thereof cause all property acquired to be contributed to the Borrower or, to the extent permitted under Section 6.04, one (1) of the Restricted Subsidiaries or the merger of the Person formed or acquired into the Borrower or, to the extent permitted under Section 6.04, one (1) of the Restricted Subsidiaries in order to consummate such Investment, and (v) to pay customary salary, bonus and other benefits payable to directors, officers, employees, members of management or consultants of Holdings or any Parent Entity to the extent such salary, bonuses and other benefits are directly attributable and reasonably allocated to the operations of the Borrower and its Subsidiaries;

(c)the Borrower may make Restricted Payments the proceeds of which are used to purchase or redeem (i) the Equity Interests of Holdings or any Parent Entity (including related stock appreciation rights or similar securities) held by then present or former directors, officers, employees, members of management or consultants of any Parent Entity, the Borrower or any of its Subsidiaries (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) or by any Plan, provided that the aggregate amount of such Restricted Payments under this paragraph (c) shall not exceed in any fiscal year $5.0 million (plus the sum of the amount of (x) net proceeds received by the Borrower during such fiscal year from sales of Equity Inter ests of Holdings or any Parent Entity to directors, officers, employees, members of management or consultants of Holdings, the Borrower or any Subsidiary (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing), or any Plan and (y) net proceeds of any key-man life insurance policies received during such fiscal year), which, if not used in any year, may be carried forward to the next subsequent fiscal year and (ii) fractional shares of Equity Interests;

(d)repurchases of Equity Interests in Holdings (or any Parent Entity), the Borrower or any Restricted Subsidiary deemed to occur upon exercise of stock options or similar Equity Interests if such repurchased Equity Interests represent a portion of the exercise price of such options or taxes to be paid in connection therewith;

(e)[Reserved];

(f)the Borrower and any Subsidiary of the Borrower may make Restricted Payments to any direct or indirect member of an affiliated group of corporations that files a consolidated U.S. federal tax return with the Borrower (the “Tax Distributions”), provided that, such Tax Distributions shall not exceed the amount that the Borrower or such Subsidiaries would have been required to pay in respect of federal, state or local taxes, as the case may be, in respect of such year if the Borrower or such Subsidiaries had paid such taxes directly as a stand-alone taxpayer or stand-alone group;

(g)[Reserved];

(h)to the extent constituting a Restricted Payment, the Borrower and the Restricted Subsidiaries may enter into the transactions expressly permitted by Section 6.04 or Section 6.05 (other than Section 6.05(e));

(i)the proceeds of which shall be used by Holdings to make (or to make a Restricted Payment to any Parent Entity to enable it to make) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of Holdings or any Parent Entity;

(j)payments made or expected to be made by the Borrower or any of its Restricted Subsidiaries in respect of withholding or similar Taxes payable by any future, present or former officers, directors, employees, members of management or consultants of the Borrower (or any Parent Entity) or any of its Subsidiaries (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of the foregoing) and any repurchases of Equity Interest in consideration of such payments including demand repurchases in connection with the exercise of stock options;

(k)the Borrower may make Restricted Payments to Holdings so long as the Payment Conditions are satisfied on a Pro Forma Basis immediately after giving effect to such Restricted Payment; and

(l)redemptions, repurchases, retirements or other acquisitions of Equity Interests of the Borrower or any Parent Entity in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Restricted Subsidiary) of, Equity Interests of the Borrower or any Parent Entity (to the extent the proceeds of such sale are contributed to the capital of the Borrower) (in each case, other than any Equity Interests issued or sold that are not Qualified Capital Stock) (“Refunding Capital Stock”).

SECTION 6.07.Transactions with Affiliates

.

(a)Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates, unless such transaction is (i) otherwise permitted (or required) under this Agreement or (ii) except with respect to any Investments permitted by Section 6.04, upon terms no less favorable to the Borrower or such Restricted Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate.  Any transaction or series of related transactions involving the payment of less than $5.0 million per year, and less than $15.0 million in the aggregate, with any such Affiliate shall be deemed to have satisfied the standard set forth in clause (ii) above if such transaction is approved by a majority of the Disinterested Directors of the board of managers (or equivalent governing body) of any Parent Entity, the Borrower or such Restricted Subsidiary.

(b)The foregoing paragraph (a) shall not prohibit,

(i)any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the board of directors (or equivalent governing body) of any Parent Entity,

(ii)loans or advances to directors, officers, employees, members of management or consultants of Holdings, the Borrower or any of its Subsidiaries permitted or not prohibited by Section 6.04,

(iii)transactions among Holdings, the Borrower and its Subsidiaries, in each case otherwise permitted or not prohibited by the Loan Documents,

(iv)the payment of fees and indemnities to directors, officers, employees, members of management or consultants of any Parent Entity, the Borrower and the Restricted Subsidiaries in the ordinary course of business,

(v)permitted agreements in existence on the Closing Date and set forth on Schedule 6.07 or any amendment thereto to the extent such amendment is not adverse to the Lenders in any material respect,

(vi)(A) any employment or severance agreements or arrangements entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business, (B) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers, directors, members of management or consultants, and (C) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract or arrangement and transactions pursuant thereto,

(vii)Restricted Payments permitted under Section 6.06,

(viii)any purchase by Holdings of or contributions to, the equity capital of the Borrower,

(ix)transactions among the Borrower and the Restricted Subsidiaries for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business,

(x)any transaction in respect of which the Borrower delivers to the Administrative Agent (for delivery to the Lenders) a letter addressed to the board of directors (or equivalent governing body) of the Borrower from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing, which letter states that such transaction is on terms that are no less favorable to the Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate,

(xi)the Transactions, including the payment of all fees, expenses, bonuses and awards (including Transaction Costs) related to the Transactions,

(xii)Guarantees permitted by Section 6.01,

(xiii)the issuance and sale of Qualified Capital Stock,

(xiv)transactions with customers, clients, suppliers or Joint Ventures for the purchase or sale of goods and services entered into in the ordinary course of business, and

(xv)the indemnification of directors, officers, employees, members of management or consultants of any Parent Entity, the Borrower and its Subsidiaries in accordance with customary practice.

SECTION 6.08.Business of Holdings, the Borrower and the Subsidiaries

.  Notwithstanding any other provisions hereof, engage at any time in any business or business activity other than:

(a)in the case of Holdings, (i) ownership and acquisition of Equity Interests in Intermediate Holdings or the Borrower, as applicable, together with activities directly related thereto, (ii) performance of its obligations under and in connection with the Loan Documents (and Permitted Refinancing Indebtedness in respect thereof) and the other agreements contemplated hereby and thereby, (iii) actions incidental to the consummation of the Transactions (including the payment of Transaction Costs), (iv) the incurrence of and performance of its obligations related to Indebtedness and Guarantees incurred by Holdings after the Closing Date and that are related to the other activities referred to in, or otherwise permitted by, this Section 6.08(a) including the payment by Holdings, directly or indirectly, of dividends or other distributions (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests, or directly or indirectly redeeming, purchasing, retiring or otherwise acquiring for value any of its Equity Interests or setting aside any amount for any such purpose, (v) actions required by law to maintain its existence, (vi) the payment of taxes and other customary obligations, (vii) the issuance of Equity Interests, (viii) any transaction contemplated or referred to in this Article VI (including guaranteeing Indebtedness or obligations of the Borrower and its Subsidiaries) and (I) activities incidental to its maintenance and continuance and to the foregoing activities, or

(b)in the case of the Borrower and any Restricted Subsidiary, any business or business activity conducted by any of them on the Closing Date and any business or business activities incidental or related thereto, or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

Notwithstanding anything to the contrary contained in herein, Holdings shall not sell, dispose of, grant a Lien on or otherwise transfer its Equity Interests in Intermediate Holdings or the Borrower, as applicable (other than (i) Liens created by the Security Documents, (ii) subject to the relevant intercreditor agreement, Liens created by the Term Documents, (iii) Liens arising by operation of law that would be permitted under Section 6.02 or (iv) the sale, disposition or other transfer (whether by purchase and sale, merger, consolidation, liquidation or otherwise) of the Equity Interests of the Borrower to any Parent Entity that becomes a Loan Party (including, without limitation, as the result of a Division) and agrees to be bound by this Section 6.08).

SECTION 6.09.Limitation on Modification of Indebtedness; Modification of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc.

(a)Amend or modify in any manner materially adverse to the Lenders, or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Lenders), the articles or certificate of incorporation or by-laws or limited liability company operating agreement of Holdings, the Borrower or any of the Subsidiary Guarantors; or

(b)Make, or agree to make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Subordinated Indebtedness or unsecured Indebtedness for borrowed money, in each case, with an aggregate outstanding principal amount in excess of $10.0 million in respect thereof, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of such Subordinated Indebtedness or unsecured Indebtedness for borrowed money (except for (i) Refinancings otherwise permitted by Section 6.01, (ii) payments of regularly scheduled interest, fees, expenses and indemnification obligations and, to the extent this Agreement is then in effect, principal on the scheduled maturity date thereof, (iii) any AHYDO “catch up” payments and (iv) the conversion of any Subordinated Indebtedness or unsecured Indebtedness for borrowed money to Equity Interests of Holdings or any Parent Entity (each such payment or distribution, a “Restricted Debt Payment”)); provided, however, that any such Subordinated Indebtedness or unsecured Indebtedness for borrowed money may be repurchased, redeemed, retired, acquired, cancelled or terminated so long as (x) immediately prior to and after giving effect to such repurchase, no Event of Default shall have occurred or be continuing and (y) the Payment Conditions are satisfied on a Pro Forma Basis immediately after giving effect to such Restricted Debt Payment.

(c)Permit the Borrower or any Restricted Subsidiary to enter into any agreement or instrument that by its terms restricts (i) the payment of dividends or distributions or the making of cash advances to (or the repayment of cash advances from) the Borrower or any Restricted Subsidiary or (ii) the granting of Liens on Collateral pursuant to the Security Documents, in each case other than those arising under any Loan Document, except, in each case, restrictions existing by reason of:

(i)restrictions imposed by applicable law;

(ii)contractual encumbrances or restrictions in effect on the Closing Date or contained in any agreements related to any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness, or any such encumbrances or restrictions in any agreements relating to any Term Facility Debt issued after the Closing Date or Permitted Refinancing Indebtedness in respect thereof, in each case so long as the scope of such encumbrance or restriction is no more expansive in any material respect than any such encumbrance or restriction in effect on the Closing Date (or the date of issuance as the case may be), or any agreement (regardless of whether such agreement is in effect on the Closing Date) providing for the subordination of Subordinated Intercompany Debt;

(iii)any restriction on a Subsidiary imposed pursuant to an agreement entered into for the Disposition of all or substantially all the Equity Interests or assets of such Subsidiary pending the closing of such sale or disposition;

(iv)customary provisions in Joint Venture agreements and other similar agreements applicable to Joint Ventures entered into in the ordinary course of business;

(v)any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(vi)customary provisions contained in leases, subleases, licenses or sublicenses of intellectual property and other similar agreements entered into in the ordinary course of business;

(vii)customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(viii)customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(ix)customary restrictions and conditions contained in any agreement relating to any Disposition permitted under Section 6.05 pending the consummation of such Disposition;

(x)customary restrictions and conditions contained in the document relating to any Lien, so long as (A) such Lien is permitted under Section 6.02 and such restrictions or conditions relate only to the specific asset subject to such Lien and the proceeds and products thereof, and (B) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 6.09;

(xi)customary net worth provisions contained in real property leases entered into by Subsidiaries of the Borrower, so long as the Borrower has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of the Borrower and its Subsidiaries to meet their ongoing obligations;

(xii)any agreement in effect at the time such Person becomes a Restricted Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary; or

(xiii)restrictions contained in any documents documenting Indebtedness of any Subsidiary that is not a Subsidiary Guarantor permitted hereunder.

SECTION 6.10.Financial Covenant

.  The Borrower and its Restricted Subsidiaries shall, on any date when Availability on such date is less than the greater of (i) 10% of the Line Cap, and (ii) $12,500,000 (the “FCCR Test Amount”), maintain a Consolidated Fixed Charge Coverage Ratio of at least 1.0 to 1.0, tested for the four fiscal quarter period ending on the last day of the most recently ended fiscal quarter for which the Borrower is required to deliver financial statements to the Administrative Agent in accordance with Section 5.04 of this Agreement, and at the end of each succeeding fiscal quarter thereafter until the date on which Availability on such date has exceeded the FCCR Test Amount for 30 consecutive days.

SECTION 6.11.Use of Proceeds

.  The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that Holdings, its Subsidiaries and its or their respective directors, officers, employees and agents shall not use directly or indirectly, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or any Sanctions, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c)  in any manner that would result in the violation of any Sanctions applicable to any party hereto.

ARTICLE VII
Events of Default

SECTION 7.01.Events of Default

.  In case of the happening of any of the following events (each, an “Event of Default”):

(a)any representation or warranty made or deemed made by any Loan Party in any Loan Document, or in any certificate or other instrument required to be given by any Loan Party in writing furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made pursuant to the terms of the Loan Documents or so furnished by such Loan Party;

(b)default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c)default shall be made in the payment of any interest on any Loan or in the payment of any Fee or any other amount (other than an amount referred to in paragraph (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five (5) Business Days;

(d)default shall be made in the due observance or performance by Holdings, the Borrower or any of the Restricted Subsidiaries of any covenant, condition or agreement contained in Sections 5.05(a), 5.07, 5.11, 5.12(c) or in Article VI;

(e)default shall be made in the (i) failure to deliver a Borrowing Base Certificate required to be delivered pursuant to Section 5.12(a) within two (2) Business Days of the date such Borrowing Base Certificate is required to be delivered or (ii) due observance or performance by Holdings, the Borrower or any of the Restricted Subsidiaries of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (b), (c) and (d) above) and in the case of this subclause (ii) such default shall continue unremedied for a period of thirty (30) days after written notice thereof from the Administrative Agent or the Required Lenders to the Borrower;

(f)(i) any event or condition occurs that (A) results in any Indebtedness in excess of $15.0 million becoming due prior to its scheduled maturity or (B) enables or permits (with all applicable grace periods having expired) the holder or holders any Indebtedness in excess of $15.0 million or any trustee or agent on its or their behalf to cause any such Indebtedness in excess of $15.0 million to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (ii) Holdings, the Borrower, or any of the Restricted Subsidiaries shall fail to pay the principal of any Indebtedness in excess of $15.0 million at the stated final maturity thereof; provided that this paragraph (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder; provided further that any such failure is unremedied and not waived by the holders of such Indebtedness prior to the acceleration of the Loans pursuant to this Section 7.01;

(g)there shall have occurred a Change in Control;

(h)an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings, the Borrower or any such Restricted Subsidiary (other than any Immaterial Subsidiary), or of a substantial part of the property or assets of Holdings, the Borrower or any material Restricted Subsidiary, under the Bankruptcy Code, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any such Restricted Subsidiary or for a substantial part of the property or assets of Holdings, the Borrower or any such Restricted Subsidiary or (iii) the winding-up or liquidation of Holdings, the Borrower or any such Restricted Subsidiary (except, in the case of any such Restricted Subsidiary, in a transaction permitted by Section 6.05); and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)Holdings, the Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary), shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any such Restricted Subsidiary or for a substantial part of the property or assets of Holdings, the Borrower or any such Restricted Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable or admit in writing its inability or fail generally to pay its debts as they become due;

(j)the failure by Holdings, the Borrower or any Restricted Subsidiary to pay one (1) or more final judgments aggregating in excess of $15.0 million (to the extent not covered by third-party insurance as to which the insurer has been notified of such judgment and does not deny coverage), which judgments are not discharged or effectively waived or stayed for a period of sixty (60) consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings, the Borrower or any Restricted Subsidiary to enforce any such judgment;

(k)(i) an ERISA Event and/or a Foreign Plan Event shall have occurred, (ii) a trustee shall be appointed by a United States district court to administer any Plan(s) or (iii) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed Withdrawal Liability to such Multiemployer Plan and such Person does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner; and in each case in clauses (i) through (iii) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

(l)(i) any Loan Document shall for any reason cease to be, or shall be asserted in writing by Holdings, the Borrower or any Restricted Subsidiary not to be, a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Security Document and to extend to assets that are not immaterial to Holdings, the Borrower and the Restricted Subsidiaries on a consolidated basis shall cease to be, or shall be asserted in writing by Holdings, the Borrower or any other Loan Party not to be (other than in a notice to the Administrative Agent to take requisite actions to perfect such Lien), a valid and perfected security interest (perfected as and having the priority required by the Agreement or the relevant Security Document and subject to such limitations and restrictions as are set forth herein and therein) in the securities, assets or properties covered thereby, except to the extent (x) any such loss of perfection or priority results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Agreement, (y) such loss is covered by a lender’s title insurance policy as to which the insurer has been notified of such loss and does not deny coverage and the Administrative Agent shall be reasonably satisfied with the credit of such insurer or (z) such loss of perfected security interest may be remedied by the filing of appropriate documentation without the loss of priority or (iii) the Guarantees pursuant to the Security Documents by Holdings, the Borrower or the Subsidiary Guarantors of any of the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by Holdings or the Borrower or any Subsidiary Guarantor not to be in effect or not to be legal, valid and binding obligations; or

(m)except as otherwise expressly permitted hereunder, any Loan Party shall suspend the operation of its business in the ordinary course, liquidate all or a material portion of its assets or store locations, or employ an agent or other third party to conduct a program of closings, liquidations or “Going-Out-Of-Business” sales of any material portion of its business.

then, and in every such event (other than an event with respect to the Borrower described in paragraph (h) or (i)(i), (ii), (iii) or (iv) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, upon notice to the Borrower, take any or all of the following actions, at the same or different times:  (i) terminate, reduce or condition any Revolver Commitment, or make any adjustment to the Borrowing Base, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding, (iii) require the Loan Parties to Cash Collateralize LC Obligations at 103% of the Stated Amount thereof, and, if the Loan Parties fail promptly to deposit such Cash Collateral, the Administrative Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolver Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 4.02 are satisfied); and in any event with respect to the Borrower described in paragraph (h) or (i)(i), (ii), (iii) or (iv) above, the Revolver Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, anything contained herein or in any other Loan Document to the contrary notwithstanding.

SECTION 7.02.Allocation

.  Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of an Event of Default, monies to be applied to the Secured Obligations, whether arising from payments by the Loan Parties, realization on Collateral, setoff or otherwise, shall be allocated as follows:

(a)first, to payment of that portion of the Obligations (excluding the Other Liabilities) constituting fees, indemnities, expenses (including extraordinary expenses) and other amounts, owing to the Administrative Agent or the Issuing Bank, in its capacity as such;

(b)second, to payment of that portion of the Obligations (excluding the Other Liabilities) constituting indemnities, expenses, and other amounts (other than principal, interest and fees) payable to the Lenders, ratably among them in proportion to the amounts described in this clause second payable to them;

(c)third, to the extent not previously reimbursed by the Borrower, to payment to the Lenders of that portion of the Obligations constituting principal and accrued and unpaid interest on any permitted Overadvances, ratably among the Lenders in proportion to the amounts described in this clause third payable to them;

(d)fourth, to the extent that Swingline Loans have not been refinanced by a Committed Loan, payment to the Swingline Lender of that portion of the Obligations constituting accrued and unpaid interest on the Swingline Loans;

(e)fifth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, LC Obligations and other Obligations, and fees (including Letter of Credit Fees), ratably among the Lenders and the Issuing Bank in proportion to the respective amounts described in this clause fifth payable to them;

(f)sixth, to the extent that Swingline Loans have not been refinanced by a Committed Loan, to payment to the Swingline Lender of that portion of the Obligations constituting unpaid principal of the Swingline Loans;

(g)seventh, to payment of that portion of the Obligations constituting unpaid principal of the Loans and LC Obligations, ratably among the Lenders and the Issuing Bank in proportion to the respective amounts described in this clause seventh held by them;

(h)eighth, to the Administrative Agent for the account of the Issuing Bank, to Cash Collateralize LC Obligations at 103% of the Stated Amount thereof;

(i)ninth, to payment of that portion of the Obligations arising from Cash Management Services to the extent secured under the Security Documents, ratably among the Secured Parties in proportion to the respective amounts described in this clause ninth held by them;

(j)tenth, to payment of all other Obligations arising from Bank Products to the extent secured under the Security Documents, ratably among the Secured Parties in proportion to the respective amounts described in this clause tenth held by them; and

(k)last, the balance, if any, after all of the Obligations have been paid in full, to the Loan Parties or as otherwise required by Law.

Amounts shall be applied to each category of Secured Obligations set forth above until Full Payment thereof and then to the next category.  If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Secured Obligations in the category.  Amounts distributed with respect to any Secured Bank Product Obligations shall be the lesser of the maximum Secured Bank Product Obligations last reported to the Administrative Agent or the actual Secured Bank Product Obligations as calculated by the methodology reported to the Administrative Agent for determining the amount due.  The Administrative Agent shall have no obligation to calculate the amount to be distributed with respect to any Secured Bank Product Obligations, and may request a reasonably detailed calculation of such amount from the applicable Secured Party.  If a Secured Party fails to deliver such calculation within five days following request by the Administrative Agent, the Administrative Agent may assume the amount to be distributed is zero.  The allocations set forth in this Section 7.02 are solely to determine the rights and priorities of the Administrative Agent and the Secured Parties as among themselves, and may, except as set forth in the next sentence, be changed by agreement among them without the consent of any Loan Party.  It is understood and agreed that (i) no Secured Bank Product Obligations (other than Noticed Hedges) shall be paid pursuant to this Section ahead of any other Obligations and (ii) no Cash Collateralization of LC Obligations shall be paid prior to any fees, interest or amounts due in respect of Swingline Loans, or to the Issuing Bank or the Administrative Agent, in each case, unless consented to by the Borrower.  If any monies remain after distribution to all of the categories above, such monies shall be returned to the Borrower.

ARTICLE VIII
The Agents

SECTION 8.01.Appointment, Authority and Duties of the Administrative Agent

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(a)Appointment and Authority.  Each Secured Party hereby irrevocably appoints and designates J.P. Morgan as the Administrative Agent under all Loan Documents and J.P. Morgan hereby accepts such appointments.  The Administrative Agent may, and each Secured Party authorizes the Administrative Agent to, enter into all Loan Documents to which the Administrative Agent is intended to be a party and accept all Security Documents, for the benefit of Secured Parties.  Each Secured Party agrees that any action taken by the Administrative Agent or Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by the Administrative Agent or Required Lenders of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties.  Without limiting the generality of the foregoing, the Administrative Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as the Administrative Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document from any Loan Party or other Person; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral under the Loan Documents, Applicable Law or otherwise.  No Secured Party shall have any right individually to take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral under the Loan Documents, Applicable Law or otherwise.  The duties of the Administrative Agent shall be ministerial and administrative in nature, and the Administrative Agent shall not have a fiduciary relationship with any Secured Party, Participant or other Person, by reason of any Loan Document or any transaction relating thereto.  The Administrative Agent alone shall be authorized to determine whether any Accounts, Credit Card Receivables or Inventory constitute Eligible Credit Card Receivables, Eligible Inventory or Eligible In-Transit Inventory, whether to impose or release any Availability Reserve, or whether any conditions to funding or to issuance of a Letter of Credit have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate the Administrative Agent from liability to any Lender or other Person for any error in judgment.

(b)Duties.  The Administrative Agent shall not have any duties except those expressly set forth in the Loan Documents.  The conferral upon the Administrative Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Required Lenders in accordance with this Agreement.

(c)Agent Professionals.  The Administrative Agent may perform its duties through agents and employees.  The Administrative Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional.

(d)Instructions of Required Lenders.  The rights and remedies conferred upon the Administrative Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law.  The Administrative Agent may request instructions from Required Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations against all Claims that could be incurred by the Administrative Agent in connection with any act.  The Administrative Agent shall be entitled to refrain from any act until it has received such instructions or assurances, and the Administrative Agent shall not incur liability to any Lender by reason of so refraining.  Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting in accordance with the instructions of Required Lenders.  Notwithstanding the foregoing, instructions by and consent of specific Lenders or Secured Parties shall be required to the extent provided in Section 9.08(b).  In no event shall the Administrative Agent be required to take any action that, in its opinion, is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to personal liability.

SECTION 8.02.Agreements Regarding Collateral and Field Examination Reports

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(a)Possession of Collateral.  The Administrative Agent and Secured Parties appoint each Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control.  If any Lender obtains possession or control of any Collateral, it shall notify the Administrative Agent thereof and, promptly upon the Administrative Agent’s request, deliver such Collateral to the Administrative Agent or otherwise deal with it in accordance with the Administrative Agent’s instructions.

(b)Reports.  The Administrative Agent shall promptly forward to each Lender, when complete, copies of any field audit, examination or appraisal report prepared by or for the Administrative Agent with respect to any Loan Party or Collateral (“Report”).  Each Lender agrees (i) that neither J.P. Morgan nor the Administrative Agent makes any representation or warranty as to the accuracy or completeness of any Report, and shall not be liable for any information contained in or omitted from any Report; (ii) that the Reports are not intended to be comprehensive audits or examinations, and that the Administrative Agent or any other Person performing any audit or examination will inspect only specific information regarding the Collateral and will rely significantly upon the Borrower’s books and records as well as upon representations of the Borrower’s officers and employees; and (iii) to keep all Reports confidential in accordance with Section 9.16 and not to distribute or use any Report in any manner other than administration of the Revolver Loans and other Obligations.  Each Lender shall indemnify and hold harmless the Administrative Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Report, as well as from any Claims arising as a direct or indirect result of the Administrative Agent furnishing a Report to such Lender.

SECTION 8.03.Reliance By the Administrative Agent

.  The Administrative Agent shall be entitled to rely, and shall not incur any liability in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and upon the advice and statements of Agent Professionals.  The Administrative Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any such delay in acting.

SECTION 8.04.Action Upon Default

.  The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Article IV, unless it has received written notice from the Borrower or Required Lenders specifying the occurrence and nature thereof.  If any Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify the Administrative Agent and the other Lenders thereof in writing.  Each Secured Party agrees that, except with the written consent of the Required Lenders, it will not take any Enforcement Action, accelerate Obligations, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral or to assert any rights relating to any Collateral.

SECTION 8.05.Payments Received by Defaulting Lender

.  If a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the amount thereof to the Administrative Agent for application under Section 2.21 and it shall provide a written statement to the Administrative Agent describing the Obligation affected by such payment or reduction.  No Lender shall set off against any Dominion Account without the prior consent of the Administrative Agent.

SECTION 8.06.Limitation on Responsibilities of the Agents

.  The Administrative Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses to the extent caused by the Administrative Agent’s gross negligence or willful misconduct.  The Agents do not assume any responsibility for any failure or delay in performance or any breach by any Loan Party, Lender or other Secured Party of any obligations under the Loan Documents.  The Agents do not make any express or implied representation, warranty or guarantee to Secured Parties with respect to any Secured Obligations, Collateral, Loan Documents or Loan Party.  No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Secured Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Loan Party or Account Debtor.  No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance by any Loan Party of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

SECTION 8.07.Successor Administrative Agent and Co-Agents

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(a)Resignation; Successor Administrative Agent.  Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and the Borrower.  Upon receipt of such notice, Required Lenders shall have the right, in consultation with (and with the consent of) the Borrower, to appoint a successor Administrative Agent which shall be (i) a Lender or an Affiliate of a Lender; or (ii) a commercial bank that is organized under the laws of the United States or any state or district thereof, has a combined capital surplus of at least $1,000,000,000 and (provided no Event of Default exists under Sections 7.01(b), 7.01(h) and 7.01(i) (with respect to the Borrower only)) is subject to the approval of the Borrower.  If no successor agent is appointed prior to the date that is 30 days from the effective date of the resignation of the Administrative Agent, then the Administrative Agent may appoint a successor agent from among the Lenders or, if no Lender accepts such role, the Administrative Agent may appoint Required Lenders as successor Administrative Agent.  Upon acceptance by a successor Administrative Agent of an appointment to serve as the Administrative Agent hereunder, or upon appointment of Required Lenders as successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Administrative Agent without further act, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Section 8.15.  Notwithstanding any Administrative Agent’s resignation, the provisions of this Section 8.07 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while the Administrative Agent.  Any successor to J.P. Morgan by merger or acquisition of stock or this loan shall continue to be the Administrative Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.

(b)Separate Collateral Administrative Agent.  It is the intent of the parties that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business in any jurisdiction.  If the Administrative Agent believes that it may be limited in the exercise of any rights or remedies under the Loan Documents due to any Applicable Law, the Administrative Agent may appoint, subject to the approval of the Borrower (such approval not to be unreasonably withheld or delayed), an additional Person who is not so limited, as a separate collateral agent or co-collateral agent.  If the Administrative Agent so appoints a collateral agent or co-collateral agent, each right and remedy intended to be available to the Administrative Agent under the Loan Documents shall also be vested in such separate agent.  The parties acknowledge that any Term Agent may be acting as collateral agent for the Administrative Agent and the Lenders with respect to Real Estate, equipment and other Term Priority Collateral and, to such extent, the Administrative Agent hereby appoints the Term Agent to act in such capacity.  Secured Parties shall execute and deliver such documents as the Administrative Agent deems appropriate to vest any rights or remedies in such agent.  If any collateral agent or co‑collateral agent shall die or dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by the Administrative Agent until appointment of a new agent.

SECTION 8.08.Due Diligence and Non-Reliance

.  Each Lender acknowledges and agrees that it has, independently and without reliance upon the Agents or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Loan Party and its own decision to enter into this Agreement and to fund Revolver Loans and participate in LC Obligations hereunder.  Each Secured Party has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and Loan Parties.  Each Secured Party acknowledges and agrees that the other Secured Parties have made no repre sentations or warranties concerning any Loan Party, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Secured Obligations.  Each Secured Party will, independently and without reliance upon any other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Revolver Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents.  Except for notices, reports and other information expressly required to be furnished to or expressly requested by a Lender, the Administrative Agent shall have no duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to the Administrative Agent by any Loan Party or any credit or other information concerning the affairs, financial condition, business or properties of any Loan Party (or any of its Affiliates) which may come into possession of the Agents and their respective Affiliates.

SECTION 8.09.Remittance of Payments and Collections

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(a)Remittances Generally.  All payments by any Lender to the Administrative Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds.  If no time for payment is specified, payment shall be made by Lender not later than 2:00 p.m. (Local Time) on such day.  Payment by the Administrative Agent to any Secured Party shall be made by wire transfer, in the type of funds received by the Administrative Agent.  Any such payment shall be subject to the Administrative Agent’s right of offset for any amounts due from such payee under the Loan Documents.

(b)Failure to Pay.  If any Secured Party fails to pay any amount when due by it to the Administrative Agent pursuant to the terms hereof, such amount shall bear interest from the due date until paid at the rate determined by the Administrative Agent as customary in the banking industry for interbank compensation.  In no event shall Borrower be entitled to receive credit for any interest paid by a Secured Party to the Administrative Agent, nor shall any Defaulting Lender be entitled to interest on any amounts held by the Administrative Agent pursuant to Section 2.21.

(c)Recovery of Payments.  If the Administrative Agent pays any amount to a Secured Party in the expectation that a related payment will be received by the Administrative Agent from a Loan Party and such related payment is not received, then the Administrative Agent may recover such amount from each Secured Party that received it.  If the Administrative Agent determines at any time that an amount received under any Loan Document must be returned to a Loan Party or paid to any other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, the Administrative Agent shall not be required to distribute such amount to any Lender.  If any amounts received and applied by the Administrative Agent to any Secured Obligations are later required to be returned by the Administrative Agent pursuant to Applicable Law, each Lender shall pay to the Administrative Agent, on demand, such Lender’s Pro Rata share of the amounts required to be returned.

SECTION 8.10.The Administrative Agent in its Individual Capacity

.  As a Lender, J.P. Morgan shall have the same rights and remedies under the other Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include J.P. Morgan in its capacity as a Lender.  J.P. Morgan and its Affiliates may accept deposits from, lend money to, provide Bank Products to, act as financial or other advisor to, and generally engage in any kind of business with, Loan Parties and their Affiliates, as if J.P. Morgan were not the Administrative Agent hereunder, without any duty to account therefor to the Lenders.  In their individual capacities, J.P. Morgan and its Affiliates may receive information regarding Loan Parties, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and each Secured Party agrees that J.P. Morgan and its Affiliates shall be under no obligation to provide such information to any Secured Party, if acquired in such individual capacity.

SECTION 8.11.Administrative Agent Titles

.  Each Lender, other than J.P. Morgan, that is designated (on the cover page of this Agreement or otherwise) by J.P. Morgan as an “Agent” or “Arranger” of any type shall not have any right, power, responsibility or duty under any Loan Documents other than those applicable to all Lenders in their capacity as such, and shall in no event be deemed to have any fiduciary relationship with any other Lender.

SECTION 8.12.Bank Product Providers

.  Each Secured Bank Product Provider, by delivery of a notice to the Administrative Agent of a Bank Product, agrees to be bound by this Article VIII.  Each Secured Bank Product Provider shall indemnify and hold harmless the Agent Indemnitees, to the extent not reimbursed by Loan Parties, against all Claims that may be incurred by or asserted against any Agent Indemnitee in connection with such provider’s Secured Bank Product Obligations.

SECTION 8.13.Survival

.  This Article VIII shall survive Full Payment of the Obligations.  Other than Sections 8.01, 8.04 and 8.07, this Article VIII does not confer any rights or benefits upon Borrower or any other Person.  As between Borrower and Administrative Agent, any action that Administrative Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Secured Parties.

SECTION 8.14.Withholding Tax

.  To the extent required by any Applicable Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax.  Without limiting or expanding the provisions of Section 2.18, each Lender shall indemnify and hold harmless the Administrative Agent against, within 10 days after written demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective).  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 8.14.  The agreements in this Section 8.14 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Revolver Commitments and the repayment, satisfaction or discharge of all other Obligations.  For the avoidance of doubt, for purposes of this Section 8.14, the term “Lender” includes any Issuing Bank and any Swingline Lender.

SECTION 8.15.Indemnification

.  The Lenders agree to indemnify each Agent and each Joint Lead Arranger in its capacity as such (to the extent not reimbursed by Holdings or the Borrower and without limiting the obligation of Holdings or the Borrower to do so), each in an amount equal to its pro rata share (based on its Revolver Commitments hereunder (or if such Revolver Commitments shall have expired or been terminated, in accordance with the respective principal amounts of its applicable outstanding Loans or participations in L/C Disbursements, as applicable)) thereof, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent or Joint Lead Arranger in any way relating to or arising out of, the Revolver Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent or Joint Lead Arranger under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s or Joint Lead Arranger’s gross negligence or willful misconduct.  The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

SECTION 8.16.Certain ERISA Matters

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(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)  In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE IX
Miscellaneous

SECTION 9.01.Notices

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(a)Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or other electronic transmission, (including by “.pdf” or “.tif”) pursuant to the terms of this Agreement, as follows:

(i)if to any Loan Party, to Tuesday Morning, Inc., 6250 LBJ Freeway, Dallas, Texas 75240, Attention: Stacie Shirley, Telecopier: (972) 934-7231, Electronic Address: sshirley@tuesdaymorning.com, with a copy to Tuesday Morning, Inc., 6250 LBJ Freeway, Dallas, Texas 75240, Attention: Bridgett Zeterberg, Telecopier: (972) 934-7231, Electronic Address: bzeterberg@tuesdaymorning.com, with a copy to Sidley Austin LLP, 2021 McKinney Avenue, Suite 2000, Dallas, Texas 75201, Attention: Kelly M. Dybala, Telecopier:  (214) 981-3400, Electronic Address: kdybala@sidley.com;

(ii)if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 2200 Ross Avenue, 9th Floor, TX1-2921, Dallas, TX 75201, Attention:  Christy L. West, Telecopier:  (214) 965-2594, Electronic Address:  christy.l.west@chase.com, with a copy to Cahill Gordon & Reindel llp, 80 Pine St., New York, NY 10005, Attention:  Jennifer B. Ezring, Telecopier:  (212) 378-2415, Electronic Address:  jezring@cahill.com;

(iii)if to an Issuing Bank, to it at the address, fax number or electronic address set forth separately in writing; or

(iv)if to a Lender, to it at the address, fax number or electronic address set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender becomes a party hereto.

(b)Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender.  Each of the Administrative Agent and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, further, that approval of such procedures may be limited to particular notices or communications.

(c)All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service, sent by fax or (to the extent permitted by paragraph (b) above) electronic means or on the date five (5) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

(d)Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto.

SECTION 9.02.Survival of Agreement

.  All representations and warranties made by the Loan Parties herein and in the other Loan Documents shall be considered to have been relied upon by the Lenders and each Issuing Bank and shall survive the making of the Loans, the execution and delivery of the Loan Documents and the issuance of the Letters of Credit, and shall continue in full force and effect until the Revolver Termination Date.  Without prejudice to the survival of any other agreements contained herein, obligations for taxes, costs, indemnifications, reimbursements, damages and other contingent liabilities contained herein (including pursuant to Sections 2.15, 2.17 and 9.05) shall survive the payment in full of the principal and interest hereunder, the expiration of the Letters of Credit, and the termination of the Revolver Commitments or this Agreement, limited in the manner set forth herein.

SECTION 9.03.Binding Effect

.  This Agreement shall become effective when it shall have been executed by Holdings, the Borrower and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of Holdings, the Borrower, each Issuing Bank, the Administrative Agent and each Lender and their respective permitted successors and assigns.

SECTION 9.04.Successors and Assigns

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(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) except as otherwise permitted by Section 6.05 the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04.  Nothing in this

Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 9.04), and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i)  Subject to the conditions set forth in clause (ii) below, any Lender may assign to one (1) or more Eligible Assignees (other than to any natural person) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolver Commitments and the Revolver Loans at the time owing to it) (provided, however, that pro rata assignments shall not be required and each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan and any related Revolver Commitment) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)the Borrower, provided that no consent of the Borrower shall be required (i) if an Event of Default under Section 7.01(b) or (c), or (with respect to the Borrower only) Section 7.01(h) or (i) has occurred and is continuing and (ii) if such assignment is to a Lender, an Affiliate of a Lender or a Related Fund in respect of a Lender;

(B)the Administrative Agent, provided that no consent of the Administrative Agent shall be required if such assignment is to a Lender, an Affiliate of a Lender or a Related Fund in respect of a Lender;

(C)the Issuing Bank, provided that no consent of the Issuing Bank shall be required unless such assignment increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D)the Swingline Lender.

(ii)Assignments shall be subject to the following additional conditions:

(A)except in the case of an assignment to a Lender, an affiliate of a Lender or Related Fund or an assignment of the entire remaining amount of the assigning Lender’s Revolver Commitments or Revolver Loans, the amount of the Revolver Commitments or Revolver Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5.0 million, unless each of the Borrower and the Administrative Agent otherwise consent, provided that  such amounts shall be aggregated in respect of each Lender and its Affiliates or Related Funds, if any;

(B)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance together with a processing and recordation fee of $3,500; and

(C)the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and all applicable tax forms.

(iii)Subject to acceptance and recording thereof pursuant to clause (b)(v) below and subject to clause (f) below, from and after the effective date specified in each Assignment and

Acceptance the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.05 as well as any Fees accrued for its account and not yet paid).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 9.04.

(iv)The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolver Commitments of, and principal amount of the Revolver Loans and the LC Obligations owing to, each Lender or Issuing Bank, as applicable, pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender (with respect to any entry related to such Lender’s Loans), at any reasonable time and from time to time upon reasonable prior notice.

(v)Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee (subject to clause (f)), the Eligible Assignee’s completed Administrative Questionnaire (unless the Eligible Assignee shall already be a Lender hereunder) and any applicable tax forms, and any written consent to such assignment required by clause (i) above, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register.  No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this clause (v).

(c)(i)  Any Lender may, without the consent of the Borrower, the Swingline Lender, the Issuing Bank or the Administrative Agent, sell participations to one (1) or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Revolver Commitments and the Revolver Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that requires the consent of each Lender directly affected thereby pursuant to Section 9.04(a)(i) or clauses (i) through (vi) of the first proviso to Section 9.08(b).  Subject to paragraph (c)(ii) of this Section 9.04, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations with respect thereto) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided such Participant shall be subject to Section 2.18(c) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Revolver Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Revolver Commitments, Revolver Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Revolver Commitment, Revolver Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii)A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent expressly acknowledging such Participant may receive a greater benefit.  A Participant shall not be entitled to the benefits of Section 2.17 to the extent such Participant fails to comply with Section 2.17(e) as though it were a Lender.

(d)Any Lender may at any time, without the consent of or notice to the Administrative Agent or the Borrower, pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to a natural person) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee (including any Eligible Assignee) for such Lender as a party hereto.

(e)The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

(f)If any assignment or participation under this Section 9.04 is made (or attempted to be made) to the extent the Borrower’s consent is required under the terms of this Section 9.04, to any other Person without the Borrower’s consent, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (A) terminate the Revolver Commitments of such Lender and repay all obligations of the Borrower owing to such Lender relating to the Revolver Loans and participations held by such Lender or participant as of such termination date (in the case of any participation in any Revolver Loan, to be applied to such participation), or (B) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Lender shall have received payment of an amount equal to the lesser of par or the amount such Lender paid for such Revolver Loans and participations in L/C Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower

(in the case of all other amounts), (ii) the Borrower shall be liable to such Lender under Section 2.16 if any Eurodollar Loan owing to such Lender is repaid or purchased other than on the last day of the Interest Period relating thereto, and (iii) such assignment shall otherwise comply with this Section 9.04 (provided that no registration and processing fee referred to in this Section 9.04 shall be owing in connection with any assignment pursuant to this paragraph).  Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender, as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder to an assignee as contemplated hereby in the circumstances contemplated by this Section 9.04(f).  Nothing in this Section 9.04(f) shall be deemed to prejudice any rights or remedies the Borrower may otherwise have at law or equity.

(g)If the Borrower wishes to replace all of the Revolver Loans or Revolver Commitments with ones having different terms, it shall have the option, with the consent of the Administrative Agent and subject to at least three (3) Business Days’ advance notice to the Lenders, instead of prepaying the Revolver Loans or reducing or terminating the Revolver Commitments to be replaced to (i) require the Lenders to assign the Revolver Loans or Revolver Commitments to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with Section 9.08.  Pursuant to any such assignment, all Revolver Loans or Revolver Commitments to be replaced shall be purchased at par (allocated among the Lenders in the same manner as would be required if such Revolver Loans were being optionally prepaid or such Revolver Commitments were being optionally reduced or terminated by the Borrower), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to Section 9.05(b).  By receiving such purchase price, the Lenders shall automatically be deemed to have assigned the Revolver Loans or Revolver Commitments pursuant to the terms of the form of Assignment and Acceptance attached hereto as Exhibit A, and accordingly no other action by such Lenders shall be required in connection therewith.  The provisions of this paragraph (g) are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.

SECTION 9.05.Expenses; Indemnity

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(a)The Borrower agrees to pay within thirty (30) days of demand thereof (together with backup documentation supporting such request) (i) all reasonable and documented out-of-pocket expenses (including Other Taxes) incurred by the Agents and Lead Arranger in connection with the preparation of this Agreement and the other Loan Documents, or by the Agents and Lead Arranger in connection with the syndication of the Revolver Commitments or the administration of this Agreement (including expenses incurred in connection with due diligence and initial and ongoing Collateral examination to the extent incurred with the reasonable prior approval of the Borrower and the reasonable and documented out-of-pocket fees, disbursements and charges for no more than one (1) outside counsel and, if necessary one (1) local counsel in each material jurisdiction where Collateral is located for such Persons, taken as a whole) or in connection with the administration of this Agreement and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the Transactions hereby contemplated shall be consummated) and (ii) all reasonable and documented out‑of‑pocket expenses incurred by the Agents or Lead Arranger or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents, in connection with the Revolver Loans made or the Letters of Credit issued hereunder (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, charges and disbursements of Cahill Gordon & Reindel llp, counsel for the Agents and the Lead Arranger, and, if reasonably necessary (x) the reasonable and documented out-of-pocket fees, charges and disbursements of one (1) local counsel per relevant local jurisdiction and (y) in the case of an actual or potential conflict of interest, the reasonable and documented out-of-pocket fees, charges and disbursements of one (1) additional counsel to all affected Persons, taken as a whole).

(b)The Borrower agrees to indemnify, on a joint and several basis, the Administrative Agent, the Lead Arranger, each Issuing Bank, each Lender and each of their respective Affiliates, successors and assigns and the directors, trustees, officers, employees, advisors, controlling Persons and agents of each of the foregoing (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable and documented out-of-pocket costs and related expenses (including reasonable and documented out-of-pocket documented fees, charges and disbursements of Cahill Gordon & Reindel llp and, if necessary, one (1) local counsel in each relevant local jurisdiction to the Agents or Lead Arranger, taken as a whole, in each relevant jurisdiction, in the case of an actual or potential conflict of interest, and one (1) additional counsel to all affected Indemnitees, taken as a whole) incurred by or asserted against any Indemnitee arising out of, relating to, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions (including the payment of the Transaction Costs) and the other transactions contemplated hereby, (ii) the use of the proceeds of the Loans or the use of any Letter of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or costs or related expenses (x) are determined by a judgment of a court of competent jurisdiction to have resulted by reason of the gross negligence, bad faith or willful misconduct of, or material breach by, such Indemnitee, (y) arise out of any claim, litigation, investigation or proceeding brought by such Indemnitee (or its Related Parties) against another Indemnitee (or its Related Parties) (other than any claim, litigation, investigation or proceeding brought by or against the Administrative Agent, acting in its capacity as Administrative Agent) that does not involve any act or omission of the Borrower or any of its Subsidiaries and arises out of disputes among the Lenders and/or their transferees.  The Borrower shall not be liable for any settlement of any proceeding referred to in this Section 9.05 effected without the Borrower’s written consent (such consent not to be unreasonably withheld or delayed); provided, however, that the Borrower shall indemnify the Indemnitees from and against any loss or liability by reason of such settlement if the Borrower was offered the right to assume the defense of such proceeding and did not assume such defense or such proceeding was settled with the written consent of the Borrower, subject to, in each case, the Borrower’s right in this Section 9.05 to claim an exemption from such indemnity obligations.  The Borrower shall indemnify the Indemnitees from and against any final judgment for the plaintiff in any proceeding referred to in this Section 9.05, subject to the Borrower’s right in this Section 9.05 to claim an exemption from such indemnity obligations.  The Borrower shall not, without the prior written consent of any Indemnitee, effect any settlement of any pending or threatened proceeding in respect of which such Indemnitee is a party and indemnity could have been sought hereunder by such Indemnitee unless such settlement (i) includes an unconditional release of such Indemnitee (and its Related Parties) from all liability or claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnitee (or its Related Parties).  To the extent permitted by applicable law, each party hereto hereby waives for itself (and, in the case of the Borrower, for each other Loan Party) any claim against any Loan Party, any Lender, any Administrative Agent, any Lender Party, any Lead Arranger, and their respective affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each party hereto (and in the case of the Borrower on behalf of each other Loan Party) hereby waive, release and agree not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor; provided that nothing contained in this sentence shall limit the Borrower’s indemnity obligations to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which such indemnified Person is entitled to indemnification hereunder.  The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the termination of the Revolver Commitments, the expiration of any Letters of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Issuing Bank or any Lender.  All amounts due under this Section 9.05 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(c)Except as expressly provided in Section 9.05(a) with respect to Other Taxes, which shall not be duplicative with any amounts paid pursuant to Section 2.17, this Section 9.05 shall not apply to Taxes other than Taxes arising from a non-Tax claim.

(d)Notwithstanding the foregoing paragraphs in this Section, if it is found by a final, non-appealable judgment of a court of competent jurisdiction in any such action, proceeding or investigation that any loss, claim, damage, liability or cost or related expense of any Indemnitee has resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee (or any of its Related Parties) or a material breach of the Loan Documents by such Indemnitee (or any of its Related Parties), such Indemnitee will repay such portion of the reimbursed amounts previously paid to such Indemnitee under this Section that is attributable to expenses incurred in relation to the set or omission of such Indemnitee which is the subject of such finding.

SECTION 9.06.Right of Set-off

.  If an Event of Default shall have occurred and be continuing, upon the written consent of the Administrative Agent or the Required Lenders, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Issuing Bank to or for the credit or the account of Holdings, the Borrower or any Subsidiary Guarantor (and such Lender or Issuing Bank will provide prompt notice to such Loan Party) against any of and all the obligations of Holdings or the Borrower now or hereafter existing under this Agreement or any other Loan Document held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured.  The rights of each Lender and each Issuing Bank under this Section 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender or such Issuing Bank may have.  Notwithstanding the foregoing, no amounts set off from any Loan Party shall be applied to Excluded Swap Obligations of such Loan Party.

SECTION 9.07.Applicable Law

.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.  EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT,

ON THE DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE “UNIFORM CUSTOMS”) AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.08.Waivers; Amendment

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(a)No failure or delay of the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Holdings, the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on Holdings, the Borrower or any other Loan Party in any case shall entitle such Person to any other or further notice or demand in similar or other circumstances.

(b)Except as provided in (x) Section 2.22 with respect to any Revolver Commitment Increase and (y) the definition of Letter of Credit Increase with respect to amendments to Schedule 2.01B and subject to Section 2.14(b), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (A) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the Required Lenders and (B) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto and the Administrative Agent and consented to by the Required Lenders; provided, however, that no such agreement shall:

(i)decrease or forgive the principal amount of, or extend the final maturity date of, or decrease the rate of interest on, any Revolver Loan or any L/C Disbursement, or extend the stated expiration of any Letter of Credit beyond the Revolver Termination Date, without the prior written consent of each Lender directly and adversely affected thereby; provided, that (x) consent of Required Lenders shall not be required for any waiver, amendment or modification contemplated by this clause (i), (y) any amendment to the Consolidated Fixed Charge Coverage Ratio or the component definitions thereof shall not constitute a reduction in the rate of interest for purposes of this clause (i) and (z) that waiver or reduction of a post-default increase in interest shall be effective with the consent of the Required Lenders (and shall not require the consent of each directly and adversely affected Lender),

(ii)increase the Revolver Commitment of any Lender (other than with respect to any Revolver Commitment Increase to which such Lender has agreed) without the prior written consent of such affected Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Revolver Commitments shall not constitute an increase of the Revolver Commitments of any Lender),

(iii)extend the Revolver Commitment of any Lender or decrease the Unused Line Fees or Issuing Bank Fees without the prior written consent of such Lender or Issuing Bank, as applicable (it being understood that waivers or modifications of conditions precedent, covenants,

Defaults or Events of Default, mandatory prepayments or of a mandatory reduction in the aggregate Revolver Commitments shall not constitute an increase or extension of maturity); provided, that (x) consent of Required Lenders shall not be required for any waiver, amendment or modification contemplated by this clause (iii) and (y) any amendment to the Consolidated Fixed Charge Coverage Ratio or the component definitions thereof shall not constitute a reduction in the Unused Line Fees for purposes of this clause (iii),

(iv)except to the extent necessary to give effect to the express intentions of this Agreement (including Sections 2.22 and 9.04), which, in respect of any amendment or modification to effect such express intentions, shall be effective with the consent of the Required Lenders, amend or modify the provisions of Section 2.18(b) or (c) of this Agreement in a manner that would by its terms alter the pro rata sharing of payments required thereby, without the prior written consent of each Lender,

(v)amend or modify the provisions of Section 7.02, Sections 9.08(a), (b) or (c) or reduce the voting percentage set forth in the definition of “Required Lenders” or “Supermajority Lenders,” without the prior written consent of each Lender directly and adversely affected thereby (it being understood that any Revolver Commitment Increase and additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Revolver Loans and Revolver Commitments are included on the Closing Date),

(vi)(x) release all or substantially all the Collateral (it being understood that a transaction permitted under Section 6.05 shall not constitute a release of all or substantially all of the Collateral), or release all or substantially all of the value of the Guarantees (except as otherwise permitted herein (including in connection with a transaction permitted under Section 6.05) or in the other Loan Documents) under the Collateral Agreement, unless, in the case of a Subsidiary Guarantor, all or substantially all the Equity Interests of such Subsidiary Guarantor is sold or otherwise disposed of in a transaction permitted by this Agreement, without the prior written consent of each Lender or (y) subordinate the Liens of the Administrative Agent under the Collateral Documents with respect to Collateral at that time included in the Borrowing Base and/or all or substantially all of the Collateral (other than, in each case, in respect of Term Priority Collateral  in accordance with the provisions of the Loan Documents as in effect on the date hereof or pursuant to Section 9.17) or subordinate the Obligations hereunder, without the prior written consent of each Lender,

(vii)without the prior written consent of the Supermajority Lenders, change the definition of the terms “Availability” or “Borrowing Base” or any component definition used therein (including, without limitation, the definitions of “Eligible Credit Card Receivables,” “Eligible Inventory,” “Real Estate Event Amount” and “Eligible In-Transit Inventory”) if, as a result thereof, the amounts available to be borrowed by the Borrower would be increased; provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Availability Reserve or to add Accounts and Inventory acquired in a Permitted Business Acquisition to the Borrowing Base as provided herein, or

(viii)without the prior written consent of the Supermajority Lenders, increase the percentages and advance rates set forth in the term “Borrowing Base” or add any new classes of eligible assets thereto, provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, an Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank acting as such at the effective date of such agreement or the Swingline Lender, as applicable.  Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any successor or assignee of such Lender.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (x) the Revolver Commitments of such Lender may not be increased or extended without the consent of such Lender and (y) the principal and accrued and unpaid interest of such Lender’s Loans shall not be reduced or forgiven without the consent of such Lender.

(c)Without the consent of the Syndication Agents or any Joint Lead Arranger or Lender or Issuing Bank, the Loan Parties and the Administrative Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law.

(d)[Reserved]

(e)Notwithstanding anything to the contrary contained in this Section 9.08 or any Loan Document, (i) the Borrower and the Administrative Agent may, without the input or consent of any other Lender, effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Borrower and the Administrative Agent to effect the provisions of Sections 2.21, 2.22 or 9.04(f), (ii) if the Administrative Agent and the Borrower have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and (iii) guarantees, collateral security documents and related documents executed by Holdings or Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented or waived without the consent of any Lender if such amendment, supplement or waiver is delivered in order to (x) comply with local law or advice of local counsel, (y) cure ambiguities, omissions, mistakes or defects or (z) cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

SECTION 9.09.Interest Rate Limitation

.  Notwithstanding anything herein to the contrary, if at any time the applicable interest rate on any Revolver Loan or participation in any L/C Disbursement, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or any Issuing Bank shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender or such Issuing Bank shall be limited to the Maximum Rate, provided that such excess amount shall be paid to such Lender or such Issuing Bank on subsequent payment dates to the extent not exceeding the legal limitation.

SECTION 9.10.Entire Agreement

.  This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof.  Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents.  Notwithstanding the foregoing, the Fee Letter shall survive the execution and delivery of this Agreement and remain in full force and effect.  Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto, and their respective successors and assigns permitted hereunder, any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.11.WAIVER OF JURY TRIAL

.  EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.11 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 9.12.Severability

.  In the event any one (1) or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13.Counterparts

.  This Agreement may be executed in two (2) or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one (1) contract, and shall become effective as provided in Section 9.03.  Delivery of an executed counterpart to this Agreement by facsimile transmission or other electronic transmission (including by “.pdf” or “.tif”) shall be as effective as delivery of a manually signed original.

SECTION 9.14.Headings

.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15.Jurisdiction; Consent to Service of Process

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(a)Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any Lender, the Administrative Agent or any Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against Holdings, the Borrower or any Loan Party or their properties in the courts of any jurisdiction.

(b)Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)Each of the parties hereto agrees that service of all process in any such proceeding  in any such court may be made by registered or certified mail, return receipt requested at its address provided in Section 9.01 agrees that service as so provided in is sufficient to confer personal jurisdiction over the applicable credit party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and agrees that agents and lenders retain the right to serve process in any other manner permitted by law or to bring proceedings against any credit party in the courts of any other jurisdiction.

SECTION 9.16.Confidentiality

.  Each of the Lenders, each Issuing Bank and each of the Agents agrees that it shall maintain in confidence any information relating to Holdings, the Borrower and the other Loan Parties furnished to it by or on behalf of Holdings, the Borrower or the other Loan Parties (other than information that (a) has become generally available to the public other than as a result of a disclosure by any such party, (b) was already in possession on a non-confidential basis for a person not known to the recipient to be bound by confidentiality obligations to Parent or any Subsidiary thereof or has been independently developed by such Lender, such Issuing Bank or such Agent without violating this Section 9.16 or relying on any such information, (c) was available to such Lender, such Issuing Bank or such Agent from a third party having, to such Person’s knowledge, no obligations of confidentiality to Holdings, the Borrower or any other Loan Party) and shall not reveal the same other than to its directors, trustees, officers, employees and advisors with a need to know or to any Person that approves or administers the Revolver Loans on behalf of such Lender (so long as each such Person shall have been instructed to keep the same confidential in accordance with this Section 9.16 and such Lender, such Issuing Bank and such Agent shall be responsible for its Affiliates’ compliance with this Section except to the extent such Affiliate shall sign a written confidentiality agreement in favor of the Borrower), except:  (i) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, self-regulatory authorities (including the National Association of Insurance Commissioners) or of any securities exchange on which securities of the disclosing party or any affiliate of the disclosing party are listed or traded (in which case such Lender, such Issuing Bank or such Agent will promptly notify the Borrower, in advance, to the extent permitted by applicable law or the rules governing the process requiring such disclosure (except with respect to any routine or ordinary course audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority) and shall use its commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (ii) as part of the reporting or review procedures to, or examinations by, Governmental Authorities or self-regulatory authorities, including the National Association of Insurance Commissioners or the National Association of Securities Dealers, Inc., (iii) to its parent companies, affiliates, auditors, assignees, transferees and participants (so long as each such Person shall have been instructed to keep the same confidential in accordance with provisions not less restrictive than this Section 9.16 and such Lender, such Issuing Bank and such Agent shall be responsible for its Affiliates’ compliance with this Section), (iv) in order to enforce its rights under any Loan Document in a legal proceeding (in which case it shall use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (v) to any pledgee under Section 9.04(d) or any other existing or prospective assignee of, or existing or prospective Participant in, any of its rights under this Agreement (so long as such Person shall have been instructed to keep the same confidential in accordance with this Section 9.16 or other provisions at least as restrictive as this Section 9.16), (vi) to any direct or indirect contractual counterparty in Swap Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.16), and (vii) with the consent of the Borrower.  In addition, each Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents and any Swap Agreement to which a Lender Party is a party.

SECTION 9.17.Release of Liens and Guarantees

.  In the event that any Loan Party conveys, sells, assigns, transfers or otherwise disposes of any assets or all or any portion of any of the Equity Interests or assets of any Subsidiary Guarantor to a Person that is not (and is not required to become) a Loan Party in each case in a transaction not prohibited by Section 6.05 or in connection with an Unrestricted Subsidiary Designation or in connection with a pledge of the Equity Interests of joint ventures permitted by Section 6.02, the Administrative Agent shall promptly (and the Lenders hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by Holdings or the Borrower and at the Borrower’s expense to release any Liens created by any Loan Document in respect of such

Equity Interests or assets, and, in the case of a disposition of the Equity Interests of any Subsidiary Guarantor in a transaction permitted by Section 6.05 or in connection with an Unrestricted Subsidiary Designation and as a result of which such Subsidiary Guarantor would cease to be a Restricted Subsidiary, terminate such Subsidiary Guarantor’s obligations under its Guarantee.  Any representation, warranty or covenant contained in any Loan Document relating to any such Equity Interests, asset or subsidiary of Holdings shall no longer be deemed to be made once such Equity Interests or asset is so conveyed, sold, leased, assigned, transferred or disposed of.  At the request of the Borrower, the Administrative Agent shall promptly (and the Lenders hereby authorize the Administrative Agent to) (i) subordinate any Lien granted to the Administrative Agent (or any sub-agent or collateral agent) under any Loan Document to the holder of any Lien on such property that is permitted by Sections 6.02(c)(i), (i), and (aa) and (ii) enter into intercreditor arrangements contemplated by (or amendments to the Security Documents to effect the arrangement contemplated by) Sections 6.01(g), (j) and (o), Sections 6.02(b), (c), and (v) and the definition of “Permitted Refinancing Indebtedness.”

SECTION 9.18.USA PATRIOT Act

.  Each Lender hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the USA PATRIOT Act.

SECTION 9.19.Marshalling; Payments Set Aside

.  Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations.  To the extent that any Loan Party makes a payment or payments to the Administrative Agent or the Lenders (or to the Administrative Agent, on behalf of the Lenders), or any Agent or the Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

SECTION 9.20.Obligations Several; Independent Nature of Lenders’ Rights

.  The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Revolver Commitment of any other Lender hereunder.  Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity.  The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

SECTION 9.21.Electronic Execution of Assignments

.  The words “execution,” “signed,” “signature,” and words of like import in any assignment agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.22.Acknowledgements

.  Each of Loan Party hereby acknowledges and agrees that (a) no fiduciary, advisory or agency relationship between the Loan Parties and the Lender Parties is intended to be or has been created in respect of any of the transactions contemplated by this Agreement or the other Loan Documents, irrespective of whether the Lender Parties have advised or are advising the Loan Parties on other matters, and the relationship between the Lender Parties, on the one hand, and the Loan Parties, on the other hand, in connection herewith and therewith is solely that of creditor and debtor, (b) the Lender Parties, on the one hand, and the Loan Parties, on the other hand, have an arm’s length business relationship that does not directly or indirectly give rise to, nor do the Loan Parties rely on, any fiduciary duty to the Loan Parties or their affiliates on the part of the Lender Parties, (c) the Loan Parties are capable of evaluating and understanding, and the Loan Parties understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement and the other Loan Documents, (d) the Loan Parties have been advised that the Lender Parties are engaged in a broad range of transactions that may involve interests that differ from the Loan Parties’ interests and that the Lender Parties have no obligation to disclose such interests and transactions to the Loan Parties, (e) the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent the Loan Parties have deemed appropriate in the negotiation, execution and delivery of this Agreement and the other Loan Documents, (f) each Lender Party has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties, any of their affiliates or any other Person, (g) none of the Lender Parties has any obligation to the Loan Parties or their affiliates with respect to the transactions contemplated by this Agreement or the other Loan Documents except those obligations expressly set forth herein or therein or in any other express writing executed and delivered by such Lender Party and the Loan Parties or any such affiliate and (h) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lender Parties or among the Loan Parties and the Lender Parties.

SECTION 9.23.Lender Action

.  Notwithstanding anything to the contrary contained herein or in any other Loan Document, (i) the authority to enforce rights and remedies hereunder and under the other Security Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent for the benefit of the Lenders and the Issuing Bank, (ii) no Secured Party shall have any right individually to realize upon any of the Collateral under any Security Document or to enforce the Guarantee, it being understood and agreed that all powers, rights and remedies under the Security Documents may be exercised solely by the Administrative Agent for the benefit of the Secured Parties in accordance with the terms thereof and (iii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and the Administrative

Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold in any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such sale.

SECTION 9.24.Judgment Currency

.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).

SECTION 9.25.Acknowledgement and Consent to Bail-In of EEA Financial Institutions

(a).

(b)Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Issuing Bank that is an EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or Issuing Bank that is an EEA Financial Institution; and

(ii)the effects of any Bail-In Action on any such liability, including, if applicable:

(A)a reduction in full or in part or cancellation of any such liability;

(B)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(c)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

TUESDAY MORNING, INC.

Name:
Title:

By:
Name:
Title:

TUESDAY MORNING CORPORATION

Name:
Title:

By:
Name:
Title:

TMI HOLDINGS, INC.

Name:
Title:

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Lender and as Administrative Agent

Name:Title:

By:Name:Title:

WELLS FARGO BANK, N.A., as a Lender and as Syndication Agent

By:Name:Title:

Exhibit B

Schedule 2.01

Initial Letter of Credit Subline

Issuing Bank	Initial Letter of Credit Subline	Percentage of total Letter of Credit Subline
JPMorgan Chase Bank, N.A.	$11,112,000.00	55.56%
Bank of America, N.A.	$4,444,000.00	22.22%
Wells Fargo Bank N.A.	$4,444,000.00	22.22%
Total	$20,000,000.00	100.00%

Exhibit C

Form of Borrowing Base Certificate

(See Attached)

Exhibit D

Schedule 1.01(a)

Bank Product Debt

$40,000,000 ACH Credit

$7,000,000 ACH Debit

$7,500,000 Daylight Overdraft

$175,000 Foreign Exchange Facility

Closed Loop Gift Card Program (Premium Gift Card Solution)

Execution Copy

ANNEX A to Second Amendment

CREDIT AGREEMENT

Originally dated as of August 18, 2015,

as amended by the Corrective Amendment, dated as of October 17, 2015

   and

as further amended by the Second Amendment, dated as of January 29, 2019 among

TUESDAY MORNING CORPORATION,
as Holdings,

TUESDAY MORNING, INC.,
as Borrower,

THE LENDERS PARTY HERETO,

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Syndication Agent,

_________________

J.P. MORGAN SECURITIES LLC,
as Lead Arranger and as Bookrunner

i

EXHIBITS AND SCHEDULES

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Administrative Questionnaire
Exhibit C	Form of Borrowing Request
Exhibit D	Form of Interest Election Request
Exhibit E	Form of Collateral Agreement
Exhibit F	Form of Solvency Certificate
Exhibit G	[RESERVED]
Exhibit H	[RESERVED]
Exhibit I	Form of Compliance Certificate
Exhibit J	[RESERVED]
Exhibit K	[RESERVED]
Exhibit L-1	Form of U.S. Tax Compliance Certificate (Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit L-2	Form of U.S. Tax Compliance Certificate (Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit L-3	Form of U.S. Tax Compliance Certificate (Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit L-4	Form of U.S. Tax Compliance Certificate (Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit M	Form of Note
Exhibit N	Form of Borrowing Base Certificate[3]
Schedule 1.01(a)	Bank Product Debt[4]
Schedule 2.01	Revolver Commitments
Schedule 2.01B	Initial Letter of Credit Subline
Schedule 2.05(a)	Existing Letters of Credit
Schedule 3.08(a)	Subsidiaries
Schedule 3.17	Financing Statements and Other Filings
Schedule 3.20	Insurance
Schedule 5.11	[Reserved]
Schedule 5.12	Deposit Accounts
Schedule 6.01	Indebtedness
Schedule 6.02	Liens
Schedule 6.04	Investments
Schedule 6.07	Transactions with Affiliates

[3]	Exhibits (other than Exhibit N) are not being amended.
[4]	Schedules (other than Schedule 1.01(a)) are not being amended.

CREDIT AGREEMENT dated as of August 18, 2015 (as amended by that certain Corrective Amendment dated October 17, 2015 and as further amended by the Second Amendment dated January 29, 2019) (this “Agreement”), among TUESDAY MORNING, INC., a Texas corporation (the “Borrower”), each of the Subsidiary Guarantors (as hereinafter defined), TUESDAY MORNING CORPORATION, a Delaware corporation (“Parent”), TMI HOLDINGS, INC., a Delaware corporation (“Intermediate Holdings”), the LENDERS party hereto from time to time, JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and WELLS FARGO BANK, NATIONAL ASSOCIATION., as syndication agent (in such capacity, the “Syndication Agent”).

WHEREAS, (a) the Borrower has requested that the Lenders extend credit in the form of Revolver Loans in an aggregate principal amount at any time outstanding not to exceed $180,000,000, (b) the Borrower has requested that the Issuing Bank issue Letters of Credit in an aggregate stated amount at any time outstanding not to exceed $20,000,000 (unless increased in accordance with the terms hereof to no more than $50,000,000) and (c) the Borrower has requested the Swingline Lender to extend credit in the form of Swingline Loans in an aggregate principal amount at any time outstanding not to exceed $20,000,000;

NOW THEREFORE, the Lenders are willing to extend such credit to the Borrower, the Swingline Lender is willing to make Swingline Loans to the Borrower and the Issuing Bank is willing to issue Letters of Credit for the account of the Borrower on the terms and subject to the conditions set forth herein.  Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.Defined Terms.  As used in this Agreement, the following terms shall have the meanings specified below:

“Account” shall have the meaning as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.

“Account Debtor” shall mean a Person who is obligated under an Account, Chattel Paper or General Intangible.

“Acquisition” means, with respect to any Person, (a) an Investment in, or a purchase of a Controlling interest in, the Equity Interests of any other Person (whether by merger or consolidation of such Person with any other Person or otherwise) or (b) a purchase or other acquisition of all or substantially all of the assets or properties of another Person or of any  business unit of another Person (whether by merger or consolidation of such Person with any other Person or otherwise).

“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit B.

“Affected Lender” shall have the meaning assigned to such term in Section 2.20.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, no Agent or Lender shall be deemed to be an Affiliate of the Borrower or its Subsidiaries with respect to transactions evidenced by any Loan Document.

“Agency Fees” shall have the meaning assigned to such term in Section 2.12(a).

“Agent Indemnitees” shall mean each Agent and its officers, directors, employees, Affiliates, agents and attorneys.

“Agent Professionals” shall mean attorneys, accountants, appraisers, auditors, environmental engineers or consultants, and other professionals and experts retained by the Administrative Agent.

“Agents” shall mean the Administrative Agent and the Syndication Agent.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Agreement Currency” has the meaning assigned to such term in Section 9.24.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery , corruption, money laundering, any predicate crime to money laundering or any financial record keeping an reporting requirements related thereto.

“Applicable Law” shall mean all applicable laws, rules, regulations and binding governmental requirements having the force and effect of law applicable to the Person in question or any of its property or assets, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

“Applicable Margin” shall mean (i) with respect to any CBFR Loan, 0.0% per annum and (ii) with respect to any Eurodollar Loan, 1.25% per annum.

“Appraised Value” means the appraised orderly liquidation value, net of costs and expenses to be incurred in connection with any such liquidation, which value is expressed as a percentage of Cost of the Eligible Inventory as set forth in the Loan Parties’ inventory stock ledgers, which value shall be determined from time to time by the most recent appraisal undertaken by an independent appraiser engaged by the Administrative Agent.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent and the Borrower (if the Borrower’s consent is required by this Agreement), in the form of Exhibit A or such other form as shall be approved by the Administrative Agent.

“Availability” shall mean as of any applicable date, the amount by which the Line Cap at such time exceeds the aggregate amount of Revolver Loans and LC Obligations on such date.

“Availability Reserve” shall mean the sum (without duplication of any other reserves or items that are otherwise addressed or excluded through eligibility criteria (including collection rates or collection percentages)) of (a) the Inventory Reserves; (b) the Rent and Charges Reserve; (c) the Bank Product Reserve; provided that reserves of the type described in this clause (c) shall be instituted only after consultation with the Borrower; and (d) such additional reserves not otherwise addressed in clauses (a) through (c) above, in such amounts and with respect to such matters, as the Administrative Agent in its Permitted Discretion may elect to establish or modify from time to time.

Notwithstanding anything to the contrary in this Agreement, (i) such Availability Reserve shall not be established or changed except upon not less than three (3) Business Days’ (or such shorter period as may be agreed by the Borrower) prior written notice to the Borrower, which notice shall include a reasonably detailed description of such applicable Availability Reserve being established or changed (during which period (a) the Administrative Agent shall, if requested, discuss any such Availability Reserve or change with the Borrower and (b) the Borrower may take such action as may be required so that the event, condition or matter that is the basis for such Availability Reserve or change thereto no longer exists or exists in a manner that would result in the establishment of a lower Availability Reserve or result in a lesser change thereto, in a manner and to the extent reasonably satisfactory to the Administrative Agent), and (ii) the amount of any Availability Reserve established by the Administrative Agent, and any change in the amount of any Availability Reserve, shall have a reasonable relationship to the event, condition or other matter that is the basis for such Availability Reserve or such change.  Notwithstanding clause (i) of the preceding sentence, changes to the Availability Reserve solely for purposes of correcting mathematical or clerical errors (and such other changes as are otherwise agreed by the Borrower) shall not be subject to such notice period, it being understood that no Default or Event of Default shall be deemed to result therefrom, if applicable, for a period of three (3) Business Days.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Product” shall mean any of the following products, services or facilities extended to the Borrower or any Subsidiary by a Lender or any of its Affiliates:  (a) Cash Man

2

agement Services; (b) products under Swap Agreements; (c) commercial credit card and merchant card services; and (d) other banking products or services as may be requested by the Borrower or any Subsidiary, other than loans or letters of credit.

“Bank Product Debt” shall mean Indebtedness and other obligations (including Cash Management Obligations) of a Loan Party relating to Bank Products.

“Bank Product Reserve” shall mean the aggregate amount of reserves established by the Administrative Agent from time to time in its Permitted Discretion in respect of Secured Bank Product Obligations, which shall in any event include the maximum amount of all Noticed Hedges.

“Bankruptcy Code” shall mean Title 11 of the United States Code or any similar federal or state law for the relief of debtors.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America, or any successor thereto.

“Borrower” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Borrowing” shall mean a group of Revolver Loans of a single Type and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Base” shall mean at any time of calculation, the sum of the following as set forth (other than with respect to clause (e)) in the most recently delivered Borrowing Base Certificate:

(a)the face amount of Eligible Credit Card Receivables multiplied by ninety percent (90%); plus

(b)the Cost of Eligible Inventory, multiplied by (i) during all times other than the period from January 1 through September 30 of each year, ninety percent (90%) and (ii) during the period from October 1 through December 31 of each year, ninety-two and a half percent (92.5%), multiplied by the Appraised Value of such Inventory; plus

(c)with respect to any Eligible Letter of Credit, the Cost of the Inventory supported by such Eligible Letter of Credit, multiplied by (i) during all times other than the period from January 1 through September 30 of each year, ninety percent (90%) and (ii) during the period from October 1 through December 31 of each year, ninety-two and a half percent (92.5%), multiplied by the Appraised Value of such Inventory; plus

(d)upon the Borrower’s request and subject to the satisfaction of the conditions contained in Section 5.12(f) with respect to each parcel of Mortgaged Property, the

3

Real Estate Event Amount (which may at no time exceed twenty-five percent (25%) of the Line Cap); minus

(e)the Availability Reserve.

“Borrowing Base Certificate” shall mean a certificate in the form of Exhibit N, by which the Borrower certifies calculation of the Borrowing Base in accordance with Section 5.12.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and, if written, substantially in the form of (i) Exhibit C-1, with respect to CBFR Borrowings and (ii) Exhibit C-2, with respect to Eurodollar Borrowings.

“Budget” shall have the meaning assigned to such term in Section 5.04(f).

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law or other governmental action to remain closed; provided that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in Dollars in the London interbank market.

“Capital Expenditures” shall mean, in respect of any period, the aggregate of all expenditures incurred by the Borrower and the Restricted Subsidiaries during such period that, in accordance with GAAP, are required to be classified as capital expenditures, including Capital Lease Obligations incurred, provided, however, that Capital Expenditures for the Borrower and the Restricted Subsidiaries shall not include:

(a)expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of the Borrower and the Restricted Subsidiaries within twelve (12) months of receipt of such proceeds,

(b)expenditures that are accounted for as capital expenditures of such Person and that actually have been paid for by a third party (other than the Borrower or any Restricted Subsidiary thereof) and for which neither the Borrower nor any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other Person (whether before, during or after such period, other than the payment of rent),

(c)the purchase price of equipment or property purchased during such period to the extent the consideration therefor consists of any combination of (x) used or surplus equipment or property traded in at the time of such purchase and (y) the proceeds of a reasonably concurrent sale of used or surplus equipment or property, in each case, in the ordinary course of business,

(d)expenditures that are accounted for as capital expenditures in connection with transactions constituting Permitted Business Acquisitions, or

4

(e)the interest component of any Capital Lease Obligation.

“Capital Lease Obligations” shall mean the obligations of any Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Captive Insurance Subsidiary” shall mean any Restricted Subsidiary that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash Collateral” shall mean cash and any interest or other income earned thereon, or deposit account balances, and, with respect to LC Obligations only, any other credit support satisfactory to the applicable Issuing Bank, in each case that are delivered to the Administrative Agent to Cash Collateralize any Obligation.

“Cash Collateralize” shall mean the pledge and deposit with or the delivery of Cash Collateral to the Administrative Agent, as security for the payment of any Obligation, in an amount equal to the percentage of such outstanding Obligations as is required by the context herein.  “Cash Collateralization” has a correlative meaning.

“Cash Management Obligations” shall mean obligations owed by the Borrower or any Restricted Subsidiary in respect of any overdraft and related liabilities arising from treasury and treasury management services, Cash Management Services, credit cards, “p-cards” or any automated clearing house transfer of funds.

“Cash Management Services” any services provided from time to time by any Lender or any of its Affiliates (or any Person who at the time such arrangement was entered into was a Lender or an Affiliate thereof) to the Borrower or any Subsidiary in connection with operating, collections, payroll, trust, or other depository or disbursement accounts or similar cash management arrangements, including automated clearinghouse, e-Payables, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

“CBFR” shall mean the prime rate of interest announced from time to time by Chase or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes (the “Prime Rate”); provided that the CBFR shall never be less than the Adjusted LIBO Rate for a one month interest period as displayed on Reuters Screen LIBOR01 Page (or on any successor or substitute page) on such day plus 2.50%.

“CBFR Borrowing” shall mean a Borrowing comprised of CBFR Loans.

“CBFR Loan” shall mean any Revolver Loan bearing interest at a rate determined by reference to the CBFR in accordance with the provisions of Article II.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

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“Change in Control” shall mean:

(a)except as otherwise permitted by Section 6.05(b), the acquisition of record ownership or direct beneficial ownership (i.e., excluding indirect beneficial ownership through intermediate entities by any Person which is the subject of clause (c) below) by any Person other than Parent (or another Parent Entity that has become a Loan Party) of any Equity Interests in Intermediate Holdings, such that after giving effect thereto Parent (or another Parent Entity that has become a Loan Party) shall cease to beneficially own and control 100% of the Equity Interests of Intermediate Holdings, or

(b)the acquisition of record ownership or direct beneficial ownership (i.e., excluding indirect beneficial ownership through intermediate entities by any Person which is the subject of clause (c) below) by any Person other than Intermediate Holdings (or another Parent Entity that is or has become a Loan Party) of any Equity Interests in the Borrower, such that after giving effect thereto Intermediate Holdings (or another Parent Entity that is or has become a Loan Party) shall cease to beneficially own and control 100% of the Equity Interests of the Borrower, or

(c)the acquisition of beneficial ownership, directly or indirectly, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the SEC thereunder as in effect on the date hereof), other than any employee benefit plan and/or Person acting as a trustee, agent or other fiduciary or administrator in respect thereof, of Equity Interests in Parent representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in Parent.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any Lending Office of such Lender or by such Lender’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Claims” shall mean all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interests, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees) at any time (including after Full Payment of the Obligations, resignation or replacement of the Administrative Agent or replacement of any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Loan Party or other Person, in any way relating to (a) any Revolver Loans, Letters of Credit, Loan Documents, or the use thereof or transactions relating thereto, (b) any action taken or omitted to be taken by an Indemnitee in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Loan Party to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

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“Closing Date” shall mean August 18, 2015.

“Closing Fee” shall have the meaning assigned to such term in Section 2.12(e).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean all assets subject or purported to be subject to a Lien pursuant to any Security Document, including all Current Asset Collateral, and all Term Priority Collateral, if any.

“Collateral Agreement” shall mean the Guarantee and Collateral Agreement in the form of Exhibit E, among Holdings, the Borrower, each Subsidiary Guarantor and the Administrative Agent.

“Collateral and Guarantee Requirement” shall mean the requirement that:

(a)on the Closing Date, the Administrative Agent shall have received from Holdings, the Borrower and each Subsidiary Guarantor, a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Person,

(b)[reserved],

(c)[reserved],

(d)on or prior to the occurrence of any Real Estate Event, the Borrower or a Subsidiary Guarantor, as applicable, shall grant to the Administrative Agent security interests and Mortgages in the Mortgaged Property which the Borrower elects to include in the Borrowing Base pursuant to Section 5.12(f) in connection with such Real Estate Event and record or file, the Mortgage in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens pursuant to the Mortgages and pay, all Taxes, fees and other charges payable in connection therewith.  With respect to each such Mortgage, the Borrower shall deliver to the Administrative Agent contemporaneously therewith (1) a FIRREA compliant appraisal of such real property from appraisers engaged by the Administrative Agent, (2) Flood Documentation reasonably satisfactory to the Administrative Agent, (3) survey documentation reasonably satisfactory to the Administrative Agent, (4) a policy or policies or marked-up unconditional binder of title insurance, as applicable, paid for by the Borrower issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request and otherwise in form and substance reasonably satisfactory to the Administrative Agent, (5) opinions addressed to the Administrative Agent and the Lenders of (i) local counsel in each jurisdiction where the Mortgaged Property is located with respect to the enforceability and perfection of the Mortgages and other matters customarily included in such opinions and (ii) counsel for the Borrower regarding due authorization, execution and delivery of the Mortgages, in each case, in form and substance reasonably satisfactory to the Administrative Agent, (6) such other requirements or documents as may be reasonably requested by the Administrative Agent and

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Required Lenders and (7) any other documentation or confirmation required to be delivered or made pursuant to Section 5.09(g) and Section 5.09(h),

(e)on the Closing Date, or as otherwise provided in the Collateral Agreement, the Administrative Agent for the benefit of the Secured Parties, shall have been granted security interests in personal property of Holdings, the Borrower or any such Subsidiary Guarantor in accordance with the Collateral Agreement,

(f)in the case of any Person that becomes a Subsidiary Guarantor after the Closing Date (including, without limitation, as a result of a Division), the Administrative Agent shall have received a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Subsidiary Guarantor,

(g)[reserved],

(h)on the Closing Date, except as contemplated by any Security Document or otherwise agreed by the Administrative Agent, all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be delivered, filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents (including any promissory notes representing Collateral to the extent required therein), shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Security Document,

(i)on the Closing Date, the Administrative Agent shall have received insurance certificates from the Borrower’s insurance broker or other evidence reasonably satisfactory to it that all insurance required to be maintained pursuant to Section 5.02 is in full force and effect and such certificates shall (i) name the Administrative Agent, as collateral agent on behalf of the Secured Parties as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a loss payable and mortgagee, if applicable, clause and endorsement, reasonably satisfactory in form and substance to the Administrative Agent, that names the Administrative Agent, on behalf of Lenders as the loss payee thereunder and, to the extent available, provides for at least thirty (30) days’ prior written notice to the Administrative Agent of any cancellation of such policy, and

(j)within ninety (90) days (or such later date as Administrative Agent may agree in its reasonable discretion) of the Closing Date (or, with respect to any Deposit Account other than Excluded Deposit Accounts opened following the Closing Date, the date such Loan Party notifies the Administrative Agent of the opening of such Deposit Account or the date any Person becomes a Loan Party hereunder (including, without limitation, as the result of a Division)), (i) each Loan Party shall cause each bank or other depository institution at which any Deposit Account other than any Excluded Deposit Account is maintained, to enter into a Deposit Account Control Agreement that provides for such bank or other depository institution to transfer to a Dominion Account, on a daily

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basis, all balances in each Deposit Account other than any Excluded Deposit Account maintained by any Loan Party with such depository institution for application to the Obligations then outstanding following the receipt by such bank or other depository institution of a Liquidity Notice (it being understood that the Administrative Agent shall reasonably promptly deliver a copy of such Liquidity Notice to the Borrower), (ii) the Borrower shall establish the Dominion Account and obtain an agreement (in form satisfactory to the Administrative Agent) from the Dominion Account bank, establishing the Administrative Agent’s control over and Lien in the Dominion Account, (iii) each Loan Party irrevocably appoints the Administrative Agent as such Loan Party’s attorney-in-fact to collect such balances during a Liquidity Period to the extent any such delivery is not so made and (iv) each Loan Party shall instruct each Account Debtor to make all payments with respect to Collateral into Deposit Accounts subject to Deposit Account Control Agreements.

“Collateral Questionnaire” shall mean a certificate in form reasonably satisfactory to the Administrative Agent that provides information with respect to the personal or mixed property of each Loan Party.

“Commitment Revolver Termination Date” shall mean the earliest to occur of (a) the Revolver Termination Date; (b) the date on which the Borrower terminates the Revolver Commitments pursuant to Section 2.08; or (c) the date on which the Revolver Commitments are terminated pursuant to Section 7.01.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), and any successor statute.

“Consolidated Fixed Charge Coverage Ratio” shall mean the ratio, determined on a consolidated basis for the Borrower and its Restricted Subsidiaries for the most recent four fiscal quarters period, of (a) EBITDAR for such period minus (i) Capital Expenditures (except those financed with Indebtedness for borrowed money other than the Revolver Loans) paid in cash for such period and (ii) the aggregate amount of federal, state, local and foreign income taxes paid or payable currently in cash for such period to (b) Consolidated Fixed Charges paid or payable currently in cash for such period.

“Consolidated Fixed Charges” shall mean, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis for any period, the sum (without duplication) of (a) Interest Expense (but excluding, in any event (w) Transactions Costs and annual administrative or other agency fees, (x) fees and expenses associated with Dispositions, Investments and any issuances of Equity Interests or Indebtedness (in each case (A) not prohibited under this Agreement and (B) whether or not consummated) and (y) amortization of deferred financing costs) paid or payable in cash for such period less any interest income for such period received or (without duplication) to be received currently in cash, (b) regularly scheduled principal payments on funded Indebtedness paid or payable currently in cash for such period (other than payments made by the Borrower and its Restricted Subsidiaries to the Borrower and its Subsidiaries), (c) all cash dividends or other distributions paid by the Borrower or any Restricted Subsidiary (in each case, other than with non-internally generated funds received within the period) during such period to any Person other than the Borrower or any Restricted Subsidiary (excluding items eliminated in consolidation) on any series of preferred stock or any Refunding Capital Stock of the

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Borrower or a Restricted Subsidiary during such period, (d) all cash dividends or other distributions paid by the Borrower or any Restricted Subsidiary (in each case, other than with non-internally generated funds received within the period) paid to any Person other than the Borrower or any Restricted Subsidiary (excluding items eliminated in consolidation) on any series of Equity Interests of the Borrower or a Restricted Subsidiary that is not Qualified Capital Stock during such period, (e) Restricted Payments made (other than with non-internally generated funds received within the period) under clauses (b)(iv) (only to the extent the Borrower would have relied on the Payment Conditions to make such Investment), (c), (f) and (k) of Section 6.06 made in cash during any fiscal period and (f) Rent Expense for such period.

“Consolidated Net Income” shall mean, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis; provided, however, that, without duplication,

(a)any net after-tax (A) extraordinary, (B) nonrecurring or (C) unusual gains or losses or income or expenses (less all fees and expenses relating thereto) including, without limitation, any severance expenses, and fees, expenses or charges related to any offering of Equity Interests of any Parent Entity or the Borrower, any Investment or Indebtedness permitted to be incurred hereunder or refinancings thereof (in each case, whether or not successful), including any such fees, expenses or charges related to the Transactions (including any Transaction Costs), in each case, shall be excluded,

(b)any net after-tax income or loss from discontinued operations and any net after-tax gain or loss on disposal of discontinued operations shall be excluded,

(c)any net after-tax gain or loss (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the board of directors (or equivalent governing body) of the Borrower) shall be excluded,

(d)any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness shall be excluded,

(e)the Net Income for such period of any Person that is not a subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments (including any ordinary course dividend, distribution or other payment) paid in cash (or to the extent converted into cash) to the referent Person or a subsidiary thereof in respect of such period,

(f)consolidated Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period, and

(g)any increase in amortization or depreciation or any non-cash charges resulting from any amortization, write-up, write-down or write-off of assets with respect to assets revalued upon the application of purchase accounting (including tangible and intangible assets, goodwill, deferred financing costs and inventory (including any adjustment reflected in the “cost of goods sold” or similar line item of the financial statements))

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in connection with the Transactions, Permitted Business Acquisitions or any merger, consolidation or similar transaction not prohibited hereunder.

“Consolidated Secured Debt” shall mean, at any date, the aggregate principal (or committed) amount of all Indebtedness of the Loan Parties at such date secured by a Lien on any assets of a Loan Party, determined on a consolidated basis in accordance with GAAP excluding (a) Indebtedness of the type described in clause (h) of the definition of such term, except to the extent of any unreimbursed drawings thereunder and (b) Indebtedness of the type described in clause (g) of the definition of such term.

“Consolidated Secured Leverage Ratio” shall mean, at any date, the ratio of (a) Consolidated Secured Debt as of such date to (b) EBITDA of the Borrower and its Restricted Subsidiaries for the period of four consecutive fiscal quarters ended on such date (or, if such date is not the last day of any fiscal quarter, the most recently completed fiscal quarter for which financial statements are required to have been delivered pursuant to Section 5.04).

“Consolidated Total Assets” shall mean, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date.

“Contractual Obligation” shall mean, as applied to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, written undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Cost” means the lower of cost or market value of Inventory, determined in accordance with the accounting policies used in the preparation of the Borrower’s audited financial statements (pursuant to which the retail method of accounting is utilized for substantially all merchandise Inventories), which policies are in effect on the Closing Date.  “Cost” does not include inventory capitalization costs or other non-purchase price charges (such as freight) used in the Borrower’s calculation of cost of goods sold.

“Credit Card Receivables” means each “Account” (as defined in the UCC) and “payment intangible” (as defined in the UCC) together with all income, payments and proceeds thereof, owed by a major credit or debit card issuer (including Visa, Mastercard and American Express and such other issuers approved by the Administrative Agent) to the Borrower or a Subsidiary Guarantor resulting from charges by a customer of the Borrower or a Subsidiary Guarantor on credit or debit cards issued by such issuer in connection with the sale of goods by the Borrower or a Subsidiary Guarantor, or services performed by the Borrower or a Subsidiary Guarantor, in each case in the ordinary course of its business.

“Current Asset Collateral” shall mean all the “Collateral” as defined in the Collateral Agreement as in effect on the date hereof and shall also include the Mortgaged Properties, if any, at any time a Real Estate Event Amount is included in the Borrowing Base calculation.

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“Customs Broker Agreement” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, a customs broker or other carrier, and the Administrative Agent, in which the customs broker or other carrier acknowledges that it has control over and holds the documents evidencing ownership of the subject Inventory for the benefit of the Administrative Agent and agrees, upon notice from the Administrative Agent, to hold and dispose of the subject Inventory solely as directed by the Administrative Agent.

“Default” shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

“Default Rate” shall have the meaning assigned to such term in Section 2.13(c).

“Defaulting Lender” shall mean any Lender that (a) has failed to perform any funding obligations (including its obligation to fund any portion of participations in Letters of Credit) hereunder, and such failure is not cured within two (2) Business Days of the date of the funding obligation; (b) has notified the Administrative Agent or the Borrower that such Lender does not intend to comply with its funding obligations hereunder or generally under other agreements to which it commits to extend credit or has made a public statement to that effect; (c) has failed, within three (3) Business Days following written request by the Administrative Agent or the Borrower, to confirm in a manner reasonably satisfactory to the Administrative Agent and the Borrower that such Lender will comply with its funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt by the Administrative Agent of such confirmation);  (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding or taken any action in furtherance thereof, including, in the case of any Lender, the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity; provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of any equity interest in such Lender or parent company so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of the courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender or (e) has become the subject of a Bail-in Action.

“Deposit Account” shall have the meaning assigned thereto in Article 9 of the UCC.

“Deposit Account Control Agreement” shall mean a Deposit Account control agreement to be executed by the Administrative Agent and each institution maintaining a Deposit Account (other than an Excluded Deposit Account) for the Borrower or any other Loan Party, in each case as required by and in accordance with clause (j) of the definition of “Collateral and Guarantee Requirement.”

“Designated Non-Cash Consideration” shall mean the fair market value (as determined by the Borrower in good faith) of non-cash consideration received by the Borrower or a

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Restricted Subsidiary in connection with a Disposition pursuant to Section 6.05(g) and the last paragraph of Section 6.05 that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash or cash equivalents).

“Disinterested Director” shall mean, with respect to any Person and transaction, a member of the board of managers (or equivalent governing body) of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction.

“Disposition” shall mean any sale, transfer, lease or other disposition (whether effected pursuant to a Division or otherwise) of assets.  “Dispose” shall have a meaning correlative thereto.

“Disregarded Domestic Subsidiary” shall mean any direct or indirect (other than through a Foreign Subsidiary) Domestic Subsidiary that has no material assets other than Equity Interests of one or more Foreign Subsidiaries that are CFCs.

“Dividing Person” has the meaning assigned to it in the definition of “Division”.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary that is not a Foreign Subsidiary.

“Dominion Account” shall mean a special concentration account established by the Borrower or a Subsidiary Guarantor at J.P. Morgan, over which the Administrative Agent has exclusive control for withdrawal purposes pursuant to the terms and provisions of this Agreement and the other Loan Documents.

“EBITDA” shall mean, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of the Borrower and the Restricted Subsidiaries for such period plus the sum of (a) (in each case without duplication and to the extent the respective amounts described in subclauses (i) through (xvi) of this clause (a) reduced such Consolidated Net Income for the respective period for which EBITDA is being determined):

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(i)provision for Taxes based on income, profits or capital of the Borrower and the Restricted Subsidiaries for such period, including, without limitation, state, foreign, franchise and similar taxes, and Tax Distributions made by the Borrower during such period,

(ii)Interest Expense of the Borrower and the Restricted Subsidiaries for such period,

(iii)depreciation and amortization expenses of the Borrower and the Restricted Subsidiaries for such period,

(iv)business optimization expenses and restructuring charges and reserves (which, for the avoidance of doubt, shall include retention, severance, systems establishment costs, excess pension charges, contract termination costs (including future lease commitments) and costs to consolidate facilities and relocate employees); provided that with respect to each business optimization expense or restructuring charge or reserve, the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower specifying and quantifying such expense, charge or reserve and stating that such expense, charge or reserve is a business optimization expense or restructuring charge or reserve, as the case may be; provided further that the aggregate amount added back to EBITDA pursuant to this clause (iv) in any period shall not exceed 20% of the EBITDA of the Borrower and the Restricted Subsidiaries for such period (prior to giving effect to any such add back),

(v)without duplication of amounts added back pursuant to clause (iv) above, with respect to each new store opened by the Borrower or any of its Restricted Subsidiaries, all net store operating losses relating thereto for a period of twelve (12) months following the opening of such new store; provided that (other than for purposes of calculating the Consolidated Fixed Charge Coverage Ratio and the Consolidated Secured Leverage Ratio) the aggregate amount of such losses added to EBITDA for any period pursuant to this clause (v), shall not exceed 20% of EBITDA (calculated before giving effect to such add-backs and adjustments) for any period,

(vi)Transaction Costs and fees, costs and expenses incurred directly in connection with any transaction, including any Investment, equity issuance, debt issuance, refinancing or Disposition (in each case, (A) not prohibited under this Agreement and (B) whether or not consummated) during such period,

(vii)any non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation),

(viii)letter of credit fees,

(ix)to the extent reimbursable by third parties pursuant to indemnification provisions, other transaction fees, costs and expenses, provided that the Borrower in good faith expects to receive reimbursement for such fees, costs and expenses within the next four (4) fiscal quarters,

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(x)costs of legal settlement, fines, judgments or orders,

(xi)to the extent covered by insurance under which the insurer has been properly notified and has not denied or contested coverage, expenses with respect to liability events or casualty events,

(xii)[reserved],

(xiii)any unrealized losses in the fair market value of any Swap Agreements,

(xiv)(A) any charges or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, pension plan, any stock subscription or shareholder agreement or any distributor equity plan or agreement and (B) any charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of equity interests held by management, in each case under this clause (B), to the extent such charges, costs, expenses, accruals or reserves are funded with the net cash proceeds of any equity issuance,

(xv)any net unrealized losses resulting from currency translation losses related to currency remeasurements of Indebtedness (including any net loss resulting from Swap Agreements for currency exchange risk) and any unrealized foreign currency translation losses, and

(xvi)the proceeds of business interruption insurance, in an amount not to exceed the earnings for the applicable period that such proceeds are intended to replace; provided that the Borrower in good faith expects to receive such business interruption proceeds within the next four (4) fiscal quarters, minus (b) (without duplication and to the extent the amounts described in this clause (b) increased such Consolidated Net Income for the respective period for which EBITDA is being determined) (i) income tax credits and Restricted Payments pursuant to Section 6.06(b)(i), (ii) all non-cash gains increasing Consolidated Net Income of the Borrower and the Restricted Subsidiaries for such period (but excluding any such gains (x) in respect of which cash or other assets were received in a prior period or will be received in a future period or (y) which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period), (iii) any unrealized gains in the fair market value of any Swap Agreements and (iv) any net unrealized gains resulting from currency translation gains related to currency remeasurements of Indebtedness (including any net gain resulting from Swap Agreements for currency exchange risk) and any unrealized foreign currency translation gains, minus (c) (without duplication) (i) the amount added back to EBITDA pursuant to clause (a)(ix) above to the extent such transaction fees, costs and expenses were not reimbursed within the time period required by such clause (which amount shall be deducted in the next succeeding fiscal quarter following expiration of the applicable time period) and (ii) the amount added back to EBITDA pursuant to clause (a)(xvi) to the extent such business interruption proceeds were not received within the time period required by such clause (which amount shall be deducted in the next succeeding fiscal quarter following expiration of the applicable time period).

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“EBITDAR” shall mean, for any period, (a) EBITDA for such period plus (b) to the extent deducted in determining EBITDA for such period, Rent Expense.

“EEA Financial Institution” shall mean (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” shall mean (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof) and (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans.

“Eligible Credit Card Receivables” means, at the time of any determination thereof, each Credit Card Receivable that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination:  such Credit Card Receivable (i) has been earned by performance and represents the bona fide amounts due to a Loan Party from a credit card payment processor and/or credit card issuer, and in each case originated in the ordinary course of business of such Loan Party, (ii) unless owed by Visa, Mastercard, American Express Company or Discover, is acceptable to the Administrative Agent in its Permitted Discretion and (iii) in each case, is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (k) below.  Without limiting the foregoing, to qualify as an Eligible Credit Card Receivable, a Credit Card Receivable shall indicate no Person other than a Loan Party as payee or remittance party.  In determining the amount to be so included, the face amount of a Credit Card Receivable shall be reduced by, without duplication, to the extent not reflected in such face amount or otherwise excluded below, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a Loan Party may be obligated to rebate to a customer, a credit card payment processor, or credit card issuer pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Credit Card Receivable but not yet applied by the Loan Parties to reduce the amount of such Credit Card Receivable.  Any Credit Card Receivables meeting the foregoing criteria shall be deemed Eligible Credit Card Receivables but only as long as such Credit Card Receivable is not included within any of the following categories, in which case such Credit Card Receivable shall not constitute an Eligible Credit Card Receivable:

(a)Credit Card Receivables which do not constitute an Account or “payment intangible” (as defined in the UCC);

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(b)Credit Card Receivables that have been outstanding for more than five (5) Business Days from the date of sale;

(c)Credit Card Receivables with respect to which a Loan Party does not have good, valid and marketable title, free and clear of any Lien (other than Liens permitted by Section 6.02(b)(iv); provided that any Liens securing any Term Facility Debt shall be junior to the liens granted to the Administrative Agent on the Credit Card Receivables);

(d)Credit Card Receivables that are not subject to a first priority security interest in favor of the Administrative Agent (it being the intent that chargebacks in the ordinary course by such processors shall not be deemed violative of this clause);

(e)Credit Card Receivables which are disputed, are with recourse, or with respect to which a claim, counterclaim, offset or chargeback has been asserted (to the extent of such claim, counterclaim, offset or chargeback);

(f)Credit Card Receivables as to which the processor has the right under certain circumstances to require a Loan Party to repurchase the Credit Card Receivables from such credit card processor;

(g)Credit Card Receivables due from an issuer or payment processor of the applicable credit card which is the subject of any proceeding under the Bankruptcy Code;

(h)Credit Card Receivables which are not a valid, legally enforceable obligation of the applicable issuer with respect thereto;

(i)Credit Card Receivables which do not conform to all representations, warranties or other provisions in the Loan Documents relating to Credit Card Receivables;

(j)Credit Card Receivables which are evidenced by “chattel paper” or an “instrument” of any kind unless such “chattel paper” or “instrument” is in the possession of the Administrative Agent, and to the extent necessary or appropriate, endorsed to the Administrative Agent; or

(k)Credit Card Receivables which the Administrative Agent determines in its Permitted Discretion to be uncertain of collection.

“Eligible In-Transit Inventory” means, as of any date of determination thereof, Inventory:

(a)for which full payment has been delivered to the seller of such Inventory and evidence of such payment has been received by the Administrative Agent;

(b)which has been shipped from (i) a foreign location for receipt by the Borrower or a Subsidiary Guarantor within thirty (30) days of the date of shipment or (ii) a domestic location for receipt by the Borrower or a Subsidiary Guarantor within fifteen (15) days of the date of shipment, but, in either case, which has not yet been delivered to the Borrower or a Subsidiary Guarantor;

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(c)for which (i) the purchase order is in the name of the Borrower or a Subsidiary Guarantor and title has passed to the Borrower or a Subsidiary Guarantor or (ii) the document of title reflects the Borrower or a Subsidiary Guarantor as consignee or, if requested by the Administrative Agent after the occurrence and during the continuance of a Default or an Event of Default, names the Administrative Agent as consignee;

(d)in the case of any Inventory described in clause (b)(i) above, as to which the Administrative Agent has received a Customs Broker Agreement;

(e)which is insured in compliance with Section 5.02 hereof; and

(f)which does not qualify as Eligible Inventory solely because it (i) is not located in the United States of America (excluding territories or possessions of the United States) or (ii) is located at a location that is not owned or leased by the Borrower or a Subsidiary Guarantor, but which otherwise constitutes Eligible Inventory.

“Eligible Inventory” means, as of the date of determination thereof, without duplication, (i) Eligible In-Transit Inventory, and (ii) all items of Inventory of the Borrower or a Subsidiary Guarantor that are finished goods, merchantable and readily saleable to the public in the ordinary course deemed by the Administrative Agent in its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base, in each case that, except as otherwise agreed by the Administrative Agent, complies with each of the representations and warranties respecting Inventory made by the Borrower or a Subsidiary Guarantor in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the criteria set forth below.  The following items of Inventory shall not be included in Eligible Inventory:

(a)Inventory that is not solely owned by the Borrower or a Subsidiary Guarantor or the Borrower or a Subsidiary Guarantor does not have good and valid title thereto;

(b)Inventory that is leased by, or is on consignment to, the Borrower or a Subsidiary Guarantor, or that is consigned by the Borrower or a Subsidiary Guarantor to a Person which is not a Loan Party;

(c)Inventory (other than Eligible In-Transit Inventory) that is not located in the United States of America (excluding territories or possessions of the United States);

(d)Inventory (other than Eligible In-Transit Inventory) that (i) is not located at a location that is owned or leased by the Borrower or a Subsidiary Guarantor or a “pool point” in the Loan Parties’ distribution network or (ii) is located at a distribution center or warehouse leased by the Borrower or a Subsidiary Guarantor with Inventory having a value in excess of $1,000,000 at any such location, except in the case of this clause (ii) to the extent that the Borrower or a Subsidiary Guarantor has furnished the Administrative Agent with (A) any UCC financing statements or other documents that the Administrative Agent may determine to be necessary to perfect its security interest in such Inventory at such location and (B) (x) a Lien Waiver executed by the Person owning any such location on terms reasonably acceptable to the Administrative Agent or (C) if such location is in a landlord lien-priming state, a Rent and Charges Reserve has been imposed;

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(e)Inventory that is comprised of goods which (i) are damaged, defective, “seconds,” or otherwise unmerchantable, (ii) are to be returned to the vendor, (iii) are obsolete or slow moving, or custom items, work-in-process, raw materials, or that constitute spare parts, promotional, marketing, packaging and shipping materials or supplies used or consumed in the Borrower’s or a Subsidiary Guarantor’s business, (iv) are seasonal in nature and which have been packed away for sale in a subsequent season, (v) are not in compliance in all material respects with all standards imposed by any Governmental Authority having regulatory authority over such Inventory, its use or sale, or (vi) are bill and hold goods;

(f)Inventory that is not subject to a perfected first priority security interest in favor of the Administrative Agent (other than landlords’ Liens permitted pursuant to clause (e) of Section 6.02 as to which either a Lien Waiver has been delivered or a Rent and Charges Reserve has been imposed);

(g)Inventory that consists of samples, labels, bags, packaging, and other similar non-merchandise categories;

(h)Inventory that is not insured in compliance with the provisions of Section 5.02 hereof;

(i)Inventory that has been sold but not yet delivered or as to which the Borrower or a Subsidiary Guarantor has accepted a deposit;

(j)Inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party from which the Borrower or any of its Subsidiaries has received notice of a dispute in respect of any such agreement unless the Administrative Agent is reasonably satisfied that it may sell or otherwise Dispose of such Inventory without (i) infringing the rights of such third party, (ii) violating any contract with such third party or (iii) incurring any liability with respect to the payment of royalties other than royalties incurred in connection with the sale of such Inventory pursuant to the current licensing agreement relating thereto; or

(k)Inventory acquired in a Permitted Business Acquisition, unless and until the Administrative Agent has completed or received an appraisal of such Inventory from appraisers satisfactory to the Administrative Agent, establishes an Inventory advance rate and Inventory Reserves (if applicable) therefor, and otherwise agrees that such Inventory shall be deemed Eligible Inventory, all of the results of the foregoing to be reasonably satisfactory to the Agents.

“Eligible Letter of Credit” means, as of any date of determination thereof, a Letter of Credit which supports the purchase of Inventory, (i) which Inventory does not constitute Eligible In-Transit Inventory and for which no documents of title have then been issued, (ii) which Inventory, when completed, otherwise would constitute Eligible Inventory, (iii) which Letter of Credit has an expiry within thirty (30) days of the date of initial issuance of such Letter of Credit, and (iv) which Letter of Credit provides that it may be drawn only after the Inventory is completed and after documents of title have been issued for such Inventory reflecting the Borrower, a Subsidiary Guarantor or the Administrative Agent as consignee of such Inventory.

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“Enforcement Action” shall mean any action to enforce any Obligations or Loan Documents or to exercise any rights or remedies relating to any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, exercise of any right to vote or act in a Loan Party’s Insolvency Proceeding, or otherwise), in each case solely to the extent permitted by the Loan Documents.

“environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law.

“Environmental Laws” shall mean all laws (including common law), rules, regulations, codes, ordinances, orders, decrees or judgments, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the generation, management, Release or threatened Release of, or actual or alleged exposure to, any Hazardous Materials or to occupational health and safety (to the extent relating to the environment or Hazardous Materials).

“Equity Interests” of any Person shall mean any and all shares, interests, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest and any and all warrants, rights or options to purchase or other rights to acquire any of the foregoing, but excluding for the avoidance of doubt any Indebtedness convertible into or exchangeable for any of the foregoing (until so converted or exchanged).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor statute and the rules and regulations promulgated thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 (m) or (o) of the Code.

“ERISA Event” shall mean (a) any Reportable Event; (b) the existence with respect to any Loan Party, any ERISA Affiliate or any Plan of a non-exempt Prohibited Transaction; (c) the failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), applicable to such Plan, whether or not waived; (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (e) the receipt by any Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (f) the receipt by any Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Loan Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, Insolvent, in Reorganization, or terminated (within the meaning of Section 4041A of ERISA); or (g) the failure by any Loan Party or any ERISA Affiliate to pay

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when due (after expiration of any applicable grace period) any installment payment with respect to Withdrawal Liability under Section 4201 of ERISA.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Borrowing” shall mean a Borrowing comprised of Eurodollar Loans.

“Eurodollar Loan” shall mean any Revolver Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

“Event of Default” shall have the meaning assigned to such term in Section 7.01.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time and any successor statute.

“Excluded Deposit Account” shall mean (x) a Deposit Account that (i) contains solely Tax and Trust Funds or (ii) does not have a daily balance in excess of $500,000 for five consecutive Business Days and (y) the Net Proceeds Pledged Account.

“Excluded Subsidiary” shall mean (a) any Restricted Subsidiary that is prohibited by law, regulation or Contractual Obligation from providing a Guarantee of the Obligations or that would require a governmental (including regulatory) consent, approval, license or authorization in order to provide such Guarantee, (b) any Restricted Subsidiary for which a Guarantee of the Obligations by such Subsidiary would result in material adverse tax consequences as reasonably determined by the Borrower in consultation with the Administrative Agent, (c) any Disregarded Domestic Subsidiary, (d) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary or Disregarded Domestic Subsidiary, (e) any not-for profit Restricted Subsidiary or Captive Insurance Subsidiary, (f) any Foreign Subsidiary and (g) any Restricted Subsidiary to the extent that the burden or cost of obtaining a Guarantee of the Obligations from such Subsidiary outweighs the benefit afforded thereby, as reasonably determined by the Administrative Agent and the Borrower.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the Guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of

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any obligation of the Borrower hereunder, (a) income taxes imposed on (or measured by) its net income (or franchise taxes imposed in lieu of net income taxes) by the United States of America (or any state thereof) or the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located or any other jurisdiction as a result of such recipient engaging in a trade or business in such jurisdiction for tax purposes, (b) any branch profits tax or any similar tax that is imposed by any jurisdiction described in clause (a) above, (c) in the case of a Lender making a Revolver Loan to the Borrower, any withholding tax imposed by the United States or imposed by the jurisdiction in which such Lender is incorporated or has its principal place of business that (x) is in effect and would apply to amounts payable hereunder to such Person (assuming applicable forms required under Section 2.17(e) have not been delivered by such Person) at the time such Person becomes a party to such Revolver Loan to the Borrower (or designates a new Lending Office) except to the extent that such Person (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from a Loan Party with respect to any withholding tax pursuant to Section 2.17(a) or Section 2.17(c) or (y) is attributable to such Person’s failure to comply with Section 2.17(e) with respect to such Revolver Loan unless such failure to comply with Section 2.17(e) is a result of a change in law after the date such Lender becomes a party to such Revolver Loan to the Borrower (or designates a new Lending Office), (d) any interest, additions to taxes or penalties with respect to the foregoing and (e) any withholding taxes imposed pursuant to FATCA.

“Existing Credit Agreement” shall mean that Credit Agreement, dated as of December 15, 2008, as amended, among the Borrower, the guarantors thereunder, the lenders party thereto from time to time, Bank of America, N.A., as administrative agent, and the other agents and parties party thereto from time to time.

“Existing Debt” shall mean the Indebtedness outstanding under the Existing Credit Agreement.

“Existing Letters of Credit” shall mean the letters of credit issued under the Existing Credit Agreement (including any banker’s acceptances or other payment obligations arising therefrom) and outstanding as of the Closing Date and set forth on Schedule 2.05(a).

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCCR Test Amount” shall have the meaning assigned to such term in Section 6.10.

“Federal Funds Effective Rate” shall mean, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds

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rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Fee Letter” shall mean that certain Fee Letter dated August 18, 2015 by and among the Borrower and the Administrative Agent.

“Fees” shall have the meaning assigned to such term in Section 2.12(c).

“Financial Officer” of any Person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such Person.

“FIRREA” shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“Flood Documentation” means, with respect to each Mortgaged Property located in the United States or any territory thereof, (i) a completed “life-of-loan” Federal Emergency Management Agency standard flood hazard determination (together with a notice about Special Flood Hazard Area status and flood disaster assistance duly executed by the applicable Loan Party relating thereto) and (ii) a copy of, or a certificate as to coverage under, and a declaration page relating to, the insurance policies required by Section 5.02(b) hereof and the applicable provisions of the Security Documents, each of which shall (A) be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable), (B) name the Administrative Agent, on behalf of the Secured Parties, as additional insured and loss payee/mortgagee and (C) identify the address of each property located in a Special Flood Hazard Area, the applicable flood zone designation and the flood insurance coverage and deductible relating thereto and (iii) be otherwise in form and substance reasonably satisfactory to the Administrative Agent and sufficient to comply with Flood Insurance Laws.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Benefit Arrangement” shall mean any employee benefit arrangement mandated by non-U.S. law that is maintained or contributed to by any Loan Party or any ERISA Affiliate.

“Foreign Lender” shall mean any Lender that is not a U.S. Person.

“Foreign Plan” shall mean each employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) that is not subject to U.S. law and is maintained or contributed to by any Loan Party or any ERISA Affiliate.

“Foreign Plan Event” shall mean, with respect to any Foreign Benefit Arrangement or Foreign Plan, (a) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions required by applicable law or by

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the terms of such Foreign Benefit Arrangement or Foreign Plan; (b) the failure to register or loss of good standing with applicable regulatory authorities of any such Foreign Benefit Arrangement or Foreign Plan required to be registered; or (c) the failure of any Foreign Benefit Arrangement or Foreign Plan to comply with any material provisions of applicable law and regulations or with the material terms of such Foreign Benefit Arrangement or Foreign Plan.

“Foreign Subsidiary” shall mean any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“Fronting Exposure” shall mean a Defaulting Lender’s Pro Rata share of LC Obligations or Swingline Loans, as applicable, except to the extent allocated to other Lenders or Cash Collateralized under Section 2.21.

“Full Payment” shall mean with respect to any Obligations, (a) the full cash payment thereof (other than obligations for taxes, indemnification, charges and other inchoate or contingent or reimbursable liabilities for which no claim or demand for payment has been made or, in the case of indemnification, no notice has been given (or, in each case, reasonably satisfactory arrangements have otherwise been made)), including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in such proceeding); and (b) if such Obligations are LC Obligations or inchoate or contingent in nature (other than inchoate or contingent or reimbursable obligations for which no claim or demand for payment has been made or, in the case of indemnification, no notice has been given (or reasonably satisfactory arrangements have otherwise been made)), Cash Collateralization at 103% of the Stated Amount thereof.  No Revolver Loans shall be deemed to have been paid in full until all Revolver Commitments related to such Revolver Loans have expired or been terminated.

“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States.

“Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Guarantee” of or by any Person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement

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condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part) or (v) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation, or (b) any Lien on any assets of the guarantor securing any Indebtedness of any other Person, whether or not such Indebtedness or other obligation is assumed by the guarantor; provided, however, that the term “Guarantee” shall not include (x) endorsements for collection or deposit, in either case in the ordinary course of business or (y) customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement.  The amount of any Guarantee for purposes of clause (b) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“guarantor” shall have the meaning assigned to such term in the definition of the term “Guarantee.”

“Guarantor” means Holdings, the Subsidiary Guarantors and any other Loan Party (other than Borrower).

“Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents of any nature which are subject to regulation by any Governmental Authority or which would reasonably be likely to give rise to liability under any Environmental Law, including, without limitation, explosive or radioactive substances or petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls or radon gas.

“Holdings” shall mean a collective reference to Parent and Intermediate Holdings, or, if Intermediate Holdings ceases to exist, shall mean Parent.

“IBA” shall have the meaning assigned to such term in Section 1.09.

“Immaterial Subsidiary” shall mean, at any time, any Restricted Subsidiary of the Borrower (i) having total assets (as determined in accordance with GAAP) in an amount of less than 2.5% of Consolidated Total Assets of the Borrower and its Restricted Subsidiaries, (ii) contributing less than 2.5% to EBITDA for the Test Period of twelve (12) consecutive fiscal months most recently ended for which financial statements have been delivered pursuant to Section 5.04 and (iii) contributing less than 2.5% to consolidated revenues of the Borrower and its Restricted Subsidiaries for the Test Period of twelve (12) consecutive fiscal months most recently ended for which financial statements have been delivered pursuant to Section 5.04; provided, however, that the total assets (as so determined), EBITDA contribution (as so determined) and revenue (as so determined) of all Immaterial Subsidiaries shall not exceed 2.5% of Consolidated Total Assets of the Borrower and its Restricted Subsidiaries, 2.5% of EBITDA for the relevant period or 2.5% of the consolidated revenues of the Borrower and its Restricted Subsidiaries for the relevant period, as the case may be.  In the event that total assets of all Immaterial Subsidiaries exceeds 2.5% of Consolidated Total Assets of the Borrower and its Restricted Subsidiaries, the total contribution to EBITDA of all Immaterial Subsidiaries exceeds 2.5% of EBITDA for any relevant Test Period

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for which financial statements have been delivered pursuant to Section 5.04 or the total revenue of all Immaterial Subsidiaries exceeds 2.5% of consolidated revenues of the Borrower and its Restricted Subsidiaries for any relevant Test Period for which financial statements have been delivered pursuant to Section 5.04, as the case may be, (i) such Restricted Subsidiaries shall no longer constitute Immaterial Subsidiaries to be excluded as Immaterial Subsidiaries until such 2.5% thresholds are met and (ii) to the extent not otherwise excluded as a Subsidiary Guarantor, shall comply with the Collateral and Guarantee Requirement.

“Impacted Interest Period” shall have the meaning assigned to such term in the definition of “LIBO Rate”.

“Increase Date” shall have the meaning assigned to such term in Section 2.22(b).

“Increased Letter of Credit Subline” shall have the meaning assigned to such term in the definition of “Letter of Credit Subline”.

“Increase Loan Lender” shall have the meaning assigned to such term in Section 2.22(b).

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet prepared in accordance with GAAP, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than current intercompany liabilities (but not any refinancings, extensions, renewals or replacements thereof) incurred in the ordinary course of business and maturing within three hundred sixty-five (365) days after the incurrence thereof), to the extent that the same would be required to be shown as a long term liability on a balance sheet prepared in accordance with GAAP, (e) all Guarantees by such Person of Indebtedness of others, (f) all Capital Lease Obligations of such Person, (g) all payments that such Person would have to make in the event of an early termination, on the date Indebtedness of such Person is being determined, in respect of outstanding Swap Agreements net of payments such Person would receive in the event of early termination on such date of determination, (h) the principal component of all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and (i) the principal component of all obligations of such Person in respect of bankers’ acceptances.  The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof.  The Indebtedness of the Borrower and the Restricted Subsidiaries shall exclude (i) accrued expenses and accounts and trade payables, (ii) liabilities under vendor agreements to the extent such indebtedness may be satisfied through non-cash means such as purchase volume earnings credits and (iii) reserves for deferred income taxes.

“Indemnified Taxes” shall mean all Taxes other than Excluded Taxes and Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

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“Information” shall have the meaning assigned to such term in Section 3.14(a).

“Initial Letter of Credit Subline” shall have the meaning assigned to such term in the definition of “Letter of Credit Subline”.

“Insolvency Proceeding” shall mean any case or proceeding commenced by or against a Person under any state, federal, provincial, territorial or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, bankruptcy, debtor relief or debt adjustment law; (b) the appointment of a receiver, interim receiver, monitor, trustee, liquidator, administrator, conservator, custodian or other similar Person for such Person or any part of its Property, including, in the case of any Lender, the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity; or (c) an assignment for the benefit of creditors.

“Insolvent” with respect to any Multiemployer Plan, shall mean the condition that such plan is insolvent within the meaning of Section 4245 of ERISA.

“Intercompany Note” shall mean the Intercompany Note substantially in the form of Exhibit H.

“Interest Election Request” shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07.

“Interest Expense” shall mean, with respect to any Person for any period, the sum without duplication of (a) gross interest expense of such Person for such period on a consolidated basis, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Swap Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense and (b) capitalized interest of such Person.  For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received and costs incurred by the Borrower and the Restricted Subsidiaries with respect to Swap Agreements (provided that payments and costs upon the settlement or termination of a Swap Agreement will not be included in Interest Expense).

“Interest Payment Date” shall mean, (a) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Revolver Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three (3) months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three (3) months’ duration been applicable to such Borrowing and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type and (b) with respect to any CBFR Loan, the first calendar day following the end of each fiscal quarter.

“Interest Period” shall mean, as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that

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is 1, 2, 3 or 6 months thereafter, as the Borrower may elect, or the date any Eurodollar Borrowing is converted to a CBFR Borrowing in accordance with Section 2.07 or repaid or prepaid in accordance with Section 2.08 or Section 2.10; provided, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day.  Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Intermediate Holdings” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Interpolated Rate” shall mean, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“Inventory” has the meaning given that term in the UCC, and shall also include, without limitation, all:  (a) goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in a business; (b) goods of said description in transit; (c) goods of said description which are returned, repossessed or rejected; and (d) packaging, advertising, and shipping materials related to any of the foregoing.

“Inventory Reserves” means, without duplication of any factors considered in the Appraised Value of Inventory and without duplication of any other Reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves as may be established from time to time by the Administrative Agent in the Administrative Agent’s Permitted Discretion with respect to the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as may affect the market value of the Eligible Inventory.  Without limiting the generality of the foregoing, Inventory Reserves may, in the Administrative Agent’s Permitted Discretion, include (but are not limited to) reserves based on:  (a) obsolescence; (b) seasonality; (c) Shrink; (d) imbalance; (e) change in Inventory character; (f) change in Inventory composition; (g) change in Inventory mix; (h) mark-downs (both permanent and point of sale); (i) retail mark-ons and markups inconsistent with prior period practice and performance, industry standards, current business plans or advertising calendar and planned advertising events; and (j) out-of-date and/or expired Inventory.

“Investment” shall have the meaning assigned to such term in Section 6.04.

“IRS” shall mean the United States Internal Revenue Service.

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“Issuing Bank” shall mean J.P. Morgan or any Affiliate of J.P. Morgan, Bank of America, N.A. or any Affiliate thereof, Wells Fargo Bank, N.A. or any Affiliate thereof and any other Lender reasonably acceptable to the Borrower and the Administrative Agent (such consent not to be unreasonably withheld or delayed by either party) who agrees to issue Letters of Credit, or any replacement issuer appointed pursuant to Section 2.19. References herein to the term “Issuing Bank” in singular form shall be deemed to refer to Issuing Banks in plural form, as the context shall require.

“Issuing Bank Fee” shall have the meaning assigned to such term in Section 2.12(c).

“Joint Venture” shall mean a joint venture or similar arrangement, whether in corporate, partnership or other legal form which is not a Subsidiary but in which the Borrower or any Subsidiary owns or controls any Equity Interests; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“J.P. Morgan” shall mean JPMorgan Chase Bank, N.A. and its affiliates.

“Judgment Currency” has the meaning assigned to such term in Section 9.24.

“L/C Disbursements” shall mean payments or disbursements made by an Issuing Bank pursuant to a Letter of Credit.

“LC Application” shall mean an application by the Borrower to the Issuing Bank for issuance of a Letter of Credit, in form reasonably satisfactory to the Issuing Bank.

“LC Conditions” shall mean the following conditions necessary for issuance of a Letter of Credit:  (a) after giving effect to such issuance, total LC Obligations do not exceed the Letter of Credit Subline (and the aggregate amount of LC Obligations of the applicable Issuing Bank shall not exceed the Letter of Credit Subline of such Issuing Bank, unless the applicable Issuing Bank otherwise agrees); (b) each Letter of Credit shall expire not later than the earlier of (i) 365 days from issuance (or such longer period as may be agreed between the Issuing Bank and the Borrower) and (ii) the fifth Business Day prior to the Revolver Termination Date; provided that any Letter of Credit may provide for an automatic renewal thereof for additional periods of up to 365 days (which in no event shall extend beyond the date referred to in clause (b)(ii), except to the extent Cash Collateralized at 103% of the Stated Amount thereof or backstopped pursuant to arrangements reasonably acceptable to the relevant Issuing Bank); (c) the Letter of Credit and payments thereunder are denominated in Dollars; and (d) the form of the proposed Letter of Credit is satisfactory to the Administrative Agent and the Issuing Bank in their reasonable discretion.

“LC Documents” shall mean all documents, instruments and agreements (including LC Requests and LC Applications) delivered by the Borrower or any other Person to the Issuing Bank or the Administrative Agent in connection with any Letter of Credit.

“LC Obligations” shall mean the sum (without duplication) of (a) all amounts owing by the Borrower for any drawings under Letters of Credit (including any bankers’ acceptances or other payment obligations arising therefrom); and (b) the stated amount of all outstanding Letters of Credit.

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“LC Request” shall mean a request for issuance of a Letter of Credit, to be provided by the Borrower to the Issuing Bank, in form satisfactory to the Issuing Bank.

“Lead Arranger” shall mean J.P. Morgan Securities LLC.

“Lender” shall mean each financial institution listed on Schedule 2.01 (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 9.04), as well as any Person that becomes a “Lender” hereunder in accordance with Section 9.04.

“Lender Party” shall mean the Administrative Agent, each Issuing Bank, the Swingline Lender or any other Lender.

“Lending Office” shall mean, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Loans.

“Letter of Credit” shall mean any standby or commercial letter of credit issued by the Issuing Bank for the account of the Borrower or any of the Borrower’s Subsidiaries, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by the Administrative Agent or the Issuing Bank for the benefit of the Borrower or any of the Borrower’s Subsidiaries.  Letters of Credit may be issued in Dollars.

“Letter of Credit Increase Event” shall mean, at any time after the Second Amendment Effective Date, the occurrence of each of the following events: (i) the Borrower delivers a written notice to the Administrative Agent requesting an increase of the Initial Letter of Credit Subline, (ii) one or more Lenders then party to this Agreement agree to issue Letters of Credit in an aggregate principal amount equal to such requested increased amount (for the avoidance of doubt, no Issuing Bank is under any obligation to increase its Initial Letter of Credit Subline) and (iii) Schedule 2.01B to this Agreement is amended to reflect the increased amount of Letters of Credit that will be provided by each Issuing Bank after giving effect to the Letter of Credit Increase Event; it being understood that such amendment to Schedule 2.01B shall only require the consent of the Borrower, the Administrative Agent and each Issuing Bank agreeing to increase its Letter of Credit Subline or otherwise changing its Initial Letter of Credit Subline, in each case, as of the date of the Letter of Credit Increase Event.

“Letter of Credit Subline” shall mean (i) after the Second Amendment Effective Date, $20,000,000 (the “Initial Letter of Credit Subline”); provided that, as to any Issuing Bank, such Initial Letter of Credit Subline shall not exceed the amount set forth opposite such Issuing Bank’s name on Schedule 2.01B as in effect on the Second Amendment Effective, unless the applicable Issuing Bank otherwise agrees and (ii) on and after the date any Letter of Credit Increase Event occurs, an amount equal to the sum of (x) the Initial Letter of Credit Subline plus (y) the increased amount requested pursuant to clause (i) of the definition of “Letter of Credit Increase Event” (it being understood that the total Letter of Credit Subline, after giving effect to the Letter of Credit Increase Event shall not exceed $50,000,000) (the “Increased Letter of Credit Subline”); provided that, as to any Issuing Bank, such Increased Letter of Credit Subline shall not exceed the amount set forth opposite such Issuing Bank’s name on the amended Schedule 2.01B as in effect on the date of the Letter of Credit Increase Event, unless the applicable Issuing Bank

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otherwise agrees. For the avoidance of doubt, the Letter of Credit Subline is part of, and not in addition to, the Revolving Commitments.

“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars  for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that if the LIBO Screen Rate as so determined would be less than zero, it shall be deemed to be zero for the purposes of this Agreement (the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two (2) business days prior to the commencement of such Interest Period; provided that, in the event that the LIBO Screen Rate does not appear on such page (or otherwise on such screen) for such Interest Period (an “Impacted Interest Period”), then the LIBO Rate shall be the Interpolated Rate.

“LIBO Screen Rate” shall have the meaning assigned to such term in the definition of “LIBO Rate.”

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Lien Waiver” shall mean an agreement, in form reasonably satisfactory to the Administrative Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit the Administrative Agent to enter upon the premises and remove the Collateral or to use the premises to store the Collateral as permitted hereunder; and (b) for any Collateral held by a warehouseman, processor, shipper, customs broker (including pursuant to a Customs Broker Agreement) or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents (as defined in the Collateral Agreement) in its possession relating to the Collateral as agent for the Administrative Agent, and agrees to deliver the Collateral to the Administrative Agent upon request, in accordance with such agreement.

“Line Cap” shall mean equal to an amount that is the lesser of (a) the aggregate amount of all Revolver Commitments and (b) the then applicable Borrowing Base.

“Liquidity Event” shall mean the occurrence of a date when (a) Availability on such date shall have been less than the greater of (i) 12.5% of the Line Cap and (ii) $15,000,000, in either case for five consecutive Business Days, until such date as (b) Availability on such date shall have been at least equal to the greater of (i) 12.5% of the Line Cap and (ii) $15,000,000 for 30 consecutive calendar days.

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“Liquidity Notice” shall mean a written notice delivered by the Administrative Agent at any time during a Liquidity Period to any bank or other depository at which any Deposit Account (other than any Excluded Deposit Account) is maintained directing such bank or other depository (a) to remit all funds in such Deposit Account to a Dominion Account, or in the case of a Dominion Account, to the Administrative Agent on a daily basis, and (b) to cease following directions or instructions given to such bank or other depository by any Loan Party regarding the disbursement of funds from such Deposit Account (other than any Excluded Deposit Account), and (c) to follow all directions and instructions given to such bank or other depository by the Administrative Agent in each case, pursuant to the terms of any Deposit Account Control Agreement in place.

“Liquidity Period” shall mean any period throughout which (a) a Liquidity Event has occurred and is continuing or (b) a Specified Event of Default has occurred and is continuing.

“LLC” means any Person that is a limited liability company under the laws of its jurisdiction of formation.

“Loan Documents” shall mean this Agreement, the Security Documents, the Fee Letter and any Note issued under Section 2.09(d), any intercreditor or subordination agreement entered into in connection with debt permitted to be incurred under Sections 6.01(j) or (o) and any amendments (including any amendments pursuant to Section 2.22 and Section 9.08(e)) and waivers to any of the foregoing.

“Loan Parties” shall mean Holdings, the Borrower, the Subsidiary Guarantors and any Parent Entity, in lieu of Holdings, that has executed and delivered an assumption agreement in substantially the form of Exhibit D to the Collateral Agreement and become a “Guarantor” and “Grantor” thereunder.

“Local Time” shall mean Dallas time.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean a material adverse effect with respect to (a) the business, assets, financial condition or results of operations, in each case of Holdings, the Borrower and the Restricted Subsidiaries, taken as a whole, or (b) the validity or enforceability of the Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder, in each case, taken as a whole.

“Material Subsidiary” shall mean a Restricted Subsidiary that is not an Immaterial Subsidiary.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall have the meaning assigned to such term in Section 5.09(c).

“Mortgaged Properties” shall mean the fee owned real properties of the Loan Parties encumbered by a Mortgage pursuant to Section 5.09 and Section 5.12, if any.

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“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding six (6) plan years made or accrued an obligation to make contributions.

“Net Income” shall mean, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Proceeds Pledged Account” shall mean a Deposit Account held at, and subject to the sole dominion and control of, the Term Agent which holds solely proceeds of Term Priority Collateral pending reinvestment or application to the Permitted Term Facility.

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.19(c).

“Nonpublic Information” shall mean information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.

“Note” shall have the meaning assigned to such term in Section 2.09(d).

“Noticed Hedge” shall mean Secured Bank Product Obligations arising under a Swap Agreement, in respect of which the notice delivered to the Administrative Agent by the applicable Secured Bank Product Provider and the Borrower (as required under the definition of “Secured Bank Product Provider”) confirms that such Swap Agreement shall be deemed a “Noticed Hedge” hereunder for all purposes, including the application of Availability Reserve and Section 7.02, so long as no Overadvance would result from establishment of a Bank Product Reserve with respect to such Swap Agreement; provided that, if the amount of Secured Bank Product Obligations arising under such Swap Agreement is increased in accordance with the definition of “Secured Bank Product Obligations”, then such Secured Bank Product Obligations shall only constitute a Noticed Hedge to the extent that a Bank Product Reserve can be established with respect to such Swap Agreement without resulting in an Overadvance.

“NYFRB” shall mean the Federal Reserve Bank of New York.

“NYFRB Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it;  provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” shall mean for purposes of the Loan Documents, all obligations of every nature of each Loan Party from time to time owed to the Agents (including former Agents) or the Lenders, under any Loan Document, whether for principal, interest (including interest,

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fees and other amounts which, but for the filing of a petition in bankruptcy with respect to such Loan Party, would have accrued on any such Obligation, whether or not a claim is allowed against such Loan Party for such interest, fees and other amounts in the related bankruptcy proceeding), LC Obligations, fees, expenses, indemnification or otherwise.  For the avoidance of doubt, Revolver Loans made pursuant to any Revolver Commitment Increases incurred under Section 2.22 shall constitute Obligations.

“OFAC” shall mean the Office of Foreign Assets Control of the United States Department of the Treasury.

“Other Liabilities” means any obligation on account of (a) any Cash Management Services furnished to any of the Loan Parties or any of their Subsidiaries and/or (b) any transaction which arises out of any Bank Product entered into with any Loan Party, as each may be amended from time to time.

“Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, the Loan Documents, and any and all interest and penalties related thereto.

“Overadvance” shall have the meaning assigned to such term in Section 2.24.

“Overadvance Loan” shall mean a CBFR Loan made when an Overadvance exists or is caused by the funding thereof.

“Overnight Bank Funding Rate” shall mean, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Parent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Parent Entity” shall mean any of (i) Holdings and (ii) any other Person of which Holdings is a Subsidiary.

“Participant” shall have the meaning assigned to such term in Section 9.04(c)(i).

“Participant Register” shall have the meaning assigned to such term in Section 9.04(c)(i).

“Payment Conditions” shall mean as to any relevant action contemplated in this Agreement, (i) no Event of Default has then occurred and is continuing or would result from any action and (ii) Availability on a Pro Forma Basis immediately after giving effect to such action would be greater than 20% of the Line Cap at all times over the 60 consecutive days prior to consummation of such action, also on a Pro Forma Basis for such action.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

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“Permitted Business Acquisition” shall mean any acquisition by the Borrower or any Restricted Subsidiary of all or substantially all of the assets of, or a majority of the outstanding Equity Interests (other than directors’ qualifying shares and similar de minimis holdings required by applicable law in, a Person or division or line of business of a Person (but in any event including any Investment in a Subsidiary which serves to increase the Borrower’s or any Restricted Subsidiary’s respective equity ownership in such Subsidiary)), provided that:  (i) on the date of execution of the purchase agreement in respect of such acquisition, no Event of Default shall have occurred and be continuing or would result therefrom; (ii) if the aggregate cash consideration to be paid by the Borrower or any Restricted Subsidiary exceeds $10.0 million, the Borrower shall have delivered to the Administrative Agent at least five (5) days prior to such acquisition a certificate of a Responsible Officer of the Borrower to such effect, together with all financial information for such Subsidiary or assets that is reasonably requested by the Administrative Agent and available to the Borrower; (iii) if (with respect to any acquisition of a Person or any Equity Interests in a Person) the acquired Person shall not become a Subsidiary Guarantor or (with respect to any acquisition of assets) the assets shall be acquired by a Subsidiary that is not a Subsidiary Guarantor, the aggregate amount of cash or property in connection with such acquisition shall not exceed $30.0 million plus amounts permitted by Sections 6.04(q), (r), (t), or (v) (and, without duplication, clause (v) to the extent made with an Investment pursuant to Sections 6.04(q), (r), or (t)); and (iv) the Payment Conditions shall be satisfied on a Pro Forma Basis for such Permitted Business Acquisition.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset based lender) business judgment and as it relates to the establishment of reserves or the imposition of exclusionary criteria shall require that the amount of any such reserve so established or the effect of any adjustment or imposition of exclusionary criteria be a reasonable quantification (as reasonably determined by the Administrative Agent) of any impact on the incremental net realizable value of the assets included in the Borrowing Base attributable to such contributing factors.

“Permitted Investments” shall mean:

(a)direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, in each case with maturities not exceeding two (2) years;

(b)time deposit accounts, certificates of deposit and money market deposits maturing within one hundred eighty (180) days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits in excess of $250.0 million and whose long-term debt, or whose parent holding company’s long-term debt, is rated A (or such similar equivalent rating or higher by at least one (1) nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(c)repurchase obligations with a term of not more than one hundred eighty (180) days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

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(d)commercial paper, maturing not more than one (1) year after the date of acquisition, issued by a corporation organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P-2 (or higher) according to Moody’s, or A-1 (or higher) according to S&P;

(e)securities with maturities of two (2) years or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody’s;

(f)shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above; and

(g)money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5.0 billion.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium thereon, any committed or undrawn amounts and underwriting discounts, fees, commissions and expenses, associated with such Permitted Refinancing Indebtedness), except as otherwise permitted under Section 6.01, (b) other than with respect to Indebtedness permitted pursuant to Section 6.01(h) and Section 6.01(i), such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being Refinanced, (c) other than in respect of Indebtedness permitted by Section 6.01(o) and Section 6.01(y), if the Indebtedness being Refinanced is by its terms subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Obligations on terms not materially less favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, taken as a whole, (d) no Permitted Refinancing Indebtedness shall have obligors or contingent obligors that were not obligors or contingent obligors (or that would not have been required to become obligors or contingent obligors) in respect of the Indebtedness being Refinanced except to the extent otherwise permitted under Section 6.01 or Section 6.04 and (e) if the Indebtedness being Refinanced is (or would have been required to be) secured with the Current Asset Collateral, such Permitted Refinancing Indebtedness shall be secured on a junior basis with respect to the Current Asset Collateral pursuant to an intercreditor arrangement reasonably satisfactory to the Administrative Agent.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, individual or family trust, or other organization (whether or not a legal entity), or any government or any agency or political subdivision thereof.

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“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4062 or Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” shall mean 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“primary obligor” shall have the meaning assigned to such term in the definition of “Guarantee.”

“Prime Rate” shall have the meaning assigned to such term in the definition of “CBFR.”

“Pro Forma Basis” shall mean, as to any calculation of the Consolidated Fixed Charge Coverage Ratio and Consolidated Total Assets for any events as described below that occur subsequent to the commencement of any period of four (4) consecutive quarters (the “Reference Period”) for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the Reference Period or in the case of Consolidated Total Assets, after giving effect thereto (it being understood and agreed that (x) unless otherwise specified, such Reference Period shall be deemed to be the four (4) consecutive fiscal quarters ending on the last day of the most recently ended fiscal quarter of the Borrower and its Subsidiaries for which financial statements are available and such pro forma adjustments shall be excluded to the extent already accounted for in the calculation of EBITDA for such period and (y) if any Person that became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any Restricted Subsidiary shall have experienced any event requiring adjustments pursuant to this definition, then such calculation shall give pro forma effect thereto for such period as if such event occurred at the beginning of such period):  (i) in making any determination of EBITDA, pro forma effect shall be given to any asset disposition of a Restricted Subsidiary, line of business, to any asset acquisition, any discontinued operation or any operational change and any Subsidiary Redesignation in each case that occurred during the Reference Period (or, in the case of determinations made with respect to any action the taking of which hereunder is subject to compliance on a Pro Forma Basis or otherwise with the Consolidated Fixed Charge Coverage Ratio (any such action, a “Restricted Action”) occurring during the Reference Period or thereafter and through and including the date of such determination) and (ii) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness incurred or assumed and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes) incurred or permanently repaid, returned, redeemed or extinguished during the Reference Period (or, in the case of determinations made with respect to any Restricted Action, occurring during the Reference Period or thereafter and through and including the date of such determination) shall be deemed to have been incurred or repaid, returned, redeemed or extinguished at the beginning of such period (it being understood that for purposes of any calculation of the Consolidated Fixed Charge Coverage Ratio and Consolidated Total Assets, the use of proceeds of any such Indebtedness shall be taken into account in such calculation) and (y) Interest Expense of such Person attributable to (A) interest on

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any Indebtedness, for which pro forma effect is being given as provided in the preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination as if such rate had been actually in effect during the period for which pro forma effect is being given taking into account any interest hedging arrangements applicable to such Indebtedness, (B) any Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Borrower to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP and (C) interest on any Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Borrower or Restricted Subsidiary may designate.

Pro forma calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of the Borrower and, for any fiscal period ending on or prior to the first anniversary of any such asset acquisition, asset disposition, discontinued operation or operational change, Subsidiary Redesignation or Unrestricted Subsidiary Designation, may include adjustments to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from such asset acquisition, asset disposition, discontinued operation, operational change, or Subsidiary Redesignation and for purposes of determining compliance with the Consolidated Fixed Charge Coverage Ratio such adjustments may reflect additional operating expense reductions and other additional operating improvements and synergies that (x) would be includable in pro forma financial statements prepared in accordance with Regulation S-X and (y) such other adjustments not includable in Regulation S-X under the Securities Act for which substantially all of the steps necessary for the realization thereof have been taken or are reasonably anticipated by the Borrower to be taken in the next twelve (12)-month period following the consummation thereof and, are estimated on a good faith basis by the Borrower; provided, however that the aggregate amount of any such adjustments pursuant to clause (y) shall not exceed (together with the aggregate add back to EBITDA pursuant to clause (a)(iv) thereof with respect to the applicable four (4) fiscal quarter period) 20% of the EBITDA of the Borrower and the Restricted Subsidiaries for any four (4) fiscal quarter period (prior to giving effect to any add back pursuant to clause (a)(iv) thereof).  The Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer of the Borrower setting forth such demonstrable or additional operating expense reductions and other operating improvements or synergies and information and calculations supporting them in reasonable detail.

“Pro Rata” shall mean with respect to any Lender, a percentage (rounded to the ninth decimal place) determined (a) while Revolver Commitments are outstanding, by dividing the amount of such Lender’s Revolver Commitment by the aggregate amount of all Revolver Commitments; and (b) at any other time, by dividing the amount of such Lender’s Revolver Loans and LC Obligations by the aggregate amount of all outstanding Revolver Loans and LC Obligations.

“Prohibited Transaction” shall have the meaning assigned to such term in Section 406 of ERISA and/or Section 4975(c) of the Code.

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“Projections” shall mean the projections of Holdings, the Borrower and its Subsidiaries provided to the Administrative Agent prior to the Closing Date.

“Protective Advances” shall have the meaning assigned to such term in Section 2.25.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified Capital Stock” shall mean any Equity Interest of any Person that does not by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (a) provide for scheduled payments of dividends in cash (other than at the option of the issuer) prior to the date that is, at the time of issuance of such Equity Interest, ninety-one (91) days after the Revolver Termination Date, (b) become mandatorily redeemable at the option of the holder thereof (other than for Qualified Capital Stock or pursuant to customary provisions relating to redemption upon a change of control or sale of assets) pursuant to a sinking fund obligation or otherwise prior to the date that is, at the time of issuance of such Equity Interest, ninety-one (91) days after the Revolver Termination Date or (c) become convertible or exchangeable at the option of the holder thereof for Indebtedness or Equity Interests that are not Qualified Capital Stock; provided further, that if any such Equity Interest is issued pursuant to a plan for the benefit of the employees, directors, officers, managers or consultants of Holdings (or any Parent Entity thereof), the Borrower or its Subsidiaries or by any such plan to such Persons, such Equity Interest shall not be regarded as an Equity Interest not constituting Qualified Capital Stock solely because it may be required to be repurchased by Holdings (any Parent Entity), the Borrower or its Subsidiaries in order to satisfy applicable regulatory obligations.

“Real Estate Event” means the Borrower’s satisfaction of the conditions required by Section 5.12(f) to include Mortgaged Properties in the Borrowing Base.

“Real Estate Event Amount” shall have the meaning assigned to such term in Section 5.12(f).

“Reference Period” shall have the meaning assigned to such term in the definition of “Pro Forma Basis.”

“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness,” “Refinancing” and “Refinanced” shall have meanings correlative thereto.

“Refunding Capital Stock” shall have the meaning assigned to such term in Section 6.06(l).

“Register” shall have the meaning assigned to such term in Section 9.04(b)(iv).

“Regulation FD” shall mean Regulation FD as promulgated by the U.S. Securities and Exchange Commission under the Securities Act and Exchange Act as in effect from time to time.

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“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Reimbursement Date” shall have the meaning assigned to such term in Section 2.05(b)(i).

“Related Fund” shall mean, with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and is administered, advised or managed by (i) such Lender, (ii) an Affiliate of such Lender or (iii) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Regulated Lender Entity” shall have the meaning assigned to such term in Section 5.09(g).

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the environment.  “Released” shall have a meaning correlative thereto.

“Rent and Charges Reserve” shall mean the aggregate of (a) all past due rent and other amounts due and owing by a Loan Party to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Eligible Inventory and could legally assert a Lien on any Inventory; and (b) a reserve at least equal to two months’ rent and other periodic charges that would reasonably be expected to be payable to any such Person, unless it has executed a Lien Waiver, in each case, excluding any amounts being disputed in good faith; provided, that clause (b) shall only apply to locations in jurisdictions that are landlord lien priming jurisdictions.

“Rent Expense” shall mean, for any period, the consolidated rent expense of the Borrower and its Restricted Subsidiaries, as determined in accordance with GAAP.

“Reorganization” shall mean, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Report” shall have the meaning assigned to such term in Section 8.02(b).

“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code), other than those events as to which the thirty (30)-day notice period referred to in Section 4043(c) of ERISA has been waived.

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“Required Lenders” shall mean, at any time, the Lenders holding more than 50% of the aggregate amount of Revolver Commitments and Revolver Loans outstanding at any time; provided, however the Revolver Commitments and Revolver Loans of any Defaulting Lender shall be excluded from such calculation; provided further, that if the number of Lenders, excluding Defaulting Lenders, is greater than one (1) Lender (including any Lender’s Affiliates as one (1) Person for this purpose), Required Lenders must include at least two (2) unaffiliated Lenders.

“Responsible Officer” of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

“Restricted Action” shall have the meaning assigned to such term in the definition of “Pro Forma Basis.”

“Restricted Debt Payment” shall have the meaning assigned to such term in Section 6.09(b).

“Restricted Payments” shall have the meaning assigned to such term in Section 6.06.

“Restricted Subsidiary” shall mean each Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

“Revolver Commitment” shall mean for any Lender, its obligation to make Revolver Loans and to participate in LC Obligations up to the maximum principal amount shown on Schedule 2.01, as hereafter modified pursuant to an Assignment and Acceptance to which it is a party.  “Revolver Commitments” means the aggregate amount of such commitments of all Lenders.

“Revolver Commitment Increase” shall have the meaning assigned to such term in Section 2.22(a).

“Revolver Commitment Increase Notice” shall have the meaning assigned to such term in Section 2.22(b).

“Revolver Loans” shall mean a loan made pursuant to Section 2.01, including, without duplication, any Swingline Loan (to the extent the context so requires the same) and Overadvance Loan.

“Revolver Termination Date” shall mean January 29, 2024 or, with respect to any Revolver Commitment Increase or any Revolver Loan made pursuant thereto, the date agreed to pursuant to Section 2.22.

“Revolving Facility” shall mean the Revolver Commitments and the Revolver Loans made hereunder.

“Revolving Facility Percentage” shall mean, with respect to any Lender, the percentage of the total Revolver Commitments represented by such Lender’s Revolver Commit

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ment.  If the Revolver Commitments have terminated or expired, the Revolving Facility Percentages shall be determined based upon the Revolver Commitments most recently in effect, giving effect to any assignments pursuant to Section 9.04.

“S&P” shall mean Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business.

“Sale and Lease-Back Transaction” shall have the meaning assigned to such term in Section 6.03.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the or by the United Nations Security Council, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person directly or indirectly owned or controlled (individually or in the aggregate) by any such Person or Persons ~~described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject, or target, of any Sanctions~~.

“Sanctions”  means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by:  (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) Her Majesty’s Treasury of the United Kingdom, or (e) any other Governmental Authority with jurisdiction over any Loan Party or any of their respective Subsidiaries or Affiliates.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Second Amendment” shall mean the Second Amendment to this Agreement, dated as of January 29, 2019, by and among the Borrower, the other Loan Parties, the Administrative Agent, the Issuing Banks, the Swingline Lender and the Lenders party thereto.

“Second Amendment Effective Date” shall have the meaning assigned to the term “Amendment Effective Date” in the Second Amendment.

“Secured Bank Product Obligations” shall mean Bank Product Debt, including, without limitation, the Bank Product Debt set forth in Schedule 1.01(a) as of the date hereof, owing to a Secured Bank Product Provider, up to the maximum amount (in the case of any Secured Bank Product Provider other than J.P. Morgan and its Affiliates so long as J.P. Morgan is the Administrative Agent) reasonably specified by such provider in writing to the Administrative Agent, which amount may be established or increased (by further written notice to the Administrative Agent from time to time) as long as no Default or Event of Default exists.

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“Secured Bank Product Provider” shall mean (a) J.P. Morgan or any of its Affiliates; and (b) any other Lender or Affiliate of a Lender that is providing and any Person that was a Lender or an Affiliate or a Lender at the time it provided a Bank Product (provided such provider delivers written notice to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, which has been countersigned by the Borrower to designate such Bank Product as a Secured Bank Product Obligation, (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 8.12).

“Secured Obligations” shall mean the Obligations and the Secured Bank Product Obligations.

“Secured Parties” shall mean the “Secured Parties” as defined in the Collateral Agreement.

“Securities Act” shall mean the Securities Act of 1933.

“Security Documents” shall mean the Mortgages, the Collateral Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.09.

“Settlement Report” shall mean a report summarizing Revolver Loans and participations in LC Obligations outstanding as of a given settlement date, allocated to the Lenders on a Pro Rata basis in accordance with their Revolver Commitments.

“Shrink” means Inventory which has been lost, misplaced, stolen, or is otherwise unaccounted for.

“Specified Event of Default” shall mean any Event of Default arising under Section 7.01(a) (solely relating to a material misrepresentation contained in any Borrowing Base Certificate), (b), (c), (d) (solely relating to a failure to comply with Section 5.12(c) or 6.10), (h), (i), (e)(i), (e)(ii) (solely relating to a failure to comply with clause (j) of the definition of “Collateral and Guarantee Requirement”) or (m).

“Stated Amount” means at any time the maximum amount for which a Letter of Credit may be honored.

“Statutory Reserve Rate” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentage shall include those imposed pursuant to Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

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“Subordinated Indebtedness” shall mean any unsecured Indebtedness of the Borrower or any Restricted Subsidiary that is expressly subordinated in right of payment to the Obligations.

“Subordinated Intercompany Debt” shall have the meaning assigned to such term in Section 6.01(d).

“Subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or more than 50% of the partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held by the parent.

“Subsidiary Guarantor” shall mean each Restricted Subsidiary that is a Wholly Owned Subsidiary of the Borrower, other than (a) any Foreign Subsidiary of the Borrower, (b) any Subsidiary of a Foreign Subsidiary, (c) any Unrestricted Subsidiary, (d) any Immaterial Subsidiary or (e) any Excluded Subsidiary.

“Subsidiary Redesignation” shall have the meaning assigned to such term in the definition of “Unrestricted Subsidiary.”

“Supermajority Lenders” shall mean the Lenders holding more than 66⅔% of the aggregate amount of Revolver Commitments and Revolver Loans outstanding at any time; provided, however that (i) the Revolver Commitments and Revolver Loans of any Defaulting Lender shall be excluded from such calculation and (ii) if the number of Lenders, excluding Defaulting Lenders, is greater than or equal to three (3) Lenders (including any Lender’s Affiliates as one (1) Person for this purpose), Supermajority Lenders must include at least three (3) unaffiliated Lenders.

“Swap” shall mean any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one (1) or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, provided that no phantom stock or other employee benefit plan providing for payments only on account of services provided by current or former directors, officers, employees, members of management or consultants of Holdings, the Borrower or any of their Subsidiaries shall be a Swap Agreement.

“Swap Obligation” shall mean, with respect to any Person, any obligation to pay or perform under any Swap.

“Swingline Borrowing” shall mean a Borrowing comprised of Swingline Loans.

“Swingline Lender” shall mean J.P. Morgan.

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“Swingline Loan” shall mean any Borrowing of CBFR Loans funded with the Administrative Agent’s or any other Swingline Lender’s funds, until such Borrowing is settled among the Lenders or repaid by the Borrower.

“Syndication Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Tax and Trust Funds” means cash, cash equivalents or other assets comprised solely of (a) funds used for payroll and payroll taxes and other employee benefit payments to or for the benefit of such Loan Party’s employees in the current period (which may be monthly or quarterly, as applicable), (b) all taxes required to be collected, remitted or withheld in the current period (which may be monthly or quarterly, as applicable) (including, without limitation, federal and state withholding taxes (including the employer’s share thereof)) and (c) any other funds which any Loan Party holds in trust or as an escrow or fiduciary for another person (which is not a Loan Party) in the ordinary course of business.

“Tax Distributions” shall have the meaning assigned to such term in Section 6.06(f).

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties (including stamp duties), deductions, charges (including ad valorem charges) or withholdings imposed by any Governmental Authority and any and all interest and penalties related thereto.

“Term Agent” shall mean the Person from time to time acting as trustee, administrative agent and/or collateral agent under the Term Documents.

“Term Documents” shall mean the loan agreement, indenture or other principal document governing the Term Facility Debt, any guarantees issued thereunder and the collateral and security documents (and intercreditor agreements) entered into in connection therewith.

“Term Facility Debt” shall mean term Indebtedness of the Borrower or a Subsidiary Guarantor; provided that unless the Required Lenders otherwise expressly consent in writing prior to the issuance thereof, (i) no such Indebtedness shall be guaranteed by any Person other than Holdings, the Borrower or a Subsidiary Guarantor, (ii) no such Indebtedness shall have a final maturity prior to, or a Weighted Average Life to Maturity shorter than,  the date occurring ninety-one (91) days following the Revolver Termination Date, (iii) any “asset sale” mandatory prepayment provision or offer to prepay covenant included in the agreement governing such Indebtedness shall provide that the Borrower or the respective Subsidiary shall be permitted to repay obligations and terminate commitments under this Agreement before prepaying or offering to prepay such Indebtedness with the proceeds of Collateral (other than Term Priority Collateral), (iv) (a) such Indebtedness is secured by assets comprising Current Asset Collateral only on a junior-lien basis relative to the Liens on such Collateral securing the Obligations of the Loan Parties hereunder, (b) concurrently with the incurrence of any such Indebtedness, if any Liens are to be granted on Term Priority Collateral (including any assets not previously comprising Collateral) securing such Indebtedness, the Administrative Agent, for the benefit of the Secured Parties, shall have been granted valid and perfected second-priority liens pursuant to Security Documents reasonably satisfactory to the Administrative Agent in all respects, including the addition of affirmative covenants regarding further assurances with respect to new Collateral that are similar

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to those in the existing Loan Documents or are otherwise reasonably satisfactory to the Administrative Agent, and the Loan Parties shall have provided, at the request of the Administrative Agent, a signed copy of an opinion, addressed to the Administrative Agent, the Lenders and the other Secured Parties, of counsel to the Loan Parties reasonably acceptable to the Administrative Agent as to the requirements of this clause (b), (c) such Indebtedness is not secured by any property or assets other than the Collateral (after giving effect to clause (b)) over which a Lien has been properly granted (and perfected, if applicable) in favor of the Secured Parties, (d) the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent) and (e) the agent or other representative acting on behalf of the holders of such Indebtedness shall have become party to an intercreditor agreement reasonably satisfactory to the Administrative Agent and the Required Lenders in all respects (which shall provide that (1) the Liens on (a) the Collateral (other than Term Priority Collateral) in favor of the Administrative Agent (for the benefit of the Secured Parties) shall be senior to such Liens in favor of the holders of Term Facility Debt, and (b) the Term Priority Collateral in favor of the Administrative Agent (for the benefit of the Secured Parties) shall be junior to such Liens in favor of the holders of Term Facility Debt, (2) there shall be no Liens on any Term Priority Collateral in favor of the holders of Term Facility Debt if a Lien has not been granted over the same Collateral in favor of the Secured Parties hereunder and (3) the Secured Parties shall be (x) granted a customary license from the holders of the Term Facility Debt allowing them to use intellectual property affixed to, or required in connection with the enforcement on or Disposition of Current Asset Collateral and (y) granted customary authorization from the holders of the Term Facility Debt for access to and use of fixtures, furnishings, furniture and equipment and real estate constituting Term Priority Collateral in connection with the enforcement on or Disposition of Current Asset Collateral), as such intercreditor agreement may be amended, amended and restated, modified or supplemented from time to time in accordance with the terms hereof and thereof, and (v) the representations and warranties, covenants, and events of default, taken as a whole (excluding pricing, prepayment premiums and fees) regarding such Term Facility Debt, shall be no more onerous in any material respect than the related provisions contained in this Agreement; provided that any such terms may be more onerous to the extent they take effect after the Revolver Termination Date and that neither (1) a typical “term loan B” covenant package allowing for customary “builder” baskets and/or incurrence-based basket in lieu of actions permitted upon satisfying the requirements of “Payment Conditions”, nor (2) the addition of customary mandatory prepayments with asset sale proceeds, casualty proceeds, incurrence of non-permitted Indebtedness and/or “excess cash flow” shall be deemed more onerous.  The incurrence of Term Facility Debt shall be deemed to be a representation and warranty by the Borrower that all conditions thereto have been satisfied in all material respects and that such incurrence is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder.

“Term Priority Collateral” shall mean, collectively, any assets of a Loan Party that do not constitute Current Asset Collateral (including any real property that has either (a) never become a Mortgaged Property hereunder, or (b) been removed from the calculation of the Borrowing Base in connection with the incurrence of Term Facility Debt after a previously existing Real Estate Event), with respect to which any security interests have been granted (or are purported to have been granted) in favor of the holders (or any agent or trustee for the holders) of any Term Facility Debt.

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“Test Period” shall mean, on any date of determination, the period of four (4) consecutive fiscal quarters (taken as one (1) accounting period) of the Borrower then most recently ended for which financial statements have been most recently delivered or were required to be delivered.

“Transaction Costs” shall mean fees and expenses payable or otherwise borne by Holdings, any other Parent Entity, the Borrower and its Subsidiaries in connection with the Transactions occurring on or about the Closing Date.

“Transactions” shall mean, collectively, the transactions to occur pursuant to the Loan Documents, including (a) the execution and delivery of the Loan Documents and the initial borrowings hereunder and (b) the repayment of the Existing Debt.

“Type,” when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined.  For purposes hereof, the term “Rate” shall include the Adjusted LIBO Rate and the CBFR.

“Uniform Customs” shall have the meaning assigned to such term in Section 9.07.

“Unrestricted Subsidiary” shall mean any Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided that the Borrower shall only be permitted to so designate an Unrestricted Subsidiary (each an “Unrestricted Subsidiary Designation”) so long as (a) as of the date of such designation, no Default or Event of Default pursuant to Sections 7.01(b), (c), (h) and (i) exists or would result therefrom, (b) as of the date of such designation, the designation of such Unrestricted Subsidiary shall comply with Section 6.04, with the amount of the fair market value of any assets owned by such Unrestricted Subsidiary and any of its Subsidiaries (based on the Borrower’s or such Restricted Subsidiary’s ownership interest in such Unrestricted Subsidiary) at the time of the designation thereof being deemed an Investment pursuant to Section 6.04 (as reasonably determined by the Borrower in good faith) and (c) as of the date of such designation, the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the Borrower, certifying to such officer’s knowledge, compliance with the requirements of preceding clauses (a) and (b).  The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary for purposes of the credit documentation (each, a “Subsidiary Redesignation”); provided that (i) no Default or Event of Default pursuant to Sections 7.01(b), (c), (h) and (i) then exists or would occur as a consequence of any such Subsidiary Redesignation (including, but not limited to, under Sections 6.01 and 6.02), (ii) treating such Subsidiary Redesignation as a contribution to the Borrower of an amount equal to the fair market value of such Unrestricted Subsidiary (based on the Borrower’s or such Restricted Subsidiary’s ownership interest in such Unrestricted Subsidiary) (as reasonably determined by the Borrower in good faith) and (iii) the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the Borrower, certifying to such officer’s knowledge, compliance with the requirements of preceding clauses (i) and (ii), inclusive.

“Unrestricted Subsidiary Designation” shall have the meaning assigned to such term in the definition of “Unrestricted Subsidiary.”

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“Unused Line Fee” shall have the meaning assigned to such term in Section 2.12(b).

“Unused Line Fee Rate” shall mean 0.25% per annum on the average daily unused Availability, calculated based upon the actual number of days elapsed over a 360-day year payable quarterly in arrears.

“U.S. Person” shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Adequate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107 56 (signed into law October 26, 2001)).

“U.S. Tax Compliance Certificate” shall have the meaning assigned to such term in Section 2.17(e)(B)(iii).

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing:  (a) the sum of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including a payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth that will elapse between such date and the making of such payment); by (b) the outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” of any Person shall mean a subsidiary of such Person, all of the outstanding Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares (including shares issued to foreign nationals) required pursuant to applicable law) are owned by such Person or another Wholly Owned Subsidiary of such Person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02.Terms Generally.

(a)The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined.  The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, the Loan Documents in which the reference appears unless the context shall otherwise require.

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(b)Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document or other document, agreement or instrument (including any by-laws, limited partnership agreement, limited liability company agreement, articles of incorporation, certificate of limited partnership or certificate of formation, as the case may be) shall mean such Loan Document, agreement or instrument as amended, restated, amended and restated, supplemented, otherwise modified, replaced, renewed, extended or refinanced from time to time and any reference in this Agreement to any Person shall include a reference to such Person’s permitted assigns and successors-in-interest.

SECTION 1.03.Accounting Terms.

(a)Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided further that if an amendment is requested by the Borrower or the Required Lenders, then the Borrower and the Administrative Agent shall negotiate in good faith to enter into an amendment of such affected provisions (without the payment of any amendment or similar fees to the Lenders) to preserve the original intent thereof in light of such change in GAAP or the application thereof subject to the approval of the Required Lenders (not to be unreasonably withheld, conditioned or delayed); provided further that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value,” as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

(b)Notwithstanding anything to the contrary contained in paragraph (a) above or the definition of Capital Lease Obligations, in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that they were in existence on the date hereof) that would constitute Capital Lease Obligations on the date hereof shall be considered Capital Lease Obligations and all calculations and deliverables under this Agreement or any other Loan Document shall be made in accordance therewith (provided that all financial statements delivered to the Administrative Agent in accordance with the terms of this Agreement after the date of such accounting change shall contain a schedule showing the adjustments necessary to reconcile such financial statements with GAAP as in effect immediately prior to such accounting change).

SECTION 1.04.Rounding.  Except as otherwise expressly provided herein, any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one (1) place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

SECTION 1.05.Timing of Payment or Performance.  When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day (other than as described in the definition of CBFR, NYFRB Rate or Interest Period), the date of such payment or performance shall

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extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be.

SECTION 1.06.Classification.  For purposes of determining compliance at any time with Sections 6.01, 6.02, 6.04, 6.05, 6.06, 6.07 and 6.09, in the event that any Lien, Investment, Indebtedness, Disposition, Restricted Payment, affiliate transaction, contractual restriction or prepayment of Indebtedness meets the criteria of more than one (1) of the categories of transactions or items permitted pursuant to any clause of such Sections 6.01, 6.02, 6.04, 6.05, 6.06, 6.07 and 6.09, the Borrower, in its sole discretion, may classify or reclassify such transaction or item (or portion thereof) and will only be required to include the amount and type of such transaction (or portion thereof) in any one (1) category; provided that such transaction or item (or any portion thereof) may not be reclassified into Section 6.01(o), 6.04(r) or 6.06(k).

SECTION 1.07.References to Laws.  Unless otherwise expressly provided herein, references to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law.

SECTION 1.08.Pro Forma.  Notwithstanding anything to the contrary contained herein, financial ratios and tests (including the Consolidated Fixed Charge Coverage Ratio and the amount of Consolidated Total Assets) pursuant to this Agreement shall be calculated in the manner prescribed by the definition of “Pro Forma Basis.”

SECTION 1.09.Interest Rates; LIBOR Notification. The interest rate on Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021,it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in Section 2.14(b) of this Agreement, such Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Borrower, pursuant to Section 2.14, in advance of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 2.14(b), will be similar to, or produce the same value or economic equivalence of, the Adjusted LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

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ARTICLE II

The Credits

SECTION 2.01.Revolver Commitments.  Each Lender agrees, severally on a Pro Rata basis up to its Revolver Commitment, on the terms set forth herein, to make Revolver Loans to the Borrower from time to time on the Closing Date through the Commitment Revolver Termination Date.  The Revolver Loans may be repaid and reborrowed as provided herein.  In no event shall the Lenders have any obligation to honor a request for a Revolver Loan if the unpaid balance of Revolver Loans outstanding at such time (including the requested Revolver Loan) would exceed the Line Cap.

SECTION 2.02.Loans and Borrowings.

(a)All Loans shall be made by the Lenders ratably in accordance with their respective Revolver Commitments.  The failure of any Lender to make any Revolver Loan required to be made by it shall not relieve any other Lender of its obligations hereunder.

(b)Subject to Section 2.14, each Borrowing (other than a Swingline Borrowing) shall be (i) comprised entirely of CBFR Loans or Eurodollar Loans as the Borrower may request in accordance herewith and (ii) (x) in the case of Eurodollar Loans, in a minimum amount of $1,000,000, or an increment of $100,000 in excess thereof or (y) in the case of CBFR Loans, no minimum amount or predetermined increment shall apply.  Each Swingline Borrowing shall be a CBFR Borrowing.  Each Lender at its option may make any CBFR Loan or Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Revolver Loan; provided that, any exercise of such option shall not affect the obligation of the Borrower to repay such Revolver Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.15 or 2.17 solely in respect of increased costs resulting from such exercise and existing at the time of such exercise.

(c)Borrowings of more than one Type may be outstanding at the same time; provided that, without the consent of the Administrative Agent, there shall not at any time be more than a total of ten (10) Eurodollar Borrowings outstanding.

(d)Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolver Termination Date.

SECTION 2.03.Requests for Borrowings and Notices.

(a)To request a Borrowing of Revolver Loans, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 p.m., Local Time, three (3) Business Days before the date of the proposed Borrowing or (b) in the case of a CBFR Borrowing, not later than 12:00 p.m., Local Time, on the date of the proposed Borrowing.  Such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, fax or other electronic transmission (including by “.pdf” or “.tif”) to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower.  Such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)the aggregate amount of the requested Borrowing;

(ii)the date of such Borrowing, which shall be a Business Day;

(iii)whether such Borrowing is to be a CBFR Borrowing or a Eurodollar Borrowing;

(iv)in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

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(v)the location and number of the Borrower’s account to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a CBFR Borrowing.  If no Interest Period is specified with respect to a requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected a Eurodollar Borrowing with an Interest Period of one (1) month’s duration.  Promptly following receipt of the Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Revolver Loan to be made as part of the requested Borrowing.

SECTION 2.04.Swingline Loans; Settlement.

(a)The Administrative Agent may, but shall not be obligated to, advance Swingline Loans to the Borrower, up to an aggregate outstanding amount of $20,000,000.  Each Swingline Loan shall constitute a Revolver Loan for all purposes, except that payments thereon shall be made to the Administrative Agent for its own account.  The obligation of the Borrower to repay Swingline Loans shall be evidenced by the records of the Administrative Agent and need not be evidenced by any promissory note.  The Borrower acknowledges that in the event that a reallocation of the Swingline Loan Fronting Exposure of a Defaulting Lender pursuant to Section 2.21 does not fully cover the Swingline Loan Fronting Exposure of such Defaulting Lender, the Administrative Agent may require the Borrower to, at its option, prepay or Cash Collateralize such remaining Fronting Exposure in respect of each outstanding Swingline Loan and will have no obligation to issue new Swingline Loans, or to extend or renew existing Swingline Loans to the extent such Fronting Exposure would exceed the commitments of the non-Defaulting Lenders, unless such remaining Fronting Exposure is Cash Collateralized.

(b)Settlement among the Lenders and the Administrative Agent with respect to Swingline Loans and other Revolver Loans shall take place on a date determined from time to time by the Administrative Agent (but at least weekly), in accordance with the Settlement Report delivered by the Administrative Agent to the Lenders.  Between settlement dates, the Administrative Agent may in its discretion apply principal payments on Revolver Loans to Swingline Loans, regardless of any designation by the Borrower or any provision herein to the contrary.  Each Lender’s obligation to make settlements with the Administrative Agent is absolute and unconditional, without offset, counterclaim or other defense, and whether or not the Revolver Commitments have terminated, an Overadvance exists or the conditions in Section 4.02 are satisfied.  If, due to an Insolvency Proceeding with respect to the Borrower or otherwise, any Swingline Loan may not be settled among the Lenders hereunder, then each Lender shall be deemed to have purchased from the Administrative Agent a Pro Rata participation in each unpaid Swingline Loan and shall transfer the amount of such participation to the Administrative Agent, in immediately available funds, within one Business Day after the Administrative Agent’s request therefor.

(c)Provisions Related to Revolver Commitment Increases with Respect to Swingline Loans.  If the maturity date in respect of any tranche of Revolver Commitments occurs at a time when another tranche or tranches of Revolver Commitments is or are in effect with a longer maturity date, then on the earliest occurring maturity date all then outstanding Swingline Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swingline Loans as a result of the occurrence of such maturity date); provided, however, that if on the occurrence of such earliest maturity date (after giving effect to any repayments of Revolver Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.05(b)), there shall exist sufficient unutilized or Revolver Commitment Increases so that the respective outstanding Swingline Loans could be incurred pursuant to the Revolver Commitment Increases which will remain in effect after the occurrence of

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such maturity date, then there shall be an automatic adjustment on such date of the participations in such Swingline Loans and the same shall be deemed to have been incurred solely pursuant to the relevant or Revolver Commitment Increases, and such Swingline Loans shall not be so required to be repaid in full on such earliest maturity date.

SECTION 2.05.Letters of Credit.

(a)Issuance of Letters of Credit.  At any time on or after the Second Amendment Effective Date, the Issuing Banks shall issue, subject to Section 2.05(e), Letters of Credit denominated in Dollars totaling up to a maximum amount equal to  the Initial Letter of Credit Subline, or, at any time on or after  a Letter of Credit Increase Event, the Increased Letter of Credit Subline, in aggregate principal amount from time to time until 30 days prior to the Revolver Termination Date (or until the Commitment Revolver Termination Date, if earlier), on the terms set forth herein, including the following:

(i)The Borrower acknowledges that the Issuing Bank’s issuance of any Letter of Credit is conditioned upon the Issuing Bank’s receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as the Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount.  The Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) the Issuing Bank receives a LC Request and LC Application at least 3 Business Days (or shorter period of time as may be agreed by the Administrative Agent and the applicable Issuing Bank in their reasonable discretion) prior to the requested date of issuance; and (ii) each LC Condition is satisfied.  If, in sufficient time to act, the Issuing Bank receives written notice from Required Lenders that a LC Condition has not been satisfied, the Issuing Bank shall not issue the requested Letter of Credit.  Prior to receipt of any such notice, the Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.  In the event that a reallocation of the Fronting Exposure with respect to LC Obligations of a Defaulting Lender pursuant to Section 2.21(a) does not fully cover the Fronting Exposure with respect to LC Obligations of such Defaulting Lender and such Defaulting Lender has not Cash Collateralized its obligations or otherwise made arrangements reasonably satisfactory to the Issuing Bank, the applicable Issuing Bank may require the Borrower to Cash Collateralize such remaining Fronting Exposure in respect of each outstanding Letter of Credit and will have no obligation to issue new Letters of Credit, or to extend, renew or amend existing Letters of Credit to the extent the Fronting Exposure with respect to LC Obligations would exceed the commitments of the non-Defaulting Lenders, unless such remaining Fronting Exposure with respect to LC Obligations is Cash Collateralized.

(ii)Letters of Credit may be requested by the Borrower to support obligations incurred in the ordinary course of business, to backstop or replace Existing Letters of Credit through the issuance of new Letters of Credit for the account of the issuers of such Existing Letters of Credit (including, by “grandfathering” such Existing Letters of Credit in this Agreement which shall, for the avoidance of doubt, be deemed issued pursuant to this Agreement), for any purpose permitted under this Agreement and the other Loan Documents or as otherwise approved by the Administrative Agent.  The amendment, renewal or extension of any Letter of Credit shall be treated as the issuance of a new Letter of Credit, except that delivery of a new LC Application may be required or waived at the discretion of the Issuing Bank.

(iii)The Borrower assumes all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary.  In connection with issuance of any Letter of Credit, none of the Administrative Agent, the Issuing Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any LC Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any LC Documents; the

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form, validity, sufficiency, accuracy, genuineness or legal effect of any LC Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or LC Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and the Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e‑mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of the Issuing Bank, the Administrative Agent or any Lender, including any act or omission of a Governmental Authority.  The Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against the Borrower is discharged with proceeds of any Letter of Credit.

(iv)In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, the Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by the Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person.  The Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts.  The Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents

(v)Notwithstanding anything to the contrary in this Section 2.05(a), the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise reasonable care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, that are the result of gross negligence, bad faith or willful misconduct on the part of the applicable Issuing Bank.

(vi)For the avoidance of doubt, (a) no LC Documents shall (i) contain any representations and warranties, covenants or events of default not set forth in this Agreement and any representations and warranties, covenants and events of default shall be subject to the same qualifiers, exceptions and exclusions as those set forth in this Agreement or (ii) provide for any collateral security or Liens and (b) to the extent any of the foregoing provisions are contained therein and not contained herein, then such provisions shall be rendered null and void and any such qualifiers, exceptions and exclusions contained herein shall be deemed incorporated therein, mutatis mutandis.

(b)Reimbursement; Participations.

(i)If the Issuing Bank honors any request for payment under a Letter of Credit, the Borrower shall pay to the Issuing Bank, by 1:00 p.m. (Local Time) (or such later time as the Administrative Agent may agree) within one Business Day following receipt by the Borrower of notice from the relevant Issuing Bank (“Reimbursement Date”), the amount paid by the Issuing Bank under such Letter of Credit, together with interest at the interest rate for CBFR Loans from the Reimbursement Date until payment by the Borrower.  The obligation of the Borrower to reimburse the Issuing Bank for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable and, subject to Section 2.05(a)(v), shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or

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other right that the Borrower may have at any time against the beneficiary.  Unless the Borrower notifies the Administrative Agent that it intends to reimburse the Issuing Bank for a drawing under a Letter of Credit, whether or not the Borrower submits a Borrowing Request, the Borrower shall be deemed to have requested a Borrowing of CBFR Loans in an amount necessary to pay all amounts due to the Issuing Bank on any Reimbursement Date and each Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Revolver Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 4.02 are satisfied.  Upon the issuance of a Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from the Issuing Bank, without recourse or warranty, an undivided Pro Rata interest and participation in all LC Obligations relating to the Letter of Credit.  If the Issuing Bank makes any payment under a Letter of Credit and the Borrower does not reimburse such payment on the Reimbursement Date, the Administrative Agent shall promptly notify the Lenders and each Lender shall promptly (within one Business Day) and unconditionally pay to the Administrative Agent, for the benefit of the Issuing Bank, the Lender’s Pro Rata share of such payment.

(ii)The obligation of each Lender to make payments to the Administrative Agent for the account of the Issuing Bank in connection with the Issuing Bank’s payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of:  any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Loan Party may have with respect to any Obligations.  The Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by the Borrower or other Person of any obligations under any LC Documents.  The Issuing Bank does not make to the Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, LC Documents or any Loan Party.  The Issuing Bank shall not be responsible to any Lender for:  any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Loan Party.

(iii)No Issuing Bank shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any LC Documents except as a result of its actual gross negligence, bad faith or willful misconduct.  The Issuing Bank shall not have any liability to any Lender if the Issuing Bank refrains from any action under any Letter of Credit or LC Documents until it receives written instructions from Required Lenders.

(c)Cash Collateral.  Except as otherwise provided herein, if any LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default has occurred and is continuing, (b) that Availability is less than zero, (c) after the Commitment Revolver Termination Date, or (d) within 5 Business Days prior to the Revolver Termination Date, then the Borrower shall, at the Issuing Bank’s or the Administrative Agent’s request, Cash Collateralize the stated amount of all outstanding Letters of Credit (at 100% in the case of clause (b), and otherwise at 103%) and pay to the Issuing Bank the amount of all other LC Obligations.  If the Borrower fails to provide any Cash Collateral as required hereunder, the Administrative Agent may (and shall upon direction of Required Lenders) advance, as Revolver Loans, the amount of the Cash Collateral required (whether or not the Revolver Commitments have terminated, an Overadvance exists or the conditions in Section 4.02 are satisfied).

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(d)Provisions Related to Revolver Commitment Increases with respect to Letters of Credit.  If the maturity date in respect of any tranche of Revolver Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other tranches of Revolver Commitments in respect of which the maturity date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Lenders to purchase participations therein and to make Revolver Loans and payments in respect thereof pursuant to Section 2.05(b) under (and ratably participated in by the Lenders pursuant to) the Revolver Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolver Commitments thereunder at such time (it being understood that no partial Stated Amount of any Letter of Credit may be so reallocated)) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.05(c).  Commencing with the maturity date of any tranche of Revolver Commitments, the sublimit for Letters of Credit shall be agreed with the Lenders under the extended tranches.

(e)Resignation or Removal of the Issuing Bank.  The Issuing Bank may resign at any time upon at least 30 days’ prior notice to the Administrative Agent and the Borrower.  Any Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank.  On the effective date of such resignation or replacement, the Issuing Bank shall have no further obligation to issue, amend, renew, extend or otherwise modify any Letter of Credit, but shall continue to have all rights and obligations of an Issuing Bank hereunder, including under Sections 2.05, 8.06, and 9.05, relating to any Letter of Credit issued prior to such date.  The Administrative Agent shall promptly appoint a replacement Issuing Bank, which, as long as no Event of Default under Sections 7.01(b), (c), (h) (with respect to the Borrower only) and (i) (with respect to the Borrower only) has occurred and is continuing, shall be reasonably acceptable to the Borrower.

SECTION 2.06.Funding of Borrowings.

(a)Each Lender shall make a Revolver Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04.  The Administrative Agent will make the proceeds of such Revolver Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account designated by the Borrower in the applicable Borrowing Request.

(b)Unless the Administrative Agent shall have received notice from a Lender prior to the date of the Borrowing Request that such Lender will not make available to the Administrative Agent such Lender’s share of the Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower agrees to pay to the Administrative Agent (provided, that any such payment by the Borrower to the Administrative Agent is without prejudice to any claim the Borrower may have against such applicable Lender) forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to CBFR Loans.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Revolver Loan included in such Borrowing.

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SECTION 2.07.Interest Elections.

(a)Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Revolver Loans comprising such Borrowing, and the Revolver Loans comprising each such portion shall be considered a separate Borrowing.  This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly (but in any event on the same Business Day) by hand delivery, fax or other electronic transmission (including by “.pdf” or “.tif”) to the Administrative Agent of a written Interest Election Request in the form of Exhibit D and signed by the Borrower.

(c)Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)whether the resulting Borrowing is to be a CBFR Borrowing or a Eurodollar Borrowing;

(iv)if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)following any notice from the Administrative Agent contemplated by clause (e) of this Section 2.07, as of the date of such Interest Election Request, no event shall have occurred and be continuing or would result from the consummation of the conversion and/or continuation contemplated thereby that would constitute an Event of Default.

(d)Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a CBFR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the Borrower, then, so long as an Event

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of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to a CBFR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08.Repayment of Loans; Termination of Revolver Commitments.

(a)Revolver Loans shall be due and payable in full on the Revolver Termination Date, unless payment is sooner required hereunder.  Revolver Loans may be prepaid from time to time, without penalty or premium.

(b)To the extent that at any time outstanding Revolver Loans and LC Obligations exceed the Line Cap, the Borrower shall within three (3) Business Days first repay such outstanding Revolver Loans (and thereafter Cash Collateralize such outstanding LC Obligations at 100% of the face value thereof, to the extent remaining) in an amount equal to such excess.

(c)The Revolver Commitments shall terminate on the Revolver Termination Date, unless sooner terminated in accordance with this Agreement.  Upon at least 3 days (or such shorter period of time as the Administrative Agent may agree in its reasonable discretion) prior written notice to the Administrative Agent at any time, the Borrower may, at its option, terminate the Revolver Commitments and this Agreement.  Any notice of termination given by the Borrower shall be irrevocable; provided that such notice may state that such notice is conditioned upon the effectiveness of other credit facilities or transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  On the Revolver Termination Date, the Borrower shall make Full Payment of all Obligations.

(d)The Borrower may permanently reduce the Revolver Commitments, on a Pro Rata basis for each Lender, upon at least 5 days (or such shorter period of time as the Administrative Agent may agree in its reasonable discretion) prior written notice to the Administrative Agent delivered at any time, which notice shall specify the amount of the reduction and shall be irrevocable once given.  Each reduction shall be in a minimum amount of $1,000,000, or an increment of $100,000 in excess thereof.

SECTION 2.09.Evidence of Debt.

(a)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from the Revolver Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)The Administrative Agent (or its agent or sub-agent appointed by it) shall maintain the Register, as set forth in Section 9.04(b)(iv), in which it shall record (i) the amount of each Revolver Loan made hereunder and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(c)The entries made in the accounts maintained pursuant to paragraph (a) or (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Revolver Loans in accordance with the terms of this Agreement and, provided further that in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

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(d)Any Lender may request that the Revolver Loans made by it be evidenced by a promissory note (a “Note”) in the form of Exhibit M.  In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and the Borrower.  Thereafter, the Revolver Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one (1) or more promissory notes in such form payable to the payee named therein, unless such Note is surrendered to the Borrower.

SECTION 2.10.Application of Payment in the Dominion Accounts.  Upon delivery of a written notice to the Borrower from the Administrative Agent that specifies that “cash dominion” is being instituted, the ledger balance in the Dominion Account as of the end of a Business Day shall be applied to reduce the outstanding Secured Obligations at the beginning of the next Business Day during any Liquidity Period.  During a Liquidity Period, the Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds in the Dominion Account or any Deposit Account subject to a Deposit Account Control Agreement, and agrees that the Administrative Agent shall have the continuing, exclusive right to apply and reapply the same against the outstanding Secured Obligations, in accordance with the terms of this Agreement and the other Loan Documents.

SECTION 2.11.[Reserved].

SECTION 2.12.Fees.

(a)The Borrower agrees to pay to the Administrative Agent, for the account of the Administrative Agent, the agency fees set forth in the Fee Letter, at the times and in the amount specified therein (the “Agency Fees”).

(b)Unused Line Fee.  The Borrower shall pay to the Administrative Agent, for the Pro Rata benefit of the Lenders (other than any Defaulting Lender), a fee equal to the Unused Line Fee Rate multiplied by the amount by which the Revolver Commitments (other than Revolver Commitments of a Defaulting Lender) exceed the average daily balance of outstanding Revolver Loans and stated amount of outstanding Letters of Credit during any fiscal quarter (such fee, the “Unused Line Fee”).  Such fee shall be payable in arrears, on the first calendar day of each fiscal quarter.

(c)LC Facility Fees.  The Borrower shall pay (a) to the Administrative Agent, for the Pro Rata benefit of the Lenders, a fee equal to (i) the Applicable Margin in effect for Eurodollar Loans times the average daily Stated Amount of outstanding “standby” Letters of Credit and (ii) 50% of such Applicable Margin times the average daily Stated Amount of outstanding “commercial” Letters of Credit, in each case, which fee shall be payable in arrears, on the first Business Day of each fiscal quarter; (b) to the applicable Issuing Bank, for its own account, a fronting fee not in excess of 0.125% per annum of the Stated Amount of each Letter of Credit (“Issuing Bank Fee”), which fee shall be calculated based upon the actual number of days elapsed over a 360-day year and payable in arrears, on the first calendar day of each fiscal quarter (it being understood that any Issuing Bank Fee payable to Wells Fargo Bank, N.A., in its capacity as Issuing Bank, will be payable in arrears, on the first Business Day of each fiscal quarter); and (c) to the applicable Issuing Bank, for its own account, all customary charges associated with the issuance, registration, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, which charges shall be paid as and when incurred upon demand (all fees pursuant to this clause (c), together with the Agency Fees and the Unused Line Fees, the “Fees”).

(d)All Fees shall be paid on the dates due, in dollars in immediately available funds, to the Administrative Agent.  Once paid, none of the Fees shall be refundable under any circumstances unless otherwise provided in the Fee Letter.

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(e)Closing Fee.  The Borrower agrees to pay on the Closing Date to each Lender party to this Agreement on the Closing Date, as compensation for the making of such Revolver Commitment, a closing fee (the “Closing Fee”) in an amount equal to 0.15% of the stated principal amount of such Lender’s Revolver Commitment on the Closing Date.  Such Closing Fee will be in all respects fully earned, due and payable on the Closing Date and non‑refundable and non-creditable thereafter.

SECTION 2.13.Interest.

(a)The Revolver Loans comprising each CBFR Borrowing shall bear interest at the CBFR plus the Applicable Margin.

(b)The Revolver Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)Notwithstanding the foregoing, if any principal of or interest on any Revolver Loan or any Fees or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise or any Event of Default under Section 7.01(h) or (i) exists, all overdue amounts shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of, or interest on, any Revolver Loan, 2% plus the rate otherwise applicable to such Revolver Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to CBFR Loans as provided in paragraph (a) of this Section (in each case, the “Default Rate”).

(d)Accrued interest on each Revolver Loan shall be payable in arrears on each Interest Payment Date for such Revolver Loan and on the Revolver Termination Date; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Revolver Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Eurodollar Loan shall be payable on the effective date of such conversion.

(e)All interest hereunder shall be computed on the basis of a year of three hundred sixty (360) days, except that interest computed by reference to the CBFR at times when the CBFR is based on the Prime Rate shall be computed on the basis of a year of three hundred sixty-five (365) days (or three hundred sixty-six (366) days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable CBFR, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14.Alternate Rate of Interest.  (a) If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

i.the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including because the LIBO Screen Rate is not available or published on a current basis), for such Interest Period; or

ii.the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Revolver Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give written notice thereof to the Borrower and the Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower

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and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and such Borrowing shall be converted to or continued as on the last day of the Interest Period applicable thereto a CBFR Borrowing, and (B) if the Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as a CBFR Borrowing.

(b) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but either (w) the supervisor for the administrator of the LIBO Screen Rate has made a public statement that the administrator of the LIBO Screen Rate is insolvent (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (x) the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (y) the supervisor for the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate may no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 9.08, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii)(w), clause (ii)(x) or clause (ii)(y) of the first sentence of this Section 2.14(b), only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (y) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an CBFR Borrowing.

SECTION 2.15.Increased Costs.

(a)If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or Issuing Bank; or

(ii)subject any Lender Party to any Taxes (other than (A) Indemnified Taxes paid or payable under Section 2.17, (B) Other Taxes and (C) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

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(iii)impose on any Lender or Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then within thirty (30) days of receipt of a certificate of the type specified in paragraph (d) below the Borrower will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

(b)If any Lender or Issuing Bank determines that any Change in Law regarding capital requirements or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Revolver Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such or Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time within thirty (30) days of receipt of a certificate of the type specified in paragraph (d) below the Borrower shall pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)Notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented.

(d)A certificate of a Lender or an Issuing Bank setting forth in reasonable detail the calculation of the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error; provided that such certificate from each such Lender or Issuing Bank shall contain a certification to the Borrower that such Lender or Issuing Bank is generally requiring reimbursement for the relevant amounts from similarly situated borrowers under comparable syndicated credit facilities.  The Borrower shall pay such Lender or Issuing Bank, as applicable, the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

(e)Promptly after any Lender or any Issuing Bank has determined that it will make a request for increased compensation pursuant to this Section 2.15, such Lender or Issuing Bank shall notify the Borrower thereof.  Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than ninety (90) days prior to the date that such Lender or Issuing Bank, as applicable, notifies the Borrower

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of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the ninety (90) day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16.Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (excluding loss of margin).  Such loss, cost and expense to any Lender shall be deemed to be the amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan but exclusive of the Applicable Margin relating thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for U.S. Dollar deposits of a comparable amount and period from other banks in the eurodollar market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

SECTION 2.17.Taxes.

(a)Any and all payments by or on account of any obligation of any Loan Party hereunder shall be made free and clear of and without deduction or withholding for any Indemnified Taxes or Other Taxes; provided that if a Loan Party or other applicable withholding agent shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, any Lender or any Issuing Bank, as applicable, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)Each Loan Party shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as applicable, on or with respect to any payment by or on account of any obligation of such Loan Party hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto.  A certificate as to the amount of such payment or liability, prepared in good faith and delivered to such Loan Party by a Lender or an Issuing Bank or by the Administrative Agent on its own behalf, on behalf of another Agent or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(d)As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative

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Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)(i)  Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two (2) sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)executed originals of IRS Form W-8ECI;

(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower

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within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E; or

(4)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one (1) or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)If the Administrative Agent or a Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which such Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes imposed with respect to such refund) as is determined by the Administrative Agent or Lender and in its sole discre

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tion, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay as soon as reasonably practicable the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This Section 2.17(f) shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Loan Parties or any other Person.

(g)Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Loan Parties to do so) and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register, in either case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (g).

(h)For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and the Swingline Lender.

SECTION 2.18.Payments Generally; Pro Rata Treatment; Sharing of Set‑offs.

(a)Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of L/C Disbursements, or of amounts payable under Section 2.15, 2.16, or 2.17, or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower by the Administrative Agent, except payments to be made directly to the applicable Issuing Bank or the Swingline Lender as expressly provided herein.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  All payments hereunder shall be made in Dollars.  Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b)If at any time insufficient funds are received by and available to the Administrative Agent from the Borrower to pay fully all amounts of principal, unreimbursed L/C Disbursements,

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interest and fees then due from the Borrower hereunder, such funds (except as otherwise provided in the Collateral Agreement with respect to the application of amounts realized from the Collateral) shall be applied (i) first, towards payment of interest and fees then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed L/C Disbursements then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed L/C Disbursements then due to such parties.

(c)If (other than (x) any payment obtained by a Lender as consideration for the assignment or sale of a participation in any of its Revolver Loans to any assignee or participant, including any assignee or participation that is a Loan Party or any of its Affiliates or (y) as otherwise expressly provided elsewhere herein, including, without limitation, as provided in or contemplated by Section 9.04(f)) any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolver Loans or participations in L/C Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolver Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolver Loans and participations in L/C Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolver Loans and participations in L/C Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement.  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as applicable, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b), 2.05(b), 2.06(b) or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

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(f)Each borrowing by the Borrower from the Lenders hereunder shall be made pro rata according to the respective Revolving Facility Percentages of the relevant Lenders.

SECTION 2.19.Mitigation Obligations; Replacement of Lenders.

(a)If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Revolver Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender is a Defaulting Lender or becomes an Affected Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (i) terminate the Revolver Commitments of such Lender and repay all Obligations of the Borrower owing to such Lender relating to the Revolver Loans and participations held by such Lender as of such termination date or (ii) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Revolver Loans, participations in L/C Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments, (iv) the Borrower shall be liable to such Lender under Section 2.16 if any Eurodollar Loan owing to such Lender is repaid or purchased other than on the last day of the Interest Period relating thereto, (v) such assignment shall otherwise comply with Section 9.04 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein) and (vi) until such time as such Revolver Commitments are terminated, obligations are repaid or such assignment is consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.15 or Section 2.17, as the case may be.  Nothing in this Section 2.19 shall be deemed to prejudice any rights that the Borrower, the Administrative Agent or any Lender may have against any replaced Lender.  Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.19(b).

(c)If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.08 requires the consent of all of the Lenders or all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non‑Consenting Lender by (i) terminating the Revolver Commitments of such Lender and repaying all obligations of the Borrower owing to such

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Lender relating to the Revolver Loans and participations held by such Lender as of such termination date or (ii) requiring such Non‑Consenting Lender to assign (in accordance with and subject to the restrictions contained in Section 9.04) all or the affected portion of its Revolver Loans and its Revolver Commitments hereunder to one (1) or more assignees, provided that:  (a) all Obligations of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon, (c) the Borrower shall be liable to such Lender under Section 2.16 if any Eurodollar Loan owing to such Lender is repaid or purchased other than on the last day of the Interest Period relating thereto, (d) such assignment shall otherwise comply with Section 9.04 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein) and (e) the replacement Lender shall grant its consent with respect to the applicable proposed amendment, waiver, discharge or termination.  Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.19(c).

SECTION 2.20.Illegality.  If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable Lending Office to make or maintain any Eurodollar Loans, then, on notice thereof by such Lender to the Borrower through the Administrative Agent (at which time such Lender shall be deemed an “Affected Lender”), any obligations of such Affected Lender to make or continue Eurodollar Loans or to convert CBFR Borrowings to Eurodollar Borrowings shall be suspended until such Affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrower shall upon demand from such Affected Lender (with a copy to the Administrative Agent), either convert all Eurodollar Borrowings of such Affected Lender to CBFR Borrowings, either on the last day of the Interest Period therefor, if such Affected Lender may lawfully continue to maintain such Eurodollar Borrowings to such day, or immediately, if such Affected Lender may not lawfully continue to maintain such Loans.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

SECTION 2.21.Defaulting Lenders.

(a)Reallocation of Pro Rata Share; Amendments.  For purposes of determining the Lenders’ obligations to fund or acquire participations in Revolver Loans (including Swingline Loans) or Letters of Credit, the Administrative Agent may exclude the Revolver Commitments and Revolver Loans of any Defaulting Lender(s) from the calculation of Pro Rata shares and any Revolver Commitments or Fronting Exposure of any such Defaulting Lender shall automatically be reallocated among the non-Defaulting Lenders Pro Rata in accordance with their Revolver Commitments up to an amount such that the Revolver Commitment of each non-Defaulting Lender does not exceed its Revolver Commitments, so long as the conditions set forth in Section 4.02 are satisfied at the time of such reallocation.  A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 9.08.

(b)Payments; Fees.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of a Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.06), shall be applied at such time or times as may be determined by the Administrative Agent as follows:  first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a Pro Rata basis of any amounts owing by that Defaulting Lender to any applicable Issuing Banks and Swingline Lenders hereunder; third, if so reasonably determined by the Administrative Agent or reasonably requested by the applicable Issuing Bank or Swingline Lender, to be held as Cash Collateral at a rate of 100% of the Fronting Exposure of such Defaulting Lender; fourth, to the funding

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of any Revolver Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent or the Borrower, to be held in a deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Revolver Loans under this Agreement and to Cash Collateralize any Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or any Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Revolver Loans or LC Obligations in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Revolver Loans or LC Obligations were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Revolver Loans of, and LC Obligations owed to, all non-Defaulting Lenders on a Pro Rata basis prior to being applied to the payment of any Revolver Loans of, or LC Obligations owed to, that Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.21(b) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.  A Lender shall not be entitled to receive any fees accruing hereunder during the period in which it is a Defaulting Lender, and the unfunded portion of its Revolver Commitment shall be disregarded for purposes of calculating the Unused Line Fee Rate under Section 2.12(b).  To the extent any LC Obligations owing to a Defaulting Lender are reallocated to other Lenders, Letter of Credit fees attributable to such LC Obligations under Section 2.12(c) shall be paid to such other Lenders.  The Administrative Agent shall be paid all Letter of Credit fees attributable to LC Obligations that are not so reallocated.

(c)Cure.  The Borrower, the Administrative Agent and the Issuing Bank may agree in writing that a Lender is no longer a Defaulting Lender.  At such time, Pro Rata shares shall be reallocated without exclusion of such Lender’s Revolver Commitments and Revolver Loans, and all outstanding Revolver Loans, LC Obligations and other exposures under the Revolver Commitments shall be reallocated among the Lenders and settled by the Administrative Agent (with appropriate payments by the reinstated Lender) in accordance with the readjusted Pro Rata shares.  Unless expressly agreed in writing by the Borrower, the Administrative Agent and the Issuing Bank (each of which shall make such determination, in its sole discretion), no reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender.  The failure of any Lender to fund a Revolver Loan, to make a payment in respect of LC Obligations or otherwise to perform its obligations hereunder shall not relieve any other Lender of its obligations, and no Lender shall be responsible for default by another Lender.  No reallocation hereunder shall constitute a wavier or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

SECTION 2.22.Revolver Commitment Increase.

(a)Subject to the terms and conditions set forth herein, after the Closing Date, the Borrower shall have the right to request, by written notice to the Administrative Agent, an increase in the Revolver Commitments (a “Revolver Commitment Increase”) in an aggregate amount not to exceed $100,000,000; provided that (a) the Borrower shall only be permitted to request five (5) Revolver Commitment Increases during the term of this Agreement, (b) any Revolver Commitment Increase shall be in a minimum amount of $10,000,000, and (c) after giving effect to all

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such Revolver Commitment Increases, the aggregate amount of the Revolver Commitments outstanding shall not exceed $280,000,000.

(b)Each notice submitted pursuant to this Section 2.22 (a “Revolver Commitment Increase Notice”) requesting a Revolver Commitment Increase shall specify the amount of the increase in the Revolver Commitments being requested.  Upon receipt of a Revolver Commitment Increase Notice, the Administrative Agent may (at the direction of the Borrower) promptly notify the Lenders and each Lender may (subject to the Borrower’s consent) have the right to elect to have its Revolver Commitment increased by its Pro Rata share (it being understood and agreed that a Lender may elect to have its Revolver Commitment increased in excess of its Pro Rata share in its discretion if any other Lender declines to participate in the Revolver Commitment Increase) of the requested increase in Revolver Commitments; provided that (i) each Lender may elect or decline, in its sole discretion, to have its Revolver Commitment increased in connection with any requested Revolver Commitment Increase, it being understood that no Lender shall be obligated to increase its Revolver Commitment or make any Revolver Loan under any Revolver Commitment Increase unless it, in its sole discretion, so agrees and, if a Lender fails to respond to any Revolver Commitment Increase Notice within five (5) Business Days after such Lender’s receipt of such request, such Lender shall be deemed to have declined to participate in such Revolver Commitment Increase, (ii) if any Lender declines to participate in any Revolver Commitment Increase and, as a result, commitments from additional financial institutions are required in connection with the Revolver Commitment Increase, any Person or Persons providing such commitment shall be subject to the written consent of the Administrative Agent, the Swingline Lender and the Issuing Bank (such consent not to be unreasonably withheld or delayed), if such consent would be required pursuant to the definition of Eligible Assignee and (iii) in no event shall a Defaulting Lender be entitled to participate in such Revolver Commitment Increase.  In the event that any Lender or other Person agrees to participate in any Revolver Commitment Increase (each an “Increase Loan Lender”), such Revolver Commitment Increase shall become effective on such date as shall be mutually agreed upon by the Increase Loan Lenders and the Borrower, which date shall be as soon as practicable after the date of receipt of the Revolver Commitment Increase Notice (such date, the “Increase Date”); provided that the establishment of such Revolver Commitment Increase and the obligation of such Increase Loan Lenders to make the Revolver Loans thereunder shall be subject to the satisfaction of each of the following conditions:  (1) no Event of Default would exist after giving effect thereto; (2) the Revolver Commitment Increase shall be effected pursuant to one or more joinder agreements executed and delivered by the Borrower, the Administrative Agent, and the Increase Loan Lenders, each of which shall be reasonably satisfactory to the Borrower, the Administrative Agent, and the Increase Loan Lenders; (3) Loan Parties shall execute and deliver or cause to be executed and delivered to the Administrative Agent such amendments to the Loan Documents, legal opinions and other documents as the Administrative Agent may reasonably request in connection with any such transaction, which amendments, legal opinions and other documents shall be reasonably satisfactory to the Administrative Agent; and (4) the Borrower shall have paid to the Administrative Agent and the Lenders such additional fees as may be required to be paid by the Borrower in connection therewith.

(c)On the Increase Date, upon fulfillment of the conditions set forth in this Section 2.22, (i) the Administrative Agent shall effect a settlement of all outstanding Revolver Loans among the Lenders that will reflect the adjustments to the Revolver Commitments of the Lenders as a result of the Revolver Commitment Increase, (ii) the Administrative Agent shall notify the Lenders and Loan Parties of the occurrence of the Revolver Commitment Increase to be effected on the Increase Date, (iii) Schedule 2.01 shall be deemed modified to reflect the revised Revolver Commitments of the affected the Lenders and (iv) Notes will be issued, at the expense of the Borrower, to any Lender participating in the Revolver Commitment Increase and requesting a Note.

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(d)The terms and provisions of the Revolver Commitment Increase shall be identical to the Revolver Loans and the Revolver Commitments (other than with respect to fees) and, for purposes of this Agreement and the other Loan Documents, all Revolver Loans made under the Revolver Commitment Increase shall be deemed to be Revolver Loans.  Without limiting the generality of the foregoing, (i) the rate of interest applicable to the Revolver Commitment Increase shall be the same as the rate of interest applicable to the existing Revolver Loans, (ii) unused line fees applicable to the Revolver Commitment Increase shall be calculated using the same Unused Line Fee Rates applicable to the existing Revolver Loans, (iii) the Revolver Commitment Increase shall share ratably in any mandatory prepayments of the Revolver Loans, (iv) after giving effect to such Revolver Commitment Increases and prior to the Commitment Revolver Termination Date, Revolver Commitments shall be reduced on a Pro Rata basis, and (v) the Revolver Commitment Increase shall rank pari passu in right of payment and security with the existing Revolver Loans.  Notwithstanding the foregoing or anything to the contrary contained in the Loan Documents (including Section 9.08), the rate of interest and the Unused Line Fee Rate or similar fee or interest rate applicable to the existing Revolver Loans may, at the sole option of the Borrower, be increased in excess of the rate of interest and/or fee applicable thereto to match that applicable to the Revolver Commitment Increase.  Each joinder agreement and any amendment to any Loan Document requested by the Administrative Agent in connection with the establishment of the Revolver Commitment Increase may, without the consent of any of the Lenders, effect such amendments to this Agreement and the other Loan Documents as may be reasonably necessary or appropriate, in the opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.22.

SECTION 2.23.[Reserved].

SECTION 2.24.Overadvances.  If the aggregate Revolver Loans and LC Obligations outstanding exceed the Line Cap (an “Overadvance”) at any time, the excess amount shall be payable by the Borrower on demand by the Administrative Agent, but all such Revolver Loans shall nevertheless constitute Secured Obligations secured by the Collateral and entitled to all benefits of the Loan Documents.  The Administrative Agent may require the Lenders to honor requests for Overadvance Loans and to forbear from requiring the Borrower to cure an Overadvance, (a) when no other Event of Default is known to the Administrative Agent, as long as (i) the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required from the Lenders), and (ii) the aggregate amount of all Overadvances and Protective Advances does not exceed 5% of the Borrowing Base and (b) regardless of whether an Event of Default exists, if the Administrative Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance (i) is not increased by more than $500,000, and (ii) does not continue for more than 30 consecutive days.  In no event shall Overadvance Loans be required that would cause the aggregate outstanding Revolver Loans and LC Obligations to exceed the aggregate Revolver Commitments.  The making of any Overadvance shall not create nor constitute a Default or Event of Default; it being understood that the making or continuance of an Overadvance shall not constitute a waiver by the Administrative Agent or the Lenders of the then existing Event of Default.  In no event shall the Borrower or other Loan Party be permitted to require any Overadvance Loan to be made.

SECTION 2.25.Protective Advances.  The Administrative Agent shall be authorized, in its discretion, following notice to and consultation with the Borrower, at any time, to make CBFR Loans (“Protective Advances”) (a) in an aggregate amount, together with the aggregate amount of all Overadvance Loans, not to exceed 5% of the Borrowing Base, if the Administrative Agent deems such Protective Advances necessary or desirable to preserve and protect the Collateral, or to enhance the collectability or repayment of the Obligations; or (b) to pay any other amounts chargeable to Loan Parties under any Loan Documents, including costs, fees and expenses; provided that, the aggregate amount of outstanding Protective Advances plus the outstanding amount of Revolver Loans and LC Obligations shall not exceed the aggregate Revolver Commitments.  Each Lender shall participate in each Protective Advance on a Pro Rata basis.  Required Lenders may at any time revoke the Administrative Agent’s authority to make further Protective Advances under clause (a) by written notice to the Administrative

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Agent.  Absent such revocation, the Administrative Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive.  The Administrative Agent may use the proceeds of such Protective Advances to (a) protect, insure, maintain or realize upon any Collateral; or (b) defend or maintain the validity or priority of the Administrative Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien; provided that the Administrative Agent shall use reasonable efforts to notify the Borrower after paying any such amount or taking any such action and shall not make payment of any item that is being properly contested.

ARTICLE III

Representations and Warranties

Each of Holdings (solely to the extent applicable to it) and each other Loan Party represents and warrants to each of the Lenders that:

SECTION 3.01.Organization; Powers.  Each of Holdings, the Borrower and each of the Restricted Subsidiaries (a) is a limited partnership, limited liability company or corporation duly organized, validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business and in good standing in each jurisdiction where such qualification is required; except in each case referred to in this Section 3.01 (other than in clause (a) and clause (b), respectively, with respect to the Borrower), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.02.Authorization.  The execution, delivery and performance by Holdings, the Borrower and each of the Subsidiary Guarantors of each of the Loan Documents to which it is a party, and the borrowings hereunder, the transactions forming a part of the Transactions and the payment of the Transaction Costs (a) have been duly authorized by all corporate, stockholder, limited partnership or limited liability company action required to be obtained by Holdings, the Borrower and such Subsidiary Guarantors and (b) will not (i) violate (A) any provision of (x) law, statute, rule or regulation applicable to such party, or (y) of the certificate or articles of incorporation or other constitutive documents or by-laws of Holdings, the Borrower or any such Subsidiary Guarantor, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which Holdings, the Borrower or any such Subsidiary Guarantor is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (b)(i)(A)(x), (b)(i)(B), (b)(i)(C) or (b)(ii) of this Section 3.02, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, the Borrower or any such Subsidiary Guarantor, other than the Liens created by the Loan Documents and Liens permitted by Section 6.02 hereof.

SECTION 3.03.Enforceability.  This Agreement has been duly executed and delivered by Holdings and the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 3.04.Governmental Approvals.  No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be

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required in connection with the Transactions and the payment of the Transaction Costs, except for (a) the filing of Uniform Commercial Code financing statements, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions, (c) recordation of the Mortgages, (d) such as have been made or obtained and are in full force and effect and (e) such actions, consents, approvals, registrations or filings the failure to be obtained or made which could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.05.Financial Statements.

(a)The audited consolidated balance sheets of the Borrower and its Subsidiaries at June 30, 2012, 2013 and 2014, and the audited consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal years, reported on by and accompanied by an audit opinion from Ernst & Young, copies of which have heretofore been furnished to each Lender, present fairly in all material respects the consolidated financial condition of the Borrower and its Subsidiaries for such periods and as at such dates and the consolidated results of operations and cash flows of the Borrower and its Subsidiaries for the years then ended.

(b)The unaudited interim consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 2015, and the related unaudited interim consolidated statements of income and cash flows for the three (3)-month period then ended (including for the comparable period in fiscal year 2014), present fairly in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as at such date (subject to normal year-end audit adjustments).  All such financial statements have been prepared in accordance with GAAP (subject to (i) normal year-end adjustments and (ii) the absence of notes), except as approved by the aforementioned firm of accountants and disclosed therein.

SECTION 3.06.No Material Adverse Effect.  Since June 30, 2018, no event, development, circumstance or change has occurred that has or would reasonably be expected to have a Material Adverse Effect.

SECTION 3.07.Title to Properties; Possession Under Leases.

(a)Each of Holdings, the Borrower and the Restricted Subsidiaries has good and insurable fee simple title to the Mortgaged Properties, if any, and good and insurable fee simple title to, or good and valid interests in easements or other limited property interests in, as applicable, all its other real properties and has good and valid title to its personal property and assets, in each case, free and clear of Liens except for defects in title that do not impair the value thereof in any material respect or interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and Liens expressly permitted by Section 6.02 and except where the failure to have such title or interest or existence of such Lien could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)Each of Holdings, the Borrower and the Restricted Subsidiaries owns or possesses, or is licensed or otherwise has the right to use, all patents, trademarks, service marks, trade names and copyrights and all licenses and rights with respect to the foregoing, reasonably necessary for the present conduct of its business, without any conflict (of which the Borrower has been notified in writing) with the rights of others, except where the failure to have such rights or where such conflicts and restrictions could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.08.Subsidiaries.

(a)Schedule 3.08(a) sets forth as of the Closing Date the name and jurisdiction of incorporation, formation or organization of each Subsidiary of Holdings and, as to each such Subsidiary, the percentage of each class of outstanding Equity Interests owned by Holdings or by any such Subsidiary.

(b)As of the Closing Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than directors’ qualifying shares) of any nature relating to any Equity Interests of any Restricted Subsidiary.

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SECTION 3.09.Litigation; Compliance with Laws.

(a)There are no actions, suits, investigations or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending against, or to the knowledge of Holdings or the Borrower threatened in writing against, Holdings or the Borrower or any of the Restricted Subsidiaries or any business, property or rights of any such Person (i) that involve any Loan Document, the Transactions or the payment of the Transaction Costs or (ii) that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)None of Holdings, the Borrower, the Restricted Subsidiaries or their respective properties or assets is in violation of any law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permit, but excluding any Environmental Laws that are the subject of Section 3.16) or any restriction of record or agreement affecting any owned real property, including the Mortgaged Property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.10.Investment Company Act.  None of Holdings, the Borrower or any Restricted Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 3.11.[Reserved].

SECTION 3.12.Federal Reserve Regulations.

(a)None of Holdings, the Borrower or any Restricted Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(b)No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.

SECTION 3.13.Tax Returns.

(a)Each of Holdings, the Borrower and its Subsidiaries has filed or caused to be filed all U.S. federal, state, local and non-U.S. Tax returns required to have been filed by it that are material to such companies, taken as a whole, and each such Tax return is true and correct in all material respects, except, in each case, as could not be, individually or in the aggregate, reasonably expected to have a Material Adverse Effect;

(b)Each of Holdings, the Borrower and its Subsidiaries has timely paid or caused to be timely paid all Taxes shown to be due and payable by it on the returns referred to in clause (a) and all other Taxes or assessments (or made adequate provision (in accordance with GAAP) for the payment of all such amounts due) with respect to all periods or portions thereof ending on or before the Closing Date (except Taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which Holdings, the Borrower or any of its Subsidiaries (as the case may be) has set aside on its books adequate reserves (in accordance with GAAP), which Taxes, if not paid or adequately provided for, could, individually or in the aggregate, reasonably be expected to have, a Material Adverse Effect; and

(c)Other than as could not be, individually or in the aggregate, reasonably expected to have a Material Adverse Effect, with respect to each of Holdings, the Borrower and its Subsidiaries, no tax lien has been filed, and, to the knowledge of the Borrower and its Subsidiaries, no claim is being asserted, with respect to any such Taxes.

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SECTION 3.14.No Material Misstatements.

(a)As of the Closing Date only, all written information (other than the Projections, other forward looking information and information of a general economic or industry specific nature) (the “Information”) concerning Holdings, the Borrower, its Subsidiaries and the Transactions included in the information memorandum or otherwise prepared by or on behalf of the foregoing or their representatives and made available, by or on behalf of Holdings or the Borrower, to the Lead Arranger, any Lenders or the Administrative Agent in connection with the Transactions or any other transactions contemplated hereby, when taken as a whole, were true and correct in all material respects as of the Closing Date and does not as of such date contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made.

(b)The Projections furnished to the Lead Arranger, the Administrative Agent or the Lenders have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time made, as of the date the Projections were furnished to the Lead Arranger, the Administrative Agent or the Lenders and as of the Closing Date (it being understood that actual results may vary from the Projections and that such variations may be material).

SECTION 3.15.Employee Benefit Plans.

(a)Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect:  (i) each Loan Party and each ERISA Affiliate is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to Plans and the regulations and published interpretations thereunder; and (ii) no ERISA Event has occurred or is reasonably expected to occur; the present value of all accumulated benefit obligations under each Plan (based on those assumptions used for purposes of Accounting Standards Codification No. 715:  Compensation Retirement Benefits) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan allocable to such accrued benefits and the present value of all accrued benefit obligations of all underfunded Plans did not, as of the date of the most recent financial statements reflecting such amounts, exceed the value of the assets of all such underfunded Plans.

(b)Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no Foreign Plan Event has occurred.

SECTION 3.16.Environmental Matters.  Except as to matters that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:  (i) no written notice of violation, request for information, order, complaint or assertion of penalty has been received by the Borrower or any of the Restricted Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened which allege a violation of or liability under any Environmental Laws or concerning Hazardous Materials, in each case relating to the Borrower or any of the Restricted Subsidiaries, (ii) the Borrower and the Restricted Subsidiaries has all permits necessary for its operations to comply with all applicable Environmental Laws and is, and during the term of all applicable statutes of limitation, has been, in compliance with the terms of such permits and with all other applicable Environmental Laws, (iii) no Hazardous Material is located at any property currently or formerly owned, operated or leased by the Borrower or any of the Restricted Subsidiaries in quantities or concentrations that would reasonably be expected to give rise to any liability or obligation of the Borrower or any of the Restricted Subsidiaries under any Environmental Laws, and no Hazardous Material has been generated by or on behalf of the Borrower or any of the Restricted Subsidiaries that has been transported to or Released at or from any location in a manner that would reasonably be expected to give rise to any liability or obligation of the Borrower or any of the Restricted Subsidiaries, and (iv) there is no agreement to which the Borrower or any of the Restricted Subsidiaries is a party in which the Borrower or any of the Restricted Subsidiaries has assumed or undertaken, or retained, responsibility for any

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known or reasonably likely liability or obligation arising under or relating to Environmental Laws.

SECTION 3.17.Security Documents.

(a)The Collateral Agreement is effective to create in favor of the Administrative Agent (for the benefit of the Secured Parties) a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof.  In the case of Deposit Accounts, when Deposit Account Control Agreements are entered into by the Administrative Agent, and in the case of the other Collateral described in the Collateral Agreement, when financing statements and other filings described on Schedule 3.17 are filed in the offices specified on Schedule 3.17, the Administrative Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and, subject to Section 9-315 of the New York Uniform Commercial Code, the proceeds thereof, as security for the Obligations, in each case to the extent security interests in such Collateral can be perfected by the execution of Deposit Account Control Agreements or the filing Uniform Commercial Code financing statements, as applicable, in each case prior and superior in right to any other Person (except, Liens expressly permitted by Section 6.02).

(b)[Reserved.]

(c)The Mortgages, if any, shall be effective to create in favor of the Administrative Agent (for the benefit of the Secured Parties) a legal, valid and enforceable Lien on all of the Loan Parties’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgages are filed or recorded in the proper real estate filing or recording offices, the Administrative Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and, to the extent applicable, subject to Section 9-315 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of a Person pursuant to Liens expressly permitted by Section 6.02.

SECTION 3.18.Solvency.  Immediately after giving effect to the Transactions and the payment of the Transaction Costs on the Closing Date and immediately following the making of the Revolver Loans on the Closing Date and on the date of each Borrowing and after giving effect to the application of the proceeds of the Revolver Loans, (i) the fair value of the assets of Holdings, the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of Holdings, the Borrower and its Subsidiaries on a consolidated basis, respectively; (ii) the present fair saleable value of the property of Holdings, the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of Holdings, the Borrower and its Subsidiaries on a consolidated basis, respectively, on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) Holdings, the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) Holdings, the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

SECTION 3.19.Labor Matters.  Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:  (a) there are no strikes or other labor disputes pending or, to the knowledge of Holdings or the Borrower, threatened in writing against the Borrower or any of the Restricted Subsidiaries; (b) the hours worked and payments made to employees of the Borrower and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters; (c) all Persons treated as contractors by the Borrower and the Restricted Subsidiaries are properly categorized as such, and not as employees, under applicable law; and (d) all payments due from the Borrower or any of the Restricted Subsidiaries or for which any claim may be

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made against the Borrower or any of the Restricted Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrower or such Restricted Subsidiary to the extent required by GAAP.  Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect the consummation of the Transactions and the payment of the Transaction Costs will not give rise to a right of termination or right of renegotiation on the part of any union under any material collective bargaining agreement to which the Borrower or any of its Subsidiaries (or any predecessor) is a party or by which Holdings, the Borrower or any of its Subsidiaries (or any predecessor) is bound.

SECTION 3.20.Insurance.  Schedule 3.20 sets forth a true, complete and correct description of all material insurance maintained by or on behalf of Holdings, the Borrower or the Restricted Subsidiaries as of the Closing Date.  Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, as of such date, such insurance is in full force and effect.

SECTION 3.21.USA PATRIOT Act and OFAC.

(a)To the extent applicable, each Loan Party is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) USA PATRIOT Act.  To the knowledge of the Borrower, no part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(b)At all times following the date of implementation thereof required by Section 5.11, the Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees.

(c)To the knowledge of the Borrower, its directors and agents are in compliance with Anti-Corruption Laws and Sanctions in all material respects.

(d)None of (i) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (ii) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.

(e)No Borrowing or Letter of Credit, use of proceeds by the Borrower or other transaction contemplated by the Credit Agreement will violate Anti-Corruption Laws or Sanctions.

SECTION 3.22. EEA Financial Institution. No Loan Party is an EEA Financial Institution.

SECTION 3.23.Plan Assets. None of the Borrower or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations).

ARTICLE IV

Conditions of Lending

The Administrative Agent, Swingline Lender, the Issuing Bank and the Lenders shall not be required to fund any Revolver Loans or Swingline Loans, or arrange for the issuance of any Letters of Credit on the Closing Date, until the following conditions are satisfied or waived:

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SECTION 4.01.Closing Date.  On the Closing Date:

(a)The Administrative Agent shall have received a Borrowing Request as required by Section 2.03 (or a Borrowing Request shall have been deemed given in accordance with the last paragraph of Section 2.03).

(b)The representations and warranties set forth in Article III hereof shall be true and correct in all material respects as of such date, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(c)At the time of and immediately after giving effect to the Closing Date and upon the making of any Revolver Loans, no Event of Default or Default shall have occurred and be continuing.

(d)The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include fax or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(e)The Administrative Agent shall have received, on behalf of itself and the Lenders on the Closing Date, a written opinion from Sidley Austin LLP, special counsel for Holdings and the Borrower (A) dated the Closing Date, (B) addressed to the Administrative Agent and the Lenders on the Closing Date and (C) in form and substance reasonably satisfactory to the Administrative Agent and covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and each of Holdings and the Borrower hereby instructs its counsel to deliver such opinions.

(f)The Administrative Agent shall have received in the case of each Loan Party each of the items referred to in clauses (i), (ii), (iii) and (iv) below:

(1)a copy of the certificate or articles of incorporation, certificate of limited partnership or certificate of formation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, and a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each such Loan Party as of a recent date from such Secretary of State (or other similar official);

(2)a certificate of the secretary or assistant secretary or similar officer of each Loan Party dated the Closing Date and certifying:

(A)that attached thereto is a true and complete copy of the by-laws (or limited partnership agreement, limited liability company agreement or other equivalent governing documents) of such Loan Party as in effect on the Closing Date,

(B)that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and

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that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date,

(C)that the certificate or articles of incorporation, certificate of limited partnership or certificate of formation of such Loan Party has not been amended since the date of the last amendment thereto disclosed pursuant to clause (i) above,

(D)as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party,

(E)as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party;

(3)a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to clause (ii) above; and

(4)a certificate of a Responsible Officer of Holdings or the Borrower certifying that as of the Closing Date (i) all the representations and warranties described in Section 4.01(b) are true and correct to the extent set forth therein and (ii) that as of the Closing Date, no Default or Event of Default has occurred and is continuing or would result from any Borrowing to occur on the date hereof or the application of the proceeds thereof.

(g)(i) The Collateral and Guarantee Requirement shall have been satisfied, (ii) the Administrative Agent shall have received a duly completed Collateral Questionnaire dated the Closing Date, together with all attachments contemplated thereby, (iii) the Administrative Agent shall have received the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties and copies of the financing statements (or similar documents) disclosed by such search and (iv) the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are either permitted by Section 6.02 or have been released (or authorized for release in a manner reasonably satisfactory to the Administrative Agent).

(h)The Lenders shall have received the financial statements, Projections and other financial information referred to in Section 3.05 and Section 3.14.

(i)On the Closing Date, substantially concurrently with the funding of the Loans, Holdings and its Subsidiaries shall have paid in full the Existing Debt and caused the termination of any revolving commitments to lend or make other revolving extensions of credit under the Existing Credit Agreement.

(j)The Lenders shall have received a solvency certificate substantially in the form of Exhibit F and signed by a Responsible Officer of the Parent.

(k)The Administrative Agent shall have received all fees payable thereto or to any Lender on or prior to the Closing Date and, to the extent invoiced at least 3 Business Days prior to the Closing Date, all other amounts due and payable pursuant to the Loan Documents on or prior to the

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Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable and documented fees, charges and disbursements of Cahill Gordon & Reindel LLP) required to be reimbursed or paid by the Loan Parties hereunder or under any other Loan Document.

(l)Since June 30, 2014, there shall not have occurred and there is no circumstance or occurrence that is reasonably likely to have (individually or in the aggregate) a Material Adverse Effect.

(m)To the extent requested by the Administrative Agent not less than ten (10) days prior to the Closing Date, the Administrative Agent shall have received, at least five (5) days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act.

(n)The Administrative Agent shall have received duly executed originals (or copies thereof, to the reasonable satisfaction of the Administrative Agent) of a letter of direction from the Borrower addressed to the Administrative Agent, on behalf of itself and Lenders, with respect to the disbursement on the Closing Date of the proceeds of the Loans made on such date.

(o)The Administrative Agent shall have received a Borrowing Base Certificate prepared as of the last day of the most recent month ended at least 15 Business Days prior to the Closing Date, which shall evidence minimum Availability (on a Pro Forma Basis for any requested Borrowings) of $25,000,000.

(p)The Administrative Agent (or its counsel) shall have received from each party thereto either (i) a counterpart of the Fee Letter signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include fax or other electronic transmission (including a “.pdf” electronic version) of a signed signature page of this Agreement) that such party has signed a counterpart of the Fee Letter.

Each Agent and each Lender, by delivering its signature page to this Agreement and funding a Loan on the Closing Date shall be deemed to have acknowledged receipt of and consented to and approved each Loan Document and each other document required to be approved by any Agent or Lender, as applicable, on the Closing Date.

SECTION 4.02.Conditions Precedent to All Credit Extensions.  On the date of each Borrowing (including each Swingline Borrowing) and on the date of each issuance, amendment, extension or renewal of a Letter of Credit:

(a)the Borrower shall have delivered to the Administrative Agent a customary Borrowing Request, or LC Request as the case may be;

(b)Availability on the proposed date of such Borrowing shall be equal to or greater than the amount of such proposed Borrowing or issuance of Letters of Credit;

(c)no Default or Event of Default shall exist at the time of, or result from, such funding or issuance;

(d)the representations and warranties of each Loan Party set forth in Article III of this Agreement or in any Security Document shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on the date of, and upon giving effect to, such funding or issuance (except for representations and warranties that expressly relate to an earlier date, in

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which case such representations and warranties shall be true and correct in all material respects as such earlier date); and

(e)with respect to the issuance of any Letter of Credit, the LC Conditions shall be satisfied.

Each request by the Borrower for funding of a Revolver Loan, or issuance of a Letter of Credit shall constitute a representation by the Borrower that the conditions in clauses (b) through (d) above are satisfied on the date of such request and on the date of such funding or issuance.

ARTICLE V

Affirmative Covenants

Each of Parent (solely as to Sections 5.01, 5.05 and 5.09 as applicable to it) and the Borrower covenants and agrees with each Lender that so long as any Revolver Commitments or Obligations (other than (i) contingent obligations as to which no claim or demand for payment has been made, or in the case of indemnification obligations, no notice has been given, and (ii) Obligations that have been Cash Collateralized, as applicable) are outstanding, unless the Required Lenders shall otherwise consent in writing, the Borrower (and Holdings solely to the extent applicable to it) will, and the Borrower will cause each of the Restricted Subsidiaries to:

SECTION 5.01.Existence; Businesses and Properties.

(a)Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except (i) where the failure to do so would not reasonably be expected to have a Material Adverse Effect, (ii) as otherwise expressly permitted under Section 6.05 and (iii) the liquidation or dissolution of any Restricted Subsidiary if the assets of such Restricted Subsidiaries are acquired by the Borrower or a Subsidiary of the Borrower.

(b)Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, do or cause to be done all things necessary to (i) lawfully obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto reasonably necessary to the normal conduct of the business of the Borrower and the Restricted Subsidiaries and (ii) at all times maintain and preserve all property reasonably necessary to the normal conduct of the business of the Borrower and the Restricted Subsidiaries and keep such property in satisfactory repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto in accordance with prudent industry practice (in each case except as expressly permitted by this Agreement).

SECTION 5.02.Insurance.

(a)Maintain, with financially sound and reputable insurance companies having a financial strength rating of at least “A-” from A.M. Best & Co., insurance in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations.  Each such policy of insurance shall (i) name the Administrative Agent, on behalf of Secured Parties as an additional insured thereunder as its interests may appear, to the extent customary for such type of insurance and (ii) in the case of each casualty insurance policy and marine cargo insurance policy, contain a loss payable clause and endorsement or such other customary endorsement, reasonably satisfactory in form and substance to the Administrative Agent, that names the Administrative Agent, on behalf of Lenders as the loss payee and mortgagee, if applicable, thereunder and to the extent available provides for at least thirty (30) days’ prior written notice to the Administrative Agent of any cancellation of such policy.

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(b)If at any time following a Real Estate Event the area in which the Premises (as defined in the Mortgages) are located is designated a special “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance from such providers, in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and deliver to the Administrative Agent evidence of such compliance in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 5.03.Taxes.

Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, pay and discharge promptly when due all material Taxes, imposed upon it or upon its income or profits or in respect of its property, as well as all lawful claims which, if unpaid, might give rise to a Lien (other than a Lien permitted under Section 6.02) upon such properties or any part thereof except to the extent not overdue by more than thirty (30) days or, if more than thirty (30) days overdue (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings, and the Borrower or the affected Restricted Subsidiary, as applicable, shall have set aside on its books reserves in accordance with GAAP with respect thereto and (b) in the case of a Tax or claim which has or may become a Lien on any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim.

SECTION 5.04.Financial Statements, Reports, etc.  Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):

(a)within ninety (90) days after the end of each fiscal year (commencing with fiscal year 2015), a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of Holdings and its Subsidiaries as of the close of such fiscal year and the consolidated results of its operations during such year and setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheet and related statements of operations, cash flows and owners’ equity shall be accompanied by customary management’s discussion and analysis and audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be without a “going concern” or like qualification, other than solely with respect to an upcoming maturity date of Indebtedness or a potential inability to satisfy a financial covenant, or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present, in all material respects, the financial condition and results of operations of Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP, supporting schedules reconciling such consolidated balance sheet and related statements of operations and cash flows with the consolidated financial condition and results of operations of Holdings or the Borrower, as applicable, for the relevant period (it being understood that the delivery by the Borrower of annual reports on Form 10‑K of Holdings and its consolidated Subsidiaries shall satisfy the requirements of this Section 5.04(a) to the extent such annual reports include the information specified herein);

(b)within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year (commencing with the first fiscal quarter of 2016), a consolidated balance sheet and related statements of operations and cash flows showing the financial position of Holdings and its Subsidiaries as of the close of such fiscal quarter and the consolidated results of its operations during such fiscal quarter and the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, all of which shall be in reasonable detail and which consolidated balance sheet and related statements of operations and cash flows shall be accompanied by customary management’s discussion and analysis and certified by a Financial Officer of the Borrower on behalf of the Borrower as fairly presenting, in all material respects, the financial position and results of operations of Holdings and its Subsidiaries on a consolidated basis

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in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes), supporting schedules reconciling such consolidated balance sheet and related statements of operations and cash flows with the consolidated financial position and results of operations of Holdings or the Borrower, as applicable, for the relevant period (it being understood that the delivery by the Borrower of quarterly reports on Form 10-Q of Holdings and its consolidated Subsidiaries shall satisfy the requirements of this Section 5.04(b) to the extent such quarterly reports include the information specified herein);

(c)if a Liquidity Event has occurred and is continuing, within thirty (30) days after the end of each month (for each of the first two (2) months of each fiscal quarter), a balance sheet and related statements of operations and cash flows showing the financial position of Holdings and its Subsidiaries as of the close of such month and the consolidated results of its operations during such month, all of which shall be in reasonable detail;

(d)(i) concurrently with any delivery of financial statements under paragraphs (a) or (b) above, a certificate of a Financial Officer of the Borrower in substantially the form attached hereto as Exhibit I (x) certifying that no Default or Event of Default has occurred or, if such a Default or an Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (y) setting forth the reasonably detailed calculations with respect to the Consolidated Fixed Charge Coverage Ratio for such period, whether or not the requirements of Section 6.10 are then in effect and (z) a summary of the pro forma adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such financial statements;

(e)promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials filed by Holdings, the Borrower or any of its Subsidiaries with the SEC or any securities exchange, or distributed to its stockholders generally, as applicable and all press releases and other statements made available generally by Holdings or any of its Subsidiaries to the public concerning material developments in the business of Holdings or any of its Subsidiaries;

(f)together with each delivery under Section 5.04(a), a detailed consolidated and consolidated quarterly budget for such fiscal year (including a projected consolidated and consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year, and the related consolidated and consolidated statements of projected cash flow and projected income) and, as soon as available, significant revisions, if any, of such budget and quarterly projections with respect to such fiscal year (to the extent that such revisions have been approved by the Borrower’s board of directors (or equivalent governing body)), including a description of underlying assumptions with respect thereto (collectively, the “Budget”), which Budget shall in each case be accompanied by the statement of a Financial Officer of the Borrower to the effect that, to such Financial Officer’s knowledge, the Budget is a reasonable estimate for the period covered thereby;

(g)promptly following a request therefor, all documentation and other information that the Administrative Agent reasonably requests on its behalf or on behalf of any Lender in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(h)together with the delivery of the annual compliance certificate required by Section 5.04(d), deliver an updated Collateral Questionnaire reflecting all changes since the date of the information most recently received pursuant to this paragraph (h) or Section 5.09(f);

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(i)promptly following reasonable request therefore from the Administrative Agent, copies of (i) any documents described in Sections 101(f) and/or (j) of ERISA with respect to any Plan, and/or (ii) any notices or documents described in Sections 101(f), (k) and/or (l) of ERISA requested with respect to any Multiemployer Plan; provided, that if any Loan Party or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Plan or Multiemployer Plan, then, upon reasonable request of the Administrative Agent, the Loan Party(ies) and/or the ERISA Affiliate(s) shall promptly make a request for such documents or notices from such administer or sponsor and the Borrower shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof;

(j)promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any of its Subsidiaries, or compliance with the terms of any Loan Document, as in each case the Administrative Agent may reasonably request (for itself or on behalf of any Lender); and

(k)documents required to be delivered pursuant to this Section 5.04 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Holdings or the Borrower (or a representative thereof) posts such documents (or provides a link thereto) at www.tuesdaymorning.com; provided that, other than with respect to items required to be delivered pursuant to Section 5.04(e) above, Holdings or the Borrower shall promptly notify (which notice may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents at www.tuesdaymorning.com and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents; (ii) on which such documents are delivered by Holdings or the Borrower to the Administrative Agent for posting on behalf of Holdings and the Borrower on IntraLinks, SyndTrak or another relevant secure website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); (iii) on which such documents are faxed to the Administrative Agent (or electronically mailed to an address provided by the Administrative Agent); or (iv) with respect to any item required to be delivered pursuant to Section 5.04(e) above in respect of information filed by Holdings or its applicable Parent Entity with any securities exchange or with the SEC or any analogous Governmental Authority or private regulatory authority with jurisdiction over matters relating to securities (other than Form 10-Q reports and Form 10-K reports), on which such items have been made available on the SEC website or the website of the relevant analogous governmental or private regulatory authority.

SECTION 5.05.Litigation and Other Notices.  Furnish to the Administrative Agent written notice of the following promptly after any Responsible Officer of Holdings or the Borrower obtains actual knowledge thereof:

(a)any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b)any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against Holdings, the Borrower or any of their Subsidiaries would reasonably be expected to have a Material Adverse Effect;

(c)the occurrence of any ERISA Event or Foreign Plan Event that, individually or together with all other ERISA Events or Foreign Plan Events that have occurred, would reasonably be expected to have a Material Adverse Effect;

(d)the filing of any Lien for unpaid taxes in excess of $1,000,000;

(e)any change in the Borrower’s chief executive officer or chief  financial officer;

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(f)any discharge, resignation or withdrawal of the registered public accounting firm (provided that filing an applicable 8-K with the SEC shall satisfy any notice requirements under clause (e) above or this clause (f)); and

(g)any other development specific to Holdings, the Borrower or any of their Subsidiaries that is not a matter of general public knowledge and that has had, or would reasonably be expected to have, a Material Adverse Effect.

SECTION 5.06.Compliance with Laws.  (a) Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; provided that this Section 5.06 shall not apply to Environmental Laws, which are the subject of Section 5.08, or to laws related to Taxes, which are the subject of Section 5.03 and (b) following the implementation thereof as required by Section 5.11, maintain in effect and enforce such policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions as have been approved by the Administrative Agent pursuant to Section 5.11.

SECTION 5.07.Maintaining Records; Access to Properties and Inspections.

(a)Maintain all financial records in a manner sufficient to permit the preparation of consolidated financial statements in accordance with GAAP.

(b)Permit the Administrative Agent, subject (except when an Event of Default exists) to reasonable advance notice to, and reasonable coordination with, the Borrower and normal business hours, to visit and inspect the properties of the Borrower, at the Borrower’s expense as provided in clause (c) below, inspect, audit and make extracts from the Borrower’s corporate, financial or operating records, and discuss with its officers, employees, agents, advisors and independent accountants (subject to such accountants’ customary policies and procedures) the Borrower business, financial condition, assets and results of operations (it being understood that a representative of the Borrower is allowed to be present in any discussions with officers, employees, agent, advisors and independent accountants); provided that the Administrative Agent shall only be permitted to conduct one field examination, one inventory appraisal and one real estate appraisal (which annual real estate appraisal shall only be required to the extent that any real estate is included in the Borrowing Base and shall be required upon written request by any Lender that is a Lender as of the Closing Date to the Administrative Agent) with respect to any Collateral comprising the Borrowing Base per 12-month period; provided further, that if at any time Availability is less than 25% of the Line Cap during such 12-month period, one additional field examination and one additional inventory appraisal of Current Asset Collateral will be permitted in such 12-month period, except that during the existence and continuance of a Specified Event of Default, there shall be no limit on the number of additional field examinations, inventory appraisals or additional real property appraisals (with respect to Mortgaged Properties included in the calculation of the Real Estate Event Amount only) of Current Asset Collateral that shall be permitted at the Administrative Agent’s request.  No such inspection or visit shall unduly interfere with the business or operations of the Borrower, nor result in any damage to the Property or other Collateral.  Neither the Administrative Agent nor any Lender shall have any duty to the Borrower to make any inspection, nor to share any results of any inspection, appraisal or report with the Borrower.  The Borrower acknowledges that all inspections, appraisals and reports are prepared by the Administrative Agent and Lenders for their purposes, and the Borrower shall not be entitled to rely upon them.

(c)Reimburse the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses (other than legal fees or costs and expenses which are covered under Section 9.05) of the Administrative Agent in connection with (i) examinations of the Borrower’s books and records or any other financial or Collateral matters as the Administrative Agent deems appropriate; and (ii) field examinations and inventory appraisals of Collateral comprising the Borrowing Base; in each

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case subject to the limitations on such examinations, audits and appraisals permitted under the preceding paragraph.  Subject to and without limiting the foregoing, the Borrower specifically agrees to pay the Administrative Agent’s then standard charges for examination activities, including the standard charges of the Administrative Agent’s internal appraisal group.  This Section shall not be construed to limit the Administrative Agent’s right to use third parties for such purposes.

SECTION 5.08.Compliance with Environmental Laws.

(a)Comply, and make reasonable efforts to cause all lessees and other Persons occupying its properties to comply, with all Environmental Laws applicable to its operations and properties; and obtain and renew all authorizations and permits required pursuant to Environmental Law for its operations and properties, in each case in accordance with Environmental Laws.  This clause (a) shall be deemed not breached by a noncompliance with the foregoing if, upon learning of such noncompliance, the Borrower and any of its affected Subsidiaries promptly undertake reasonable efforts to eliminate such noncompliance, and such noncompliance and the elimination thereof, in the aggregate with any other noncompliance with any of the foregoing and the elimination thereof, could not reasonably be expected to have a Material Adverse Effect.

(b)Except as could not reasonably be expected to have a Material Adverse Effect, generate, use, treat, store, release, dispose of, and otherwise manage Hazardous Materials in a manner that would not reasonably be expected to result in a material liability to the Borrower or any of the Restricted Subsidiaries or to materially affect any real property owned or leased by any of them; and take reasonable efforts to prevent any other Person from generating, using, treating, storing, releasing, disposing of, or otherwise managing Hazardous Materials in a manner that could reasonably be expected to result in a material liability to, or materially affect any real property owned or operated by, the Borrower or any of the Restricted Subsidiaries.

SECTION 5.09.Further Assurances; Mortgages.

(a)Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents and recordings of Liens in stock registries), that may be required under any applicable law, or that the Administrative Agent may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied (in the case of fixture filings and Mortgages only, solely during a Real Estate Event), all at the expense of the Loan Parties and provide to the Administrative Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b)If any asset (other than real property or improvements thereto or any interest therein) that has an individual fair market value in an amount greater than $5.0 million (as reasonably estimated by the Borrower) is acquired by Holdings, the Borrower or any Subsidiary Guarantor after the Closing Date or owned by an entity at the time it becomes a Subsidiary Guarantor (including, without limitation, as the result of a Division) (in each case other than assets constituting Collateral under a Security Document that become subject to the Lien of such Security Document upon acquisition thereof or any asset that is not intended to constitute Collateral pursuant to the Security Documents), cause such asset to be subjected to a Lien securing the Obligations and take, and cause the Subsidiary Guarantors to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties, subject to paragraph (c) and paragraph (g) below.

(c)As a condition to and at all times following a Real Estate Event, grant and cause each of the Subsidiary Guarantors to grant to the Administrative Agent (or, if the Administrative Agent shall so direct, a collateral agent, sub-agent or similar agent) security interests and mortgages in fee owned real property of the Borrower or any such Subsidiary Guarantors that is the subject of such Real

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Estate Event pursuant to documentation in such form as is reasonably satisfactory to the Administrative Agent (each, a “Mortgage”) and constituting valid and enforceable Liens subject to no other Liens except as are permitted by Section 6.02.  With respect to each such Mortgage, the Borrower shall deliver (at its expense) to the Administrative Agent contemporaneously therewith the documents required in clause (d) of the Collateral and Guarantee Requirement.

(d)If (i) any additional Restricted Subsidiary is formed or acquired after the Closing Date (including, without limitation, as the result of a Division) or (ii) any Restricted Subsidiary ceases to be an Immaterial Subsidiary pursuant to the definition thereof, and, in each case, if such Subsidiary is a Subsidiary Guarantor, concurrently with the delivery of financial statements pursuant to Section 5.04(a) or (b), notify the Administrative Agent and the Lenders thereof and, within twenty (20) Business Days after such date or such longer period as the Administrative Agent shall agree, cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary; provided that the Collateral and Guarantee Requirements shall be satisfied with respect to any such Restricted Subsidiary no later than sixty (60) days following such formation, acquisition, Division or cessation of its status as an Immaterial Subsidiary, as applicable.

(e)[Reserved.]

(f)(i) Furnish to the Administrative Agent promptly (and in any event within thirty (30) days) written notice of any change in (A) any Loan Party’s corporate or organization name, (B) any Loan Party’s organizational form or (C) any Loan Party’s organizational identification number; provided that neither Holdings nor the Borrower shall effect or permit any such change unless all filings have been made, or will have been made within any applicable statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the Secured Parties and (ii) promptly notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

(g)To the extent any improved real property is to be included in the Collateral, each Loan Party will, and will cause each Subsidiary to, execute and/or deliver, as applicable, such other documents as the Administrative Agent may reasonably request on behalf of any Lender that is a regulated financial institution or any Affiliate of such a Lender (each, a “Regulated Lender Entity”), in each case, to the extent such other documents are required for compliance by such Regulated Lender Entity with applicable law with respect to flood insurance diligence, documentation and coverage under all applicable Flood Insurance Laws.  Prior to signing by the Loan Parties of any mortgage or deed of trust to secure the Secured Obligations, the applicable Loan Parties and the Administrative Agent shall have provided each Regulated Lender Entity requesting the same a copy of the life of loan flood zone determination relative to the property to be subject to such mortgage or deed of trust delivered to the Administrative Agent and copies of the other documents required by any such Regulated Lender Entity as provided in the preceding sentence and the Administrative Agent shall have received confirmation from each Regulated Lender Entity that flood insurance due diligence and flood insurance compliance has been satisfactorily completed by such Regulated Lender Entity (such confirmation not to be unreasonably withheld, conditioned or delayed, and shall be delivered promptly upon such completion by the applicable Regulated Lender Entity).

(h)At any time that any improved real property constitutes Collateral, no modification of a Loan Document shall increase any Regulated Lender Entity’s Revolver Commitment or extend the Revolver Termination Date as to any Regulated Lender Entity hereunder until the Administrative Agent shall have received confirmation from each such Regulated Lender Entity that flood insurance due diligence and flood insurance compliance has been satisfactorily completed by such Regulated

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Lender Entity (such confirmation not to be unreasonably withheld, conditioned or delayed, and shall be delivered promptly upon such completion by the applicable Regulated Lender Entity).

(i)The Collateral and Guarantee Requirement and the provisions of this Section 5.09 need not be satisfied with respect to (i) all leasehold real property, (ii) Equity Interests of any partnerships, joint ventures and any non-Wholly Owned Subsidiary which cannot be pledged without the consent of one (1) or more third parties, (iii) margin stock, (iv) security interests to the extent the same would result in adverse tax consequences as reasonably determined by the Borrower in consultation with the Administrative Agent, (v) any property and assets the pledge of which would require governmental consent, approval, license or authorization (in each case, after giving effect to the applicable anti‑assignment provisions of the Uniform Commercial Code or other applicable law) and (vi) all foreign intellectual property and any “intent-to-use” trademark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law.  Notwithstanding anything to the contrary herein, the Loan Parties shall not be required to grant a security interest in any Collateral or perfect a security interest in (A) any Collateral to the extent the burden or cost of obtaining or perfecting a security interest therein outweighs the benefit of the security afforded thereby as reasonably determined by the Borrower and the Administrative Agent or (B) in any contract, license or permit, if the granting of a security interest in such asset would be prohibited by enforceable anti-assignment provisions of contracts or applicable law or a pledge would violate the terms of any contract with respect to such assets (in each case, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law) or would trigger termination pursuant to any “change of control” or similar provision in any contract, (y) no foreign law security or pledge agreement shall be required and (z) the following Collateral shall not be required to be perfected (A) motor vehicles and any other assets subject to state law certificate of title statutes, (B) commercial tort claims and (C) letter of credit rights to the extent not perfected by the filing of a financing statement under the Uniform Commercial Code.

SECTION 5.10.Fiscal Year; Accounting.  In the case of Holdings and the Borrower, (i) cause its fiscal year to end on June 30 and (ii) prohibit any change to the accounting policies or reporting practices of the Loan Parties, except in accordance with GAAP.

SECTION 5.11.[RESERVED].

SECTION 5.12.Collateral Monitoring and Reporting.

(a)Borrowing Base Certificates.  The Borrower shall deliver to the Administrative Agent (and the Administrative Agent shall promptly deliver same to the Lenders) monthly Borrowing Base Certificates by the 15th Business Day of each month prepared as of the close of business on the last Business Day of the previous month or if a Liquidity Event shall have occurred and be continuing, the Borrower shall deliver to the Administrative Agent weekly Borrowing Base Certificates by the third Business Day of every week prepared as of the close of business on Friday of the previous week, which weekly Borrowing Base Certificates shall be in standard form unless otherwise reasonably agreed to by the Administrative Agent.  All calculations of Availability in any Borrowing Base Certificate shall be made by the Borrower and certified by a Responsible Officer, provided that the Administrative Agent may from time to time review and adjust any such calculation (i) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Availability Reserve or (ii) if any Loan Party disposes of any Mortgaged Property which is included in the Borrowing Base.  By the 20th day after the end of each fiscal quarter (commencing with the fiscal quarter ending September 30, 2015), the Borrower shall deliver updates, if any, to Schedule 2(b) to the Collateral Questionnaire to reflect all locations of Inventory at the end of the fiscal quarter then ended.

(b)Records and Schedules of Accounts.  The Borrower shall keep accurate and complete records of its Accounts and Credit Card Receivables, including all payments and collections thereon, and shall submit to the Administrative Agent sales, collection, reconciliation and other reports

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in form satisfactory to the Administrative Agent on a periodic basis (but not more frequently than at the time of delivery of each Borrowing Base Certificate pursuant to paragraph (a) of this Section 5.12).  The Borrower shall also provide to the Administrative Agent, on or before the 15th Business Day of each month, listing by credit card provider of all outstanding Credit Card Receivables as of the end of the preceding month.

(c)Maintenance of Dominion Account.  The Borrower shall maintain Dominion Accounts pursuant to lockbox or other arrangements reasonably acceptable to the Administrative Agent and shall establish such lockbox or other arrangement as provided in clause (j) of the definition of “Collateral and Guarantee Requirement.”  The Administrative Agent and the Lenders assume no responsibility to the Borrower for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any check, draft or other item of payment payable to the Borrower (including those constituting proceeds of Collateral) accepted by any bank.

(d)Proceeds of Collateral.  The Borrower shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Current Asset Collateral are made directly to a Deposit Account subject to a Deposit Account Control Agreement (or a lockbox relating to a Dominion Account).  If the Borrower receives cash or any check, draft or other item of payment payable to the Borrower with respect to any Collateral, it shall hold the same in trust for the Administrative Agent and promptly deposit the same into any such Deposit Account or Dominion Account.

(e)Administration of Deposit Accounts.  Schedule 5.12 sets forth all Deposit Accounts (other than Excluded Deposit Accounts) maintained by the Loan Parties, including all Dominion Accounts, as of the Closing Date.  Subject to clause (j) of the definition of “Collateral and Guarantee Requirement,” each Loan Party shall take all actions necessary to establish the Administrative Agent’s control (within the meaning of the UCC) over each such Deposit Account other than Excluded Deposit Accounts at all times.  Each Loan Party shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than the Administrative Agent and any Term Agent (which shall have a first priority interest in only those accounts that are exclusively maintained for Term Priority Collateral proceeds)) to have control over a Deposit Account or any deposits therein.  The Borrower shall promptly notify the Administrative Agent of any opening or closing of a Deposit Account, and shall not open any Deposit Accounts (other than any Excluded Deposit Accounts) at a Bank not reasonably acceptable to the Administrative Agent.

(f)Real Estate Event.  (i)  At the Borrower’s request, after the Closing Date, the Borrowing Base, provided that no Event of Default exists at the time of such request, shall include 75% of the fair market value based on an appraisal that is not more than twelve (12) months old (and such valuation shall be determined using a 15-year straight-line amortization) (the “Real Estate Event Amount”) of any real property owned in fee simple title by the Borrower or any Subsidiary Guarantor for which the Borrower grants to the Administrative Agent a Mortgage pursuant to Section 5.09 and the Collateral and Guarantee Requirement; provided that (i) the Borrower’s ability to utilize this clause (f) shall be subject to the satisfaction of the following conditions:  (1) delivery of the other items as set forth in clause (d) of the Collateral and Guarantee Requirement, (2) the Administrative Agent shall have been granted a commercially reasonable time period to complete reasonable environmental due diligence on such real property (including, if reasonably requested, a customary Phase I report) and (3) such other requirements or documents as may be reasonably requested by the Administrative Agent, together with customary opinion related to the foregoing; and (ii) the Borrower’s ability to utilize this clause (f) shall be limited to no more than three occasions after the Closing Date.

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(ii)The Borrower may elect to eliminate all (but not less than all) of such Mortgaged Properties from the Borrowing Base in connection with its incurrence of Term Facility Debt, upon which written election the Administrative Agent shall release pursuant to the terms of this Agreement or, to the extent a Mortgage is provided to the Term Agent, at its sole discretion release or subordinate its Liens on such Mortgaged Properties (it being understood (a) that any Real Estate Event Amount attributable to such Mortgaged Properties shall thereafter be excluded from the calculation of the Borrowing Base and (b) that Section 2.24 shall apply if the exclusion of any amount attributable to much Mortgaged Properties from the calculation of the Borrowing Base shall result in an Overadvance); provided that (x) no Default or Event of Default then exists or would occur as a consequence of any such release and (y) the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the Borrower certifying (I) as to the immediately preceding clause (x), (II) that such release or subordination is permitted under the Credit Agreement and (III) that the Administrative Agent is authorized to release or subordinate the same in the discretion of the Administrative Agent.

SECTION 5.13.Use of Proceeds.  The Borrower will use Letters of Credit, Revolver Loans and Swingline Loans for working capital needs and other general corporate purposes of the Borrower and its Subsidiaries, including for any purpose not otherwise prohibited under this Agreement, including Section 6.11.

ARTICLE VI

Negative Covenants

Each of Holdings (solely as to Section 6.08(a)) and the other Loan Parties covenants and agrees with each Lender that, so long as any Revolver Commitments or Obligations (other than (i) contingent obligations as to which no claim or demand for payment has been made, or, in the case of indemnification obligations, no notice has been given, and (ii) Obligations that have been Cash Collateralized, as applicable) are outstanding, unless the Required Lenders shall otherwise consent in writing, the Loan Parties will not and will not permit any of its Restricted Subsidiaries to (and Holdings as to Section 6.08(a), will not):

SECTION 6.01.Indebtedness.  Incur, create, assume or permit to exist any Indebtedness, except:

(a)Indebtedness of any Loan Party under the Loan Documents;

(b)Indebtedness pursuant to Swap Agreements not incurred for speculative purposes;

(c)Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any Person providing workers’ compensation, securing unemployment insurance and other social security laws or regulation, health, disability or other employee benefits or property, casualty or liability insurance or self‑insurance or other similar obligations to the Borrower or any Restricted Subsidiary;

(d)Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary (including pursuant to the Intercompany Note), provided that (i) Indebtedness of any Subsidiary that is not a Subsidiary Guarantor to the Loan Parties shall be permitted under Section 6.04 and (ii) Indebtedness of the Borrower and of any other Loan Party to any Subsidiary that is not a Subsidiary Guarantor (the “Subordinated Intercompany Debt”) shall be subordinated to the Obligations pursuant to the subordination terms set forth in the Intercompany Note;

(e)Indebtedness in respect of bids, trade contracts (other than for debt for borrowed money), leases (other than Capital Lease Obligations), statutory obligations, surety, stay, customs and

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appeal bonds, performance, performance and completion and return of money bonds, government contracts, financial assurances and completion guarantees and similar obligations, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business (including Indebtedness in respect of letters of credit, bank guarantees or similar instruments in lieu of such items to support the issuance thereof);

(f)Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protection and similar arrangements, in each case, in connection with cash management and deposit accounts;

(g)(x) Indebtedness assumed or acquired in connection with Permitted Business Acquisitions, which Indebtedness may be secured or unsecured, and provided that (A) such Indebtedness exists at the time of such Permitted Business Acquisition and is not created in contemplation of such event and (B) after giving effect to the assumption or acquisition of such Indebtedness, the Payment Conditions are satisfied and (y) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness; provided that in the case of clauses (x) and (y) if such Indebtedness is incurred by the Borrower or any Loan Party and secured with the Current Asset Collateral, such Indebtedness shall be secured on a junior basis with respect to the Current Asset Collateral pursuant to an intercreditor agreement reasonably satisfactory to the Administrative Agent and the Required Lenders;

(h)Capital Lease Obligations, mortgage financings and purchase money Indebtedness (including any industrial revenue bond, industrial development bond and similar financings) incurred by the Borrower or any Restricted Subsidiary prior to or within two hundred seventy (270) days after the acquisition, lease, repair or improvement of the respective asset in order to finance such acquisition, lease, repair or improvement, and any Permitted Refinancing Indebtedness in respect thereof, in an aggregate outstanding principal amount that at the time of, and after giving effect to, the incurrence thereof (together with Indebtedness outstanding pursuant  to paragraph (i) of this Section 6.01) would not exceed $25.0 million for the Test Period most recently ended on or prior to the date of determination for which financial statements are available;

(i)Capital Lease Obligations incurred by the Borrower or any Restricted Subsidiary in respect of any Sale and Lease-Back Transaction that is permitted under Section 6.03 and any Permitted Refinancing Indebtedness in respect thereof in an aggregate outstanding principal amount that at the time of, and after giving effect to the incurrence of (together with Indebtedness outstanding pursuant  to paragraph (h) of this Section 6.01) would not exceed $25.0 million for the Test Period most recently ended on or prior to the date of determination for which financial statements are available;

(j)Indebtedness of the Borrower constituting Term Facility Debt, in an aggregate outstanding principal (or committed) amount at any time that does not cause the Consolidated Secured Leverage Ratio of the Loan Parties and their Restricted Subsidiaries to exceed 5.00:1.00 on a Pro Forma Basis;

(k)Guarantees (i) by the Loan Parties of the Indebtedness described in Section 6.01(j) and Section 6.01(o), (ii) by the Borrower or any Loan Party of any Indebtedness of any other Loan Party permitted to be incurred under this Agreement, (iii) by the Borrower or any Loan Party of Indebtedness otherwise permitted hereunder of any Subsidiary that is not a Subsidiary Guarantor, (iv) by any Restricted Subsidiary that is not a Loan Party of Indebtedness of Holdings and its Subsidiaries to the extent, in the case of clauses (iii) and (iv), such Guarantees are permitted by Section 6.04; provided that Guarantees by the Borrower or any Loan Party under this Section 6.01(k) of any other Indebtedness of a Person that is subordinated to the Obligations shall be expressly subordinated to the Obligations on terms not materially less favorable to the Lenders as those contained in the

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subordination of such other Indebtedness to the Obligations; provided further that no Guarantee by Holdings or any of its Subsidiaries of any Subordinated Indebtedness or the Indebtedness described in Section 6.01(j) shall be permitted unless Holdings or the applicable Subsidiaries, as the case may be, shall have also provided a Guarantee of the Obligations under the Loan Documents on substantially the terms set forth in the applicable Guarantee of such Indebtedness or on terms acceptable to the Administrative Agent;

(l)Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase or acquisition price or similar obligations (including without limitation earn-out obligations), in each case, incurred or assumed in connection with the acquisition or Disposition of any business or assets (including Equity Interests of Subsidiaries) of the Borrower or any Subsidiary permitted by Section 6.04 or Section 6.05, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business or assets for the purpose of financing such acquisition;

(m)[Reserved];

(n)Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(o)(i) additional Indebtedness of the Borrower or any Restricted Subsidiary and (ii) any Permitted Refinancing Indebtedness in respect thereof; provided that (x) after giving effect to such incurrence or issuance, no Event of Default shall have occurred and be continuing, (y) such Indebtedness shall be Subordinated Indebtedness or other unsecured Indebtedness that matures no earlier than the date that is, and has a Weighted Average Life to Maturity no shorter than, at the time of such incurrence or issuance, ninety-one (91) days after the Revolver Termination Date and (z) after giving effect to any such incurrence or issuance of secured Indebtedness, the Payment Conditions are satisfied;

(p)[Reserved];

(q)Indebtedness existing on the Closing Date and set forth on Schedule 6.01 and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(r)Indebtedness supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit;

(s)Indebtedness incurred by the Borrower and its Restricted Subsidiaries representing (i) deferred compensation to directors, officers, employees, members of management and consultants of Holdings, any Parent Entity, the Borrower or any Restricted Subsidiary in the ordinary course of business and (ii) deferred compensation or other similar arrangements in connection with the Transactions, any Permitted Business Acquisition or any Investment permitted hereby;

(t)Indebtedness consisting of promissory notes issued by the Borrower and its Restricted Subsidiaries to current or former directors, officers, employees, members of management or consultants of, Holdings, any Parent Entity, the Borrower or any Subsidiary (or their respective estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner) to finance the purchase or redemption of Equity Interests of any Parent Entity permitted by Section 6.06;

(u)Indebtedness in respect of (x) letters of credit, bankers’ acceptances supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business or

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(y) any Letter of Credit issued in favor of any Issuing Bank or Swingline Lender to support any Defaulting Lender’s participation in Letters of Credit issued, or Swingline Loans made hereunder;

(v)Indebtedness arising out of the creation of any Lien (other than for Liens securing debt for borrowed money) permitted under Section 6.02;

(w)Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services;

(x)unfunded pension fund and other employee benefit plan obligations and liabilities incurred in the ordinary course of business to the extent that they are permitted to remain unfunded under applicable law;

(y)other Indebtedness of any Borrower or any Restricted Subsidiary, in an aggregate outstanding principal amount that at the time of, and after giving effect to, the incurrence thereof would not exceed $10.0 million and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness; and

(z)all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on Indebtedness described in paragraphs (a) through (y) above.

SECTION 6.02.Liens.  Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests, evidences of Indebtedness or other securities of any Person) at the time owned by it or on any income or revenues or rights in respect of any thereof, except:

(a)Liens on property or assets of the Borrower and the Restricted Subsidiaries existing on the Closing Date and set forth on Schedule 6.02 and any refinancing, modification, replacement, renewal or extension thereof; provided, that the Lien does not extend to any additional property other than after-acquired property that is affixed to or incorporated in the property covered by such Lien and the proceeds and products thereof;

(b)any Lien (i) created under the Loan Documents, (ii) permitted in respect of any Mortgaged Property (A) in favor of the Administrative Agent by the terms of the applicable Mortgage and (B) following the incurrence of any Term Facility Debt and the subsequent exclusion from the Borrowing Base of all Real Estate Event Amounts, on a first-priority basis in favor of the Term Agent for the benefit of itself and holders of such Term Facility Debt, (iii) on cash or deposits granted in favor of any Swingline Lender or any Issuing Bank hereunder to cash collateralize any Defaulting Lender’s participation in Letters of Credit issued, or Swingline Loans made, under this Agreement, as applicable and (iv) subject to the intercreditor agreement entered into as a prerequisite to the incurrence thereof, Liens securing Indebtedness permitted by Section 6.01(j) and subject to the conditions set forth in the definition of Term Facility Debt;

(c)any Lien securing Indebtedness or Permitted Refinancing Indebtedness permitted by (i) Section 6.01(g), provided that such Lien (A) in the case of Liens securing Capital Lease Obligations and purchase money Indebtedness, applies solely to the assets securing such Indebtedness immediately prior to the consummation of the related Permitted Business Acquisition and after acquired property, to the extent required by the documentation governing such Indebtedness (without giving effect to any amendment thereof effected in contemplation of such acquisition or assumption), and the proceeds and products thereof; provided, that individual financings otherwise permitted to be secured hereunder provided by one (1) Person (or its affiliates) may be cross collateralized to other such financings provided by such Person (or its affiliates), (B) in the case of Liens securing Indebtedness other

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than Capital Lease Obligations or purchase money Indebtedness, such Liens do not extend to the property of any Person other than the Person acquired or formed to make such acquisition and the subsidiaries of such Person (and the Equity Interests in such Person), (C) in the case of clause (A) and clause (B), such Lien is not created in contemplation of or in connection with such acquisition or assumption, (D) in the case of a Lien securing Permitted Refinancing Indebtedness, any such Lien is permitted, subject to compliance with clause (e) of the definition of the term “Permitted Refinancing Indebtedness” and (E) in the case of any Indebtedness incurred by the Borrower or any Loan Party and secured with the Current Asset Collateral, such Indebtedness shall be secured on a junior basis with respect to the Current Asset Collateral pursuant to an intercreditor arrangement reasonably satisfactory to the Administrative Agent;

(d)Liens for Taxes, assessments or other governmental charges or levies which are not overdue by more than thirty (30) days or, if more than thirty (30) days overdue, (i) which are being contested in accordance with Section 5.03 or (ii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(e)landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or, if more than thirty (30) days overdue, (i) which are being contested in accordance with Section 5.03 or (ii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(f)(i) pledges and deposits made (including to support obligations in respect of letters of credit, bank guarantees or similar instruments to secure) in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing premiums or liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations or otherwise as permitted in Section 6.01(c) and (ii) pledges and deposits securing liability for reimbursement or indemnification obligations of (including to support obligations in respect of letters of credit, bank guarantees or similar instruments for the benefit of) insurance carriers in respect of property, casualty or liability insurance to the Borrower or any Subsidiary provided by such insurance carriers;

(g)(i) deposits to secure the performance of bids, trade contracts (other than for debt for borrowed money), leases (other than Capital Lease Obligations), statutory obligations, surety, stay, customs and appeal bonds, performance, performance and completion and return of money bonds, government contracts, financial assurances and completion and similar obligations and similar obligations, including those incurred to secure health, safety and environmental obligations in the ordinary course of business and (ii) obligations in respect of letters of credit or bank guarantees that have been posted to support payment of the items set forth in clause (i) of this Section 6.02(g);

(h)zoning restrictions, easements, trackage rights, leases (other than Capital Lease Obligations), licenses, special assessments, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Borrower or any Subsidiary;

(i)Liens securing Capital Lease Obligations, mortgage financings, and purchase money Indebtedness or improvements thereto hereafter acquired, leased, repaired or improved by the Borrower or any Restricted Subsidiary (including the interests of vendors and lessors under conditional sale and title retention agreements); provided that (i) such security interests secure Indebtedness permitted by Section 6.01(h) (including any Permitted Refinancing Indebtedness in respect thereof), (ii) such

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security interests are created, and the Indebtedness secured thereby is incurred, within two hundred seventy (270) days after such acquisition, lease, completion of construction or repair or improvement (except in the case of any Permitted Refinancing Indebtedness), (iii) the Indebtedness secured thereby does not exceed the cost of such equipment or other property or improvements at the time of such acquisition or construction, including transaction costs (including any fees, costs or expenses or prepaid interest or similar items) incurred by the Borrower or any Restricted Subsidiary in connection with such acquisition or construction or material repair or improvement or financing thereof and (iv) such security interests do not apply to any other property or assets of the Borrower or any Restricted Subsidiary (other than to the proceeds and products of and the accessions to such equipment or other property or improvements but not to other parts of the property to which any such improvements are made); provided, that individual financings otherwise permitted to be secured hereunder provided by one Person (or its affiliates) may be cross collateralized to other such financings provided by such Person (or its affiliates);

(j)Liens arising out of (i) sale and lease-back transactions permitted under Section 6.03 and (ii) any Indebtedness incurred in connection therewith permitted by Section 6.01(i) (and any Permitted Refinancing Indebtedness in respect thereof), so long as such Liens attach only to the property sold and being leased in such transaction and any accessions thereto or proceeds or products thereof and related property;

(k)Liens securing judgments that do not constitute an Event of Default under Section 7.01(j);

(l)Liens disclosed by the title insurance policies delivered in connection with the Mortgages or pursuant to Section 5.09 and any replacement, extension or renewal of any such Lien; provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;

(m)any interest or title of a lessor, sublessor, licensor or sublicensee under any leases, subleases, licenses or sublicenses entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;

(n)Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Restricted Subsidiary, (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business, (iv) attaching to commodity trading or other brokerage accounts incurred in the ordinary course of business and (v) encumbering reasonable customary initial deposits and margin deposits;

(o)Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;

(p)Liens securing obligations in respect letters of credit permitted under Section 6.01(c), (e), (r) and (u);

(q)(i) leases, subleases, licenses or sublicenses of property in the ordinary course of business or (ii) rights reserved to or vested in any Person by the terms of any lease, license, franchise,

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grant or permit held by the Borrower or any Restricted Subsidiary or by a statutory provision to terminate any such lease, license, franchise, grant or permit or to require periodic payments as a condition to the continuance thereof;

(r)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(s)Liens (i) solely on any cash earnest money deposits or Permitted Investments made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Permitted Business Acquisition or other Investment permitted hereunder and (ii) consisting of an agreement to dispose of any property in a transaction permitted under Section 6.05;

(t)Liens arising from precautionary UCC financing statements (or similar filings under other applicable law) regarding operating leases or consignment or bailee arrangements;

(u)Liens on securities that are the subject of repurchase agreements constituting Permitted Investments under clause (c) of the definition thereof arising out of such repurchase transaction;

(v)[reserved];

(w)(i) Liens on Equity Interests in Joint Ventures or Unrestricted Subsidiaries securing obligations of such Joint Venture or Unrestricted Subsidiaries, as applicable and (ii) customary rights of first refusal and tag, drag and similar rights in joint venture agreements entered into in the ordinary course of business;

(x)Liens in favor of the Borrower or the Restricted Subsidiaries that are Loan Parties securing intercompany Indebtedness permitted under Section 6.04;

(y)Liens (i) arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or the Restricted Subsidiaries in the ordinary course of business and (ii) arising by operation of law under Article 2 of the Uniform Commercial Code;

(z)other Liens with respect to property or assets of any Borrower or any Restricted Subsidiaries; provided that the aggregate principal amount of the Indebtedness or other obligations secured by such Liens does not exceed $10.0 million at any time outstanding;

(aa)Liens on insurance policies and the proceeds thereof securing the financing of Indebtedness permitted pursuant to Section 6.01(n)(i);

(bb)If no Letters of Credit are available hereunder, and solely with the consent of the Administrative Agent (not to be unreasonably withheld), Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of commercial letters of credit or banker’s acceptances or issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(cc)ground leases in the ordinary course in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located; and

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(dd)(i) Liens in favor of the Administrative Agent for the benefit of the Secured Parties securing obligations under Swap Agreements permitted by Section 6.01,(ii) Liens in favor of the Administrative Agent for the benefit of the Secured Parties securing Cash Management Obligations permitted by Section 6.01 and (iii) Liens in favor of the Administrative Agent for the benefit of the Secured Parties securing Secured Bank Product Obligations permitted by Section 6.01.

SECTION 6.03.Sale and Lease-Back Transactions.  Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and substantially contemporaneously rent or lease from the transferee such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Lease-Back Transaction”), provided that a Sale and Lease-Back Transaction shall be permitted (a) with respect to property (i) owned by the Borrower or any Domestic Subsidiary which is a Restricted Subsidiary (A) that is acquired, leased, repaired or improved after the Closing Date so long as such Sale and Lease-Back Transaction is consummated within two hundred seventy (270) days of the acquisition, lease, repair or improvement of such property or (B) the Disposition of such property shall be permitted by Section 6.05(g) or (ii) owned by any Foreign Subsidiary which is a Restricted Subsidiary regardless of when such property was acquired or (b) with respect to any property owned by the Borrower or any Domestic Subsidiary which is a Restricted Subsidiary, if at the time the lease in connection therewith is entered into, and after giving effect to the entering into of such lease, such lease is otherwise permitted under this Agreement.

SECTION 6.04.Investments, Loans and Advances.  Purchase, hold or acquire any Equity Interests, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to or Guarantees of the obligations of, another Person, make a designation of a Restricted Subsidiary as an Unrestricted Subsidiary or make any Acquisition (each, an “Investment”), except:

(a)the Transactions;

(b)Investments among the Borrower and its Subsidiaries; provided that the sum of Investments (valued at the time of the making thereof and without giving effect to any write-downs or write-offs thereof, but net in the case of intercompany loans, and in any event, after giving effect to any returns, profits, distributions, and similar amounts, repayment of loans and the release of guarantees) after the Closing Date by the Borrower and the Subsidiary Guarantors in Subsidiaries (including Foreign Subsidiaries of the Borrower) that are not Subsidiary Guarantors shall not exceed an aggregate net amount equal to $10.0 million outstanding at any time; and provided further that intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Borrower and the Restricted Subsidiaries shall not be included in calculating the limitation in this paragraph at any time;

(c)Permitted Investments and investments that were Permitted Investments when made;

(d)Investments arising out of the receipt by the Borrower or any Subsidiary of promissory notes and other non-cash consideration for Dispositions permitted under Section 6.05 (excluding Section 6.05(e));

(e)(i) loans and advances to directors, officers, employees, members of management or consultants of Holdings (or any Parent Entity), the Borrower or any Restricted Subsidiary in the ordinary course of business not to exceed $2.0 million in the aggregate at any time outstanding (calculated without regard to write-downs or write-offs thereof) and (ii) advances of payroll payments and expenses to directors, officers, employees, members of management or consultants in the ordinary course of business;

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(f)accounts receivable, notes receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers made in the ordinary course of business;

(g)Investments under Swap Agreements permitted pursuant to Section 6.01;

(h)Investments existing on, or contractually committed as of, the Closing Date and set forth on Schedule 6.04 and any modification, replacement, renewal or extension thereof so long as any such modification, renewal or extension thereof does not increase the amount of such Investment except by terms thereof or as otherwise permitted by this Section 6.04;

(i)Investments resulting from pledges and deposits permitted by Section 6.02(b)(iii), (f) and (g);

(j)Investments (i) constituting Permitted Business Acquisitions, (ii) in any Subsidiary in an amount required to permit such Person to consummate a Permitted Business Acquisition and (iii) in any Subsidiary that is not a Subsidiary Guarantor consisting of the Equity Interests of any Person who is not a Subsidiary Guarantor;

(k)Guarantees (i) permitted by Sections 6.01(k) and (ii) of leases (other than Capital Lease Obligations) or of other obligations not constituting Indebtedness, in each case in the ordinary course of business;

(l)Investments received in connection with the bankruptcy or reorganization of any Person, or settlement of obligations of, or other disputes with or judgments against, or foreclosure or deed in lieu of foreclosure with respect to any Lien held as security for an obligation, in each case in the ordinary course of business;

(m)Investments of the Borrower or any Restricted Subsidiary acquired after the Closing Date or of a Person merged into or consolidated with the Borrower or a Restricted Subsidiary, in each case, in accordance with Section 6.05 (other than Section 6.05(e)), after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation and any modification, replacement, renewal or extension thereof so long as any such modification, renewal or extension thereof does not increase the amount of such Investment except as otherwise permitted by this Section 6.04;

(n)acquisitions by the Borrower of obligations of one (1) or more directors, officers, employees, members or management or consultants of Holdings, the Borrower or its Subsidiaries in connection with such Person’s acquisition of Equity Interests of Holdings (or its Parent Entity), so long as no cash is actually advanced by the Borrower or any of its Subsidiaries to such Persons in connection with the acquisition of any such obligations;

(o)Investments in Holdings in amounts and for purposes for which Restricted Payments to Holdings would have been permitted under Section 6.06, in lieu of such Restricted Payments;

(p)Investments consisting of Indebtedness, Liens, Sale and Lease-Back Transactions, mergers, consolidations, Dispositions, Restricted Payments, Affiliate transactions and prepayments and repurchases of Indebtedness permitted under Section 6.01, 6.02, 6.03, 6.05, 6.06, 6.07(b)(iv), 6.07(b)(xv) and 6.09;

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(q)Investments by the Borrower or any Restricted Subsidiary in an outstanding aggregate amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed $15.0 million, (plus any returns, profits, distributions and similar amounts, repayments of loans and the release of guarantees in respect of Investments theretofore made by it pursuant to this paragraph (q));

(r)other Investments by the Borrower or any Restricted Subsidiary so long as the Payment Conditions are satisfied;

(s)Investments in the ordinary course of business consisting of (i) endorsements for collection or deposit or (ii) customary trade arrangements with customers;

(t)Investments to the extent the consideration paid therefor consists solely of Equity Interests of the applicable Person or any direct or indirect parent thereof;

(u)Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client and customer contracts and loans or advances made to, and guarantees with respect to obligations of, distributors, suppliers, licensors and licensees in the ordinary course of business;

(v)Investments made by any Restricted Subsidiary that is not a Loan Party to the extent such Investments are made with the proceeds received by such Restricted Subsidiary from an Investment made by a Loan Party in such Restricted Subsidiary pursuant to this Section 6.04;

(w)Unrestricted Subsidiary Designations in accordance with the definition of Unrestricted Subsidiary; provided, for the avoidance of doubt, that the Investments capacity for any such Unrestricted Subsidiary Designation shall be pursuant to other baskets in this Section 6.04 that have capacity for Investments, as applicable.

SECTION 6.05.Mergers, Consolidations and Dispositions.  Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or Dispose of (in one (1) transaction or in a series of related transactions) all or any part of its assets (whether now owned or hereafter acquired), or Dispose of any Equity Interests of any Restricted Subsidiary of the Borrower (including pursuant to any Division), except that this Section shall not prohibit:

(a)(i) the Disposition of inventory and equipment in the ordinary course of business by the Borrower or any Restricted Subsidiary, (ii) the Disposition of surplus, obsolete, used or worn out property, whether now owned or hereafter acquired, in the ordinary course of business by the Borrower or any Restricted Subsidiary, (iii) the leasing or subleasing of real property in the ordinary course of business by the Borrower or any Restricted Subsidiary or (iv) the Disposition of Permitted Investments in the ordinary course of business;

(b)if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, (i) the merger of any Subsidiary of Holdings (which shall either be (A) newly formed expressly for the purpose of such transaction and which owns no assets, (B) Intermediate Holdings or (C) a Subsidiary of the Borrower) into the Borrower in a transaction in which the Borrower is the surviving or resulting entity or the surviving or resulting Person expressly assumes the obligations of the Borrower in a manner reasonably satisfactory to the Administrative Agent (for the avoidance of doubt, the Borrower shall not be permitted to consummate a Division), (ii) the merger or consolidation of any Subsidiary with or into any other Subsidiary; provided that in any such merger or consolidation involving any Subsidiary Guarantor, a Subsidiary Guarantor shall be the surviving or resulting Person or such transaction shall be an Investment permitted by Section 6.04, (iii) the liquidation or

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dissolution of any Restricted Subsidiary (other than the Borrower) or change in form of entity of any Restricted Subsidiary if the Borrower determines in good faith that such liquidation, dissolution or change in form is in the best interests of the Borrower, (iv) the merger of Parent and Intermediate Holdings (or the dissolution or consolidation of Intermediate Holdings or (v) any Subsidiary of the Borrower that is an LLC may consummate a Division as the Dividing Person if (A) immediately upon the consummation of the Division, the assets of the applicable Dividing Person are held at such time by one or more Division Successors that are Wholly Owned Restricted Subsidiaries and (B) if the Subsidiary of the Borrower consummating such Division as a Dividing Person is a Subsidiary Guarantor, then the Division Successor of such Division shall cause the Collateral and Guarantee Requirement to be satisfied with respect to such Division Successor in accordance with Section 5.09(b) and (d) and clause (f) of the definition of “Collateral and Guarantee Requirement” (or to the extent such Division Successor is already a Subsidiary Guarantor it shall continue to be Subsidiary Guarantor after giving effect to such Division); provided that, notwithstanding anything to the contrary in this Agreement, any Subsidiary of the Borrower which is a Division Successor resulting from a Division of assets of a Material Subsidiary may not be deemed to be an Immaterial Subsidiary at the time of or in connection with the applicable Division;

(c)Dispositions among the Borrower and its Subsidiaries (upon voluntary liquidation or otherwise); provided that any Dispositions by a Loan Party to a Person that is not a Loan Party shall be for book value (as reasonably determined by such Person) or such transaction shall, to the extent sold for less than fair market value (as reasonably estimated by the Borrower), be made in compliance with Section 6.04;

(d)Sale and Lease-Back Transactions permitted by Section 6.03;

(e)Liens permitted by Section 6.02, Investments permitted by Section 6.04, and Restricted Payments permitted by Section 6.06;

(f)Dispositions of receivables in the ordinary course of business (i) not as part of an accounts receivables financing transaction or (ii) in connection with the collection, settlement or compromise thereof in a bankruptcy or similar proceeding;

(g)Dispositions by the Borrower or any Restricted Subsidiary of assets not otherwise permitted by this Section 6.05; provided that the consideration for any Disposition shall be at least 75% cash consideration (provided that for purposes of the 75% cash consideration requirement (w) the amount of any Indebtedness or other liabilities of the Borrower or any Restricted Subsidiary (as shown on such Person’s most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets, (x) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Disposition and (y) any securities received by such Restricted Subsidiary from such transferee that are converted by such Restricted Subsidiary into cash or cash equivalents (to the extent of the cash or cash equivalents received) following the closing of the applicable Disposition and (z) any Designated Non-Cash Consideration received in respect of such Disposition of any assets other than Current Asset Collateral or real estate having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) that is at that time outstanding, not in excess of $15.0 million in each case, shall be deemed to be cash); provided further that immediately prior to and after giving effect to such Disposition, no Event of Default shall have occurred or be continuing; provided further that prior to or concurrently with any such Disposition of Current Asset Collateral, an updated Borrowing Base Certificate (based on the Borrowing Base Certificate most recently provided or required to be provided as of that date by the Borrower) shall have been provided to the Administrative Agent setting forth the adjusted figures thereon on a Pro Forma Basis for such Disposition;

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(h)Dispositions by the Borrower or any Restricted Subsidiary of assets that were acquired in connection with an acquisition permitted hereunder (including, without limitation, Permitted Business Acquisitions); provided that any such sale, transfer, lease or other disposition shall be made or contractually committed to be made within two hundred seventy (270) days of the date such assets were acquired by the Borrower or such Subsidiary; and provided further that, the Payment Conditions are satisfied at the time of such Disposition;

(i)any merger or consolidation in connection with an Investment permitted under Section 6.04 (including any Subsidiary Redesignation or Unrestricted Subsidiary Designation); provided that (i) if the continuing or surviving Person is a Restricted Subsidiary, such Restricted Subsidiary shall have complied with its obligations under Section 5.09 (if any), (ii) in the case of a transaction, the purpose of which is a Subsidiary Redesignation or an Unrestricted Subsidiary Designation, such transaction must be consummated in compliance with Section 6.04, and (iii) if the Borrower is a party thereto, the Borrower shall be the continuing or surviving Person or the continuing or surviving Person shall assume the obligations of the Borrower in a manner reasonably acceptable to the Administrative Agent;

(j)licensing and cross-licensing arrangements involving any technology or other intellectual property of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(k)Dispositions of inventory or other property of the Borrower and the Restricted Subsidiaries determined by the management of the Borrower to be no longer useful or necessary in the operation of the business of the Borrower or any of its Subsidiaries;

(l)Permitted Business Acquisitions;

(m)the issuance of Qualified Capital Stock by the Borrower;

(n)sales of Equity Interests of any Subsidiary of the Borrower; provided that, in the case of the sale of the Equity Interests of a Subsidiary Guarantor which is a Wholly Owned Subsidiary, the purchaser shall be the Borrower or another Subsidiary Guarantor or such transaction shall fit within another clause of this Section 6.05 or constitute an Investment permitted by Section 6.04 (other than Section 6.04(p));

(o)Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such sale, transfer, lease or other disposition are promptly applied to the purchase price of such replacement property;

(p)leases, subleases, licenses or sublicenses of property in the ordinary course of business and which do not materially interfere with the business of the Borrower and the Restricted Subsidiaries;

(q)Dispositions of property subject to casualty or condemnation proceeding (including in lieu thereof) upon receipt of the net proceeds therefor;

(r)Dispositions of property in the ordinary course of business consisting of the abandonment of intellectual property rights which, in the reasonable good faith determination of the Borrower, are not material to the conduct of the business of the Borrower and the Restricted Subsidiaries;

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(s)Dispositions of Investments in Joint Ventures to the extent required by, or made pursuant to, buy/sell arrangements between the joint venture parties set forth in, joint venture arrangements and similar binding arrangements;

(t)Dispositions of real property and related assets in the ordinary course of business in connection with relocation activities for directors, officers, employees, members of management, or consultants of the Borrower and the Restricted Subsidiaries;

(u)terminations of Swap Agreements;

(v)the expiration of any option agreement in respect of real or personal property;

(w)Dispositions of Unrestricted Subsidiaries;

(x)any Restricted Subsidiary of the Borrower may consummate a merger, dissolution, liquidation or consolidation, the purpose of which is to effect a Disposition otherwise permitted under this Section 6.05;

(y)Dispositions permitted by Section 6.04 (other than Section 6.04(p)) and Section 6.06 (other than Section 6.06(h)) and Liens permitted by Section 6.02;

(z)any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business;

(aa)Dispositions in connection with the outsourcing of services in the ordinary course of business; and

(bb)as long as (i) no Event of Default then exists or would arise therefrom and (ii) Availability on the date of the proposed transaction (calculated on a Pro Forma Basis) is equal to or greater than 10.0% of the Line Cap, bulk sales or other dispositions of the Loan Parties’ Inventory outside of the ordinary course of business in connection with store closings that are conducted on an arm’s-length basis; provided that such store closures and related Inventory dispositions shall not exceed, in any Fiscal Year 20.0% of the number of the Loan Parties’ stores as of the beginning of such Fiscal Year (net of store relocations wherein a binding lease has been entered into for a new store opening prior to the related store closure date); provided, further, that all sales of Inventory in connection with store closings shall be paid to a Deposit Account that is subject to a Deposit Account Control Agreement.

Notwithstanding anything to the contrary contained above in this Section 6.05, (i) no Disposition in excess of $15.0 million shall be permitted by this Section 6.05 (other than Dispositions pursuant to clause (a)(ii), (a)(iii), (b), (c), (i), (k), (l), (r), (s), (t) (u), (v), (w), (x) or (aa) (to the extent such Disposition is not required to be for fair market value)) unless such Disposition is for fair market value (as reasonably determined by the Borrower), (ii) no more than $30.0 million in aggregate of Dispositions of Current Assets Collateral shall be permitted by paragraph (bb) of this Section 6.05 without receiving at least 75% cash consideration for each such Disposition, (iii) no Disposition shall be permitted by paragraph (d) or (k) of this Section 6.05 unless such Disposition is for at least 75% cash consideration and (iv) no Disposition in excess of $15.0 million shall be permitted by paragraph (h) of this Section 6.05 unless such Disposition is for at least 75% cash consideration; provided that for purposes of the 75% cash consideration requirement in the foregoing clauses (iii) and (iv), (w) the amount of any Indebtedness or other liabilities of the Borrower or any Restricted Subsidiary (as shown on such Person’s most recent

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balance sheet or in the notes thereto) that are assumed by the transferee of any such assets, (x) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Disposition and (y) any securities received by such Restricted Subsidiary from such transferee that are converted by such Restricted Subsidiary into cash or cash equivalents (to the extent of the cash or cash equivalents received) following the closing of the applicable Disposition, and (z) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) that is at that time outstanding, not in excess of $15.0 million (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value), in each case, shall be deemed to be cash.

SECTION 6.06.Dividends and Distributions.  Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any Equity Interests of the Borrower (other than dividends and distributions on such Equity Interests payable solely by the issuance of additional Equity Interests of the Borrower) or directly or indirectly redeem, purchase, retire or otherwise acquire for value any Equity Interests of the Borrower or set aside any amount for any such purpose (other than through the issuance of additional Equity Interests of the Person redeeming, purchasing, retiring or acquiring such shares) (a “Restricted Payment”); provided, however, that:

(a)[Reserved];

(b)the Borrower may make Restricted Payments as shall be necessary to allow Holdings (or any Parent Entity) (i) to pay operating expenses in the ordinary course of business and other corporate overhead, legal, accounting and other professional fees and expenses (including, without limitation, those owing to third parties plus any customary indemnification claims made by directors, officers, employees, members of management and consultants of Holdings (or any Parent Entity) attributable to the ownership or operations of Holdings, the Borrower and the Restricted Subsidiaries), (ii) to pay fees and expenses related to any debt or equity offering, investment or acquisition permitted hereunder (whether or not successful), (iii) to pay franchise or similar taxes and other fees and expenses required in connection with the maintenance of its existence and its ownership of the Borrower and in order to permit Holdings to make payments (other than cash interest payments) which would otherwise be permitted to be paid by the Borrower under Section 6.07(b), (iv) to finance any Investment permitted to be made under Section 6.04; provided, that (A) such Restricted Payments under this clause (iv) shall be made substantially concurrently with the closing of such Investment and (B) the Parent Entity shall, immediately following the closing thereof cause all property acquired to be contributed to the Borrower or, to the extent permitted under Section 6.04, one (1) of the Restricted Subsidiaries or the merger of the Person formed or acquired into the Borrower or, to the extent permitted under Section 6.04, one (1) of the Restricted Subsidiaries in order to consummate such Investment, and (v) to pay customary salary, bonus and other benefits payable to directors, officers, employees, members of management or consultants of Holdings or any Parent Entity to the extent such salary, bonuses and other benefits are directly attributable and reasonably allocated to the operations of the Borrower and its Subsidiaries;

(c)the Borrower may make Restricted Payments the proceeds of which are used to purchase or redeem (i) the Equity Interests of Holdings or any Parent Entity (including related stock appreciation rights or similar securities) held by then present or former directors, officers, employees, members of management or consultants of any Parent Entity, the Borrower or any of its Subsidiaries (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) or by any Plan, provided that the aggregate amount of such Restricted Payments under this paragraph (c) shall not exceed in any fiscal year $5.0 million (plus the sum of the

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amount of (x) net proceeds received by the Borrower during such fiscal year from sales of Equity Interests of Holdings or any Parent Entity to directors, officers, employees, members of management or consultants of Holdings, the Borrower or any Subsidiary (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing), or any Plan and (y) net proceeds of any key-man life insurance policies received during such fiscal year), which, if not used in any year, may be carried forward to the next subsequent fiscal year and (ii) fractional shares of Equity Interests;

(d)repurchases of Equity Interests in Holdings (or any Parent Entity), the Borrower or any Restricted Subsidiary deemed to occur upon exercise of stock options or similar Equity Interests if such repurchased Equity Interests represent a portion of the exercise price of such options or taxes to be paid in connection therewith;

(e)[Reserved];

(f)the Borrower and any Subsidiary of the Borrower may make Restricted Payments to any direct or indirect member of an affiliated group of corporations that files a consolidated U.S. federal tax return with the Borrower (the “Tax Distributions”), provided that, such Tax Distributions shall not exceed the amount that the Borrower or such Subsidiaries would have been required to pay in respect of federal, state or local taxes, as the case may be, in respect of such year if the Borrower or such Subsidiaries had paid such taxes directly as a stand-alone taxpayer or stand-alone group;

(g)[Reserved];

(h)to the extent constituting a Restricted Payment, the Borrower and the Restricted Subsidiaries may enter into the transactions expressly permitted by Section 6.04 or Section 6.05 (other than Section 6.05(e));

(i)the proceeds of which shall be used by Holdings to make (or to make a Restricted Payment to any Parent Entity to enable it to make) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of Holdings or any Parent Entity;

(j)payments made or expected to be made by the Borrower or any of its Restricted Subsidiaries in respect of withholding or similar Taxes payable by any future, present or former officers, directors, employees, members of management or consultants of the Borrower (or any Parent Entity) or any of its Subsidiaries (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of the foregoing) and any repurchases of Equity Interest in consideration of such payments including demand repurchases in connection with the exercise of stock options;

(k)the Borrower may make Restricted Payments to Holdings so long as the Payment Conditions are satisfied on a Pro Forma Basis immediately after giving effect to such Restricted Payment; and

(l)redemptions, repurchases, retirements or other acquisitions of Equity Interests of the Borrower or any Parent Entity in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Restricted Subsidiary) of, Equity Interests of the Borrower or any Parent Entity (to the extent the proceeds of such sale are contributed to the capital of the Borrower) (in each case, other than any Equity Interests issued or sold that are not Qualified Capital Stock) (“Refunding Capital Stock”).

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SECTION 6.07.Transactions with Affiliates.

(a)Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates, unless such transaction is (i) otherwise permitted (or required) under this Agreement or (ii) except with respect to any Investments permitted by Section 6.04, upon terms no less favorable to the Borrower or such Restricted Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate.  Any transaction or series of related transactions involving the payment of less than $5.0 million per year, and less than $15.0 million in the aggregate, with any such Affiliate shall be deemed to have satisfied the standard set forth in clause (ii) above if such transaction is approved by a majority of the Disinterested Directors of the board of managers (or equivalent governing body) of any Parent Entity, the Borrower or such Restricted Subsidiary.

(b)The foregoing paragraph (a) shall not prohibit,

(i)any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the board of directors (or equivalent governing body) of any Parent Entity,

(ii)loans or advances to directors, officers, employees, members of management or consultants of Holdings, the Borrower or any of its Subsidiaries permitted or not prohibited by Section 6.04,

(iii)transactions among Holdings, the Borrower and its Subsidiaries, in each case otherwise permitted or not prohibited by the Loan Documents,

(iv)the payment of fees and indemnities to directors, officers, employees, members of management or consultants of any Parent Entity, the Borrower and the Restricted Subsidiaries in the ordinary course of business,

(v)permitted agreements in existence on the Closing Date and set forth on Schedule 6.07 or any amendment thereto to the extent such amendment is not adverse to the Lenders in any material respect,

(vi)(A) any employment or severance agreements or arrangements entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business, (B) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers, directors, members of management or consultants, and (C) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract or arrangement and transactions pursuant thereto,

(vii)Restricted Payments permitted under Section 6.06,

(viii)any purchase by Holdings of or contributions to, the equity capital of the Borrower,

(ix)transactions among the Borrower and the Restricted Subsidiaries for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business,

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(x)any transaction in respect of which the Borrower delivers to the Administrative Agent (for delivery to the Lenders) a letter addressed to the board of directors (or equivalent governing body) of the Borrower from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing, which letter states that such transaction is on terms that are no less favorable to the Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate,

(xi)the Transactions, including the payment of all fees, expenses, bonuses and awards (including Transaction Costs) related to the Transactions,

(xii)Guarantees permitted by Section 6.01,

(xiii)the issuance and sale of Qualified Capital Stock,

(xiv)transactions with customers, clients, suppliers or Joint Ventures for the purchase or sale of goods and services entered into in the ordinary course of business, and

(xv)the indemnification of directors, officers, employees, members of management or consultants of any Parent Entity, the Borrower and its Subsidiaries in accordance with customary practice.

SECTION 6.08.Business of Holdings, the Borrower and the Subsidiaries.  Notwithstanding any other provisions hereof, engage at any time in any business or business activity other than:

(a)in the case of Holdings, (i) ownership and acquisition of Equity Interests in Intermediate Holdings or the Borrower, as applicable, together with activities directly related thereto, (ii) performance of its obligations under and in connection with the Loan Documents (and Permitted Refinancing Indebtedness in respect thereof) and the other agreements contemplated hereby and thereby, (iii) actions incidental to the consummation of the Transactions (including the payment of Transaction Costs), (iv) the incurrence of and performance of its obligations related to Indebtedness and Guarantees incurred by Holdings after the Closing Date and that are related to the other activities referred to in, or otherwise permitted by, this Section 6.08(a) including the payment by Holdings, directly or indirectly, of dividends or other distributions (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests, or directly or indirectly redeeming, purchasing, retiring or otherwise acquiring for value any of its Equity Interests or setting aside any amount for any such purpose, (v) actions required by law to maintain its existence, (vi) the payment of taxes and other customary obligations, (vii) the issuance of Equity Interests, (viii) any transaction contemplated or referred to in this Article VI (including guaranteeing Indebtedness or obligations of the Borrower and its Subsidiaries) and (I) activities incidental to its maintenance and continuance and to the foregoing activities, or

(b)in the case of the Borrower and any Restricted Subsidiary, any business or business activity conducted by any of them on the Closing Date and any business or business activities incidental or related thereto, or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

Notwithstanding anything to the contrary contained in herein, Holdings shall not sell, dispose of, grant a Lien on or otherwise transfer its Equity Interests in Intermediate Holdings or the Borrower, as applicable (other than (i) Liens created by the Security Documents, (ii) subject to the relevant intercreditor agreement, Liens created by the Term Documents, (iii) Liens arising by operation of law that would be permitted under Section 6.02 or (iv) the sale, disposition or other transfer (whether by purchase and sale, merger, consolidation, liquidation or otherwise) of the Equity Interests of the Borrower to any

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Parent Entity that becomes a Loan Party (including, without limitation, as the result of a Division) and agrees to be bound by this Section 6.08).

SECTION 6.09.Limitation on Modification of Indebtedness; Modification of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc.

(a)Amend or modify in any manner materially adverse to the Lenders, or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Lenders), the articles or certificate of incorporation or by-laws or limited liability company operating agreement of Holdings, the Borrower or any of the Subsidiary Guarantors; or

(b)Make, or agree to make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Subordinated Indebtedness or unsecured Indebtedness for borrowed money, in each case, with an aggregate outstanding principal amount in excess of $10.0 million in respect thereof, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of such Subordinated Indebtedness or unsecured Indebtedness for borrowed money (except for (i) Refinancings otherwise permitted by Section 6.01, (ii) payments of regularly scheduled interest, fees, expenses and indemnification obligations and, to the extent this Agreement is then in effect, principal on the scheduled maturity date thereof, (iii) any AHYDO “catch up” payments and (iv) the conversion of any Subordinated Indebtedness or unsecured Indebtedness for borrowed money to Equity Interests of Holdings or any Parent Entity (each such payment or distribution, a “Restricted Debt Payment”)); provided, however, that any such Subordinated Indebtedness or unsecured Indebtedness for borrowed money may be repurchased, redeemed, retired, acquired, cancelled or terminated so long as (x) immediately prior to and after giving effect to such repurchase, no Event of Default shall have occurred or be continuing and (y) the Payment Conditions are satisfied on a Pro Forma Basis immediately after giving effect to such Restricted Debt Payment.

(c)Permit the Borrower or any Restricted Subsidiary to enter into any agreement or instrument that by its terms restricts (i) the payment of dividends or distributions or the making of cash advances to (or the repayment of cash advances from) the Borrower or any Restricted Subsidiary or (ii) the granting of Liens on Collateral pursuant to the Security Documents, in each case other than those arising under any Loan Document, except, in each case, restrictions existing by reason of:

(i)restrictions imposed by applicable law;

(ii)contractual encumbrances or restrictions in effect on the Closing Date or contained in any agreements related to any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness, or any such encumbrances or restrictions in any agreements relating to any Term Facility Debt issued after the Closing Date or Permitted Refinancing Indebtedness in respect thereof, in each case so long as the scope of such encumbrance or restriction is no more expansive in any material respect than any such encumbrance or restriction in effect on the Closing Date (or the date of issuance as the case may be), or any agreement (regardless of whether such agreement is in effect on the Closing Date) providing for the subordination of Subordinated Intercompany Debt;

(iii)any restriction on a Subsidiary imposed pursuant to an agreement entered into for the Disposition of all or substantially all the Equity Interests or assets of such Subsidiary pending the closing of such sale or disposition;

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(iv)customary provisions in Joint Venture agreements and other similar agreements applicable to Joint Ventures entered into in the ordinary course of business;

(v)any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(vi)customary provisions contained in leases, subleases, licenses or sublicenses of intellectual property and other similar agreements entered into in the ordinary course of business;

(vii)customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(viii)customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(ix)customary restrictions and conditions contained in any agreement relating to any Disposition permitted under Section 6.05 pending the consummation of such Disposition;

(x)customary restrictions and conditions contained in the document relating to any Lien, so long as (A) such Lien is permitted under Section 6.02 and such restrictions or conditions relate only to the specific asset subject to such Lien and the proceeds and products thereof, and (B) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 6.09;

(xi)customary net worth provisions contained in real property leases entered into by Subsidiaries of the Borrower, so long as the Borrower has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of the Borrower and its Subsidiaries to meet their ongoing obligations;

(xii)any agreement in effect at the time such Person becomes a Restricted Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary; or

(xiii)restrictions contained in any documents documenting Indebtedness of any Subsidiary that is not a Subsidiary Guarantor permitted hereunder.

SECTION 6.10.Financial Covenant.  The Borrower and its Restricted Subsidiaries shall, on any date when Availability on such date is less than the greater of (i) 10% of the Line Cap, and (ii) $12,500,000 (the “FCCR Test Amount”), maintain a Consolidated Fixed Charge Coverage Ratio of at least 1.0 to 1.0, tested for the four fiscal quarter period ending on the last day of the most recently ended fiscal quarter for which the Borrower is required to deliver financial statements to the Administrative Agent in accordance with Section 5.04 of this Agreement, and at the end of each succeeding fiscal quarter thereafter until the date on which Availability on such date has exceeded the FCCR Test Amount for 30 consecutive days.

SECTION 6.11.Use of Proceeds.  The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that Holdings, its Subsidiaries and its or their respective directors, officers, employees and agents shall not use directly or indirectly, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or any Sanctions, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c)  in

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any manner that would result in the violation of any Sanctions applicable to any party hereto.

ARTICLE VII

Events of Default

SECTION 7.01.Events of Default.  In case of the happening of any of the following events (each, an “Event of Default”):

(a)any representation or warranty made or deemed made by any Loan Party in any Loan Document, or in any certificate or other instrument required to be given by any Loan Party in writing furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made pursuant to the terms of the Loan Documents or so furnished by such Loan Party;

(b)default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c)default shall be made in the payment of any interest on any Loan or in the payment of any Fee or any other amount (other than an amount referred to in paragraph (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five (5) Business Days;

(d)default shall be made in the due observance or performance by Holdings, the Borrower or any of the Restricted Subsidiaries of any covenant, condition or agreement contained in Sections 5.05(a), 5.07, 5.11, 5.12(c) or in Article VI;

(e)default shall be made in the (i) failure to deliver a Borrowing Base Certificate required to be delivered pursuant to Section 5.12(a) within two (2) Business Days of the date such Borrowing Base Certificate is required to be delivered or (ii) due observance or performance by Holdings, the Borrower or any of the Restricted Subsidiaries of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (b), (c) and (d) above) and in the case of this subclause (ii) such default shall continue unremedied for a period of thirty (30) days after written notice thereof from the Administrative Agent or the Required Lenders to the Borrower;

(f)(i) any event or condition occurs that (A) results in any Indebtedness in excess of $15.0 million becoming due prior to its scheduled maturity or (B) enables or permits (with all applicable grace periods having expired) the holder or holders any Indebtedness in excess of $15.0 million or any trustee or agent on its or their behalf to cause any such Indebtedness in excess of $15.0 million to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (ii) Holdings, the Borrower, or any of the Restricted Subsidiaries shall fail to pay the principal of any Indebtedness in excess of $15.0 million at the stated final maturity thereof; provided that this paragraph (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder; provided further that any such failure is unremedied and not waived by the holders of such Indebtedness prior to the acceleration of the Loans pursuant to this Section 7.01;

(g)there shall have occurred a Change in Control;

(h)an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings, the Borrower or any such Restricted Subsidiary (other than any Immaterial Subsidiary), or of a substantial part of the property or assets of Holdings, the Borrower or any material Restricted Subsidiary, under the Bankruptcy Code, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the

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appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any such Restricted Subsidiary or for a substantial part of the property or assets of Holdings, the Borrower or any such Restricted Subsidiary or (iii) the winding-up or liquidation of Holdings, the Borrower or any such Restricted Subsidiary (except, in the case of any such Restricted Subsidiary, in a transaction permitted by Section 6.05); and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)Holdings, the Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary), shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any such Restricted Subsidiary or for a substantial part of the property or assets of Holdings, the Borrower or any such Restricted Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable or admit in writing its inability or fail generally to pay its debts as they become due;

(j)the failure by Holdings, the Borrower or any Restricted Subsidiary to pay one (1) or more final judgments aggregating in excess of $15.0 million (to the extent not covered by third-party insurance as to which the insurer has been notified of such judgment and does not deny coverage), which judgments are not discharged or effectively waived or stayed for a period of sixty (60) consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings, the Borrower or any Restricted Subsidiary to enforce any such judgment;

(k)(i) an ERISA Event and/or a Foreign Plan Event shall have occurred, (ii) a trustee shall be appointed by a United States district court to administer any Plan(s) or (iii) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed Withdrawal Liability to such Multiemployer Plan and such Person does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner; and in each case in clauses (i) through (iii) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

(l)(i) any Loan Document shall for any reason cease to be, or shall be asserted in writing by Holdings, the Borrower or any Restricted Subsidiary not to be, a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Security Document and to extend to assets that are not immaterial to Holdings, the Borrower and the Restricted Subsidiaries on a consolidated basis shall cease to be, or shall be asserted in writing by Holdings, the Borrower or any other Loan Party not to be (other than in a notice to the Administrative Agent to take requisite actions to perfect such Lien), a valid and perfected security interest (perfected as and having the priority required by the Agreement or the relevant Security Document and subject to such limitations and restrictions as are set forth herein and therein) in the securities, assets or properties covered thereby, except to the extent (x) any such loss of perfection or priority results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Agreement, (y) such loss is covered by a lender’s title insurance policy as to which the insurer has been notified of such loss and does not deny coverage and the Administrative Agent shall be reasonably satisfied with the credit of such insurer or (z) such loss of perfected security interest may be remedied by the filing of appropriate documentation without the loss of priority or (iii) the

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Guarantees pursuant to the Security Documents by Holdings, the Borrower or the Subsidiary Guarantors of any of the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by Holdings or the Borrower or any Subsidiary Guarantor not to be in effect or not to be legal, valid and binding obligations; or

(m)except as otherwise expressly permitted hereunder, any Loan Party shall suspend the operation of its business in the ordinary course, liquidate all or a material portion of its assets or store locations, or employ an agent or other third party to conduct a program of closings, liquidations or “Going-Out-Of-Business” sales of any material portion of its business.

then, and in every such event (other than an event with respect to the Borrower described in paragraph (h) or (i)(i), (ii), (iii) or (iv) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, upon notice to the Borrower, take any or all of the following actions, at the same or different times:  (i) terminate, reduce or condition any Revolver Commitment, or make any adjustment to the Borrowing Base, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding, (iii) require the Loan Parties to Cash Collateralize LC Obligations at 103% of the Stated Amount thereof, and, if the Loan Parties fail promptly to deposit such Cash Collateral, the Administrative Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolver Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 4.02 are satisfied); and in any event with respect to the Borrower described in paragraph (h) or (i)(i), (ii), (iii) or (iv) above, the Revolver Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, anything contained herein or in any other Loan Document to the contrary notwithstanding.

SECTION 7.02.Allocation.  Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of an Event of Default, monies to be applied to the Secured Obligations, whether arising from payments by the Loan Parties, realization on Collateral, setoff or otherwise, shall be allocated as follows:

(a)first, to payment of that portion of the Obligations (excluding the Other Liabilities) constituting fees, indemnities, expenses (including extraordinary expenses) and other amounts, owing to the Administrative Agent or the Issuing Bank, in its capacity as such;

(b)second, to payment of that portion of the Obligations (excluding the Other Liabilities) constituting indemnities, expenses, and other amounts (other than principal, interest and fees) payable to the Lenders, ratably among them in proportion to the amounts described in this clause second payable to them;

(c)third, to the extent not previously reimbursed by the Borrower, to payment to the Lenders of that portion of the Obligations constituting principal and accrued and unpaid interest on any permitted Overadvances, ratably among the Lenders in proportion to the amounts described in this clause third payable to them;

(d)fourth, to the extent that Swingline Loans have not been refinanced by a Committed Loan, payment to the Swingline Lender of that portion of the Obligations constituting accrued and unpaid interest on the Swingline Loans;

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(e)fifth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, LC Obligations and other Obligations, and fees (including Letter of Credit Fees), ratably among the Lenders and the Issuing Bank in proportion to the respective amounts described in this clause fifth payable to them;

(f)sixth, to the extent that Swingline Loans have not been refinanced by a Committed Loan, to payment to the Swingline Lender of that portion of the Obligations constituting unpaid principal of the Swingline Loans;

(g)seventh, to payment of that portion of the Obligations constituting unpaid principal of the Loans and LC Obligations, ratably among the Lenders and the Issuing Bank in proportion to the respective amounts described in this clause seventh held by them;

(h)eighth, to the Administrative Agent for the account of the Issuing Bank, to Cash Collateralize LC Obligations at 103% of the Stated Amount thereof;

(i)ninth, to payment of that portion of the Obligations arising from Cash Management Services to the extent secured under the Security Documents, ratably among the Secured Parties in proportion to the respective amounts described in this clause ninth held by them;

(j)tenth, to payment of all other Obligations arising from Bank Products to the extent secured under the Security Documents, ratably among the Secured Parties in proportion to the respective amounts described in this clause tenth held by them; and

(k)last, the balance, if any, after all of the Obligations have been paid in full, to the Loan Parties or as otherwise required by Law.

Amounts shall be applied to each category of Secured Obligations set forth above until Full Payment thereof and then to the next category.  If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Secured Obligations in the category.  Amounts distributed with respect to any Secured Bank Product Obligations shall be the lesser of the maximum Secured Bank Product Obligations last reported to the Administrative Agent or the actual Secured Bank Product Obligations as calculated by the methodology reported to the Administrative Agent for determining the amount due.  The Administrative Agent shall have no obligation to calculate the amount to be distributed with respect to any Secured Bank Product Obligations, and may request a reasonably detailed calculation of such amount from the applicable Secured Party.  If a Secured Party fails to deliver such calculation within five days following request by the Administrative Agent, the Administrative Agent may assume the amount to be distributed is zero.  The allocations set forth in this Section 7.02 are solely to determine the rights and priorities of the Administrative Agent and the Secured Parties as among themselves, and may, except as set forth in the next sentence, be changed by agreement among them without the consent of any Loan Party.  It is understood and agreed that (i) no Secured Bank Product Obligations (other than Noticed Hedges) shall be paid pursuant to this Section ahead of any other Obligations and (ii) no Cash Collateralization of LC Obligations shall be paid prior to any fees, interest or amounts due in respect of Swingline Loans, or to the Issuing Bank or the Administrative Agent, in each case, unless consented to by the Borrower.  If any monies remain after distribution to all of the categories above, such monies shall be returned to the Borrower.

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ARTICLE VIII

The Agents

SECTION 8.01.Appointment, Authority and Duties of the Administrative Agent.

(a)Appointment and Authority.  Each Secured Party hereby irrevocably appoints and designates J.P. Morgan as the Administrative Agent under all Loan Documents and J.P. Morgan hereby accepts such appointments.  The Administrative Agent may, and each Secured Party authorizes the Administrative Agent to, enter into all Loan Documents to which the Administrative Agent is intended to be a party and accept all Security Documents, for the benefit of Secured Parties.  Each Secured Party agrees that any action taken by the Administrative Agent or Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by the Administrative Agent or Required Lenders of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties.  Without limiting the generality of the foregoing, the Administrative Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as the Administrative Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document from any Loan Party or other Person; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral under the Loan Documents, Applicable Law or otherwise.  No Secured Party shall have any right individually to take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral under the Loan Documents, Applicable Law or otherwise.  The duties of the Administrative Agent shall be ministerial and administrative in nature, and the Administrative Agent shall not have a fiduciary relationship with any Secured Party, Participant or other Person, by reason of any Loan Document or any transaction relating thereto.  The Administrative Agent alone shall be authorized to determine whether any Accounts, Credit Card Receivables or Inventory constitute Eligible Credit Card Receivables, Eligible Inventory or Eligible In-Transit Inventory, whether to impose or release any Availability Reserve, or whether any conditions to funding or to issuance of a Letter of Credit have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate the Administrative Agent from liability to any Lender or other Person for any error in judgment.

(b)Duties.  The Administrative Agent shall not have any duties except those expressly set forth in the Loan Documents.  The conferral upon the Administrative Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Required Lenders in accordance with this Agreement.

(c)Agent Professionals.  The Administrative Agent may perform its duties through agents and employees.  The Administrative Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional.

(d)Instructions of Required Lenders.  The rights and remedies conferred upon the Administrative Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law.  The Administrative Agent may request instructions from Required Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations against all Claims that could be incurred by the Administrative Agent in connection with any act.  The Administrative Agent shall be entitled to refrain from any act until it has received such instructions or assurances, and the Administrative Agent shall not incur

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liability to any Lender by reason of so refraining.  Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting in accordance with the instructions of Required Lenders.  Notwithstanding the foregoing, instructions by and consent of specific Lenders or Secured Parties shall be required to the extent provided in Section 9.08(b).  In no event shall the Administrative Agent be required to take any action that, in its opinion, is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to personal liability.

SECTION 8.02.Agreements Regarding Collateral and Field Examination Reports.

(a)Possession of Collateral.  The Administrative Agent and Secured Parties appoint each Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control.  If any Lender obtains possession or control of any Collateral, it shall notify the Administrative Agent thereof and, promptly upon the Administrative Agent’s request, deliver such Collateral to the Administrative Agent or otherwise deal with it in accordance with the Administrative Agent’s instructions.

(b)Reports.  The Administrative Agent shall promptly forward to each Lender, when complete, copies of any field audit, examination or appraisal report prepared by or for the Administrative Agent with respect to any Loan Party or Collateral (“Report”).  Each Lender agrees (i) that neither J.P. Morgan nor the Administrative Agent makes any representation or warranty as to the accuracy or completeness of any Report, and shall not be liable for any information contained in or omitted from any Report; (ii) that the Reports are not intended to be comprehensive audits or examinations, and that the Administrative Agent or any other Person performing any audit or examination will inspect only specific information regarding the Collateral and will rely significantly upon the Borrower’s books and records as well as upon representations of the Borrower’s officers and employees; and (iii) to keep all Reports confidential in accordance with Section 9.16 and not to distribute or use any Report in any manner other than administration of the Revolver Loans and other Obligations.  Each Lender shall indemnify and hold harmless the Administrative Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Report, as well as from any Claims arising as a direct or indirect result of the Administrative Agent furnishing a Report to such Lender.

SECTION 8.03.Reliance By the Administrative Agent.  The Administrative Agent shall be entitled to rely, and shall not incur any liability in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and upon the advice and statements of Agent Professionals.  The Administrative Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any such delay in acting.

SECTION 8.04.Action Upon Default.  The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Article IV, unless it has received written notice from the Borrower or Required Lenders specifying the occurrence and nature thereof.  If any Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify the Administrative Agent and the other Lenders thereof in writing.  Each Secured Party agrees that, except with the written consent of the Required Lenders, it will not take any Enforcement Action, accelerate Obligations, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral or to assert any rights relating to any Collateral.

SECTION 8.05.Payments Received by Defaulting Lender.  If a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the amount thereof to the Administrative Agent for application un

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der Section 2.21 and it shall provide a written statement to the Administrative Agent describing the Obligation affected by such payment or reduction.  No Lender shall set off against any Dominion Account without the prior consent of the Administrative Agent.

SECTION 8.06.Limitation on Responsibilities of the Agents.  The Administrative Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses to the extent caused by the Administrative Agent’s gross negligence or willful misconduct.  The Agents do not assume any responsibility for any failure or delay in performance or any breach by any Loan Party, Lender or other Secured Party of any obligations under the Loan Documents.  The Agents do not make any express or implied representation, warranty or guarantee to Secured Parties with respect to any Secured Obligations, Collateral, Loan Documents or Loan Party.  No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Secured Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Loan Party or Account Debtor.  No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance by any Loan Party of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

SECTION 8.07.Successor Administrative Agent and Co-Agents.

(a)Resignation; Successor Administrative Agent.  Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and the Borrower.  Upon receipt of such notice, Required Lenders shall have the right, in consultation with (and with the consent of) the Borrower, to appoint a successor Administrative Agent which shall be (i) a Lender or an Affiliate of a Lender; or (ii) a commercial bank that is organized under the laws of the United States or any state or district thereof, has a combined capital surplus of at least $1,000,000,000 and (provided no Event of Default exists under Sections 7.01(b), 7.01(h) and 7.01(i) (with respect to the Borrower only)) is subject to the approval of the Borrower.  If no successor agent is appointed prior to the date that is 30 days from the effective date of the resignation of the Administrative Agent, then the Administrative Agent may appoint a successor agent from among the Lenders or, if no Lender accepts such role, the Administrative Agent may appoint Required Lenders as successor Administrative Agent.  Upon acceptance by a successor Administrative Agent of an appointment to serve as the Administrative Agent hereunder, or upon appointment of Required Lenders as successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Administrative Agent without further act, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Section 8.15.  Notwithstanding any Administrative Agent’s resignation, the provisions of this Section 8.07 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while the Administrative Agent.  Any successor to J.P. Morgan by merger or acquisition of stock or this loan shall continue to be the Administrative Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.

(b)Separate Collateral Administrative Agent.  It is the intent of the parties that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business in any jurisdiction.  If the Administrative Agent believes that it may be limited in the exercise of any rights or remedies under the Loan Documents due to any Applicable Law, the Administrative Agent may appoint, subject to the approval of the Borrower (such approval not to be unreasonably withheld or delayed), an additional Person who is not so limited, as a separate collateral agent or co-collateral agent.  If the Administrative Agent so appoints a collateral agent or co-collateral agent, each right and remedy intended to be available to the Administrative Agent under the Loan Documents shall also be vested in such separate agent.  The parties acknowledge that any Term Agent may be acting as

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collateral agent for the Administrative Agent and the Lenders with respect to Real Estate, equipment and other Term Priority Collateral and, to such extent, the Administrative Agent hereby appoints the Term Agent to act in such capacity.  Secured Parties shall execute and deliver such documents as the Administrative Agent deems appropriate to vest any rights or remedies in such agent.  If any collateral agent or co‑collateral agent shall die or dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by the Administrative Agent until appointment of a new agent.

SECTION 8.08.Due Diligence and Non-Reliance.  Each Lender acknowledges and agrees that it has, independently and without reliance upon the Agents or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Loan Party and its own decision to enter into this Agreement and to fund Revolver Loans and participate in LC Obligations hereunder.  Each Secured Party has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and Loan Parties.  Each Secured Party acknowledges and agrees that the other Secured Parties have made no representations or warranties concerning any Loan Party, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Secured Obligations.  Each Secured Party will, independently and without reliance upon any other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Revolver Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents.  Except for notices, reports and other information expressly required to be furnished to or expressly requested by a Lender, the Administrative Agent shall have no duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to the Administrative Agent by any Loan Party or any credit or other information concerning the affairs, financial condition, business or properties of any Loan Party (or any of its Affiliates) which may come into possession of the Agents and their respective Affiliates.

SECTION 8.09.Remittance of Payments and Collections.

(a)Remittances Generally.  All payments by any Lender to the Administrative Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds.  If no time for payment is specified, payment shall be made by Lender not later than 2:00 p.m. (Local Time) on such day.  Payment by the Administrative Agent to any Secured Party shall be made by wire transfer, in the type of funds received by the Administrative Agent.  Any such payment shall be subject to the Administrative Agent’s right of offset for any amounts due from such payee under the Loan Documents.

(b)Failure to Pay.  If any Secured Party fails to pay any amount when due by it to the Administrative Agent pursuant to the terms hereof, such amount shall bear interest from the due date until paid at the rate determined by the Administrative Agent as customary in the banking industry for interbank compensation.  In no event shall Borrower be entitled to receive credit for any interest paid by a Secured Party to the Administrative Agent, nor shall any Defaulting Lender be entitled to interest on any amounts held by the Administrative Agent pursuant to Section 2.21.

(c)Recovery of Payments.  If the Administrative Agent pays any amount to a Secured Party in the expectation that a related payment will be received by the Administrative Agent from a Loan Party and such related payment is not received, then the Administrative Agent may recover such amount from each Secured Party that received it.  If the Administrative Agent determines at any time that an amount received under any Loan Document must be returned to a Loan Party or paid to any other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, the Administrative Agent shall not be required to distribute such amount to any Lender.  If any amounts received and applied by the Administrative Agent to any Secured Obligations are later required to be returned by the Administrative Agent pursuant to Applicable Law, each Lender shall pay to the Administrative Agent, on demand, such Lender’s Pro Rata share of the amounts required to be returned.

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SECTION 8.10.The Administrative Agent in its Individual Capacity.  As a Lender, J.P. Morgan shall have the same rights and remedies under the other Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include J.P. Morgan in its capacity as a Lender.  J.P. Morgan and its Affiliates may accept deposits from, lend money to, provide Bank Products to, act as financial or other advisor to, and generally engage in any kind of business with, Loan Parties and their Affiliates, as if J.P. Morgan were not the Administrative Agent hereunder, without any duty to account therefor to the Lenders.  In their individual capacities, J.P. Morgan and its Affiliates may receive information regarding Loan Parties, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and each Secured Party agrees that J.P. Morgan and its Affiliates shall be under no obligation to provide such information to any Secured Party, if acquired in such individual capacity.

SECTION 8.11.Administrative Agent Titles.  Each Lender, other than J.P. Morgan, that is designated (on the cover page of this Agreement or otherwise) by J.P. Morgan as an “Agent” or “Arranger” of any type shall not have any right, power, responsibility or duty under any Loan Documents other than those applicable to all Lenders in their capacity as such, and shall in no event be deemed to have any fiduciary relationship with any other Lender.

SECTION 8.12.Bank Product Providers.  Each Secured Bank Product Provider, by delivery of a notice to the Administrative Agent of a Bank Product, agrees to be bound by this Article VIII.  Each Secured Bank Product Provider shall indemnify and hold harmless the Agent Indemnitees, to the extent not reimbursed by Loan Parties, against all Claims that may be incurred by or asserted against any Agent Indemnitee in connection with such provider’s Secured Bank Product Obligations.

SECTION 8.13.Survival.  This Article VIII shall survive Full Payment of the Obligations.  Other than Sections 8.01, 8.04 and 8.07, this Article VIII does not confer any rights or benefits upon Borrower or any other Person.  As between Borrower and Administrative Agent, any action that Administrative Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Secured Parties.

SECTION 8.14.Withholding Tax.  To the extent required by any Applicable Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax.  Without limiting or expanding the provisions of Section 2.18, each Lender shall indemnify and hold harmless the Administrative Agent against, within 10 days after written demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective).  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 8.14.  The agreements in this Section 8.14 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Revolver Commitments and the repayment, satisfaction or discharge of all other Obligations.  For the avoidance of doubt, for purposes of this Section 8.14, the term “Lender” includes any Issuing Bank and any Swingline Lender.

SECTION 8.15.Indemnification.  The Lenders agree to indemnify each Agent and each Joint Lead Arranger in its capacity as such (to the extent not reimbursed by Holdings or the Borrower and without limiting the obligation of Holdings or the Borrower to do so), each in an amount equal to its pro rata share (based on its Revolver Commitments hereunder (or if such Revolver Commitments shall have expired or been terminated, in accordance with the respective principal amounts of its applicable outstanding Loans or participations in L/C Disbursements, as applicable)) thereof, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent or

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Joint Lead Arranger in any way relating to or arising out of, the Revolver Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent or Joint Lead Arranger under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s or Joint Lead Arranger’s gross negligence or willful misconduct.  The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

SECTION 8.16.Certain ERISA Matters.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)  In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date

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such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE IX

Miscellaneous

SECTION 9.01.Notices.

(a)Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or other electronic transmission, (including by “.pdf” or “.tif”) pursuant to the terms of this Agreement, as follows:

(i)if to any Loan Party, to Tuesday Morning, Inc., 6250 LBJ Freeway, Dallas, Texas 75240, Attention: Stacie Shirley, Telecopier: (972) 934-7231, Electronic Address: sshirley@tuesdaymorning.com, with a copy to Tuesday Morning, Inc., 6250 LBJ Freeway, Dallas, Texas 75240, Attention: Bridgett Zeterberg, Telecopier: (972) 934-7231, Electronic Address: bzeterberg@tuesdaymorning.com, with a copy to Sidley Austin LLP, 2021 McKinney Avenue, Suite 2000, Dallas, Texas 75201, Attention: Kelly M. Dybala, Telecopier:  (214) 981-3400, Electronic Address: kdybala@sidley.com;

(ii)if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 2200 Ross Avenue, 9th Floor, TX1-2921, Dallas, TX 75201, Attention:  Christy L. West, Telecopier:  (214) 965-2594, Electronic Address:  christy.l.west@chase.com, with a copy to Cahill Gordon & Reindel llp, 80 Pine St., New York, NY 10005, Attention:  Jennifer B. Ezring, Telecopier:  (212) 378-2415, Electronic Address:  jezring@cahill.com;

(iii)if to an Issuing Bank, to it at the address, fax number or electronic address set forth separately in writing; or

(iv)if to a Lender, to it at the address, fax number or electronic address set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender becomes a party hereto.

(b)Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender.  Each of the Administrative Agent and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, further, that approval of such procedures may be limited to particular notices or communications.

(c)All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service, sent by fax or (to the extent permitted by paragraph (b) above) electronic means or on the date five (5) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in

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this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

(d)Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto.

SECTION 9.02.Survival of Agreement.  All representations and warranties made by the Loan Parties herein and in the other Loan Documents shall be considered to have been relied upon by the Lenders and each Issuing Bank and shall survive the making of the Loans, the execution and delivery of the Loan Documents and the issuance of the Letters of Credit, and shall continue in full force and effect until the Revolver Termination Date.  Without prejudice to the survival of any other agreements contained herein, obligations for taxes, costs, indemnifications, reimbursements, damages and other contingent liabilities contained herein (including pursuant to Sections 2.15, 2.17 and 9.05) shall survive the payment in full of the principal and interest hereunder, the expiration of the Letters of Credit, and the termination of the Revolver Commitments or this Agreement, limited in the manner set forth herein.

SECTION 9.03.Binding Effect.  This Agreement shall become effective when it shall have been executed by Holdings, the Borrower and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of Holdings, the Borrower, each Issuing Bank, the Administrative Agent and each Lender and their respective permitted successors and assigns.

SECTION 9.04.Successors and Assigns.

(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) except as otherwise permitted by Section 6.05 the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 9.04), and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i)  Subject to the conditions set forth in clause (ii) below, any Lender may assign to one (1) or more Eligible Assignees (other than to any natural person) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolver Commitments and the Revolver Loans at the time owing to it) (provided, however, that pro rata assignments shall not be required and each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan and any related Revolver Commitment) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)the Borrower, provided that no consent of the Borrower shall be required (i) if an Event of Default under Section 7.01(b) or (c), or (with respect to the Borrower only) Section 7.01(h) or (i) has occurred and is continuing and (ii) if such assignment is to a Lender, an Affiliate of a Lender or a Related Fund in respect of a Lender;

(B)the Administrative Agent, provided that no consent of the Administrative Agent shall be required if such assignment is to a Lender, an Affiliate of a Lender or a Related Fund in respect of a Lender;

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(C)the Issuing Bank, provided that no consent of the Issuing Bank shall be required unless such assignment increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D)the Swingline Lender.

(ii)Assignments shall be subject to the following additional conditions:

(A)except in the case of an assignment to a Lender, an affiliate of a Lender or Related Fund or an assignment of the entire remaining amount of the assigning Lender’s Revolver Commitments or Revolver Loans, the amount of the Revolver Commitments or Revolver Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5.0 million, unless each of the Borrower and the Administrative Agent otherwise consent, provided that  such amounts shall be aggregated in respect of each Lender and its Affiliates or Related Funds, if any;

(B)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance together with a processing and recordation fee of $3,500; and

(C)the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and all applicable tax forms.

(iii)Subject to acceptance and recording thereof pursuant to clause (b)(v) below and subject to clause (f) below, from and after the effective date specified in each Assignment and Acceptance the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.05 as well as any Fees accrued for its account and not yet paid).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 9.04.

(iv)The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolver Commitments of, and principal amount of the Revolver Loans and the LC Obligations owing to, each Lender or Issuing Bank, as applicable, pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender (with respect to any entry related to such Lender’s Loans), at any reasonable time and from time to time upon reasonable prior notice.

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(v)Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee (subject to clause (f)), the Eligible Assignee’s completed Administrative Questionnaire (unless the Eligible Assignee shall already be a Lender hereunder) and any applicable tax forms, and any written consent to such assignment required by clause (i) above, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register.  No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this clause (v).

(c)(i)  Any Lender may, without the consent of the Borrower, the Swingline Lender, the Issuing Bank or the Administrative Agent, sell participations to one (1) or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Revolver Commitments and the Revolver Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that requires the consent of each Lender directly affected thereby pursuant to Section 9.04(a)(i) or clauses (i) through (vi) of the first proviso to Section 9.08(b).  Subject to paragraph (c)(ii) of this Section 9.04, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations with respect thereto) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided such Participant shall be subject to Section 2.18(c) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Revolver Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Revolver Commitments, Revolver Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Revolver Commitment, Revolver Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii)A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent expressly acknowledging such Participant may receive a greater benefit.  A Participant shall not be entitled to the benefits of Section 2.17 to the extent such Participant fails to comply with Section 2.17(e) as though it were a Lender.

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(d)Any Lender may at any time, without the consent of or notice to the Administrative Agent or the Borrower, pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to a natural person) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee (including any Eligible Assignee) for such Lender as a party hereto.

(e)The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

(f)If any assignment or participation under this Section 9.04 is made (or attempted to be made) to the extent the Borrower’s consent is required under the terms of this Section 9.04, to any other Person without the Borrower’s consent, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (A) terminate the Revolver Commitments of such Lender and repay all obligations of the Borrower owing to such Lender relating to the Revolver Loans and participations held by such Lender or participant as of such termination date (in the case of any participation in any Revolver Loan, to be applied to such participation), or (B) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Lender shall have received payment of an amount equal to the lesser of par or the amount such Lender paid for such Revolver Loans and participations in L/C Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (ii) the Borrower shall be liable to such Lender under Section 2.16 if any Eurodollar Loan owing to such Lender is repaid or purchased other than on the last day of the Interest Period relating thereto, and (iii) such assignment shall otherwise comply with this Section 9.04 (provided that no registration and processing fee referred to in this Section 9.04 shall be owing in connection with any assignment pursuant to this paragraph).  Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender, as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder to an assignee as contemplated hereby in the circumstances contemplated by this Section 9.04(f).  Nothing in this Section 9.04(f) shall be deemed to prejudice any rights or remedies the Borrower may otherwise have at law or equity.

(g)If the Borrower wishes to replace all of the Revolver Loans or Revolver Commitments with ones having different terms, it shall have the option, with the consent of the Administrative Agent and subject to at least three (3) Business Days’ advance notice to the Lenders, instead of prepaying the Revolver Loans or reducing or terminating the Revolver Commitments to be replaced to (i) require the Lenders to assign the Revolver Loans or Revolver Commitments to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with Section 9.08.  Pursuant to any such assignment, all Revolver Loans or Revolver Commitments to be replaced shall be purchased at par (allocated among the Lenders in the same manner as would be required if such Revolver Loans were being optionally prepaid or such Revolver Commitments were being optionally reduced or terminated by the Borrower), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to Section 9.05(b).  By receiving such purchase price, the Lenders shall automatically be deemed to have assigned the Revolver Loans or Revolver Commitments pursuant to the terms of the form of Assignment and Acceptance attached hereto as Exhibit A, and accordingly no other action by

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such Lenders shall be required in connection therewith.  The provisions of this paragraph (g) are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.

SECTION 9.05.Expenses; Indemnity.

(a)The Borrower agrees to pay within thirty (30) days of demand thereof (together with backup documentation supporting such request) (i) all reasonable and documented out-of-pocket expenses (including Other Taxes) incurred by the Agents and Lead Arranger in connection with the preparation of this Agreement and the other Loan Documents, or by the Agents and Lead Arranger in connection with the syndication of the Revolver Commitments or the administration of this Agreement (including expenses incurred in connection with due diligence and initial and ongoing Collateral examination to the extent incurred with the reasonable prior approval of the Borrower and the reasonable and documented out-of-pocket fees, disbursements and charges for no more than one (1) outside counsel and, if necessary one (1) local counsel in each material jurisdiction where Collateral is located for such Persons, taken as a whole) or in connection with the administration of this Agreement and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the Transactions hereby contemplated shall be consummated) and (ii) all reasonable and documented out‑of‑pocket expenses incurred by the Agents or Lead Arranger or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents, in connection with the Revolver Loans made or the Letters of Credit issued hereunder (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, charges and disbursements of Cahill Gordon & Reindel llp, counsel for the Agents and the Lead Arranger, and, if reasonably necessary (x) the reasonable and documented out-of-pocket fees, charges and disbursements of one (1) local counsel per relevant local jurisdiction and (y) in the case of an actual or potential conflict of interest, the reasonable and documented out-of-pocket fees, charges and disbursements of one (1) additional counsel to all affected Persons, taken as a whole).

(b)The Borrower agrees to indemnify, on a joint and several basis, the Administrative Agent, the Lead Arranger, each Issuing Bank, each Lender and each of their respective Affiliates, successors and assigns and the directors, trustees, officers, employees, advisors, controlling Persons and agents of each of the foregoing (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable and documented out-of-pocket costs and related expenses (including reasonable and documented out-of-pocket documented fees, charges and disbursements of Cahill Gordon & Reindel llp and, if necessary, one (1) local counsel in each relevant local jurisdiction to the Agents or Lead Arranger, taken as a whole, in each relevant jurisdiction, in the case of an actual or potential conflict of interest, and one (1) additional counsel to all affected Indemnitees, taken as a whole) incurred by or asserted against any Indemnitee arising out of, relating to, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions (including the payment of the Transaction Costs) and the other transactions contemplated hereby, (ii) the use of the proceeds of the Loans or the use of any Letter of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or costs or related expenses (x) are determined by a judgment of a court of competent jurisdiction to have resulted by reason of the gross negligence, bad faith or willful misconduct of, or material breach by, such Indemnitee, (y) arise out of any claim, litigation, investigation or proceeding brought by such Indemnitee (or its Related Parties) against another Indemnitee (or its Related Parties) (other than any claim, litigation, investigation or proceeding brought by or against the Administrative Agent, acting in its capacity as Administrative Agent) that does not involve any act or omission of the Borrower or any of its Subsidiaries and arises out of disputes among the Lenders and/or their transferees.  The Borrower shall not be liable for any settlement of any proceeding

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referred to in this Section 9.05 effected without the Borrower’s written consent (such consent not to be unreasonably withheld or delayed); provided, however, that the Borrower shall indemnify the Indemnitees from and against any loss or liability by reason of such settlement if the Borrower was offered the right to assume the defense of such proceeding and did not assume such defense or such proceeding was settled with the written consent of the Borrower, subject to, in each case, the Borrower’s right in this Section 9.05 to claim an exemption from such indemnity obligations.  The Borrower shall indemnify the Indemnitees from and against any final judgment for the plaintiff in any proceeding referred to in this Section 9.05, subject to the Borrower’s right in this Section 9.05 to claim an exemption from such indemnity obligations.  The Borrower shall not, without the prior written consent of any Indemnitee, effect any settlement of any pending or threatened proceeding in respect of which such Indemnitee is a party and indemnity could have been sought hereunder by such Indemnitee unless such settlement (i) includes an unconditional release of such Indemnitee (and its Related Parties) from all liability or claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnitee (or its Related Parties).  To the extent permitted by applicable law, each party hereto hereby waives for itself (and, in the case of the Borrower, for each other Loan Party) any claim against any Loan Party, any Lender, any Administrative Agent, any Lender Party, any Lead Arranger, and their respective affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each party hereto (and in the case of the Borrower on behalf of each other Loan Party) hereby waive, release and agree not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor; provided that nothing contained in this sentence shall limit the Borrower’s indemnity obligations to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which such indemnified Person is entitled to indemnification hereunder.  The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the termination of the Revolver Commitments, the expiration of any Letters of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Issuing Bank or any Lender.  All amounts due under this Section 9.05 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(c)Except as expressly provided in Section 9.05(a) with respect to Other Taxes, which shall not be duplicative with any amounts paid pursuant to Section 2.17, this Section 9.05 shall not apply to Taxes other than Taxes arising from a non-Tax claim.

(d)Notwithstanding the foregoing paragraphs in this Section, if it is found by a final, non-appealable judgment of a court of competent jurisdiction in any such action, proceeding or investigation that any loss, claim, damage, liability or cost or related expense of any Indemnitee has resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee (or any of its Related Parties) or a material breach of the Loan Documents by such Indemnitee (or any of its Related Parties), such Indemnitee will repay such portion of the reimbursed amounts previously paid to such Indemnitee under this Section that is attributable to expenses incurred in relation to the set or omission of such Indemnitee which is the subject of such finding.

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SECTION 9.06.Right of Set-off.  If an Event of Default shall have occurred and be continuing, upon the written consent of the Administrative Agent or the Required Lenders, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Issuing Bank to or for the credit or the account of Holdings, the Borrower or any Subsidiary Guarantor (and such Lender or Issuing Bank will provide prompt notice to such Loan Party) against any of and all the obligations of Holdings or the Borrower now or hereafter existing under this Agreement or any other Loan Document held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured.  The rights of each Lender and each Issuing Bank under this Section 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender or such Issuing Bank may have.  Notwithstanding the foregoing, no amounts set off from any Loan Party shall be applied to Excluded Swap Obligations of such Loan Party.

SECTION 9.07.Applicable Law.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.  EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT, ON THE DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE “UNIFORM CUSTOMS”) AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.08.Waivers; Amendment.

(a)No failure or delay of the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Holdings, the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on Holdings, the Borrower or any other Loan Party in any case shall entitle such Person to any other or further notice or demand in similar or other circumstances.

(b)Except as provided in (x) Section 2.22 with respect to any Revolver Commitment Increase and (y) the definition of Letter of Credit Increase with respect to amendments to Schedule 2.01B and subject to Section 2.14(b), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (A) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the Required Lenders and (B) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto and the Administrative Agent and consented to by the Required Lenders; provided, however, that no such agreement shall:

(i)decrease or forgive the principal amount of, or extend the final maturity date of, or decrease the rate of interest on, any Revolver Loan or any L/C Disbursement, or extend the stated expiration of any Letter of Credit beyond the Revolver Termination Date, without the prior written consent of each Lender directly and adversely affected thereby; provided, that (x) consent

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of Required Lenders shall not be required for any waiver, amendment or modification contemplated by this clause (i), (y) any amendment to the Consolidated Fixed Charge Coverage Ratio or the component definitions thereof shall not constitute a reduction in the rate of interest for purposes of this clause (i) and (z) that waiver or reduction of a post-default increase in interest shall be effective with the consent of the Required Lenders (and shall not require the consent of each directly and adversely affected Lender),

(ii)increase the Revolver Commitment of any Lender (other than with respect to any Revolver Commitment Increase to which such Lender has agreed) without the prior written consent of such affected Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Revolver Commitments shall not constitute an increase of the Revolver Commitments of any Lender),

(iii)extend the Revolver Commitment of any Lender or decrease the Unused Line Fees or Issuing Bank Fees without the prior written consent of such Lender or Issuing Bank, as applicable (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default, mandatory prepayments or of a mandatory reduction in the aggregate Revolver Commitments shall not constitute an increase or extension of maturity); provided, that (x) consent of Required Lenders shall not be required for any waiver, amendment or modification contemplated by this clause (iii) and (y) any amendment to the Consolidated Fixed Charge Coverage Ratio or the component definitions thereof shall not constitute a reduction in the Unused Line Fees for purposes of this clause (iii),

(iv)except to the extent necessary to give effect to the express intentions of this Agreement (including Sections 2.22 and 9.04), which, in respect of any amendment or modification to effect such express intentions, shall be effective with the consent of the Required Lenders, amend or modify the provisions of Section 2.18(b) or (c) of this Agreement in a manner that would by its terms alter the pro rata sharing of payments required thereby, without the prior written consent of each Lender,

(v)amend or modify the provisions of Section 7.02, Sections 9.08(a), (b) or (c) or reduce the voting percentage set forth in the definition of “Required Lenders” or “Supermajority Lenders,” without the prior written consent of each Lender directly and adversely affected thereby (it being understood that any Revolver Commitment Increase and additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Revolver Loans and Revolver Commitments are included on the Closing Date),

(vi)(x) release all or substantially all the Collateral (it being understood that a transaction permitted under Section 6.05 shall not constitute a release of all or substantially all of the Collateral), or release all or substantially all of the value of the Guarantees (except as otherwise permitted herein (including in connection with a transaction permitted under Section 6.05) or in the other Loan Documents) under the Collateral Agreement, unless, in the case of a Subsidiary Guarantor, all or substantially all the Equity Interests of such Subsidiary Guarantor is sold or otherwise disposed of in a transaction permitted by this Agreement, without the prior written consent of each Lender or (y) subordinate the Liens of the Administrative Agent under the Collateral Documents with respect to Collateral at that time included in the Borrowing Base and/or all or substantially all of the Collateral (other than, in each case, in respect of Term Priority Collateral

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in accordance with the provisions of the Loan Documents as in effect on the date hereof or pursuant to Section 9.17) or subordinate the Obligations hereunder, without the prior written consent of each Lender,

(vii)without the prior written consent of the Supermajority Lenders, change the definition of the terms “Availability” or “Borrowing Base” or any component definition used therein (including, without limitation, the definitions of “Eligible Credit Card Receivables,” “Eligible Inventory,” “Real Estate Event Amount” and “Eligible In-Transit Inventory”) if, as a result thereof, the amounts available to be borrowed by the Borrower would be increased; provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Availability Reserve or to add Accounts and Inventory acquired in a Permitted Business Acquisition to the Borrowing Base as provided herein, or

(viii)without the prior written consent of the Supermajority Lenders, increase the percentages and advance rates set forth in the term “Borrowing Base” or add any new classes of eligible assets thereto, provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, an Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank acting as such at the effective date of such agreement or the Swingline Lender, as applicable.  Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any successor or assignee of such Lender.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (x) the Revolver Commitments of such Lender may not be increased or extended without the consent of such Lender and (y) the principal and accrued and unpaid interest of such Lender’s Loans shall not be reduced or forgiven without the consent of such Lender.

(c)Without the consent of the Syndication Agents or any Joint Lead Arranger or Lender or Issuing Bank, the Loan Parties and the Administrative Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law.

(d)[Reserved]

(e)Notwithstanding anything to the contrary contained in this Section 9.08 or any Loan Document, (i) the Borrower and the Administrative Agent may, without the input or consent of any other Lender, effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Borrower and the Administrative Agent to effect the provisions of Sections 2.21, 2.22 or 9.04(f), (ii) if the Administrative Agent and the Borrower have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and (iii) guarantees, collateral security documents and related documents executed by Holdings or Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented or waived without the consent of any Lender if such amendment, supplement or waiver is delivered in order to (x) comply with local law or advice of

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local counsel, (y) cure ambiguities, omissions, mistakes or defects or (z) cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

SECTION 9.09.Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the applicable interest rate on any Revolver Loan or participation in any L/C Disbursement, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or any Issuing Bank shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender or such Issuing Bank shall be limited to the Maximum Rate, provided that such excess amount shall be paid to such Lender or such Issuing Bank on subsequent payment dates to the extent not exceeding the legal limitation.

SECTION 9.10.Entire Agreement.  This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof.  Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents.  Notwithstanding the foregoing, the Fee Letter shall survive the execution and delivery of this Agreement and remain in full force and effect.  Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto, and their respective successors and assigns permitted hereunder, any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.11.WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.11 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 9.12.Severability.  In the event any one (1) or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable

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provisions.

SECTION 9.13.Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one (1) contract, and shall become effective as provided in Section 9.03.  Delivery of an executed counterpart to this Agreement by facsimile transmission or other electronic transmission (including by “.pdf” or “.tif”) shall be as effective as delivery of a manually signed original.

SECTION 9.14.Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15.Jurisdiction; Consent to Service of Process.

(a)Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any Lender, the Administrative Agent or any Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against Holdings, the Borrower or any Loan Party or their properties in the courts of any jurisdiction.

(b)Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)Each of the parties hereto agrees that service of all process in any such proceeding  in any such court may be made by registered or certified mail, return receipt requested at its address provided in Section 9.01 agrees that service as so provided in is sufficient to confer personal jurisdiction over the applicable credit party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and agrees that agents and lenders retain the right to serve process in any other manner permitted by law or to bring proceedings against any credit party in the courts of any other jurisdiction.

SECTION 9.16.Confidentiality.  Each of the Lenders, each Issuing Bank and each of the Agents agrees that it shall maintain in confidence any information relating to Holdings, the Borrower and the other Loan Parties furnished to it by or on behalf of Holdings, the Borrower or the other Loan Parties (other than information that (a) has become generally available to the public other than as a result of a disclosure by any such party, (b) was already in possession on a non-confidential basis for a person not known to the recipient to be bound by confidentiality obligations to Parent or any Subsidiary thereof or has been independently developed by such Lender, such Issuing Bank or such Agent without violating this Section 9.16 or relying on any such information, (c) was available to such Lender, such Issuing Bank or such Agent from a third party having, to such Person’s knowledge, no obligations of confidentiality to Holdings, the Borrower or any other Loan Party) and shall not reveal the same other than to its directors, trustees, officers, employees and advisors with a need to know or to any Person that approves or administers the Revolver Loans on behalf of such Lender (so long as each such Person shall have been instructed to keep the same confidential in accordance with this Section 9.16 and such Lender, such Issuing Bank and such Agent shall be responsible for its Affiliates’ compliance with this Section except to the extent such Affiliate shall sign a written confidentiality agreement in favor of the Borrower), except:  (i) to the

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extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, self-regulatory authorities (including the National Association of Insurance Commissioners) or of any securities exchange on which securities of the disclosing party or any affiliate of the disclosing party are listed or traded (in which case such Lender, such Issuing Bank or such Agent will promptly notify the Borrower, in advance, to the extent permitted by applicable law or the rules governing the process requiring such disclosure (except with respect to any routine or ordinary course audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority) and shall use its commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (ii) as part of the reporting or review procedures to, or examinations by, Governmental Authorities or self-regulatory authorities, including the National Association of Insurance Commissioners or the National Association of Securities Dealers, Inc., (iii) to its parent companies, affiliates, auditors, assignees, transferees and participants (so long as each such Person shall have been instructed to keep the same confidential in accordance with provisions not less restrictive than this Section 9.16 and such Lender, such Issuing Bank and such Agent shall be responsible for its Affiliates’ compliance with this Section), (iv) in order to enforce its rights under any Loan Document in a legal proceeding (in which case it shall use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (v) to any pledgee under Section 9.04(d) or any other existing or prospective assignee of, or existing or prospective Participant in, any of its rights under this Agreement (so long as such Person shall have been instructed to keep the same confidential in accordance with this Section 9.16 or other provisions at least as restrictive as this Section 9.16), (vi) to any direct or indirect contractual counterparty in Swap Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.16), and (vii) with the consent of the Borrower.  In addition, each Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents and any Swap Agreement to which a Lender Party is a party.

SECTION 9.17.Release of Liens and Guarantees.  In the event that any Loan Party conveys, sells, assigns, transfers or otherwise disposes of any assets or all or any portion of any of the Equity Interests or assets of any Subsidiary Guarantor to a Person that is not (and is not required to become) a Loan Party in each case in a transaction not prohibited by Section 6.05 or in connection with an Unrestricted Subsidiary Designation or in connection with a pledge of the Equity Interests of joint ventures permitted by Section 6.02, the Administrative Agent shall promptly (and the Lenders hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by Holdings or the Borrower and at the Borrower’s expense to release any Liens created by any Loan Document in respect of such Equity Interests or assets, and, in the case of a disposition of the Equity Interests of any Subsidiary Guarantor in a transaction permitted by Section 6.05 or in connection with an Unrestricted Subsidiary Designation and as a result of which such Subsidiary Guarantor would cease to be a Restricted Subsidiary, terminate such Subsidiary Guarantor’s obligations under its Guarantee.  Any representation, warranty or covenant contained in any Loan Document relating to any such Equity Interests, asset or subsidiary of Holdings shall no longer be deemed to be made once such Equity Interests or asset is so conveyed, sold, leased, assigned, transferred or disposed of.  At the request of the Borrower, the Administrative Agent shall promptly (and the Lenders hereby authorize the Administrative Agent to) (i) subordinate any Lien granted to the Administrative Agent (or any sub-agent or collateral agent) under any Loan Document to the holder of any Lien on such property that is permitted by Sections 6.02(c)(i), (i), and (aa) and (ii) enter into intercreditor arrangements contemplated by (or amendments to the Security Documents to effect the arrangement contemplated by) Sections 6.01(g), (j) and (o), Sections 6.02(b), (c), and (v) and the definition of “Permitted Refinancing Indebtedness.”

SECTION 9.18.USA PATRIOT Act.  Each Lender hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the

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Borrower in accordance with the USA PATRIOT Act.

SECTION 9.19.Marshalling; Payments Set Aside.  Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations.  To the extent that any Loan Party makes a payment or payments to the Administrative Agent or the Lenders (or to the Administrative Agent, on behalf of the Lenders), or any Agent or the Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

SECTION 9.20.Obligations Several; Independent Nature of Lenders’ Rights.  The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Revolver Commitment of any other Lender hereunder.  Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity.  The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

SECTION 9.21.Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any assignment agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.22.Acknowledgements.  Each of Loan Party hereby acknowledges and agrees that (a) no fiduciary, advisory or agency relationship between the Loan Parties and the Lender Parties is intended to be or has been created in respect of any of the transactions contemplated by this Agreement or the other Loan Documents, irrespective of whether the Lender Parties have advised or are advising the Loan Parties on other matters, and the relationship between the Lender Parties, on the one hand, and the Loan Parties, on the other hand, in connection herewith and therewith is solely that of creditor and debtor, (b) the Lender Parties, on the one hand, and the Loan Parties, on the other hand, have an arm’s length business relationship that does not directly or indirectly give rise to, nor do the Loan Parties rely on, any fiduciary duty to the Loan Parties or their affiliates on the part of the Lender Parties, (c) the Loan Parties are capable of evaluating and understanding, and the Loan Parties understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement and the other Loan Documents, (d) the Loan Parties have been advised that the Lender Parties are engaged in a broad range of transactions that may involve interests that differ from the Loan Parties’ interests and that the Lender Parties have no obligation to disclose such interests and transactions to the Loan Parties, (e) the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent the Loan Parties have deemed appropriate in the negotiation, execution and delivery of this Agreement and the other Loan Documents, (f) each Lender Party has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties, any of their affiliates or any other Person, (g) none of the Lender Parties has any obligation to the Loan Parties or their affiliates with respect to the transactions contemplated by this Agreement or the other Loan Documents except those obligations expressly set forth herein or therein or in any other express writing executed and delivered by such Lender Party and the Loan Parties or any such affiliate and (h) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lender Parties or among the Loan Parties and the Lender Parties.

SECTION 9.23.Lender Action.  Notwithstanding anything to the

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contrary contained herein or in any other Loan Document, (i) the authority to enforce rights and remedies hereunder and under the other Security Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent for the benefit of the Lenders and the Issuing Bank, (ii) no Secured Party shall have any right individually to realize upon any of the Collateral under any Security Document or to enforce the Guarantee, it being understood and agreed that all powers, rights and remedies under the Security Documents may be exercised solely by the Administrative Agent for the benefit of the Secured Parties in accordance with the terms thereof and (iii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold in any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such sale.

SECTION 9.24.Judgment Currency.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).

SECTION 9.25.Acknowledgement and Consent to Bail-In of EEA Financial Institutions(a).

(b)Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Issuing Bank that is an EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or Issuing Bank that is an EEA Financial Institution; and

(ii)the effects of any Bail-In Action on any such liability, including, if applicable:

(A)a reduction in full or in part or cancellation of any such liability;

(B)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge

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institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(c)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

TUESDAY MORNING, INC.

By:
Name:
Title:

TUESDAY MORNING CORPORATION

By:
Name:
Title:

TMI HOLDINGS, INC.

By:
Name:
Title:

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JPMORGAN CHASE BANK, N.A., as Lender and as Administrative Agent

By:	Name:	Title:

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WELLS FARGO BANK, N.A., as a Lender and as Syndication Agent

By:	Name:	Title:

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Exhibit B

Schedule 2.01

Initial Letter of Credit Subline

Issuing Bank	Initial Letter of Credit Subline	Percentage of total Letter of Credit Subline
JPMorgan Chase Bank, N.A.	$11,112,000.00	55.56%
Bank of America, N.A.	$4,444,000.00	22.22%
Wells Fargo Bank N.A.	$4,444,000.00	22.22%
Total	$20,000,000.00	100.00%

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Exhibit C

Form of Borrowing Base Certificate

(See Attached)

(Actual in US Dollars) Client Name: Tuesday Morning, Inc. Collateral Component Name: Collateral Component:	BORROWING BASE CERTIFICATE						Report # Report Date: Period Covered:	to
		Credit Card Receivables AR01	Stock Ledger Inventory at Cost INV01	In-transit Domestic INV02	In-transit Import INV03	Real Estate SLC01
COLLATERAL AVAILABILITY
1 Beginning Collateral Balance (Previous Report Line 10)
2	Additions to Collateral (Gross Sales)	Advance rate = 75% of FMV
3	Additions to Collateral (Debit Memos, all)
4	Additions to Collateral (Other Non-Cash)
5	Deductions to Collateral (Net Cash Received)
6	Deductions to Collateral (Discounts)
7	Deductions to Collateral (Credit Memos, all)
8	Deductions to Collateral (Other Non-Cash)
9	Net Change to Collateral
10 Ending Collateral Balance							Total Revolver Gross Collateral
11	Less Collateral Ineligibles (see attached schedule)
12	Eligible Collateral						Total Revolver Eligible Collateral
12.A	Advance Rate Percentage	90.0%	90% of NOLV (increasing to 92.5% from 10/1- 12/31 of each year)	90% of NOLV (increasing to 92.5% from 10/1-12/31 of each year)	90% of NOLV (increasing to 92.5% from 10/1-12/31 of each year)	75.0%
13 Gross Available - Borrowing Base Value
13.A	Collateral CAPS
14 Net Available - Borrowing Base Value
14.A	Suppressed Availability
14.B	Effective Advance Rate
15 Total Gross Availability - Borrowing Base Value
15.B	Less Availability Reserves (see attached schedule)
16 Total Availability - Maximum Borrowing Base Value							Total Revolver Line Availability
17	Revolver Line of Credit
17.A	Less Line Reserves (see attached schedule)
18 Maximum Borrowing Limit (Lesser of Lines 16 less 17.A or 17 less 17.A)							Total Revolver Available to Borrow
18.A	Suppressed Availability
LOAN STATUS
19 Previous Revolver Loan Balance (Previous Report Line 24)
20	Less: Net Collections (Current Report Line 5)
21	Less: Adjustments / Payoff
22	Add: Request for Funds
23	Add: Adjustments / Term Loan Proceeds
24 Current Revolver Loan Balance							Total Current Revolver Loan Balance
25 Letters of Credit/Bankers Acceptance Outstanding							Outstanding Letters of Credit
27 Availability Not Borrowed (Lines 18 less 24 less 25 plus 26)							Revolver Availability Not Borrowed
28	OVERALL EXPOSURE (lines 24, 25 & 26)						OVERALL EXPOSURE

Pursuant to, and in accordance with, the terms and provisions of that certain Credit Agreement dated as of August 6, 2015 (as it may be amended or modified from time to time, the "Agreement") among JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders and as Issuing Bank, the Lenders party thereto from time to time, Tuesday Morning, Inc. (the "Borrower"), and the other Loan Parties, the Borrower is executing and delivering to the Administrative Agent this Borrowing Base Certificate accompanied by supporting data (collectively referred to as the "Report").     The Borrower warrants and represents to Administrative Agent that this Report is true, correct, and is based on information contained in Borrower's own financial accounting records.  The Borrower, by the execution of this Report, hereby ratifies, confirms and affirms all of the terms,    conditions and provisions of the Agreement, and further certifies on this day of , 201 , that the Borrower is in compliance with the Agreement. Further, the representations and warranties of the Loan Parties set forth in the Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof. No Default has occurred or is continuing or would result after giving effect to any Borrowing as of the date hereof. Unless otherwise defined herein, capitalized terms used herein without definition are used as defined in the Agreement.

BORROWER NAME: Tuesday Morning, Inc.

Exhibit D

Schedule 1.01(a)

Bank Product Debt

$40,000,000 ACH Credit

$7,000,000 ACH Debit

$7,500,000 Daylight Overdraft

$175,000 Foreign Exchange Facility

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